MORTGAGEIT SECURITIES CORP.
Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION
a Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator

HSBC BANK USA, NATIONAL ASSOCIATION
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of August 1, 2007

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2
Mortgage Pass-Through Certificates

i

Exhibits

Exhibit A-1	Form of Class A-[1][2] Certificate
Exhibit A-2	Form of Class B-[1][2][3] Certificate
Exhibit A-3	Form of Class B-[4][5][6] Certificate
Exhibit A-4	Form of Class R Certificate
Exhibit B-1	Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of the Residual Certificates Pursuant to Rule 144A Under the Securities Act
Exhibit B-2	Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of the Residual Certificates Pursuant to Rule 501(a) Under the Securities Act
Exhibit B-3	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit C-1	Form of Back-Up Certification
Exhibit C-2	Annual Independent Public Accountants’ Servicing Report
Exhibit D	Form of Power of Attorney
Exhibit E	Servicing Criteria
Exhibit F	Mortgage Loan Purchase Agreement
Exhibit G	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	Additional Disclosure Notification
Exhibit I	Class A Swap Agreement
Exhibit J	Assignment Agreement and Servicing Agreement
Schedule 1	Mortgage Loan Schedule
Schedule 2	Reserved
Schedule 3	Reserved
Schedule 4	Standard File Layout - Delinquency Reporting and Realized Losses and Gains
Schedule 5	Standard File Layout - Master Servicing
Schedule 6	Data Requirements of Servicing Advances Incurred Prior to Cut-off Date

v

This Pooling and Servicing Agreement, is dated and effective as of August 1, 2007, among MORTGAGEIT SECURITIES CORP., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, Master Servicer and Securities Administrator and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of nine classes of Certificates, designated as Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R Certificates, the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than, for the avoidance of doubt, the Supplemental Interest Trust and the Class A Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
IA	Variable	(2)	$100,021,139.06	September 25, 2037
I-1-A	Variable	(2)	$931,201.35	September 25, 2037
I-1-B	Variable	(2)	$931,201.35	September 25, 2037
I-2-A	Variable	(2)	$1,152,631.00	September 25, 2037
I-2-B	Variable	(2)	$1,152,631.00	September 25, 2037
I-3-A	Variable	(2)	$1,373,638.64	September 25, 2037
I-3-B	Variable	(2)	$1,373,638.64	September 25, 2037
I-4-A	Variable	(2)	$1,593,887.43	September 25, 2037
I-4-B	Variable	(2)	$1,593,887.43	September 25, 2037
I-5-A	Variable	(2)	$1,813,039.06	September 25, 2037
I-5-B	Variable	(2)	$1,813,039.06	September 25, 2037
I-6-A	Variable	(2)	$2,030,754.54	September 25, 2037
I-6-B	Variable	(2)	$2,030,754.54	September 25, 2037
I-7-A	Variable	(2)	$2,246,695.07	September 25, 2037
I-7-B	Variable	(2)	$2,246,695.07	September 25, 2037
I-8-A	Variable	(2)	$2,460,522.82	September 25, 2037
I-8-B	Variable	(2)	$2,460,522.82	September 25, 2037
I-9-A	Variable	(2)	$2,671,901.95	September 25, 2037

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-9-B	Variable	(2)	$2,671,901.95	September 25, 2037
I-10-A	Variable	(2)	$2,880,499.27	September 25, 2037
I-10-B	Variable	(2)	$2,880,499.27	September 25, 2037
I-11-A	Variable	(2)	$3,085,985.31	September 25, 2037
I-11-B	Variable	(2)	$3,085,985.31	September 25, 2037
I-12-A	Variable	(2)	$3,288,035.02	September 25, 2037
I-12-B	Variable	(2)	$3,288,035.02	September 25, 2037
I-13-A	Variable	(2)	$3,486,328.81	September 25, 2037
I-13-B	Variable	(2)	$3,486,328.81	September 25, 2037
I-14-A	Variable	(2)	$3,680,553.22	September 25, 2037
I-14-B	Variable	(2)	$3,680,553.22	September 25, 2037
I-15-A	Variable	(2)	$3,870,401.94	September 25, 2037
I-15-B	Variable	(2)	$3,870,401.94	September 25, 2037
I-16-A	Variable	(2)	$4,055,576.53	September 25, 2037
I-16-B	Variable	(2)	$4,055,576.53	September 25, 2037
I-17-A	Variable	(2)	$4,235,787.36	September 25, 2037
I-17-B	Variable	(2)	$4,235,787.36	September 25, 2037
I-18-A	Variable	(2)	$4,410,754.25	September 25, 2037
I-18-B	Variable	(2)	$4,410,754.25	September 25, 2037
I-19-A	Variable	(2)	$4,580,207.39	September 25, 2037
I-19-B	Variable	(2)	$4,580,207.39	September 25, 2037
I-20-A	Variable	(2)	$4,743,888.08	September 25, 2037
I-20-B	Variable	(2)	$4,743,888.08	September 25, 2037
I-21-A	Variable	(2)	$4,901,549.37	September 25, 2037
I-21-B	Variable	(2)	$4,901,549.37	September 25, 2037
I-22-A	Variable	(2)	$5,052,956.82	September 25, 2037
I-22-B	Variable	(2)	$5,052,956.82	September 25, 2037
I-23-A	Variable	(2)	$5,197,889.19	September 25, 2037
I-23-B	Variable	(2)	$5,197,889.19	September 25, 2037
I-24-A	Variable	(2)	$5,336,138.99	September 25, 2037
I-24-B	Variable	(2)	$5,336,138.99	September 25, 2037
I-25-A	Variable	(2)	$5,467,513.10	September 25, 2037
I-25-B	Variable	(2)	$5,467,513.10	September 25, 2037
I-26-A	Variable	(2)	$5,591,833.35	September 25, 2037
I-26-B	Variable	(2)	$5,591,833.35	September 25, 2037
I-27-A	Variable	(2)	$5,708,936.96	September 25, 2037
I-27-B	Variable	(2)	$5,708,936.96	September 25, 2037
I-28-A	Variable	(2)	$5,813,444.41	September 25, 2037
I-28-B	Variable	(2)	$5,813,444.41	September 25, 2037
I-29-A	Variable	(2)	$5,715,585.73	September 25, 2037
I-29-B	Variable	(2)	$5,715,585.73	September 25, 2037
I-30-A	Variable	(2)	$5,618,595.36	September 25, 2037
I-30-B	Variable	(2)	$5,618,595.36	September 25, 2037
I-31-A	Variable	(2)	$5,523,225.43	September 25, 2037
I-31-B	Variable	(2)	$5,523,225.43	September 25, 2037
I-32-A	Variable	(2)	$5,429,448.97	September 25, 2037

2

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-32-B	Variable	(2)	$5,429,448.97	September 25, 2037
I-33-A	Variable	(2)	$5,337,239.50	September 25, 2037
I-33-B	Variable	(2)	$5,337,239.50	September 25, 2037
I-34-A	Variable	(2)	$5,246,570.94	September 25, 2037
I-34-B	Variable	(2)	$5,246,570.94	September 25, 2037
I-35-A	Variable	(2)	$5,157,417.68	September 25, 2037
I-35-B	Variable	(2)	$5,157,417.68	September 25, 2037
I-36-A	Variable	(2)	$5,069,754.49	September 25, 2037
I-36-B	Variable	(2)	$5,069,754.49	September 25, 2037
I-37-A	Variable	(2)	$4,983,556.60	September 25, 2037
I-37-B	Variable	(2)	$4,983,556.60	September 25, 2037
I-38-A	Variable	(2)	$4,898,799.61	September 25, 2037
I-38-B	Variable	(2)	$4,898,799.61	September 25, 2037
I-39-A	Variable	(2)	$4,815,459.58	September 25, 2037
I-39-B	Variable	(2)	$4,815,459.58	September 25, 2037
I-40-A	Variable	(2)	$4,733,512.90	September 25, 2037
I-40-B	Variable	(2)	$4,733,512.90	September 25, 2037
I-41-A	Variable	(2)	$4,652,936.38	September 25, 2037
I-41-B	Variable	(2)	$4,652,936.38	September 25, 2037
I-42-A	Variable	(2)	$4,573,707.23	September 25, 2037
I-42-B	Variable	(2)	$4,573,707.23	September 25, 2037
I-43-A	Variable	(2)	$4,495,803.03	September 25, 2037
I-43-B	Variable	(2)	$4,495,803.03	September 25, 2037
I-44-A	Variable	(2)	$4,419,201.69	September 25, 2037
I-44-B	Variable	(2)	$4,419,201.69	September 25, 2037
I-45-A	Variable	(2)	$4,343,881.57	September 25, 2037
I-45-B	Variable	(2)	$4,343,881.57	September 25, 2037
I-46-A	Variable	(2)	$4,269,821.30	September 25, 2037
I-46-B	Variable	(2)	$4,269,821.30	September 25, 2037
I-47-A	Variable	(2)	$4,196,999.91	September 25, 2037
I-47-B	Variable	(2)	$4,196,999.91	September 25, 2037
I-48-A	Variable	(2)	$4,125,396.79	September 25, 2037
I-48-B	Variable	(2)	$4,125,396.79	September 25, 2037
I-49-A	Variable	(2)	$4,054,991.62	September 25, 2037
I-49-B	Variable	(2)	$4,054,991.62	September 25, 2037
I-50-A	Variable	(2)	$3,985,764.47	September 25, 2037
I-50-B	Variable	(2)	$3,985,764.47	September 25, 2037
I-51-A	Variable	(2)	$3,917,695.70	September 25, 2037
I-51-B	Variable	(2)	$3,917,695.70	September 25, 2037
I-52-A	Variable	(2)	$3,850,766.03	September 25, 2037
I-52-B	Variable	(2)	$3,850,766.03	September 25, 2037
I-53-A	Variable	(2)	$3,784,956.47	September 25, 2037
I-53-B	Variable	(2)	$3,784,956.47	September 25, 2037
I-54-A	Variable	(2)	$3,720,248.37	September 25, 2037
I-54-B	Variable	(2)	$3,720,248.37	September 25, 2037
I-55-A	Variable	(2)	$3,656,623.35	September 25, 2037

3

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-55-B	Variable	(2)	$3,656,623.35	September 25, 2037
I-56-A	Variable	(2)	$3,594,063.40	September 25, 2037
I-56-B	Variable	(2)	$3,594,063.40	September 25, 2037
I-57-A	Variable	(2)	$3,532,550.73	September 25, 2037
I-57-B	Variable	(2)	$3,532,550.73	September 25, 2037
I-58-A	Variable	(2)	$3,472,067.90	September 25, 2037
I-58-B	Variable	(2)	$3,472,067.90	September 25, 2037
I-59-A	Variable	(2)	$3,412,597.75	September 25, 2037
I-59-B	Variable	(2)	$3,412,597.75	September 25, 2037
I-60-A	Variable	(2)	$3,354,123.38	September 25, 2037
I-60-B	Variable	(2)	$3,354,123.38	September 25, 2037
I-61-A	Variable	(2)	$3,176,836.91	September 25, 2037
I-61-B	Variable	(2)	$3,176,836.91	September 25, 2037
I-62-A	Variable	(2)	$3,121,117.76	September 25, 2037
I-62-B	Variable	(2)	$3,121,117.76	September 25, 2037
I-63-A	Variable	(2)	$3,066,342.63	September 25, 2037
I-63-B	Variable	(2)	$3,066,342.63	September 25, 2037
I-64-A	Variable	(2)	$3,012,495.74	September 25, 2037
I-64-B	Variable	(2)	$3,012,495.74	September 25, 2037
I-65-A	Variable	(2)	$2,959,561.57	September 25, 2037
I-65-B	Variable	(2)	$2,959,561.57	September 25, 2037
I-66-A	Variable	(2)	$2,907,524.87	September 25, 2037
I-66-B	Variable	(2)	$2,907,524.87	September 25, 2037
I-67-A	Variable	(2)	$2,856,370.65	September 25, 2037
I-67-B	Variable	(2)	$2,856,370.65	September 25, 2037
I-68-A	Variable	(2)	$2,806,084.13	September 25, 2037
I-68-B	Variable	(2)	$2,806,084.13	September 25, 2037
I-69-A	Variable	(2)	$2,756,650.85	September 25, 2037
I-69-B	Variable	(2)	$2,756,650.85	September 25, 2037
I-70-A	Variable	(2)	$2,708,056.52	September 25, 2037
I-70-B	Variable	(2)	$2,708,056.52	September 25, 2037
I-71-A	Variable	(2)	$2,660,287.10	September 25, 2037
I-71-B	Variable	(2)	$2,660,287.10	September 25, 2037
I-72-A	Variable	(2)	$2,613,328.83	September 25, 2037
I-72-B	Variable	(2)	$2,613,328.83	September 25, 2037
I-73-A	Variable	(2)	$2,529,967.89	September 25, 2037
I-73-B	Variable	(2)	$2,529,967.89	September 25, 2037
I-74-A	Variable	(2)	$2,485,093.10	September 25, 2037
I-74-B	Variable	(2)	$2,485,093.10	September 25, 2037
I-75-A	Variable	(2)	$2,440,985.02	September 25, 2037
I-75-B	Variable	(2)	$2,440,985.02	September 25, 2037
I-76-A	Variable	(2)	$2,397,630.75	September 25, 2037
I-76-B	Variable	(2)	$2,397,630.75	September 25, 2037
I-77-A	Variable	(2)	$2,355,017.67	September 25, 2037
I-77-B	Variable	(2)	$2,355,017.67	September 25, 2037
I-78-A	Variable	(2)	$2,313,133.33	September 25, 2037

4

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-78-B	Variable	(2)	$2,313,133.33	September 25, 2037
I-79-A	Variable	(2)	$2,271,965.47	September 25, 2037
I-79-B	Variable	(2)	$2,271,965.47	September 25, 2037
I-80-A	Variable	(2)	$2,231,502.09	September 25, 2037
I-80-B	Variable	(2)	$2,231,502.09	September 25, 2037
I-81-A	Variable	(2)	$2,191,731.34	September 25, 2037
I-81-B	Variable	(2)	$2,191,731.34	September 25, 2037
I-82-A	Variable	(2)	$2,152,641.58	September 25, 2037
I-82-B	Variable	(2)	$2,152,641.58	September 25, 2037
I-83-A	Variable	(2)	$2,114,221.39	September 25, 2037
I-83-B	Variable	(2)	$2,114,221.39	September 25, 2037
I-84-A	Variable	(2)	$2,076,459.49	September 25, 2037
I-84-B	Variable	(2)	$2,076,459.49	September 25, 2037
I-85-A	Variable	(2)	$1,971,451.58	September 25, 2037
I-85-B	Variable	(2)	$1,971,451.58	September 25, 2037
I-86-A	Variable	(2)	$1,936,233.30	September 25, 2037
I-86-B	Variable	(2)	$1,936,233.30	September 25, 2037
I-87-A	Variable	(2)	$1,901,624.37	September 25, 2037
I-87-B	Variable	(2)	$1,901,624.37	September 25, 2037
I-88-A	Variable	(2)	$1,867,614.40	September 25, 2037
I-88-B	Variable	(2)	$1,867,614.40	September 25, 2037
I-89-A	Variable	(2)	$1,834,193.27	September 25, 2037
I-89-B	Variable	(2)	$1,834,193.27	September 25, 2037
I-90-A	Variable	(2)	$1,801,350.97	September 25, 2037
I-90-B	Variable	(2)	$1,801,350.97	September 25, 2037
I-91-A	Variable	(2)	$1,769,077.68	September 25, 2037
I-91-B	Variable	(2)	$1,769,077.68	September 25, 2037
I-92-A	Variable	(2)	$1,737,363.73	September 25, 2037
I-92-B	Variable	(2)	$1,737,363.73	September 25, 2037
I-93-A	Variable	(2)	$1,706,199.64	September 25, 2037
I-93-B	Variable	(2)	$1,706,199.64	September 25, 2037
I-94-A	Variable	(2)	$1,675,576.06	September 25, 2037
I-94-B	Variable	(2)	$1,675,576.06	September 25, 2037
I-95-A	Variable	(2)	$1,645,483.82	September 25, 2037
I-95-B	Variable	(2)	$1,645,483.82	September 25, 2037
I-96-A	Variable	(2)	$1,615,913.88	September 25, 2037
I-96-B	Variable	(2)	$1,615,913.88	September 25, 2037
I-97-A	Variable	(2)	$1,527,371.75	September 25, 2037
I-97-B	Variable	(2)	$1,527,371.75	September 25, 2037
I-98-A	Variable	(2)	$1,500,323.92	September 25, 2037
I-98-B	Variable	(2)	$1,500,323.92	September 25, 2037

5

Designation	REMIC I Remittance Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-99-A	Variable	(2)	$1,473,744.85	September 25, 2037
I-99-B	Variable	(2)	$1,473,744.85	September 25, 2037
I-100-A	Variable	(2)	$79,144,055.12	September 25, 2037
I-100-B	Variable	(2)	$79,144,055.12	September 25, 2037

(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.

(2) Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

6

REMIC II

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate		Initial Certificate Principal Balance		Latest Possible Maturity Date (1)
A-1	Variable	(2)	$821,837,000.00		September 25, 2037
A-2	Variable	(2)	$46,092,000.00		September 25, 2037
B-1	Variable	(2)	$37,336,000.00		September 25, 2037
B-2	Variable	(2)	$5,531,000.00		September 25, 2037
B-3	Variable	(2)	$2,765,000.00		September 25, 2037
B-4	Variable	(2)	$3,688,000.00		September 25, 2037
B-5	Variable	(2)	$2,765,000.00		September 25, 2037
B-6	Variable	(2)	$1,844,139.00		September 25, 2037
IO	Variable	(2)		(3)	September 25, 2037

(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.

(2) Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.

7

REMIC III

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC III Remittance Rate, the initial aggregate Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III Regular Interests. None of the REMIC III Regular Interests will be certificated.

Designation	Pass-Through Rate		Initial Uncertificated Balance		Latest Possible Maturity Date (1)
Class A-1	Variable	(2)	$821,837,000.00		September 25, 2037
Class A-2	Variable	(2)	$46,092,000.00		September 25, 2037
Class B-1	Variable	(2)	$37,336,000.00		September 25, 2037
Class B-2	Variable	(2)	$5,531,000.00		September 25, 2037
Class B-3	Variable	(2)	$2,765,000.00		September 25, 2037
Class B-4	Variable	(2)	$3,688,000.00		September 25, 2037
Class B-5	Variable	(2)	$2,765,000.00		September 25, 2037
Class B-6	Variable	(2)	$1,844,139.00		September 25, 2037
Class IO Interest	N/A	(3)		(3)	September 25, 2037

(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.

(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3) The Class IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest IO.

The aggregate Scheduled Principal Balance of the Mortgage Loans (after deducting all Monthly Payments due on or before the Cut-off Date) as of the Cut-off Date is $921,858,139.06.

In consideration of the mutual agreements herein contained, the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

8

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x) above.

“Accepted Servicing Practices”: As defined in Section 3.01.

“Account”: The Collection Account, the Custodial Account and the Distribution Account, as the context may require.

“Accrued Certificate Interest”: With respect to any Class A Certificate or any Subordinate Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date. All distributions of interest on the Class A Certificates and the Subordinate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate or any Subordinate Certificate shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof, if any, of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.22 or Section 4.19 of this Agreement, (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date and (c) the interest portion of Realized Losses incurred on the Mortgage Loans during the related Due Period.

“Additional Disclosure Notification”: Has the meaning set forth in Section 5.06(a)(ii) of this Agreement.

“Additional Form 10-D Disclosure”: Has the meaning set forth in Section 5.06(a)(i) of this Agreement.

“Additional Form 10-K Disclosure”: Has the meaning set forth in Section 5.06(d)(i) of this Agreement.

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“Additional Servicer”: Means each affiliate of a Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of a Servicer that Services any of the Mortgage Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

“Administration Fee”: With respect to each Mortgage Loan and any Distribution Date, the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of such Mortgage Loan as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

“Administration Fee Rate”: The sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate, if any, (iii) the Credit Risk Management Fee Rate and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Advance Facility”: As defined in Section 3.25(a).

“Advance Financing Person”: As defined in Section 3.25(a).

“Advance Reimbursement Amounts”: As defined in Section 3.25(b).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement, including all exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Amounts Held for Future Distribution”: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

“Ancillary Income”: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

“Annual Independent Public Accountants’ Servicing Report”: A report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans or mortgage loans similar in nature to the Mortgage Loans by the Servicer and that such firm is of the opinion that the provisions of this Agreement or similar servicing agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to the attention of such firm which would indicate that such servicing has not been conducted in compliance therewith, except (i) such exceptions such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such report. No Annual Independent Public Accountants’ Servicing Report shall contain any provision restricting the use of such report by the Servicer, including any prohibition on the inclusion of any such report in any filing with the Commission.

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“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment Agreement”: The Assignment, Assumption and Recognition Agreement, dated as of August 30, 2007, by and among the Sponsor, the Depositor and GMACM evidencing the assignment of the Servicing Agreement to the Depositor.

“Available Distribution Amount”: With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account as of the close of business on the Servicer Remittance Date, (b) the aggregate of any amounts deposited in the Distribution Account by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.22 or Section 4.19 of this Agreement or pursuant to the Servicing Agreement, (c) the aggregate of any P&I Advances for such Distribution Date made by the Servicers pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement and (d) the aggregate of any P&I Advances made by a successor Servicer (including the Trustee) for such Distribution Date pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator, the Credit Risk Manager or the Custodian pursuant to Section 3.09 or 9.05 of this Agreement or otherwise payable in respect of Extraordinary Trust Fund Expenses or reimbursable or payable under the Servicing Agreement, (v) the Credit Risk Management Fee, (vi) amounts deposited in the Collection Account or the Distribution Account in error and (vii) amounts reimbursable to a successor Servicer (including the Trustee) pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement.

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“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Coverage”: As of the Cut-Off Date, $345,096.11. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class A Certificates and Subordinate Certificates.

“Bankruptcy Loss”: Any Debt Service Reduction or Deficient Valuation with respect to a Mortgage Loan.

“Book-Entry Certificates”: The Publicly Offered Certificates and the Privately Offered Certificates for so long as such Certificates shall be registered in the name of the Depository or its nominee.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 6.01.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of New York, California, Maryland, Minnesota, Iowa or the Commonwealth of Pennsylvania or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Cash-Out Refinancing”: A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage plus any subordinate mortgage on the related Mortgaged Property and related closing costs.

“Certificate”: Any one of MortgageIT Securities Corp. Mortgage Pass-Through Certificates, Series 2007-2, Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R Certificates issued under this Agreement.

“Certificate Factor”: With respect to any Class of Certificates (other than the Residual Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses resulting in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof, and solely for the purposes of giving any consent pursuant to this Agreement, (i) any Certificate registered in the name of or beneficially owned by the Depositor, the Sponsor, a Servicer, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01 of this Agreement and (ii) the Designated Entity shall be deemed to be the Holder of any Class of Designated Certificates (which Designated Entity shall not have any fiduciary duties with respect to the person in whose name such Class of Designated Certificates is registered). The Trustee and the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or a Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

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“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to each Class A Certificate or Subordinate Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04 of this Agreement, minus (i) all distributions allocable to principal made thereon, (ii) with respect to the Class A Certificates, all amounts in respect of principal otherwise payable to the Class A Certificates used to cover Net Swap Payments and Swap Termination Payments payable to the Swap Provider pursuant to Section 5.01(c)(iii) or Section 5.01(d)(iii), (iii) with respect to the Class A-2 Certificates, all amounts in respect of principal otherwise payable to the Class A-2 Certificates used to cover unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates pursuant to Section 5.02(c)(iii) or Section 5.01(d)(iii) and (iv) Realized Losses allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). The aggregate initial Certificate Principal Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

“Certificate Register”: The register maintained pursuant to Section 6.02 of this Agreement.

“Certification Parties”: Has the meaning set forth in Section 3.19 of this Agreement.

“Certifying Person”: Has the meaning set forth in Section 3.19 of this Agreement.

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class A Certificate”: Any Class A-1 Certificate or Class A-2 Certificate.

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“Class A Swap Credit Support Annex”: The credit support annex, dated as of August 30, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, which is annexed to and forms part of the Class A Swap Agreement.

“Class A Swap Agreement”: The interest rate swap agreement, dated as of August 30, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, including any schedule, confirmation, credit support annex or credit support document relating thereto, and attached hereto as Exhibit I.

“Class A-1 Certificate”: Any one of the Class A-1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amount and (iii) the obligation to pay any Class IO Distribution Amount.

“Class A-1 Formula Rate”: With respect to any Distribution Date, the lesser of (i) One-Month LIBOR plus 0.50% per annum and (ii) 10.50% per annum.

“Class A-1 Interest Shortfall Amount”: With respect to any Distribution Date while the Class A-2 Certificates are still outstanding, an amount equal to (1) the Net WAC Rate Carryover Amount for the Class A-1 Certificates for such Distribution Date minus (2) the amounts received from the Class A Swap Agreement and distributed from the Supplemental Interest Trust to the Class A-1 Certificates with respect to unpaid Net WAC Rate Carryover Amounts on such Distribution Date.

“Class A-1 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the lesser of (x) the Class A-1 Formula Rate and (y) the applicable Net WAC Pass-Through Rate with respect to the Class A-1 Certificates for such Distribution Date.

“Class A-2 Certificate”: Any one of the Class A-2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the obligation to pay any Class IO Distribution Amount, (iii) beneficial ownership of the Supplemental Interest Trust and (iv) rights and obligations under one or more notional principal contracts described in Section 3.08.

“Class A-2 Pass-Through Rate”: With respect to any Distribution Date, an annual rate, expressed as a fraction, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass Through Rate for the Class A-1 Certificates for such Distribution Date minus the Class A-1 Formula Rate and (y) the Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date plus (B) an amount equal to the product of (x) the applicable Net WAC Pass-Through Rate for the Class A-2 Certificates for such Distribution Date and (y) the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date minus (C) the product of (x) 12 and (y) the Class A-1 Interest Shortfall Amount for such Distribution Date and (II) the denominator of which is the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership which is represented by the Class A-1 Certificates, such rate shall be expressed as the weighted average of (1) the REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 minus the Pass-Through Rate for the Corresponding Certificate and (2) the REMIC II Pass-Through Rate for REMIC II Regular Interest A-2, weighted based on the Uncertificated Balance of each such REMIC II Regular Interest.

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“Class B-1 Certificate”: Any one of the Class B-1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

“Class B-1 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class B-2 Certificate”: Any one of the Class B-2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

“Class B-2 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class B-3 Certificate”: Any one of the Class B-3 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

“Class B-3 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class B-4 Certificate”: Any one of the Class B-4 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

“Class B-4 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class B-5 Certificate”: Any one of the Class B-5 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

“Class B-5 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class B-6 Certificate”: Any one of the Class B-6 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III and (ii) the obligation to pay any Class IO Distribution Amount.

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“Class B-6 Pass-Through Rate”: With respect to any Distribution Date, an annual rate equal to the Subordinate Pass-Through Rate for such Distribution Date.

“Class IO Distribution Amount”: As defined in Section 5.07(f) hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.07(f) hereof.

“Class IO Interest”: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class R Certificates”: Any one of the Class R Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3, and evidencing the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

“Class R-I Interest”: The uncertificated residual interest in REMIC I.

“Class R-II Interest”: The uncertificated residual interest in REMIC II.

“Class R-III Interest”: The uncertificated residual interest in REMIC III.

“Closing Date”: August 30, 2007.

“Code”: The Internal Revenue Code of 1986 as amended from time to time.

“Collection Account”: The separate account or accounts created and maintained, or caused to be created and maintained, by Wells Fargo pursuant to Section 3.08(a) of this Agreement for the benefit of the Certificateholders, which shall be entitled “Wells Fargo Bank, National Association, as Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates”. The Collection Account must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

“Controlling Person”: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: MortgageIT Securities Corp., 2007-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicers, or (ii) with respect to the Securities Administrator, (A) for purposes of Certificate transfers and surrender, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust (MHL 2007-2), and (B) for all other purposes, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust (MHL 2007-2) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust (MHL 2007-2)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicers and the Trustee.

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“Corresponding Certificate” and “Corresponding REMIC II Regular Interest”: With respect to each Certificate and REMIC II Regular Interest, as follows:

REMIC II Regular Interest	Class
REMIC II Regular Interest A-1	A-1
REMIC II Regular Interest A-2	A-2
REMIC II Regular Interest B-1	B-1
REMIC II Regular Interest B-2	B-2
REMIC II Regular Interest B-3	B-3
REMIC II Regular Interest B-4	B-4
REMIC II Regular Interest B-5	B-5
REMIC II Regular Interest B-6	B-6

“Credit Risk Management Agreements”: The agreements between the Credit Risk Manager and each Servicer and/or Master Servicer, each regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Management Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under the Credit Risk Management Agreements, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Scheduled Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Management Fee Rate”: 0.009% per annum.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors and assigns.

“Credit Support Depletion Date”: The Distribution Date on which the Certificate Principal Balances of all of the Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Mortgage Loans on such Distribution Date).

“Custodial Account”: The account or accounts maintained by GMACM under the Servicing Agreement.

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“Custodial Agreement”: The Custodial Agreement dated as of August 30, 2007, among the Trustee, the Custodian and the Servicers, as may be amended or supplemented from time to time.

“Custodian”: Deutsche Bank National Trust Company, a national banking association, or its successor in interest.

“Cut-off Date”: With respect to each Mortgage Loan other than any Qualified Substitute Mortgage Loan, August 1, 2007. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.

“DBRS”: DBRS, Inc. or its successor in interest.

“Debt Service Reduction”: Any reduction of the amount of the monthly payment on a Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

“Deficient Valuation”: In connection with a personal bankruptcy of a Mortgagor, the positive difference, if any, resulting from the outstanding principal balance of a Mortgage Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

“Definitive Certificates”: As defined in Section 6.01(b) of this Agreement.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are sixty (60) or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Depositor”: MortgageIT Securities Corp., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1+ by S&P, F-1+ by Fitch and P-1 by Moody’s (or, if such Rating Agencies are no longer rating the Publicly Offered Certificates, comparable ratings by any other nationally recognized statistical rating agency then rating the Publicly Offered Certificates).

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“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Certificates”: The Class A-1 Certificates.

“Designated Entity”: With respect to any Class of Designated Certificates, the entity (which shall not be the Depositor or the Sponsor) specified in a written notice by the Underwriter to the Trustee and the Securities Administrator which shall have the right to exercise the Voting Rights allocable to such Class of Designated Certificates.

“Determination Date”: With respect to each Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date. The Determination Date for purposes of Article X hereof shall mean the 15th day of the month, or if such 15th day is not a Business Day, the first Business Day following such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the related Servicer, on behalf of the Trustee, shall not be considered to Directly Operate an REO Property solely because the related Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

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“Distribution Account”: The separate trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.08(b) of this Agreement in the name of the Securities Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, National Association, in trust for registered holders of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2007.

“Due Date”: With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Due Period, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution’s rating as set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.  Notwithstanding Section 12.01, this Agreement may be amended to reduce the rating requirements in clause (i) above, without the consent of any of the Certificateholders, provided that the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

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“Estate in Real Property”: A fee simple estate in a parcel of land.

“Excess Liquidation Proceeds”: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Net Mortgage Rate through the last day of the month in which the related Liquidation Event occurs, plus (ii) related liquidation expenses or other amounts to which the related Servicer is entitled to be reimbursed from Liquidation Proceeds with respect to such liquidated Mortgage Loan pursuant to Section 3.09 of this Agreement or pursuant to the Servicing Agreement.

“Excess Loss”: A Special Hazard Loss incurred on a Mortgage Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Mortgage Loan in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Mortgage Loan in excess of the Bankruptcy Coverage.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extraordinary Trust Fund Expense”: Any amounts payable or reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Custodian or any director, officer, employee or agent of any such Person from the Trust Fund pursuant to the terms of this Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(v) of this Agreement.

“Fannie Mae”: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an originator, the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.13(c) or Section 10.01 of this Agreement), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer of the related Servicer delivered to the Master Servicer and maintained in its records.

“Fitch”: Fitch Ratings or any successor in interest.

“Form 8-K Disclosure Information”: Has the meaning set forth in Section 5.06(b).

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“Fraud Coverage”: As of the Cut-Off Date, $9,218,581.39. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)	from the first to and including the second anniversary of the Cut-Off Date, an amount equal to:

(a)	1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination;

(2)	from the third to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

(a)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination; and

(3)	after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

“Fraud Losses”: Losses on a Mortgage Loan arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Mortgage Loan.

“Freddie Mac”: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“GMACM”: GMAC Mortgage, LLC.

“GMACM Mortgage Loan”: Any Mortgage Loan serviced by GMACM and identified as such on the Mortgage Loan Schedule.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X. When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Sponsor, the originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Sponsor, the originator or any Affiliate thereof, (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Sponsor, the originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined on clause (b) or (c) above.

“Independent Contractor”: Either (i) any Person (other than a Servicer) that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including any Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

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“Institutional Accredited Investor”: As defined in Section 6.01(c).

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor or a senior lienholder in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: With respect to any Distribution Date and the Class A Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Subordinate Certificates, the Class IO Interest and the REMIC Regular Interests, the one-month period commencing on the first day of the month prior to the month in which the Distribution Date occurs and ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Determination Date”: With respect to the Class A-1 Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Last Scheduled Distribution Date”: The Distribution Date occurring in September 2037, which is the Distribution Date immediately following the maturity date for the latest maturing thirty (30) year Mortgage Loan.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.13(c) or Section 10.01 of this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 10.01 of this Agreement.

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“Liquidated Loan”: A Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the related Mortgage Loan Documents) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13(c), Section 3.21 or Section 10.01 of this Agreement or pursuant to the Servicing Agreement or (iv) any Subsequent Recoveries.

“Liquidation Principal”: For any Distribution Date and any Mortgage Loan which became a Liquidated Loan, the principal portion of net Liquidation Proceeds received with respect to such Mortgage Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the Cities of London and New York are open and conducting transactions in United States dollars.

“Master Servicer”: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or an Affiliate.

“Master Servicer Event of Default”: One or more of the events described in Section 8.01(b) of this Agreement.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

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“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Servicing Requirements”: With respect to a special servicer appointed pursuant to Section 7.11 hereunder:

(i) the proposed special servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed special servicer has a rating of at least “ Above Average” by S&P and either a rating of at least “RSS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii) the proposed special servicer has a net worth of at least $25,000,000.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state or local laws; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to Section 3.01 of this Agreement or pursuant to the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or any successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first or priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee and the Mortgage Loan Documents for which have been delivered to the Custodian pursuant to Section 2.01 of this Agreement and pursuant to the Custodial Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Documents”: The documents evidencing or relating to each Mortgage Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

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“Mortgage Loan Purchase Agreement”: Shall mean the Mortgage Loan Purchase Agreement dated as of August 30, 2007, between the Depositor and the Sponsor a copy of which is attached hereto as Exhibit F.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Depositor shall deliver or cause the delivery of the initial Mortgage Loan Schedule to the Servicers, the Master Servicer, the Custodian and the Trustee on the Closing Date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i) the Mortgage Loan identifying number;

(ii) the Mortgagor’s first and last name;

(iii) the street address of the Mortgaged Property including the state and zip code;

(iv) a code indicating whether the Mortgaged Property is owner-occupied;

(v) the type of Residential Dwelling constituting the Mortgaged Property;

(vi) the original months to maturity;

(vii) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(viii) the Loan-to-Value Ratio at origination;

(ix) the Mortgage Rate in effect immediately following the Cut-off Date;

(x) the date on which the first Monthly Payment was due on the Mortgage Loan;

(xi) the stated maturity date;

(xii) the amount of the Monthly Payment at origination;

(xiii) the amount of the Monthly Payment as of the Cut-off Date;

(xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Scheduled Principal Balance;

(xv) the original principal amount of the Mortgage Loan;

(xvi) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

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(xvii) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xviii) the Mortgage Rate at origination;

(xix) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(xx) a code indicating the documentation style (i.e., full, stated or limited);

(xxi) a code indicating if the Mortgage Loan is subject to a primary insurance policy or lender paid mortgage insurance policy and the name of the insurer and, if applicable, the rate payable in connection therewith;

(xxii) the Appraised Value of the Mortgaged Property;

(xxiii) the sale price of the Mortgaged Property, if applicable;

(xxiv) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xxv) the Mortgagor’s debt to income ratio;

(xxvi) the FICO score at origination;

(xxvii) with respect to each Mortgage Loan registered on MERS, the MIN;

(xxviii) the Custodian;

(xxix) the applicable Servicing Fee; and

(xxx) the applicable Servicer.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

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“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Interest Shortfall”: With respect to each Distribution Date, the sum of (1) any Prepayment Interest Shortfall with respect to the Mortgage Loans for such Distribution Date, (2) any Relief Act Interest Shortfall with respect to the Mortgage Loans for such Distribution Date and (3) the portion of Realized Losses attributable to interest allocated to the Certificates on such Distribution Date.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administration Fee Rate.

“Net Swap Payment”: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Class A Swap Agreement by either the Swap Provider or the Securities Administrator from the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

“Net WAC Pass-Through Rate”: With respect to the Class A-1 Certificates and any Distribution Date, a rate per annum equal to the weighted average Net Mortgage Rate (weighted based on the principal balances of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period) minus a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the sum of any Net Swap Payment and Swap Termination Payment owed to the Swap Provider under the Class A Swap Agreement (not caused by a Swap Provider Trigger Event), in each case for such Distribution Date, and (y) the denominator of which is the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership which is represented by the Class A-1 Certificates, such rate shall be expressed as the REMIC II Remittance Rate for REMIC II Regular Interest A-1. For the first Distribution Date, the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates and the REMIC III Regular Interests the ownership which is represented by the Class A-1 Certificates shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is 25.

With respect to the Class A-2 Certificates and any Distribution Date, a rate per annum equal to the weighted average Net Mortgage Rate (weighted based on the principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period). For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership which is represented by the Class A-2 Certificates, the REMIC II Remittance Rate for REMIC II Regular Interest A-2 for such Distribution Date. For the first Distribution Date, the Net WAC Pass-Through Rate with respect to the Class A-2 Certificates and the REMIC III Regular Interests the ownership which is represented by the Class A-2 Certificates shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is 25.

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“Net WAC Rate Carryover Amount”: With respect to each Distribution Date prior to and including the Optional Termination Date, if the Pass-Through Rate for the Class A-1 Certificates is limited to the Net WAC Pass-Through Rate for such class, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate would not have been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date for such Class at the applicable Net WAC Pass-Through Rate and (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed to such Class together with interest thereon at a rate equal to the Pass-Through Rate for such Class for the most recently ended Interest Accrual Period without taking into account the applicable Net WAC Pass-Through Rate. With respect to each Distribution Date after the Optional Termination Date, the Net WAC Rate Carryover Amount for the Class A-1 Certificates will equal zero.

“New Lease”: Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer or a successor to the related Servicer (including the Trustee) will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein or in the Servicing Agreement.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer or a successor to a Servicer (including the Trustee) will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein or in the Servicing Agreement.

“Non-United States Person”: Any Person other than a United States Person.

“Officer’s Certificate”: With respect to any Person, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of such Person (or, in the case of a Person that is not a corporation, signed by a person or persons having like responsibilities).

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“One-Month LIBOR”: With respect to the Class A-1 Certificate, REMIC II Regular Interests and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the One-Month LIBOR Pass-Through Rate for the relevant Interest Accrual Period, shall, in the absence of manifest error, be final and binding.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel; provided, however, any Opinion of Counsel provided by the Servicer pursuant to clause (b) above may be provided by internal counsel, provided that, the delivery of such Opinion of Counsel shall not release the Servicer from any of its obligations hereunder and the Servicer shall be responsible for such contemplated actions or inaction, as the case may be, to the extent it conflicts with the terms of this Agreement.

“Optional Termination Date”: The Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

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“P&I Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Determination Date pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement, an Advance Financing Person pursuant to Section 3.25 of this Agreement or in respect of any Distribution Date by a successor Servicer pursuant to Section 8.02 of this Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws).

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. The Class A Certificates and the Subordinate Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and integral multiples of 5% in excess thereof.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, Wells Fargo, the Master Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

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(iii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(iv) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(v) units of money market funds that have been rated “AAAm” or “AAAm-G” by S&P or “Aaa” by Moody’s including any such money market fund managed or advised by the Master Servicer, the Trustee or any of their Affiliates; and

(vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”: With respect to the Mortgage Loans, a prepayment rate of 300% PSA, which represents (a) until the 30th month of the life of the Mortgage Loans, a per annum prepayment rate of 0.6% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional approximate 0.6% per annum in each month thereafter until the 30th month and (b) a constant prepayment rate of 18% per annum beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

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“Prepayment Interest Excess”: With respect to each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the thirteenth (13th) day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. Wells Fargo may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.09(a)(x) of this Agreement. The entitlement, if any, of GMACM with respect to Prepayment Interest Excess is set forth in the Servicing Agreement.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each such Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs that was applied by the related Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date. The obligations of Wells Fargo and the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.22 and Section 4.19, respectively of this Agreement. The obligations of GMACM in respect of Prepayment Interest Shortfalls are set forth in the Servicing Agreement.

“Prepayment Period”: For any Distribution Date (i) with respect to Principal Prepayments in part, the calendar month immediately preceding the month in which the related Distribution Date occurs and (ii) with respect to Principal Prepayments in full, the period from the 14th day of the month immediately preceding the month in which the related Distribution Date occurs (or with respect to the first Prepayment Period, the period commencing on the Cut-off Date) to the 13th day of the month in which such Distribution Date occurs.

“Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the principal portion of all Monthly Payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section 10.01 of this Agreement; and (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer, the Securities Administrator or the Servicers.

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“Principal Prepayment”: Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Privately Offered Certificates”: The Class B-4, Class B-5 and Class B-6 Certificates, collectively.

“Pro Rata Allocation”: With respect to any Distribution Date and any Class A Certificates or Subordinate Certificates, pro rata according to their outstanding Certificate Principal Balances in reduction thereof.

“Publicly Offered Certificates”: The Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, collectively.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.13(c) or Section 10.01 of this Agreement, and as confirmed by a certification of a Servicing Officer of the related Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Scheduled Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01 of this Agreement), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by a Servicer, which payment or P&I Advance had as of the date of purchase been distributed pursuant to Section 5.01 of this Agreement, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by a Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 5.01 of this Agreement, (iii) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property and (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 of this Agreement, expenses reasonably incurred or to be incurred by the related Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and any costs and damages incurred by the Trust Fund and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

“QIB”: As defined in Section 6.01(c).

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“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) be secured by the same lien priority on the related Mortgaged Property as the Deleted Mortgage Loan, (vii) have a credit grade at least equal to the credit grading assigned on the Deleted Mortgage Loan, (viii) be a “qualified mortgage” as defined in the REMIC Provisions and (ix) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the credit grades described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rate/Term Refinancing”: A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

“Rating Agency or Rating Agencies”: Moody’s, S&P and DBRS or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero), as reported by the related Servicer to the Master Servicer (in substantially the form of Schedule 4 hereto), equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account or the Custodial Account in respect of such Mortgage Loan pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement or pursuant to corresponding sections of the Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the related Servicer with respect to such Mortgage Loan pursuant to Section 3.09(a)(iii) of this Agreement or pursuant to the Servicing Agreement.

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With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Scheduled Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account or the Custodial Account in respect of the related Mortgage Loan pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement or pursuant to corresponding sections of the Servicing Agreement, minus (v) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by the related Servicer in respect of such REO Property or the related Mortgage Loan for which the related Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.21 of this Agreement or pursuant to the Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.21 of this Agreement or pursuant to the Servicing Agreement.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

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To the extent the related Servicer receives Subsequent Recoveries, with respect to any Mortgage Loan, the amount of Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

“Record Date”: With respect to each Distribution Date and the Class A Certificates, the Business Day immediately preceding such Distribution Date for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and the Subordinate Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Reference Banks”: Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any Class A Certificate or Subordinate Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S Temporary Global Certificate”: As defined in Section 6.01(c).

“Regulation S Permanent Global Certificate”: As defined in Section 6.01(c).

“Release Date”: The fortieth (40th) day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

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“Relevant Servicing Criteria”: Means the Servicing Criteria applicable to the various parties, as set forth on Exhibit E attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee or a Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or similar state laws.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement, the Assignment Agreement and the Servicing Agreement (including any security interest created thereby); and (v) the Collection Account, the Custodial Account, the Distribution Account and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off; (ii) the Class A Swap Agreement; and (iii) the Supplemental Interest Trust.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC I Remittance Rate”: With respect to REMIC I Regular Interest IA, a per annum rate equal the weighted average Net Mortgage Rate (weighted based on the principal balances of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period). With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal the weighted average Net Mortgage Rate (weighted based on the principal balances of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period), multiplied by 2, subject to a maximum rate of 10.4400%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate (weighted based on the principal balances of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period), over (ii) 10.4400% and (y) 0.00%.

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“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Regular Interests pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest IO”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IO shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall not be entitled to distributions of principal.

“REMIC II Regular Interest B-1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

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“REMIC II Regular Interest B-2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest B-3”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest B-4”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-4 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest B-5”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-5 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest B-6”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest B-6 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Remittance Rate”: With respect to REMIC II Regular Interest A-2, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest B-4, REMIC II Regular Interest B-5, and REMIC II Regular Interest B-6, a per annum rate (but not less than zero) equal to the REMIC I Remittance Rate for REMIC I Regular Interest IA.

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REMIC II Regular Interest A-1, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	I-2-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate

3	I-3-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate

5	I-4-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate

5	I-5-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate

6	I-6-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate

7	I-7-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate

8	I-8-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate

9	I-9-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate

10	I-10-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate

11	I-11-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate

12	I-12-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate

13	I-13-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate

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Distribution Date	REMIC I Regular Interest	Rate
14	I-14-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate

15	I-15-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate

16	I-16-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate

17	I-17-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate

18	I-18-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate

19	I-19-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate

20	I-20-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate

21	I-21-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate

22	I-22-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate

23	I-23-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate

24	I-24-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate

25	I-25-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

26	I-26-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate

27	I-27-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate

28	I-28-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate

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Distribution Date	REMIC I Regular Interest	Rate
29	I-29-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate

30	I-30-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate

31	I-31-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate

32	I-32-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate

33	I-33-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate

34	I-34-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate

35	I-35-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate

36	I-36-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate

37	I-37-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate

38	I-38-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate

39	I-39-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate

40	I-40-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate

41	I-41-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate

42	I-42-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate

43	I-43-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate

43

Distribution Date	REMIC I Regular Interest	Rate
44	I-44-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate

45	I-45-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate

46	I-46-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate

47	I-47-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate

48	I-48-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate

59	I-49-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-48-A	REMIC I Remittance Rate

50	I-50-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate

51	I-51-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate

52	I-52-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate

53	I-53-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate

54	I-54-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate

55	I-55-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-54-A	REMIC I Remittance Rate

56	I-56-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-55-A	REMIC I Remittance Rate

57	I-57-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-56-A	REMIC I Remittance Rate

58	I-58-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-57-A	REMIC I Remittance Rate

44

Distribution Date	REMIC I Regular Interest	Rate
59	I-59-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-58-A	REMIC I Remittance Rate

60	I-60-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-59-A	REMIC I Remittance Rate

61	I-61-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-60-A	REMIC I Remittance Rate

62	I-62-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-61-A	REMIC I Remittance Rate

63	I-63-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-62-A	REMIC I Remittance Rate

64	I-64-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-63-A	REMIC I Remittance Rate

65	I-65-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-64-A	REMIC I Remittance Rate

66	I-66-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-65-A	REMIC I Remittance Rate

67	I-67-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-66-A	REMIC I Remittance Rate

68	I-68-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-67-A	REMIC I Remittance Rate

69	I-69-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-68-A	REMIC I Remittance Rate

70	I-70-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-69-A	REMIC I Remittance Rate

71	I-71-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-70-A	REMIC I Remittance Rate

72	I-72-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-71-A	REMIC I Remittance Rate

73	I-73-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-72-A	REMIC I Remittance Rate

45

Distribution Date	REMIC I Regular Interest	Rate
74	I-74-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-73-A	REMIC I Remittance Rate

75	I-75-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-74-A	REMIC I Remittance Rate

76	I-76-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-75-A	REMIC I Remittance Rate

77	I-77-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-76-A	REMIC I Remittance Rate

78	I-78-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-77-A	REMIC I Remittance Rate

79	I-79-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-78-A	REMIC I Remittance Rate

80	I-80-A and I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate

81	I-81-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-80-A	REMIC I Remittance Rate

82	I-82-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-81-A	REMIC I Remittance Rate

83	I-83-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-82-A	REMIC I Remittance Rate

84	I-84-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-83-A	REMIC I Remittance Rate

85	I-85-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

86	I-86-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-85-A	REMIC I Remittance Rate

87	I-87-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-86-A	REMIC I Remittance Rate

88	I-88-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-87-A	REMIC I Remittance Rate

46

Distribution Date	REMIC I Regular Interest	Rate
89	I-89-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-88-A	REMIC I Remittance Rate

90	I-90-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-89-A	REMIC I Remittance Rate

91	I-91-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-90-A	REMIC I Remittance Rate

92	I-92-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-91-A	REMIC I Remittance Rate

93	I-93-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-92-A	REMIC I Remittance Rate

94	I-94-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-93-A	REMIC I Remittance Rate

95	I-95-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-94-A	REMIC I Remittance Rate

96	I-96-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-95-A	REMIC I Remittance Rate

97	I-97-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-96-A	REMIC I Remittance Rate

98	I-98-A through I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-97-A	REMIC I Remittance Rate

99	I-99-A and I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-98-A	REMIC I Remittance Rate

100	I-100-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-99-A	REMIC I Remittance Rate

thereafter	I-1-A through I-100-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest IO, and (i) the 1st Distribution Date through the 100th Distribution Date, the excess of (x) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests including the designation “A”, over (y) 2 multiplied by Swap LIBOR and (iii) thereafter, 0.00%.

47

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Regular Interests pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Certificate”: Any Regular Certificate or Class R Certificate.

“REMIC III Certificateholder”: The Holder of any REMIC III Certificate.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: Any REMIC I Regular Interest or REMIC II Regular Interest.

“REMIC Remittance Rate”: The REMIC I Remittance Rate or the REMIC II Remittance Rate.

“Remittance Report”: A report by Wells Fargo pursuant to Section 5.03(a) of this Agreement or by GMACM pursuant to the Servicing Agreement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: The account or accounts maintained, or caused to be maintained, by Wells Fargo in respect of an REO Property pursuant to Section 3.21 of this Agreement or by GMACM pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of REMIC I.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 of this Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to Wells Fargo pursuant to Section 3.21(d) of this Agreement or GMACM pursuant to the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

48

“REO Property”: A Mortgaged Property acquired by Wells Fargo or its nominee on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.21 of this Agreement or GMACM pursuant to the Servicing Agreement.

“Reportable Event”: Has the meaning set forth in Section 5.06(b) of this Agreement.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a detached one-family dwelling in a planned unit development or (v) a townhouse, none of which is a co-operative or mobile home.

“Residual Certificate”: Any one of the Class R Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Reuters Screen LIBOR01 Page”: The display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Rule 144A”: As defined in Section 6.01(c).

“S&P”: Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

49

“Sarbanes-Oxley Act”: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Sponsor following a negotiation in good faith to determine how to comply with any such new requirements.

“Scheduled Principal Balance”: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date, up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

“Securities Act”: The Securities Act of 1933, as amended and the rules and regulations thereunder.

50

“Securities Administrator”: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

“Senior Certificates”: The Class A Certificates.

“Senior Interest Distribution Amount”: With respect to any Distribution Date, an amount equal to the aggregate amount of Monthly Payments of interest received or advanced on the Mortgage Loans during the related Due Period net of the Administration Fees plus any amounts in respect of Prepayment Interest Shortfalls payable by the Servicers or the Master Servicer minus the Subordinate Interest Distribution Amount for such Distribution Date.

“Senior Interest Shortfall Amount”: With respect to any Distribution Date and a class of Senior Certificates, the amount by which the Accrued Certificate Interest payable to such Class of Senior Certificates on such Distribution Date exceeds the Available Distribution Amount.

“Senior Liquidation Amount”: With respect to any Distribution Date, for each Mortgage Loan which became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the aggregate of the lesser of (1) the Senior Percentage of the principal balance of such Mortgage Loan and (2) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

“Senior Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, not less than zero, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, and the denominator of which is the sum of the principal balances of the Mortgage Loans as of the first day of the related Due Period.

“Senior Prepayment Percentage”: With respect to any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

51

Notwithstanding the foregoing, the Senior Prepayment Percentage will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

(a) the aggregate principal balance of all of the Mortgage Loans delinquent 60 days or more (including any Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans the Mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans, or (ii) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Subordinate Certificates, is less than 50%; and

(b) cumulative Realized Losses on the Mortgage Loans do not exceed:

(i) for the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (x) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date or (y) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date;

(ii) for the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance;

(iii) for the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance;

(iv) for the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance; and

(v) for the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

“Senior Principal Distribution Amount”: With respect to any Distribution Date, the sum of the following for that Distribution Date:

(i) the Senior Percentage of the Principal Distribution Amount;

(ii) the Senior Prepayment Percentage of the Principal Prepayment Amount; and

(iii) the Senior Liquidation Amount.

“Senior Termination Date”: The Distribution Date on which the Certificate Principal Balances of all of the Senior Certificates have been reduced to zero.

“Servicer”: Wells Fargo or GMACM, or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans; provided, however then GMACM shall only be a Servicer of the related GMACM Mortgage Loans until the related Servicing Transfer Date.

52

“Servicer Event of Default”: One or more of the events described in Section 8.01(a) of this Agreement.

“Servicer Remittance Date”: With respect to any Distribution Date and (A) Wells Fargo, the 18th day of each month; provided that if the 18th day of a given month is not a Business Day, the Servicer Remittance Date shall be the immediately preceding Business Day and (B) GMACM, as set forth in the Servicing Agreement.

“Servicer Report”: A report (substantially in the form of Schedule 5 hereto) or otherwise in form and substance acceptable to the Master Servicer and Securities Administrator on an electronic data file or tape prepared by the related Servicer pursuant to Section 5.03(a) of this Agreement or pursuant to the Servicing Agreement, as applicable, with such additions, deletions and modifications as agreed to by the Master Servicer, the Securities Administrator and the related Servicer.

“Service(s)(ing)”: Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicing Advances”: The customary and reasonable “out-of-pocket” costs and expenses incurred prior to or on or after the Cut-off Date (the amounts incurred prior to the Cut-off Date shall be identified on the Servicing Advance Schedule by (a) a Servicer with respect to any Mortgage Loans that were transferred to such Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to a Servicer after the Cut-off Date, as applicable) by such Servicer in connection with a default, delinquency or other unanticipated event by such Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Section 3.01, Section 3.07, Section 3.11, Section 3.13 and Section 3.22 of this Agreement or the similar provisions of the Servicing Agreement, as applicable; (v) refunding to any Mortgagor the portion of any prepaid origination fees or finance charges that are subject to reimbursement upon a principal prepayment of the related Mortgage Loan to the extent such refund is required by applicable law; and (vi) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the related Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the related Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. No Servicer shall be required to make any Nonrecoverable Servicing Advances.

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“Servicing Advance Schedule”: With respect to any Servicing Advances incurred prior to the Cut-off Date, the schedule or schedules provided by (a) a Servicer with respect to any Mortgage Loans that were transferred to such Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to a Servicer after the Cut-off Date, as applicable, to the Master Servicer and, if such schedule is provided by the Depositor, to such Servicer, on the date on which such Servicer seeks reimbursement for a Servicing Advance made by such Servicer, which schedule or schedules shall contain the information set forth on Schedule 6.

“Servicing Agreement”: The Amended and Restated Servicing Agreement dated as of January 2, 2007, by and between the Sponsor and GMACM, as modified by the Assignment Agreement.

“Servicing Criteria”: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the Mortgage Loans, except as otherwise provided in Section 3.09 of this Agreement.

“Servicing Fee Rate”: 0.25% per annum.

“Servicing Function Participant”: Means any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, each Custodian, the Trustee and the Securities Administrator, that is determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, without regard to any threshold referenced therein.

“Servicing Officer”: Any officer of the related Servicer or the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the related Servicer or the Master Servicer to the Trustee, the Master Servicer (in the case of a Servicer), the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Transfer Date”: With respect to (i) 39.09% of the GMACM Mortgage Loans, September 1, 2007, and (ii) the remaining GMACM Mortgage Loans, the date on which servicing of such Mortgage Loans may be transferred by the Sponsor.

“Single Certificate”: With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

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“Special Hazard Coverage”: As of the Cut-off Date, $9,218,581.39. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(i)	the greatest of:

(1)	the aggregate principal balance of the Mortgage Loans located in the California zip code containing the largest aggregate principal balance of the Mortgage Loans;

(2)	1.00% of the aggregate Principal Balance of the Mortgage Loans; and

(3)	twice the Principal Balance of the largest Mortgage Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(ii)	the Special Hazard Coverage as of the Cut-off Date as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-off Date.

“Special Hazard Loss”: The occurrence of any direct physical loss or damage to a Mortgaged Property relating to a Liquidated Loan, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

“Sponsor”: DB Structured Products, Inc. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

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“Startup Day”: With respect to each Trust REMIC, the day designated as such pursuant to Section 11.01(b) hereof.

“Subcontractor”: Means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB (without regard to any threshold percentage specified therein) with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

“Subordinate Amount”: As of any Date of Determination, the excess of the aggregate principal balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Senior Certificates.

“Subordinate Certificate”: Any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

“Subordinate Interest Distribution Amount”: For any Distribution Date, an amount equal to the Accrued Certificate Interest for each Class of Subordinate Certificates for such Distribution Date.

“Subordinate Liquidation Amount”: For a Distribution Date, the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Loans during the related Prepayment Period, over (ii) the Senior Liquidation Amount for such Distribution Date.

“Subordinate Pass-Through Rate”: With respect any Distribution Date and the Subordinate Certificates, an annual rate equal to the weighted average Net Mortgage Rate (weighted based on the principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period). For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership which is represented by the Subordinate Certificates, the REMIC II Remittance Rate for the Corresponding REMIC II Regular Interest for such Distribution Date.

“Subordinate Percentage”: For any Distribution Date, 100% minus the Senior Percentage for such Distribution Date. As of the Closing Date, the Subordinate Percentage will be 5.85%.

“Subordinate Prepayment Percentage”: For any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date. As of the Closing Date, the Subordinate Prepayment Percentage will be 0.00%.

“Subordinate Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the sum of the following for that Distribution Date:

(i)	the Subordinate Percentage of the Principal Distribution Amount;

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(ii)	the Subordinate Principal Prepayment Amount; and

(iii)	the Subordinate Liquidation Amount.

“Subordinate Principal Prepayment Amount”: For any Distribution Date, the Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date.

“Subordination Level”: On any specified date and any Class of Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the aggregate Certificate Principal Balances of all Subordinate Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of Realized Losses on the Mortgage Loans on such date; by (2) the sum of the aggregate Certificate Principal Balances of all Classes of Certificates as of such date, before giving effect to distributions of principal or allocations of Realized Losses on the Mortgage Loans on such date.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to such Servicer obtaining such recovery.

“Sub-Servicer”: Means any Person that services Mortgage Loans on behalf of any Servicer and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement or any related Sub-Servicing Agreement that is identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of this Agreement or the Servicing Agreement, as applicable.

“Substitution Shortfall Amount”: As defined in Section 2.03 of this Agreement.

“Supplemental Interest Trust”: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Class A Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

“Supplemental Interest Trust Trustee”: HSBC Bank USA, National Association a national banking association, or its successor in interest, or any successor supplemental interest trust trustee appointed as provided herein or in the Class A Swap Agreement provided.

“Swap Collateral Account”: As defined in Section 5.09 hereof.

“Swap LIBOR”: LIBOR as determined pursuant to the Class A Swap Agreement.

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“Swap Notional Amount”: For each Distribution Date, an amount equal to the lesser of (i) the Certificate Principal Balance of the Class A-1 Certificate immediately preceding such Distribution Date and (ii) the amount for such Distribution Date as set forth below:

Distribution Date	Swap Notional Amount ($)
September 2007	821,837,000.00
October 2007	819,974,597.30
November 2007	817,669,335.30
December 2007	814,922,058.02
January 2008	811,734,283.17
February 2008	808,108,205.05
March 2008	804,046,695.97
April 2008	799,553,305.84
May 2008	794,632,260.19
June 2008	789,288,456.29
July 2008	783,527,457.75
August 2008	777,355,487.13
September 2008	770,779,417.08
October 2008	763,806,759.47
November 2008	756,445,653.04
December 2008	748,704,849.17
January 2009	740,593,696.10
February 2009	732,122,121.39
March 2009	723,300,612.90
April 2009	714,140,198.11
May 2009	704,652,421.95
June 2009	694,849,323.22
July 2009	684,743,409.57
August 2009	674,347,631.20
September 2009	663,675,353.23
October 2009	652,740,327.03
November 2009	641,556,660.33
December 2009	630,138,786.41
January 2010	618,511,897.58
February 2010	607,080,726.13
March 2010	595,843,535.41
April 2010	584,797,084.56
May 2010	573,938,186.61
June 2010	563,263,707.62
July 2010	552,770,565.73
August 2010	542,455,730.38
September 2010	532,316,221.40
October 2010	522,349,108.20
November 2010	512,551,508.97
December 2010	502,920,589.82
January 2011	493,453,564.03

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Distribution Date	Swap Notional Amount ($)
February 2011	484,147,691.28
March 2011	475,000,276.82
April 2011	466,008,670.77
May 2011	457,170,267.38
June 2011	448,482,504.24
July 2011	439,942,861.65
August 2011	431,548,861.82
September 2011	423,298,068.25
October 2011	415,188,085.02
November 2011	407,216,556.09
December 2011	399,381,164.69
January 2012	391,679,632.63
February 2012	384,109,719.69
March 2012	376,669,222.96
April 2012	369,355,976.25
May 2012	362,167,849.46
June 2012	355,102,748.00
July 2012	348,158,612.20
August 2012	341,333,416.71
September 2012	334,625,169.96
October 2012	328,271,496.15
November 2012	322,029,260.62
December 2012	315,896,575.35
January 2013	309,871,583.88
February 2013	303,952,460.74
March 2013	298,137,411.00
April 2013	292,424,669.71
May 2013	286,812,501.44
June 2013	281,299,199.73
July 2013	275,883,086.70
August 2013	270,562,512.49
September 2013	265,335,854.84
October 2013	260,275,919.07
November 2013	255,305,732.87
December 2013	250,423,762.84
January 2014	245,628,501.34
February 2014	240,918,466.00
March 2014	236,292,199.35
April 2014	231,748,268.40
May 2014	227,285,264.22
June 2014	222,901,801.54
July 2014	218,596,518.37
August 2014	214,368,075.60
September 2014	210,215,156.62
October 2014	206,272,253.47

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Distribution Date	Swap Notional Amount ($)
November 2014	202,399,786.86
December 2014	198,596,538.13
January 2015	194,861,309.33
February 2015	191,192,922.79
March 2015	187,590,220.85
April 2015	184,052,065.50
May 2015	180,577,338.04
June 2015	177,164,938.76
July 2015	173,813,786.64
August 2015	170,522,819.01
September 2015	167,290,991.26
October 2015	164,236,247.76
November 2015	161,235,599.92
December 2015	158,288,110.23

“Swap Provider”: The swap provider under the Class A Swap Agreement. Initially, the Swap Provider shall be Deutsche Bank AG, New York Branch.

“Swap Provider Trigger Event”: A Swap Provider Trigger Event shall have occurred if any of the following has occurred: (i) an Event of Default under the Class A Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined the Class A Swap Agreement), (ii) a Termination Event under the Class A Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Class A Swap Agreement) or (iii) an Additional Termination Event under the Class A Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Class A Swap Agreement, the payment to be made by the Securities Administrator on behalf of the Supplemental Interest Trust Trustee from the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Class A Swap Agreement.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

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“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Transferred GMACM Mortgage Loan”: Any GMACM Mortgage Loan with respect to which servicing has transferred to Wells Fargo as of the related Servicing Transfer Date.

“Trust”: MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, the trust created hereunder.

“Trust Fund”: Collectively, all of the assets of REMIC I, REMIC II and REMIC III and any amounts on deposit therein and any proceeds thereof. For avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

“Trust REMIC”: REMIC I, REMIC II or REMIC III.

“Trustee”: HSBC Bank USA, National Association a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Balance”: The amount of the REMIC Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC Regular Interest shall be reduced by all actual and deemed distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.01 of this Agreement and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04 of this Agreement. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated Interest”: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the related REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.22 or Section 4.19 of this Agreement or pursuant to corresponding sections of the Servicing Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest or REMIC Regular Interest pursuant to Section 1.02 of this Agreement. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 5.04 of this Agreement.

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“Uncertificated Notional Amount”: With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-100-A
2	I-2-A through I-100-A
3	I-3-A through I-100-A
4	I-4-A through I-100-A
5	I-5-A through I-100-A
6	I-6-A through I-100-A
7	I-7-A through I-100-A
8	I-8-A through I-100-A
9	I-9-A through I-100-A
10	I-10-A through I-100-A
11	I-11-A through I-100-A
12	I-12-A through I-100-A
13	I-13-A through I-100-A
14	I-14-A through I-100-A
15	I-15-A through I-100-A
16	I-16-A through I-100-A
17	I-17-A through I-100-A
18	I-18-A through I-100-A
19	I-19-A through I-100-A
20	I-20-A through I-100-A
21	I-21-A through I-100-A
22	I-22-A through I-100-A
23	I-23-A through I-100-A
24	I-24-A through I-100-A
25	I-25-A through I-100-A
26	I-26-A through I-100-A
27	I-27-A through I-100-A
28	I-28-A through I-100-A
29	I-29-A through I-100-A
30	I-30-A through I-100-A
31	I-31-A through I-100-A
32	I-32-A through I-100-A
33	I-33-A through I-100-A
34	I-34-A through I-100-A
35	I-35-A through I-100-A
36	I-36-A through I-100-A
37	I-37-A through I-100-A
38	I-38-A through I-100-A
39	I-39-A through I-100-A
40	I-40-A through I-100-A
41	I-41-A through I-100-A
42	I-42-A through I-100-A
43	I-43-A through I-100-A
44	I-44-A through I-100-A
45	I-45-A through I-100-A
46	I-46-A through I-100-A
47	I-47-A through I-100-A
48	I-48-A through I-100-A
49	I-49-A through I-100-A
50	I-50-A through I-100-A
51	I-51-A through I-100-A
52	I-52-A through I-100-A
53	I-53-A through I-100-A
54	I-54-A through I-100-A
55	I-55-A through I-100-A

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Distribution Date	REMIC I Regular Interests
56	I-56-A through I-100-A
57	I-57-A through I-100-A
58	I-58-A through I-100-A
59	I-59-A through I-100-A
60	I-60-A through I-100-A
61	I-61-A through I-100-A
62	I-62-A through I-100-A
63	I-63-A through I-100-A
64	I-64-A through I-100-A
65	I-65-A through I-100-A
66	I-66-A through I-100-A
67	I-67-A through I-100-A
68	I-68-A through I-100-A
69	I-69-A through I-100-A
70	I-70-A through I-100-A
71	I-71-A through I-100-A
72	I-72-A through I-100-A
73	I-73-A through I-100-A
74	I-74-A through I-100-A
75	I-75-A through I-100-A
76	I-76-A through I-100-A
77	I-77-A through I-100-A
78	I-78-A through I-100-A
79	I-79-A through I-100-A
80	I-80-A through I-100-A
81	I-81-A through I-100-A
82	I-82-A through I-100-A
83	I-83-A through I-100-A
84	I-84-A through I-100-A
85	I-85-A through I-100-A
86	I-86-A through I-100-A
87	I-87-A through I-100-A
88	I-88-A through I-100-A
89	I-89-A through I-100-A
90	I-90-A through I-100-A
91	I-91-A through I-100-A
92	I-92-A through I-100-A
93	I-93-A through I-100-A
94	I-94-A through I-100-A
95	I-95-A through I-100-A
96	I-96-A through I-100-A
97	I-97-A through I-100-A
98	I-98-A through I-100-A
99	I-99-A through I-100-A
100	I-100-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO.

“Underwriter”: Deutsche Bank Securities Inc.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.11 of this Agreement.

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“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the related originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator’s underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the related originator of the Mortgage Loan of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator’s underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a “lease-option purchase,” such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the “lease option purchase price” was set less than twelve (12) months prior to origination, and is based on the value determined by an appraisal made for the related originator of such Mortgage Loan at the time of origination if the “lease option purchase price” was set twelve (12) months or more prior to origination.

“Verification Report”: As defined in Section 4.19.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any such Certificate. With respect to any date of determination, 99% of all Voting Rights will be allocated among the holders of the Class A Certificates and the Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and 1% of all Voting Rights will be allocated among the holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date. Notwithstanding anything to the contrary in this Agreement, the portion of the Voting Rights allocable to any Class of Designated Certificates shall be exercisable solely by the related Designated Entity (which Designated Entity shall not have any fiduciary duties with respect to the person in whose name such Class of Designated Certificates is registered).

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“Wells Fargo”: Wells Fargo Bank, National Association in its capacity as Servicer or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

SECTION 1.02. Allocation of Certain Interest Shortfalls.

On each Distribution Date, the amount of Accrued Certificate Interest for the Class A Certificates and the Subordinate Certificates for any Distribution Date will be reduced by (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicers pursuant to Section 3.22 of this Agreement or pursuant to the Servicing Agreement or by the Master Servicer pursuant to Section 4.19 of this Agreement), (2) any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date and (3) the interest portion of Realized Losses incurred in the Mortgage Loans during the related Prepayment Period in the following order first, to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates and seventh, to the Class A-1 Certificates and the Class A-2 Certificates, on a pro rata basis, based on the entitlement of each such Class.

For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.22 of this Agreement or the Master Servicer pursuant to Section 4.19 of this Agreement or pursuant to the Servicing Agreement) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC I Regular Interest IA and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date, Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.22 of this Agreement or the Master Servicer pursuant to Section 4.19 of this Agreement or pursuant to the Servicing Agreement) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated to each REMIC II Regular Interest in an amount equal to the amount that is allocated to the Corresponding Certificate for such Distribution Date.

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ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of the Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights and obligations of the Depositor under the Mortgage Loan Purchase Agreement, the Assignment Agreement, the Servicing Agreement (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor and the related Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). A copy of the Mortgage Loan Purchase Agreement is attached hereto as Exhibit F.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the related Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 4.11 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause the originator to deliver to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing their obligations under this Agreement or the Servicing Agreement, as applicable.

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In connection with the assignment of any Mortgage Loan registered on the MERS System, the Depositor will direct the Servicer to cause, within 30 Business Days after the Closing Date, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Servicer agrees that it will not, and the Master Servicer agrees that it will not and will not permit a Sub-Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) or a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004), and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) or a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) or a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004.

SECTION 2.02. Acceptance of REMIC I by Trustee.

The Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certifacteholders.

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SECTION 2.03. Repurchase or Substitution of Mortgage Loans.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Sponsor of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Sponsor and the related Servicer of such defect, missing document or breach and request that the Sponsor deliver such missing document, cure such defect or breach within sixty (60) days from the date the Sponsor was notified of such missing document, defect or breach, and if the Sponsor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within ninety (90) days after the date on which the Sponsor was notified of such missing document, defect or breach, if and to the extent that the Sponsor is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the related Servicer for deposit in the Collection Account or the Custodial Account, as applicable, and the Trustee, upon receipt of written certification from the related Servicer of such deposit, shall release or cause the Custodian (upon receipt of a request for release in the form attached to the Custodial Agreement) to release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement the Sponsor may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b) of this Agreement. It is understood and agreed that the obligation of the Sponsor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (viii) or (xliii) of Section 6 of the Mortgage Loan Purchase Agreement shall be automatically deemed to affect materially and adversely the interests of the Certificateholders.

(b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) of this Agreement must be effected prior to the date which is two years after the Startup Day for REMIC I.

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As to any Deleted Mortgage Loan for which the Sponsor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Sponsor delivering to the Trustee or the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten (10) Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the related Servicer a final certification pursuant to the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the related Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

For any month in which the Sponsor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Sponsor will deliver or cause to be delivered to the related Servicer for deposit in the Collection Account or the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, upon receipt of a request for release in the form attached to the Custodial Agreement and certification by the related Servicer of such deposit, shall release to the Sponsor the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

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In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, the Sponsor, a Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor shall repurchase or substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Sponsor if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Sponsor under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage does not result from a breach of a representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) of this Agreement. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(d) With respect to a breach of the representations made pursuant to Section 5(xii) of the Mortgage Loan Purchase Agreement that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Sponsor shall be required to take the actions set forth in this Section 2.03 of this Agreement.

(e) Within ninety (90) days of the earlier of discovery by Wells Fargo or receipt of notice by Wells Fargo of the breach of any representation, warranty or covenant of Wells Fargo set forth in Section 2.05 of this Agreement which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, Wells Fargo shall cure such breach in all material respects.

(f) If any Mortgage Loan with an original term to maturity of forty (40) years remains outstanding on the distribution date in July 2037, the Sponsor will purchase each such Mortgage Loan from REMIC I at the Purchase Price on the following Distribution Date in August 2037. The Purchase Price for each repurchased Mortgage Loan shall be remitted to the related Servicer for deposit in the Distribution Account, as applicable, and the Trustee, upon receipt of written certification from the related Servicer of such deposit, shall release or cause the Custodian (upon receipt of a request for release in the form attached to the Custodial Agreement) to release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File.

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SECTION 2.04. Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to Wells Fargo, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

(i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

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(v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement;

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

(viii) There are no affiliations, relationships or transactions relating to the Master Servicer of a type that are described under Item 1119 of Regulation AB with the Depositor, the Sponsor, GMACM, the Custodian, the Credit Risk Manager, the Swap Provider or the Trustee.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the resignation or termination of the parties hereto and the termination of this Agreement and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

SECTION 2.05. Representations, Warranties and Covenants of Wells Fargo.

Wells Fargo hereby represents, warrants and covenants to the Master Servicer, the Securities Administrator, the Depositor and the Trustee, for the benefit of each of such Persons and the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

(i) Wells Fargo is a national banking association duly organized and validly existing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wells Fargo in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii) Wells Fargo has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Wells Fargo has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws administered by the FDIC affecting the contract obligations of insured banks and affecting the enforcement of creditors’ rights generally and by general principles of equity;

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(iii) The execution and delivery of this Agreement by Wells Fargo, the servicing of the Mortgage Loans by Wells Fargo hereunder, the consummation by Wells Fargo of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Wells Fargo and will not (A) result in a breach of any term or provision of the charter or by-laws of Wells Fargo or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Wells Fargo is a party or by which it may be bound, or any statute, order or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo; and Wells Fargo is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Wells Fargo’s knowledge, would in the future materially and adversely affect, (x) the ability of Wells Fargo to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of Wells Fargo taken as a whole or (z) the legality, validity or enforceability of this Agreement;

(iv) Wells Fargo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v) No litigation is pending against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wells Fargo to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) There are no actions or proceedings against, or investigations known to it of, Wells Fargo before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, this Agreement;

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

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(viii) Wells Fargo is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive the resignation or termination of the parties hereto, the termination of this Agreement and the delivery of the Mortgage Files to the related Custodian and shall inure to the benefit of the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the Certificateholders. Upon discovery by any such Person or Wells Fargo of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the Trustee. Subject to Section 8.01, unless such breach shall not be susceptible of cure within ninety (90) days, the obligation of Wells Fargo set forth in Section 2.03(e) of this Agreement to cure breaches shall constitute the sole remedy against Wells Fargo available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

SECTION 2.06. Issuance of the REMIC I Regular Interests and the Class R-I Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the Mortgage Loan Documents, subject to the provisions of Section 2.01 and Section 2.02 hereof and Section 2 of the Custodial Agreement, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

SECTION 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II and REMIC III by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC II (as holder of the REMIC I Regular Interests). The Class R-II Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC III (as holder of the REMIC II Regular Interests). The REMIC III Certificates and the Class IO Interest shall constitute the entire beneficial ownership interest in REMIC III. The rights of the Holders of the REMIC III Certificates and the Class IO Interest to receive distributions from the proceeds of REMIC III shall be as set forth in this Agreement.

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The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed and authenticated and the Trustee has delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The Class R Certificates evidence ownership in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

SECTION 2.08. [Reserved].

SECTION 2.09. Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2” and does hereby appoint HSBC Bank USA, National Association as Trustee in accordance with the provisions of this Agreement.

SECTION 2.10. Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c) to make payments on the Certificates;

(d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with the conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement (or those ancillary thereto) while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

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SECTION 2.11. Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Sponsor and the Depositor, for the benefit of each of the Certificateholders, that as of the Closing Date:

(a) There are no affiliations relating to the Trustee of a type that are described under Item 1119(a) of Regulation AB; and

(b) There are no legal proceedings pending or contemplated, including legal proceedings pending or contemplated by governmental authorities, against the Trustee that could be material to the Certificateholders.

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ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS; ACCOUNTS

SECTION 3.01. The Servicer to Act as Servicer.

From and after the Closing Date and to the related Servicing Transfer Dates, the GMACM Mortgage Loans will be serviced and administered by GMACM pursuant to the terms and provisions of the Servicing Agreement, and Wells Fargo will not have any responsibility to service or administer the GMACM Mortgage Loans or have any other obligation or liability with respect to the GMACM Mortgage Loans during that period. From and after the related Servicing Transfer Date, the Transferred GMACM Mortgage Loans will be serviced and administered by Wells Fargo pursuant to this Agreement or by a Servicer appointed by the Depositor pursuant to this Agreement or the Servicing Agreement. The Sponsor has the right to transfer the servicing of certain GMACM Mortgage Loans with respect to which the Sponsor owns the servicing rights to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates. Unless otherwise specified, references in this Article III to the Servicer shall be deemed to be references to Wells Fargo and will apply to Wells Fargo’s obligations with respect to the Transferred GMACM Mortgage Loans to the extent Wells Fargo is the Servicer thereof after the related Servicing Transfer Date.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and all applicable law and regulations and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i) any relationship that the Servicer or any of its Affiliates may have with the related Mortgagor;

(ii) the ownership of any Certificate by the Servicer or any of its Affiliates;

(iii) the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv) the Servicer’s right to receive compensation for its services hereunder.

Subject only to the above-described servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the related Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable with the goal of maximizing proceeds of the Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trust Fund, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or subordination, and all other comparable instruments, with respect to the related Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust Fund and the Certificateholders. The Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.14, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer a power of attorney in the form of Exhibit D hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and furnished to the Trustee by the Servicer, and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney and shall be indemnified by the Servicer for any cost, liability or expense incurred by the Trustee in connection with the Servicer’s use or misuse of any such power of attorney.

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The Servicer is hereby authorized and empowered in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable by the Trust Fund to the Servicer.

In accordance with Accepted Servicing Practices, the Servicer shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the related Mortgagors pursuant to Section 3.07 of this Agreement, and further as provided in Section 3.09 of this Agreement; provided, however, the Servicer shall only make such Servicing Advance if the related Mortgagor has not made such payment and if the failure to make such Servicing Advance would result in the loss of the related Mortgaged Property due to a tax sale or foreclosure as result of a tax lien; provided, however, that the Servicer shall be required to make such Servicing Advances only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Mortgage Loan. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Scheduled Principal Balance of such Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.09 of this Agreement, and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement. Notwithstanding the foregoing, the parties understand and agree that, with respect to any Mortgage Loan (1) the Master Servicer shall not approve the reimbursement of any Servicing Advance made with respect to such Mortgage Loan prior to the Cut-off Date (each, a “Pre-Cut-off Date Advance”) unless and until it has received a Servicing Advance Schedule listing the amount of Pre-Cut-off Date Advances made in respect of such Mortgage Loan from (a) the Servicer with respect to any Mortgage Loans that were transferred to the Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to the Servicer after the Cut-off Date, as applicable, (2) the aggregate Pre-Cut-off Date Advances reimbursable hereunder with respect to such Mortgage Loan shall not exceed the amount of Pre-Cut-off Date Advances for such Mortgage Loan shown on the Servicing Advance Schedule delivered to the Master Servicer, (3) the Depositor shall be deemed to have agreed with and approved the Pre-Cut-off Date Advances shown on any Servicing Advance Schedule furnished to the Master Servicer, and (4) the Master Servicer will have no liability to the Depositor, the Servicer or any other Person, including any Certificateholder, for approving reimbursement of related Pre-Cut-off Date Advances so long as the aggregate amount of such advances reimbursed hereunder does not exceed of the amount of Pre-Cut-off Date Advances for such Mortgage Loan shown on the Servicing Advance Schedule. In no event shall the Servicer be entitled to reimbursement for any Pre-Cut-off Date Advance if the Servicer determines that such Pre-Cut-off Date Advance constitutes a Nonrecoverable Servicing Advance.

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Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and shall not permit any modification with respect to any related Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such related Mortgage Loan (unless, as provided in Section 3.06 of this Agreement, the related Mortgagor is in default with respect to the related Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

In the event that the Mortgage Loan Documents relating to a Mortgage Loan contain provisions requiring the related Mortgagor to arbitrate disputes (at the option of the Trustee, on behalf of the Trust), the Trustee hereby authorizes the Servicer to waive the Trustee’s right or option to arbitrate disputes and to send written notice of such waiver to the Mortgagor, although the Mortgagor may still require arbitration at its option.

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To the extent that the Servicer has serviced the Mortgage Loans for a period of sixty (60) days, the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations and any other applicable law, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

SECTION 3.02. Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

(a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub- Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the Servicer shall cause any Sub-Servicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 3.17, 3.18 and 3.19 hereof), to the same extent as if such Sub-Servicer were the Servicer. The Servicer shall be responsible for obtaining from each Sub-Servicer and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes-Oxley related certification as and when required to be delivered. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b) Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Subcontractor that does not meet the eligibility requirements for a Sub-Servicer, so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Subcontractor. The Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance reasonably satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this subsection; provided, however, that the Servicer shall not be required to provide the information in clauses (i) or (ii) of this subsection until such time that the applicable assessment of compliance is due pursuant to Section 3.18 of this Agreement. The use by the Servicer of any such Subcontractor shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Subcontractor as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Subcontractor from the Servicer’s own funds.

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(c) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer for the benefit of the Master Servicer, the Trustee and the Depositor to comply with the provisions of Sections 3.18 and 3.19 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the Master Servicer and any Depositor any assessment of compliance, attestation report and Sarbanes-Oxley related certification required to be delivered by such Subcontractor under Sections 3.18 and 3.19, in each case as and when required to be delivered.

(d) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

SECTION 3.03. Successor Sub-Servicers.

Any Sub-Servicing Agreement shall provide that the Servicer shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated as soon as is reasonably possible by any successor to the Servicer without fee or, in the event a termination fee exists, such fee shall be payable by the Servicer from its own funds without reimbursement therefor, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the Servicer of the related Mortgage Loans (including termination due to the Servicer Event of Default). The Servicer shall be entitled to enter into an agreement with its Sub-Servicer and Subcontractor for indemnification of the Servicer or Subcontractor, as applicable, by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.04. No Contractual Relationship Between Sub-Servicer, Subcontractor, Trustee or the Certificateholders.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer or a Subcontractor, as applicable shall be deemed to be between the Sub-Servicer and the Servicer or Subcontractor, as applicable alone and the Master Servicer, Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer or Subcontractor except as set forth in Section 3.05 of this Agreement.

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SECTION 3.05. Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer pursuant to Section 8.02, it is understood and agreed that the Servicer’s rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Sub-Servicer.

The Servicer shall, upon the reasonable request of the Master Servicer, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

The Servicing Fee payable to any such successor servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

SECTION 3.06. Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and Accepted Servicing Practices, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note related to a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to this clause shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with Accepted Servicing Practices may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Scheduled Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action). The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

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SECTION 3.07. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one (1) Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event later than the second Business Day after the deposit of good funds into the clearing account, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made by the Servicer only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items; (ii) reimburse itself out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.11 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) for application to restore or repair the related Mortgaged Property in accordance with Section 3.11; (v) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or, only to the extent not required to be paid to the related Mortgagors, to pay itself interest on balances in the Servicing Account; or (vi) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01 and Section 3.11. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer shall, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless the Servicer determines the advance to be nonrecoverable. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments subject to its determination of recoverability.

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SECTION 3.08. Collection Account and Distribution Account.

(a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more “Collection Accounts”, held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event later than two Business Days after the deposit of good funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date other than amounts attributable to a Due Date on or prior to the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest (net of the related Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property) and all Subsequent Recoveries with respect to the Mortgage Loans;

(iv) any amounts required to be deposited by the Servicer pursuant to Section 3.10 of this Agreement in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.11(a) of this Agreement in respect of any blanket policy deductibles; and

(vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer and all proceeds (net of amounts payable or reimbursable to the Servicer, the Master Servicer, the Trustee, the Custodian or the Securities Administrator) of Mortgage Loans purchased in accordance with Section 2.03, Section 3.13 or Section 10.01 of this Agreement.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income, Prepayment Interest Excess and payments in the nature of late payment charges, assumption fees or other similar fees need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional servicing compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

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(b) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee, the Trust Fund and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account on or before 12:00 noon New York time on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of any funds reimbursable to an Advance Financing Person pursuant to Section 3.25 of this Agreement.

With respect to any remittance received by the Securities Administrator after the Servicer Remittance Date on which such payment was due, the Securities Administrator shall send written notice thereof to the Servicer. The Servicer shall pay to the Securities Administrator interest on any such late payment by the Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the Servicer Remittance Date and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Securities Administrator to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

On the Servicer Remittance Date, GMACM shall remit all amount required to be remitted to the Securities Administrator for deposit in the Distribution Account as provided in the Servicing Agreement.

(c) Funds in the Collection Account and in the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.10. The Servicer shall give notice to the Trustee, the Securities Administrator and the Master Servicer of the location of the Collection Account when established and prior to any change thereof. The Securities Administrator shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d) Funds held in the Collection Account at any time may be delivered by the Servicer in immediately available funds to the Securities Administrator for deposit in the Distribution Account. In the event the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator incur liability as a result of withdrawals from the Distribution Account at the direction of the Servicer in accordance with the immediately preceding sentence. In addition, the Servicer shall deliver to the Securities Administrator no later than the Servicer Remittance Date the amounts set forth in clauses (i) through (iv) below:

(i) any P&I Advances, as required pursuant to Section 5.03 of this Agreement;

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(ii) any amounts required to be deposited pursuant to Section 3.21(d) or 3.21(f) of this Agreement in connection with any related REO Property;

(iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01 of this Agreement; and

(iv) any amounts required to be deposited pursuant to Section 3.22 of this Agreement in connection with any Prepayment Interest Shortfalls.

SECTION 3.09. Withdrawals from the Collection Account and Distribution Account.

(a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.03 of this Agreement:

(i) to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.08(b) of this Agreement or permitted to be so remitted pursuant to the first sentence of Section 3.08(d) of this Agreement;

(ii) subject to Section 3.13(d) of this Agreement, to reimburse itself (including any successor Servicer) for P&I Advances made by it, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 5.03;

(iii) subject to Section 3.13(d) of this Agreement, to pay itself any unpaid Servicing Fees and reimburse itself any unreimbursed Servicing Advances with respect to each related Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such related Mortgage Loan or rental or other income from the related REO Property;

(iv) to pay to itself as servicing compensation (in addition to the Servicing Fee or any portion thereof payable to the Servicer) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

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(v) to pay to itself or the Sponsor, as the case may be, with respect to each related Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.13(c) of this Agreement all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

(vi) to reimburse itself (including any successor to the Servicer) for

(A) any P&I Advance or Servicing Advance previously made by it which the Servicer has determined to be a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance in accordance with the provisions of Section 5.03 of this Agreement; provided, however, the Servicer shall not be entitled to reimbursement for any Servicing Advance made prior to the Cut-off Date if the Servicer determines that such Servicing Advance constitutes a Nonrecoverable Servicing Advance;

(B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.08(a)(iii) of this Agreement; or

(C) any P&I Advance or Servicing Advance made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by the Servicer in accordance with the terms of this Agreement; provided that the Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification or as otherwise provided in this Section 3.09;

(vii) to reimburse itself or the Depositor for expenses incurred by or reimbursable to itself or the Depositor, as the case may be, pursuant to Section 3.01 or Section 7.03 of this Agreement;

(viii) to reimburse itself or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the related Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any related Mortgage Loan pursuant to Section 3.13(b) of this Agreement;

(x) to pay to itself any Prepayment Interest Excess on the related Mortgage Loans to the extent not retained pursuant to Section 3.08(a)(ii)) of this Agreement; and

(xi) to clear and terminate the Collection Account pursuant to Section 10.01 of this Agreement.

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The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (vii), (viii), (ix), (x) and (xi) above.

(b) The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i) to make distributions to Certificateholders in accordance with Section 5.01 of this Agreement;

(ii) to pay to itself, the Custodian and the Master Servicer amounts to which it is entitled pursuant to Section 9.05 of this Agreement or any other provision of this Agreement and any Extraordinary Trust Fund Expenses;

(iii) to reimburse itself or the Master Servicer pursuant to Section 8.01(a) and Section 8.02 of this Agreement;

(iv) to pay any amounts in respect of taxes pursuant to Section 11.01(g)(v) of this Agreement;

(v) to pay the Credit Risk Management Fee to the Credit Risk Manager; and

(vi) to clear and terminate the Distribution Account pursuant to Section 10.01 of this Agreement.

SECTION 3.10. Investment of Funds in the Investment Accounts.

(a) The Servicer may direct, by means of written directions (which may be standing directions), any Depository Institution maintaining the Collection Account to invest the funds in the Collection Account (for purposes of this Section 3.10, an “Investment Account”) in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor on such Permitted Investment. Amounts in the Distribution Account may be invested in Permitted Investments as directed in writing by the Master Servicer and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Securities Administrator shall be entitled to sole possession over each such investment in the Distribution Account and, subject to subsection (b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

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(y) demand payment of all amounts due thereunder promptly upon receipt by such party of written notice from the Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.09. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All earnings and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Master Servicer shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

(c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 9.01 and Section 9.02(a)(v), shall, at the written direction of the Servicer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(d) The Trustee, the Master Servicer or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s or the Master Servicer’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee or the Master Servicer pursuant to Section 3.09 or 3.10 or otherwise payable in respect of Extraordinary Trust Fund Expenses. Such additional compensation shall not be an expense of the Trust Fund.

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SECTION 3.11. Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage and Primary Mortgage Insurance.

(a) The terms of each Mortgage Note require the related Mortgagor to maintain fire, flood and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of the related Mortgage Loan and the amount necessary to compensate fully for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan (including, with respect to each second lien Mortgage Loan, the outstanding principal balance of the related first lien) at the time it became an REO Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.09, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.21, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy in an amount representing coverage equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law that a Mortgaged Property or REO Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

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In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best’s Key Rating Guide or otherwise acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the related Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations to cause fire and hazard insurance to be maintained on the Mortgaged Properties, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with this Section 3.11, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund, the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee.

(c) The Servicer shall not take any action that would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer shall use its best efforts to keep in force and effect any applicable primary mortgage insurance policy and, to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance, any other primary mortgage insurance applicable to any Mortgage Loan. Except as required by applicable law or the related Mortgage Loan Documents, the Servicer shall not cancel or refuse to renew any such primary mortgage insurance policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

The Servicer agrees to present on behalf of the Trustee and the Certificateholders claims to the applicable insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.08 of this Agreement, any amounts collected by the Servicer under any primary mortgage insurance policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.09 of this Agreement. Notwithstanding any provision to the contrary, the Servicer shall not have any responsibility with respect to a primary mortgage insurance policy unless the Servicer has been made aware of such policy, as reflected on the Mortgage Loan Schedule or otherwise and have been provided with adequate information to administer such policy.

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(d) The Servicer need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds in excess of $20,000:

(i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account, if any.

(e) The Servicer agrees to present on behalf of the Trustee and the Certificateholders claims to the applicable insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.08, any amounts collected by the Servicer under any primary mortgage insurance policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.09. Notwithstanding any provision to the contrary, the Servicer shall not have any responsibility with respect to a primary mortgage insurance policy unless the Servicer has been made aware of such policy, as reflected on the Mortgage Loan Schedule or otherwise and have been provided with adequate information to administer such policy.

SECTION 3.12. Enforcement of Due-on-Sale Clauses; Assumption Agreements

The Servicer shall, to the extent it has knowledge of any conveyance of any related Mortgaged Property by any related Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes that it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer shall enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the related Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee (or the Custodian) that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or the Custodian) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

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Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.12, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use commercially reasonable efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections 3.09 and 3.21. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b) Notwithstanding the foregoing provisions of this Section 3.13 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

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(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.13 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans serviced by the Servicer.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Sections 3.09(a)(iii) or 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans serviced by the Servicer.

(c) The Servicer shall have the right to purchase from REMIC I any defaulted Mortgage Loan serviced by it that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

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(d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed P&I Advances and Servicing Advances, pursuant to Section 3.09(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 3.09(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Servicing Advances or P&I Advances in accordance with Section 3.09(a)(ii) and any other amounts reimbursable to the Servicer pursuant to Section 3.09, and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.08(b). Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.15.

SECTION 3.14. Trustee to Cooperate; Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will promptly furnish to the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall within three (3) Business Days release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account, unless it shall represent a Servicing Advance.

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(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release within five (5) Business Days the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

Notwithstanding the foregoing, in connection with a Principal Prepayment in full of any Mortgage Loan, the Master Servicer may request release of the related Mortgage File from the Custodian, in accordance with the provisions of the Custodial Agreement, in the event the Servicer fails to do so.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee’s sale or other documents prepared and delivered to the Trustee and reasonably acceptable to it and necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. So long as no Servicer Event of Default shall have occurred and be continuing, the Servicer shall have the right to execute any and all such court pleadings, requests and other documents as attorney-in-fact for, and on behalf of the Trustee. Notwithstanding the preceding sentence, the Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting in its capacity as attorney in fact for and on behalf of the Trustee.

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SECTION 3.15. Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan serviced by it payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.22. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.09(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.21. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement to the extent permitted herein.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.09(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.21(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.10. In addition, the Servicer shall be entitled to retain or withdraw from the Collection Account, pursuant to Section 3.09(a)(x), any Prepayment Interest Excess with respect to the Mortgage Loans serviced by it as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.16. Collection Account Statements.

Upon request, not later than fifteen (15) days after each Distribution Date, the Servicer shall forward to the Master Servicer and the Securities Administrator (and the Master Servicer shall deliver to the Depositor), a statement prepared by the institution at which the Collection Account is maintained setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account. Copies of such statement and any similar statements provided by the Servicer shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

SECTION 3.17. Annual Statement as to Compliance.

(a) The Servicer shall deliver (and shall cause any Sub-Servicer engaged by it to deliver) to the Master Servicer (and the Master Servicer shall deliver to the Depositor) on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of the Servicer’s performance under this Agreement, or such other applicable agreement in the case of a Sub-Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Sub-Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer’s Certificate from the Servicer, any Sub-Servicer engaged by the Servicer, the Depositor shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of the Servicer’s obligations hereunder or, in the case of a Sub-Servicer, under such other applicable agreement.

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(b) Failure of the Servicer to comply timely with this Section 3.17 shall be deemed a Servicer Event of Default as to the Servicer, automatically, without notice and without any cure period, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than the Servicer’s right to reimbursement of unreimbursed P&I Advances and Servicing Advances and accrued and unpaid Servicing Fees in the manner provided in this Agreement). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(c) In the event the Servicer or any Sub-Servicer engaged by the Servicer is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Sub-Servicer, as the case may be, such party shall provide an Officer’s Certificate with respect to the related year pursuant to this Section 3.17(c) or to such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation for the related year.

SECTION 3.18. Assessments of Compliance and Attestation Reports.

(a) By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Master Servicer, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 5.06(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Notwithstanding the foregoing, neither the Servicer nor any Servicing Function Participant engaged by the Servicer shall be required to deliver any assessments until March 31st in any given year so long as it has not received written confirmation from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding calendar year; provided however that, notwithstanding the foregoing, no Subcontractor will be required to deliver any assessments in any given year in which the Form 10-K is not required to be filed.

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(b) By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall cause, and the Servicer shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Notwithstanding the foregoing, neither the Servicer nor any Servicing Function Participant engaged by the Servicer shall be required to deliver or cause the delivery of such reports until March 31st in any given year so long as the Servicer has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year provided however that, notwithstanding the foregoing, no Subcontractor will be required to deliver any reports in any given year in which the Form 10-K is not required to be filed.

(c) Failure of the Servicer to comply timely with this Section 3.18 shall be deemed a Servicer Event of Default as to the Servicer, automatically, without notice and without any cure period, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than the Servicer’s right to reimbursement of unreimbursed P&I Advances and Servicing Advances and accrued and unpaid Servicing Fees in the manner provided for in this Agreement). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(d) In the event the Servicer or any Servicing Function Participant engaged by the Servicer is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide a report on assessment of compliance with respect to the related year pursuant to this Section 3.18(d) or to such other applicable agreement, notwithstanding any such termination, assignment or resignation for the related year.

(e) Notwithstanding the foregoing provisions of this Section 3.18, (i) in the event that during any calendar year (or applicable portion thereof) the Servicer services 5% or less of the Mortgage Loans, as calculated by the Master Servicer, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to the Trust, then, in each such event, the Servicer may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide (and cause each Subservicer and Subcontractor described in clause (a)(iii) above to provide) to the Depositor and the Master Servicer, by not later than March 15 of such calendar year, an Annual Independent Public Accountants’ Servicing Report. If the Servicer provides an Annual Independent Public Accountants’ Servicing Report pursuant to this subsection (c), then the certification required to be delivered by the Servicer (and its Subservicers and Subcontractors) pursuant to clause (a)(iv) above shall be in the form of Exhibit C-2 attached hereto.

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SECTION 3.19. Annual Certification; Additional Information.

(a) The Servicer shall and shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit C, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. In the event the Servicer or any Servicing Function Participant engaged by it is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.19 with respect to the period of time it was subject to this Agreement or any applicable Sub-Servicing Agreement, as the case may be.

(b) The Servicer shall indemnify and hold harmless the Master Servicer, the Securities Administrator, the Trustee, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.19 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith. Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator, the Trustee and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Securities Administrator, the Trustee and the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Trustee and the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 3.19.

(c) The Servicer shall provide to the Master Servicer prompt notice of the occurrence of any of the following:

(i) any Servicer Event of Default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Sub-Servicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer that is material to the Certificateholders, and to the extent disclosure is required under Regulation AB, any affiliation or other significant relationship between the Servicer and the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Custodian, the Swap Provider and the originator.

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(ii) If the Servicer has knowledge of the occurrence of any of the events described in this clause (ii), then no later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of the Trust, the Servicer shall provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or servicer transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) any material pool asset changes (such as, additions, substitutions or repurchases) relating to the Mortgage Loans serviced by the Servicer (Item 1121(a)(14) of Regulation AB).

(d) The Servicer shall provide to the Securities Administrator and the Master Servicer such additional information as the Securities Administrator and the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by the Servicer pursuant to this Agreement, and such other information related to the Servicer or its performance hereunder.

SECTION 3.20. Access to Certain Documentation.

The Servicer shall provide to the Depositor and the Trustee at the request of the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificate Owner, access to the documentation regarding the related Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section 3.20 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.20 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any Person unless provisions have been made for the reimbursement of the costs thereof.

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SECTION 3.21. Title, Management and Disposition of REO Property.

(a) The deed or certificate of sale of any REO Property related to a Mortgage Loan shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund and for the benefit of the Certificateholders. The Servicer, on behalf of REMIC I, shall either sell any REO Property by the close of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than sixty (60) days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three (3) years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to the maintenance of separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the related REO Account.

(c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property related to a Mortgage Loan serviced by it as are consistent with the manner in which the Servicer manages and operates similar property owned by it or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one (1) Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account in no event more than two (2) Business Days after the deposit of good funds into the clearing account, all revenues received by it with respect to an REO Property related to a Mortgage Loan serviced by it and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

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(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding the foregoing, the Servicer, on behalf of the Trust Fund, shall not:

(i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) allow any Person to Directly Operate any REO Property on any date more than ninety (90) days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Servicer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty (30) days following the receipt thereof by such Independent Contractor;

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(iii) none of the provisions of this Section 3.21(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Trust Fund and for the benefit of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.15 is sufficient to pay such fees. Any such agreement shall include a provision that such agreement may be immediately terminated by any successor Servicer without fee, in the event the Servicer shall for any reason, no longer be the Servicer of the Mortgage Loans (including termination due to a Servicer Event of Default).

(d) In addition to the withdrawals permitted under Section 3.21(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account and deposit into the Distribution Account in accordance with Section 3.08(d)(ii), for distribution on the related Distribution Date in accordance with Section 5.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.21(c) or this Section 3.21(d).

(e) Subject to the time constraints set forth in Section 3.21(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Practices.

(f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.08(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

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(g) The Servicer shall file information returns (and shall provide a certification of a Servicing Officer to the Master Servicer that such filings have been made) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.22. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls; Relief Act Interest Shortfalls.

The Servicer shall deliver to the Securities Administrator for deposit into the Distribution Account on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate amount of the Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the related Mortgage Loans for the related Distribution Date resulting solely from voluntary Principal Prepayments received by the Servicer during the portion of the related Prepayment Period occurring between the fourteenth (14th) day of the month preceding the month preceding the month in which the related Distribution Date occurs and ending on the last day of such month and (ii) the aggregate amount of the related Servicing Fees payable to Servicer on such Distribution Date with respect to the related Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of this Section 3.22. The Servicer shall not be obligated to pay the amounts set forth in this Section 3.22 with respect to shortfalls resulting from the application of the Relief Act.

SECTION 3.23. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Scheduled Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Securities Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.23 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

SECTION 3.24. [Reserved].

SECTION 3.25. Advance Facility.

(a) Notwithstanding anything to the contrary contained herein, (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) but no more than two Advance Facilities, without the prior written consent of the Trustee, which consent shall not be unreasonably withheld, under which (A) the Servicer sells, assigns or pledges to an advancing person (an “Advance Financing Person”) its rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advance Financing Person agrees to finance some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee (which rights shall terminate upon the resignation, termination or removal of the Servicer pursuant to the terms of this Agreement); it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to any amounts for reimbursement of P&I Advances or Servicing Advances so assigned or to the portion of the Servicing Fee so assigned. Subject to the provisions of the first sentence of this Section 3.25(a), no consent of the Depositor, Trustee, Master Servicer, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility, but the Servicer shall provide notice to the Depositor, Master Servicer and the Trustee of the existence of any such Advance Facility promptly upon the consummation thereof stating (a) the identity of the Advance Financing Person and (b) the identity of any Person (“Servicer’s Assignee”) who has the right to receive amounts in reimbursement of previously unreimbursed P&I Advances or Servicing Advances. Notwithstanding the existence of any Advance Facility under which an advancing person agrees to finance P&I Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

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(b) Reimbursement amounts (“Advance Reimbursement Amounts”) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the related Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

(c) The Servicer shall maintain and provide to any successor Servicer (with, upon request, a copy to the Trustee) a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d) Reimbursement amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis. The documentation establishing any Advance Facility shall require the Servicer to provide to the related Advance Financing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advance Financing Person or Advance Facility trustee on each Distribution Date, to enable the Advance Financing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advance Financing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advance Financing Person.

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(e) Any amendment to this Section 3.25 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.25, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment is authorized hereunder and has no material adverse effect on the Certificateholders, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel to such effect) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the P&I Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of P&I Advances and/or Servicing Advances only to the extent provided herein, and neither the Master Servicer, the Securities Administrator, the Trustee nor the Trust are otherwise obligated or liable to repay any P&I Advances and/or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as Servicing Fees and as reimbursement for P&I Advances and/or Servicing Advances funded by the lender, as applicable, subject to the restrictions and priorities created in this Agreement; and (c) neither the Master Servicer, the Securities Administrator nor the Trustee shall have any responsibility to calculate any amount payable under an Advance Facility or to track or monitor the administration of the financing arrangement between the Servicer and the lender or the payment of any amount under an Advance Facility.

(f) The Servicer shall indemnify the Master Servicer, the Securities Administrator, the Trustee and the Trust Fund for any cost, liability or expense relating to the Advance Facility including, without limitation, a claim, pending or threatened, by an Advance Financing Person.

SECTION 3.26. Indemnification.

The Servicer agrees to indemnify the Trustee, Master Servicer and the Securities Administrator, from, and hold the Trustee, Master Servicer and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Servicer, the Trustee, the Master Servicer and the Securities Administrator. Any payment hereunder made by the Servicer to any such Person shall be from the Servicer’s own funds, without reimbursement from REMIC I therefor.

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SECTION 3.27. Transfer to a Special Servicer; Purchase of Delinquent Mortgage Loans.

Upon a Mortgage Loan becoming ninety (90) days or more delinquent, the Servicer may be terminated as Servicer with respect to such Mortgage Loan at the sole option of the Sponsor and all servicing rights and responsibilities with respect to such Mortgage Loan will transfer to a special servicer pursuant to Section 7.11 of this Agreement. If the Sponsor does not exercise such option with respect to any such Mortgage Loan and has not exercised such option previously, within ninety (90) days following the date on which such Mortgage Loan became ninety (90) days delinquent, the Servicer shall have the right to purchase such Mortgage Loan at a price equal to 100% of the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest, plus unreimbursed Monthly Advances and Servicing Advances, plus any unpaid Servicing Fees and Credit Risk Management Fees. For the avoidance of doubt, once the Sponsor exercises its rights under Section 7.11, the Servicer will no longer have the right to purchase any Mortgage Loans that become ninety (90) days or more delinquent.

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ARTICLE IV

ADMINISTRATION AND MASTER SERVICING
OF THE MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 4.01. Master Servicer.

The Master Servicer shall, from and after the Closing Date supervise, monitor and oversee the obligations of Wells Fargo under this Agreement and GMACM under the Servicing Agreement to service and administer the Mortgage Loans in accordance with the terms of this Agreement or the Servicing Agreement, as applicable, and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause the Servicers to perform and observe the covenants, obligations and conditions to be performed or observed by the related Servicer under this Agreement or the Servicing Agreement, as applicable. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to each Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 5.03 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by each Servicer.

The Trustee shall furnish each Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable each Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicers pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s misuse of any such power of attorney.

The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

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The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

SECTION 4.02. REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicers or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 11.01(f) of this Agreement.

SECTION 4.03. Monitoring of Servicers.

(a) The Master Servicer shall be responsible for monitoring the compliance by Wells Fargo with its duties under this Agreement or GMACM with its duties under the Servicing Agreement. In the review of the related Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the related Servicer with regard to such Servicer’s compliance with the terms of this Agreement or the terms of the Servicing Agreement, as applicable. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with the terms hereof or the terms of the Servicing Agreement, or that a notice should be sent pursuant to the terms hereof or the terms of the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default or an event of default under the Servicing Agreement, the Master Servicer shall notify the related Servicer, the Sponsor and the Trustee thereof and the Trustee shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of Wells Fargo under this Agreement and GMACM under the Servicing Agreement. In the event that Wells Fargo fails to perform its obligations in accordance with this Agreement the Master Servicer shall, subject to this Section and Article VIII, terminate the rights and obligations of Wells Fargo hereunder in accordance with the provisions of Article VIII of this Agreement. In the event that GMACM fails to perform its obligations in accordance with the Servicing Agreement, the Master Servicer shall terminate the rights and obligations of GMACM as servicer in accordance with the Servicing Agreement and shall act as servicer of the Mortgage Loans or shall appoint a successor servicer in accordance with the provisions of Article VIII. In the event that Wells Fargo fails to perform its obligations in accordance with this Agreement, the Master Servicer shall terminate the rights and obligations of Wells Fargo as servicer in accordance with this Agreement and the Trustee shall act as servicer of the Mortgage Loans or shall appoint a successor servicer in accordance with the provisions of Article VIII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Except as set forth below, the Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer and the Trustee shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action. To the extent that such costs and expenses are not indemnified by Wells Fargo or GMACM hereunder or under the Servicing Agreement, then the Trustee and the Master Servicer shall be indemnified for such costs and expenses out of the Trust Fund.

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(c) The Master Servicer or the Trustee, as applicable, shall be entitled to be reimbursed by the related Servicer (or from amounts on deposit in the Distribution Account if the Servicer is unable to fulfill its obligations hereunder or under the Servicing Agreement) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the related Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by a successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(d) The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement and the Servicing Agreement, as applicable.

(e) If the Master Servicer or the Trustee acts as successor to a Servicer, it will not assume any liability for the representations and warranties of the terminated Servicer.

SECTION 4.04. Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

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SECTION 4.05. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit a Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II or REMIC III, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it by empowering the Master Servicer or the Servicers to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement or the Servicing Agreement and the Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the related Servicer and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

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SECTION 4.06. Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with this Agreement or the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the Servicing Agreement and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the Servicing Agreement.

SECTION 4.07. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit to the Trustee or the Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Securities Administrator for deposit in the Distribution Account. The Master Servicer shall, and, subject to Section 3.20 of this Agreement or, to the extent provided therein, the Servicing Agreement, shall cause the Servicers to provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Securities Administrator for deposit in the Distribution Account.

SECTION 4.08. Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce the obligation of Wells Fargo under this Agreement and GMACM under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in Section 3.11 of this Agreement or the eligibility requirements set forth in the Servicing Agreement, as applicable, and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

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SECTION 4.09. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce each Servicer’s obligations under this Agreement or the Servicing Agreement, as applicable, to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to such Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited or remitted.

SECTION 4.10. Maintenance of Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or permit a Servicer to take (to the extent such action is prohibited by this Agreement or the Servicing Agreement), any action that would result in noncoverage under any primary mortgage insurance policy of any loss which, but for the actions of the Master Servicer or the related Servicer, as applicable, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement or the Servicing Agreement. The Master Servicer shall not, and shall not permit the Servicers to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement or the Servicing Agreement.

(b) The Master Servicer agrees to cause the Servicers to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans.

SECTION 4.11. Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, as applicable, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicers have otherwise fulfilled their respective obligations under this Agreement or the Servicing Agreement, as applicable, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

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SECTION 4.12. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicers to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the Servicing Agreement, as applicable.

SECTION 4.13. Compensation for the Master Servicer.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the income from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.10. The compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.19 of this Agreement. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 4.14. REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall cause the Servicers to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. Further, the Master Servicer shall cause the Servicers to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless (i) the Trustee shall have been supplied by the related Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the related Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

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(b) The Master Servicer shall cause the Servicers to deposit all funds collected and received in connection with the operation of any REO Property in the REO Account, or in the account designated for such amounts under the Servicing Agreement.

SECTION 4.15. Master Servicer Annual Statement of Compliance.

(a) The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Additional Servicer or Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer or Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer or Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b) The Master Servicer shall include all annual statements of compliance received by it with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 4.15.

(c) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 4.15(c) or to such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(d) Failure of the Master Servicer to comply timely with this Section 4.15 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(e) Copies of such Master Servicer annual statements of compliance shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

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(f) Delivery under this Section 4.15 of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Master Servicer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

SECTION 4.16. Master Servicer Assessments of Compliance.

(a) By March 15 of each year, commencing in March 2008, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 5.06(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 4.17) of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit E and notify the Depositor of any exceptions.

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(d) The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 4.16.

(e) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 4.16(e) or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(f) Failure of the Master Servicer to comply timely with this Section 4.16 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 4.17. Master Servicer Attestation Reports.

(a) By March 15 of each year, commencing in March 2008, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b) Promptly after receipt of such assessment of compliance and attestation report from the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 4.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

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(c) The Master Servicer shall include each such attestation furnished to it from the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section 4.17.

(d) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement or servicing or sub-servicing agreement in the case of a Servicing Function Participant, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 4.17 or such other applicable agreement notwithstanding any such termination, assignment or resignation.

(e) Failure of the Master Servicer to comply timely with this Section 4.17 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 4.18. Annual Certification.

Each Form 10-K required to be filed for the Trust pursuant to Section 5.06 shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Master Servicer and the Securities Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit C, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The officer of the Master Servicer in charge of the master servicing function shall serve as the senior Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated, assigns its rights or duties under, or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.18 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this Section 4.18.

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SECTION 4.19. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of any Prepayment Interest Shortfalls, the Master Servicer shall deposit into the Distribution Account not later than the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date, and not so paid by the Servicers and (ii) the aggregate amount of the compensation payable to the Master Servicer for such Distribution Date in accordance with Section 4.13, without reimbursement therefor.

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ARTICLE V

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 5.01. Distributions.

(a) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i) to Holders of each of REMIC I Regular Interest IA and REMIC I Regular Interest I-1-A through I-100-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) immediately above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest IA in an amount equal to the aggregate principal distributions actually and deemed to have been made on the Certificates other than the Class A-1 Certificates, until the Uncertificated Balance of REMIC I Regular Interest IA has been reduced to zero and second, to REMIC I Regular Interests I-1-A through I-100-B starting with the lowest numerical denomination in an amount equal to the aggregate principal distributions actually and deemed to have been made on the Class A-1 Certificates, until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii) any remaining amount to the Holders of the Class R Certificates, in respect of the Class R-I Interest.

(2) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates, in respect of the Class R-II Interest, as the case may be:

(i) first to the Holders of REMIC II Regular Interest IO, in an amount equal to (A) Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest B-4, REMIC II Regular Interest B-5 and REMIC II Regular Interest B-6 pro rata, in an amount equal to the amount of interest and principal distributed on the Corresponding Certificates for such Distribution Date; and

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(ii) any remaining amount to the Holders of the Class R Certificates, in respect of the Class R-II Interest.

(b) [Reserved].

(c) On each Distribution Date prior to the Credit Support Depletion Date, the Available Distribution Amount will be distributed in the following manner and order of priority:

(i) first, from the Senior Interest Distribution Amount, to the Swap Account to pay any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider for such Distribution Date;

(ii) second, concurrently, to each class of Senior Certificates, from the Senior Interest Distribution remaining after payments pursuant to clause (i) above the Accrued Certificate Interest with respect to each such Class on a pro rata basis, based on the entitlement of each such Class; provided, however, if after taking into account amounts available under the Class A Swap Agreement, there are any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any interest amounts otherwise payable to the Class A-2 Certificates pursuant to this clause will be deposited in the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

(iii) third, concurrently, to the Senior Certificates from the Available Distribution Amount remaining after payments pursuant to clauses (c)(i) and (c)(ii) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, if any Net Swap Payments or Swap Termination Payments, or any portion thereof, payable to the Swap Provider pursuant to clause (c)(i) above remain unpaid, principal payable to the Class A-2 Certificates and then principal payable to the Class A-1 Certificates, in that order, will be reduced by the amount of such unpaid Net Swap Payments or Swap Termination Payments and such amounts will be deposited in the Swap Account for payment to the Swap Provider; provided further that if there are any remaining unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any principal amounts otherwise payable to the Class A-2 Certificates pursuant to this clause will be deposited in the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

(iv) fourth, from the Available Distribution Amount remaining after payments pursuant to clauses (c)(i) through (c)(iii), to each Class of Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount on a pro rata basis, based on the entitlement of each such Class;

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(v) fifth, from the Available Distribution Amount remaining after payments pursuant to clauses (c)(i) through (c)(iv) above, to the Subordinate Certificates, on a pro rata basis, an amount equal to their respective portions of the Subordinate Interest Distribution Amount for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Subordinate Certificates junior to such Class will be distributed to the most senior Class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class;

(vi) sixth, to the Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (c)(i) through (c)(v) above, by Pro Rata Allocation, the amount of any unreimbursed Realized Losses previously allocated to such Classes of Certificates and then to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, the amount of any unreimbursed Realized Losses previously allocated to such Classes of Certificates;

(vii) seventh, to the Swap Account, an amount equal to any Swap Termination Payments resulting from a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Class A Swap Agreement; and

(viii) eighth, to the Class R Certificates, the remainder (which is expected to be zero), of any of the Available Distribution Amount remaining after distributions pursuant to clauses (c)(i) through (c)(vii) above.

(d) On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount on such Distribution Date, distributions will be made in the following manners and order of priority:

(i) first, from the Senior Interest Distribution Amount, to the Swap Account to pay any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider for such Distribution Date;

(ii) second, concurrently, to each class of Senior Certificates, from the Senior Interest Distribution remaining after payments pursuant to clause (d)(i) above the Accrued Certificate Interest with respect to each such Class on a pro rata basis, based on the entitlement of each such Class; provided, however, if after taking into account amounts available under the Class A Swap Agreement, there are any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any interest amounts otherwise payable to the Class A-2 Certificates pursuant to this clause will be deposited in the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

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(iii) third, concurrently, to the Senior Certificates from the Available Distribution Amount remaining after payments pursuant to clauses (d)(i) and (d)(ii) above, the related Senior Principal Distribution Amount, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, if any Net Swap Payments or Swap Termination Payments, or any portion thereof, payable to the Swap Provider pursuant to clause (d)(i) above remain unpaid, principal payable to the Class A-2 Certificates and then principal payable to the Class A-1 Certificates, in that order, will be reduced by the amount of such unpaid Net Swap Payments or Swap Termination Payments and such amounts will be deposited in the Swap Account for payment to the Swap Provider; provided further that if there are any remaining unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any principal amounts otherwise payable to the Class A-2 Certificates will be deposited in the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates.

(iv) fourth, from the Available Distribution Amount remaining after payments pursuant to clauses (d)(i) through (d)(iii), to each Class of Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount, on a pro rata basis, based on the entitlement of each such class.

(v) fifth, to the Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (d)(i) through (d)(v) above, on a pro rata basis, based on the entitlement of each such class, the amount of any unreimbursed Realized Losses previously allocated to the Senior Certificates;

(vi) sixth, to the Swap Account, an amount equal to any Swap Termination Payment resulting from a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Class A Swap Agreement; and

(vii) seventh, to the Class R Certificates, the remainder (which is expected to be zero), of any of the Available Distribution Amount remaining after distributions pursuant to clauses (d)(i) through (d)(vii) above.

Notwithstanding the foregoing, any amounts remitted to the Swap Account pursuant to clause (c)(iii) or (d)(iii) above from principal otherwise distributable to the Class A-1 Certificates will reduce the Certificate Principal Balance of the Class A-1 Certificates. In addition, any remittances to the Swap Account or any distributions made to the Class A-1 Certificates pursuant to clause (c)(iii) or (d)(iii) above from principal otherwise distributable to the Class A-2 Certificates will reduce the Certificate Principal Balance of the Class A-2 Certificates. Such amounts may be reimbursed to the Class A-1 Certificates and the Class A-2 Certificates from any Net Swap Payments received under the Class A Swap Agreement, if amounts are available for that purpose.

(e) As described in Sections 5.01(c) and (d) above, amounts payable by the Trust to the Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deposited into the Swap Account and distributed by the Securities Administrator to the Swap Provider as follows:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Class A Swap Agreement for such Distribution Date;

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second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Class A Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator); and

third, from amounts deposited into the Swap Account pursuant to Section 5.01(c)(vii) or (d)(vi) above, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Class A Swap Agreement.

(f) Commencing in September 2007 and ending on the Distribution Date prior to the Swap Termination Date, to the extent required, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be withdrawn by the Securities Administrator from amounts on deposit in the Swap Account and shall be distributed on the related Distribution Date (and with respect to any payments owed to the Swap Provider, one Business Day prior to the 25th day of each month) in the following order of priority:

first, to the Class A-1 Certificates, the amount of any Accrued Certificate Interest on the Class A-1 Certificates remaining unpaid after distributions of the Senior Interest Distribution Amount on such Distribution Date pursuant to Section 5.01(c)(ii) or (d)(ii) above;

second, to the Class A-1 Certificates, the amount of any unpaid Net WAC Rate Carryover Amounts due to the Class A-1 Certificates on such Distribution Date;

third, to the Class A-1 Certificates, in reimbursement of any principal amounts otherwise distributable to the Class A-1 Certificates which were used to pay Net Swap Payments or Swap Termination Payments pursuant to Section 5.01(c)(iii) or (d)(iii);

fourth, to the Class A-2 Certificates, the amount of any Accrued Certificate Interest on the Class A-2 Certificates remaining unpaid after distributions of the Senior Interest Distribution Amount on such Distribution Date pursuant to Section 5.01(c)(ii) or (d)(ii) above;

fifth, to the Class A-2 Certificates, the amount of any interest and/or principal amounts which were otherwise payable to the Class A-2 Certificates, but remitted to the Swap Provider or to the Class A-1 Certificates pursuant to Section 5.01(c)(ii) or (iii) or (d)(ii) or (iii) above; and

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sixth, to the Class A-2 Certificates, any remaining amounts.

(g) On each Distribution Date, interest and principal amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account pursuant to clauses 5.01(c)(ii), 5.01(c)(iii), 5.01(d)(ii) and 5.01(d)(iii) above and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates.

(h) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 5.01(h) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(i) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Servicer, the Securities Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(j) Except as otherwise provided in Section 10.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)
the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

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(ii)	no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 5.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 5.01(j). Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

(k) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Subordinate Certificate be reduced more than once in respect of any particular amount allocated to such Certificate in respect of Realized Losses pursuant to Section 5.04 and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 5.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 5.01.

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SECTION 5.02. Statements to Certificateholders.

On each Distribution Date, the Securities Administrator (based on the information set forth in the Servicer Reports for such Distribution Date and information provided by the Swap Provider under the Class A Swap Agreement with respect to payments made pursuant to the Class A Swap Agreement) shall make available to each Holder of the Certificates, the Servicers, the Credit Risk Manager and the Designated Entity, a statement as to the distributions made on such Distribution Date setting forth:

(i) applicable Interest Accrual Periods and general Distribution Dates;

(ii) the total cash flows received and the general sources thereof;

(iii) the aggregate Servicing Fee received by the Servicers during the related Due Period;

(iv) the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(v) the amount of the related distribution to Holders of the Certificates (by Class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(vi) the amount of such distribution to Holders of the Certificates (by Class) allocable to interest and the portion thereof, if any, provided by the Class A Swap Agreement;

(vii) any Net WAC Rate Carryover Amounts for the Class A-1 Certificates (if any);

(viii) the aggregate amount of Advances included in the distributions on the Distribution Date;

(ix) the number and aggregate principal balance of any Mortgage Loans (not including any Liquidated Mortgage Loans as of the end of the Prepayment Period) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

(x) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xi) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

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(xii) the total number and principal balance of any real estate owned, or REO Properties, as of the end of the related Prepayment Period;

(xiii) the cumulative Realized Losses through the end of the preceding month;

(xiv) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Distribution Account for such Distribution Date;

(xv) the Certificate Principal Balance of the related Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such Distribution Date;

(xvi) the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xvii) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans;

(xviii) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xix) the Interest Distribution Amount in respect of the Class A Certificates and the Subordinate Certificates for such Distribution Date, and in the case of the Class A Certificates and the Subordinate Certificates separately identifying any reduction thereof due to allocations of Prepayment Interest Shortfalls and interest shortfalls including the following Realized Losses: Relief Act Interest Shortfalls and Net WAC Rate Carryover Amounts;

(xx) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.22 of this Agreement, the Master Servicer pursuant to Section 4.19 of this Agreement;

(xxi) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xxii) the amount of, if any, of Net Monthly Excess Cashflow or excess spread and the application of such Net Monthly Excess Cashflow;

(xxiii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxiv) the amount of any Net Swap Payment payable to the Trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Trust and any related Swap Termination Payment payable to the Swap Provider;

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(xxv) the amount of Special Hazard Coverage available to the Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xxvi) the amount of Bankruptcy Coverage available to the Senior Certificates remaining as of the close of business on the applicable Determination Date; and

(xxvii) the amount of Fraud Coverage available to the Senior Certificates remaining as of the close of business on the applicable Determination Date.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to the Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

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On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

SECTION 5.03. Servicer Reports; P&I Advances.

(a) No later than the 10th calendar day of each month, and if the 10th calendar day is not a Business Day, the immediately preceding Business Day, Wells Fargo shall deliver to the Master Servicer and the Securities Administrator by telecopy or electronic mail (or by such other means as Wells Fargo, the Master Servicer and the Securities Administrator may agree from time to time) a remittance report containing such information with respect to the related Mortgage Loans and the related Distribution Date as is reasonably available to Wells Fargo as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by Wells Fargo and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting. Wells Fargo shall deliver additional reporting to the Master Servicer and the Securities Administrator by telecopy or electronic mail (or by such other means as Wells Fargo, the Master Servicer and the Securities Administrator may agree from time to time) two (2) Business Days following the 13th calendar day of each month with respect to any Mortgage Loan for which a Principal Prepayment in full has been made.

(b) The amount of P&I Advances to be made by Wells Fargo on any Distribution Date shall equal, subject to Section 5.03(d), (i) the aggregate amount of Monthly Payments (net of the related Servicing Fees), due during the related Due Period in respect of the Mortgage Loans serviced by the Servicer, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which was acquired during or prior to the related Prepayment Period and as to which an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.21 of this Agreement for distribution on such Distribution Date; provided, however, Wells Fargo shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls, shortfalls due to bankruptcy proceedings, or with respect to Prepayment Interest Shortfalls in excess of its obligations under Section 3.22.

On the Servicer Remittance Date, Wells Fargo shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of any Amounts Held For Future Distribution on deposit therein (in which case it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held For Future Distribution have been, as permitted by this Section 5.03, used by Wells Fargo in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the related Mortgage Loans. In addition, Wells Fargo shall have the right to reimburse itself for any outstanding P&I Advance made from its own funds from Amounts Held for Future Distribution. Any Amounts Held For Future Distribution used by the Servicer to make P&I Advances or to reimburse itself for outstanding P&I Advances shall be appropriately reflected in Wells Fargo’s records and replaced by Wells Fargo by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The Securities Administrator will notify Wells Fargo and the Master Servicer by the close of business on the Business Day prior to the Distribution Date in the event that the amount remitted by Wells Fargo to the Securities Administrator on such date is less than the P&I Advances required to be made by Wells Fargo for the related Distribution Date.

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(c) The obligation of Wells Fargo to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any related Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by Wells Fargo if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by Wells Fargo that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Master Servicer.

(e) Subject to and in accordance with Article VIII of this Agreement, in the event that Wells Fargo fails to make a required P&I Advance, the Trustee or any other successor Servicer will be required to make such P&I Advance on the Distribution Date on which Wells Fargo was required to make such P&I Advance, subject to its determination of recoverability.

(f) The reporting, remittance and advancing obligations of GMACM are set forth in the Servicing Agreement.

SECTION 5.04. Allocation of Realized Losses.

(a) Prior to the Determination Date, the Servicer shall determine as to each Mortgage Loan serviced by the Servicer and any related REO Property and include in the monthly remittance report provided to the Master Servicer and the Securities Administrator (substantially in the form of Schedule 4 hereto) such information as is reasonably available to the Servicer as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by the Servicer and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting, which shall include, but not be limited to: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.

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(b) All Realized Losses on the Mortgage Loans allocated to any REMIC Regular Interest pursuant to Section 5.04(c) on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to the Class B-6 Certificates, until the Certificate Principal Balance of the Class B-6 Certificates has been reduced to zero; second, to the Class B-5 Certificates, until the Certificate Principal Balance of the Class B-5 Certificates has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance of the Class B-4 Certificates has been reduced to zero; fourth, to the Class B-3 Certificates, until the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero, fifth, to the Class B-2 Certificates, until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; seventh, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero; and eighth, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Excess Losses with respect to the Mortgage Loans will be allocated to the outstanding class or classes of Senior Certificates and Subordinate Certificates by Pro Rata Allocation.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the, Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

In addition, in the event that the Servicer receives any Subsequent Recoveries with respect to a Mortgage Loan serviced by it, the Servicer shall deposit such funds into the Collection Account pursuant to Section 3.08. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class A-1 Certificates and the Class A-2 Certificates, in that order and then applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but, in each case, not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Certificates pursuant to Section 5.01(c) or (d) or from Net Swap Payments received under the Swap Agreement. The amount of any remaining Subsequent Recoveries will be applied in the same order of priority as described in the preceding sentence, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Certificates pursuant to Section 5.01(c) or (d) or from Net Swap Payments received under the Swap Agreement. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

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(c) (i) Realized Losses on the Mortgage Loans shall be deemed to have been allocated first, to REMIC I Regular Interest IA in an amount equal to the aggregate Realized Losses allocated to the Certificates other than the Class A-1 Certificates until the Uncertificated Balance of REMIC I Regular Interest IA has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-100-B, starting with the lowest numerical denomination until each such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii) All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC II Regular Interests as follows: to the Holders of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest B-4, REMIC II Regular Interest B-5 and REMIC II Regular Interest B-6, in an amount equal to the amount of Realized Losses allocated to the Corresponding Certificates for such Distribution Date.

SECTION 5.05. Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

SECTION 5.06. Reports Filed with Securities and Exchange Commission.

(a) (i) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit G to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

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(ii) As set forth on Exhibit G hereto, within five (5) calendar days after the related Distribution Date, (A) certain parties to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two (2) Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval by the due date specified herein, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 5.06(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

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(b)  (i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit G to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business New York City time on the second Business Day after the occurrence of a Reportable Event (i) the parties to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval by the third Business Day, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that has been prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 5.06(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, execute or arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

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(c)  (i) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 suspension notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly electronically notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended and such amendment includes any Additional Form 10-D Disclosure (other than for the purposes of restating any Monthly Report), any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will electronically notify the Depositor only if the amendment pertains to an additional reporting item being revised and/or amended on such form, but not if an amendment is being filed as a result of a Remittance Report revision, and the Depositor will cooperate with the Securities Administrator in preparing any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 5.06(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, execute or arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Servicing Agreement and Custodial Agreement, (i) an annual compliance statement for each Servicer, each Additional Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with the Custodian, each, a “Reporting Servicer”) as described under Section 3.17 and Section 4.15 and in such other agreements, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.18 and Section 4.16 and in such other agreements, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.18 and Section 4.16 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.18 and Section 4.16 or the Servicing Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.18 and Section 4.17 or such other agreement, and (B) if any registered public accounting firm attestation report described under Section 3.18 and Section 4.17 or the Servicing Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.19 and Section 4.18 or the Servicing Agreement (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit G to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

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(ii) As set forth on Exhibit G hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three (3) Business Days after receipt of such copy, but in no event later than March 25th of each year that the Trust is subject to Exchange Act reporting requirements, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval by March 25th, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 5.06(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.06(d), Section 3.17, Section 3.18, Section 3.19, Section 4.16, Section 4.17 and Section 4.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

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(e) Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the question should be “no” as a result of filings that relate to other securitization transactions of the Depositor for which the Securities Administrator does not have the obligation to prepare and file Exchange Act reports.

(f) The Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 5.06 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(g) Notwithstanding the provisions of Section 12.01, this Section 5.06 may be amended without the consent of the Certificateholders.

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SECTION 5.07. Supplemental Interest Trust.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Class A Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b) On the Business Day prior to each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Section 5.01(c)(i), (c)(iii), (c)(vii), (d)(i), (d)(iii) or (d)(vii) of this Agreement and shall distribute such amounts on the Business Day prior to such Distribution Date in accordance with the foregoing sections.

(c) On the Business Day prior to each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider or pursuant to Section 5.01(c)(ii), (c)(iii), (d)(ii) or (d)(iii) and shall distribute from the Supplemental Interest Trust on the Distribution Date an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Class A Swap Agreement in the order of priority set forth in Section 5.01.

(d) The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class A-2 Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the majority of the Class A-2 Certificateholders, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the majority of the Class A-2 Certificateholders, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class A-2 Certificates.

(e) For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 5.01(c)(i), (c)(vii), (d)(i) or (d)(vii) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class A-2 Certificates unless and until the date when either (a) there is more than one Class A-2 Certificateholder or (b) any Class of Certificates in addition to the Class A-2 Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a partnership. The Securities Administrator shall not be required to prepare and file partnership tax returns in respect of such partnership unless it receives additional reasonable compensation (not to exceed $10,000 per year) for the preparation of such filings, written notification recognizing the creation of a partnership agreement or comparable documentation evidencing the partnership.

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(f) The Securities Administrator shall treat the Holders of Certificates (other than the Residual Certificates) as having entered into a notional principal contract with respect to the Holders of the Class A-2 Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class A-2 Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class A-2 Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Class A-1 Certificates in accordance with the terms of this Agreement. Any payments to such Class A-1 Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC III Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than the Residual Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(g) For federal tax return and information reporting, the right of the holders of Class A Certificates to receive payments from the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount shall be assigned a value of $4,045,000.

(h) Upon a Swap Early Termination, the Securities Administrator on behalf of the Supplemental Interest Trust, at the direction of the Depositor, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Class A Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

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If the Securities Administrator is unable to appoint a successor swap provider within thirty (30) days of the Swap Early Termination, then the Securities Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Class A Swap Agreement, and distribute such amount in accordance with the terms of this Agreement.

(i) In the event that the Swap Provider fails to perform any of its obligations under the Class A Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A Swap Agreement) occurs with respect to the Class A Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall immediately, but no later than the next Business Day following such failure or breach, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Swap Agreement.

(j) In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall, as soon as practicable, but no later than two (2) business days after the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Class A Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

SECTION 5.08. Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Certificate (other than the Residual Certificate) is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and an obligation to make payments to the Supplemental Interest Trust. In addition, (i) each holder of a Class A-1 Certificate has the right to receive payments in respect of Net WAC Rate Carryover Amounts and (ii) each holder of a Class A-2 Certificate is deemed to (a) own the Supplemental Interest Trust and (c) have written one or more notional principal contracts. For federal income tax purposes, the Securities Administrator will account for payments to each Class A Certificate as follow: each Class A Certificate will be treated as receiving its entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying its portion of any Swap Termination Payment in respect of each such Class’s obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Class A Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Publicly Offered Certificate.

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The REMIC Regular Interest corresponding to a Class A Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable from amounts otherwise payable to the Class A-2 Certificates and (ii) all amounts otherwise distributable in respect of principal and interest of a Class A Certificate which were remitted to the Swap Provider and, in the Case of the Class A-2 Certificates, to the Class A-1 Certificates in respect of Net WAC Rate Carryover Amounts as described in Section 5.01 shall be treated as first having been distributed on the REMIC Regular Interest in REMIC III and then remitted to either the Swap Provider or the Class A-1 Certificates in respect of Net WAC Rate Carryover Amounts.

As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Certificate (other than the Residual Certificate) may exceed the actual amount of distributions on such Certificate.

SECTION 5.09. Swap Collateral Account.

The Securities Administrator is hereby directed to perform the obligations of the Custodian as defined under the Class A Swap Credit Support Annex (the “Swap Custodian”).

On or before the Closing Date, the Swap Custodian shall establish a Swap Collateral Account. The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Class A Certificates. The Swap Collateral Account shall be an Eligible Account and shall be entitled “Swap Collateral Account, Wells Fargo Bank, National Association for the benefit of holders of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates.”

The Swap Custodian shall credit to the Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with the Class A Swap Agreement and applicable law. The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Class A Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Permitted Investments in accordance with the requirements of the Class A Swap Credit Support Annex. If no investment direction is provided, such amounts shall remain uninvested. All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

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Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Swap Agreement) with respect to the Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Class A Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Swap Provider, and, in either such case, unless the Swap Provider has paid in full all of its Obligations (as defined in the Swap Credit Support Annex) that are then due, then any collateral posted by the Swap Provider in accordance with the Class A Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Swap Agreement) in accordance with the Swap Credit Support Annex. To the extent the Swap Custodian is required to return any of the Posted Collateral to the Swap Provider under the terms of the Class A Swap Credit Support Annex, the Swap Provider shall return such collateral in accordance with the terms of the Class A Swap Credit Support Annex.

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ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I, REMIC II and REMIC III.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-3. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificates and the Subordinate Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicers and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

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(c) The Trustee, the Servicers, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates and Global Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates and Global Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates and Global Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates and Global Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. With respect to a Global Certificate, the related Certificate Owner may request that its interest in a Global Certificate be exchanged for a Definitive Certificate. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, or the Global Certificates by the Depository accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate, or a Global Certificate, as applicable in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate or a Global Certificate, as applicable. None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

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SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 9.11 of this Agreement, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

In the event that such a transfer of a Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-3, and (iv) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Servicers), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any.

Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No transfer of a Residual Certificate or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 as modified by Section 3(42) of ERISA (“Plan Assets”) unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicers may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, any Servicer, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

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For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Publicly Offered Certificate, Privately Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Publicly Offered Certificate, Privately Offered Certificate or interest therein, that either (i) it is not a Plan or (ii)(A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2007-05, as amended from time to time (the “Exemption”), and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 95-60 or, except in the case of a Privately Offered Certificate, PTCE 84-14, 91-38, 90-1 or 96-23.

Each Transferee of a Subordinate Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) for aPublicly Offered Subordinate Certificate, it has acquired and is holding such Certificate in reliance on the Exemption and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a one or more of Moody’s, S&P, Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or DBRS, Inc or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 6.02(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 6.02(c) shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

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(d) (is) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-3) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

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(E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii) The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

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(iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v) The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B) an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11 of this Agreement, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11 of this Agreement. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

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(g) [Reserved].

(h) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

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SECTION 6.05. Certain Available Information.

On or prior to the date of the first sale of any Residual Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 12.05 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Residual Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01 of this Agreement, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 5.02 of this Agreement since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers’ Certificates of a Servicer since the Closing Date delivered to the Master Servicer to evidence such Person’s determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

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ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

SECTION 7.01. Liability of the Depositor, the Servicer and the Master Servicer.

The Depositor, the Servicer and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor, the Servicer and Master Servicer and undertaken hereunder by the Depositor, the Servicer and the Master Servicer herein. References to the Servicer in this Article VII (other than with respect to Sections 7.08, 7.09, 7.10 and 7.11) shall be deemed to refer to Wells Fargo.

SECTION 7.02. Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a national banking association. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association. The Depositor, the Servicer and the Master Servicer each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Servicer or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor, the Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor to the Servicer or the Master Servicer shall meet the eligibility requirements set forth in clauses (i) and (iii) of the last paragraph of Section 8.02(a) or Section 7.06 of this Agreement.

SECTION 7.03. Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.

None of the Depositor, the Servicer, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Securities Administrator, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Servicing Agreement, the Certificates or any Credit Risk Management Agreement or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Servicer, the Securities Administrator and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account or the Distribution Account as and to the extent provided in Article III and Article IV of this Agreement, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account and the Distribution Account.

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Notwithstanding anything to the contrary contained herein, the Servicer shall not be liable for any actions or inactions prior to the Cut-off Date of any prior servicer of the Mortgage Loans and the Master Servicer shall not be liable for any action or inaction of the Servicers, except to the extent expressly provided herein, or the Credit Risk Management Agreements.

SECTION 7.04. Limitation on Resignation of the Servicer.

(a) Except as expressly provided herein, the Servicer shall neither assign all or substantially all of its rights under this Agreement or the servicing hereunder nor delegate all or substantially all of its duties hereunder nor sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of the Trustee or the Master Servicer, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions, provided, however, that the retention of such contractors by the Servicer shall not limit the obligation of the Servicer to service the related Mortgage Loans pursuant to the terms and conditions of this Agreement. The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law, or (ii) upon the Servicer’s written proposal of a successor servicer reasonably acceptable to each of the Sponsor, the Depositor and the Master Servicer. No such resignation under clause (i) above shall become effective unless evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Rating Agencies. No such resignation of the Servicer under clause (ii) shall be effective unless:

(i) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

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(ii) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under this Agreement will not result in the reduction or withdrawal of the then current ratings of any of the Certificates; and

(iii) the proposed successor servicer has a net worth of at least $25,000,000.

Notwithstanding anything to the contrary, no resignation of the Servicer shall become effective until the Master Servicer or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. In addition, the Sponsor shall promptly inform the Credit Risk Manager of the Servicer’s resignation under this Section 7.04.

(b) Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02 of this Agreement, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

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SECTION 7.05. Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.06 of this Agreement shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

SECTION 7.06. Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

SECTION 7.07. Rights of the Depositor in Respect of the Servicer and the Master Servicer.

Each of the Master Servicer and the Servicer shall afford (and any Sub-Servicing or Sub-Contracting Agreement shall provide that each Sub-Servicer or Subcontractor, as applicable, shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the Servicer (and any such Sub-Servicer or Subcontractor, as applicable) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the Servicer (and those of any such Sub-Servicer or Subcontractor, as applicable) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the Servicer and any Sub-Servicers or Subcontractors. Upon request, each of the Master Servicer and the Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer’s or Subcontractor’s) most recent financial statements and such other information relating to the Master Servicer’s or the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer or Subcontractor possesses). To the extent that the Master Servicer or the Servicer informs the Depositor and the Trustee that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.07 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 7.07 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.07 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Servicer under this Agreement, and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Servicer under this Agreement, or exercise the rights of the Master Servicer or the Servicer under this Agreement; provided that neither the Master Servicer nor the Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Servicer and is not obligated to supervise the performance of the Master Servicer or the Servicer under this Agreement or otherwise.

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SECTION 7.08. Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements, and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager. The Trustee is hereby authorized to enter into any Credit Risk Management Agreement necessary to effect the foregoing.

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SECTION 7.09. Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the related Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 7.10. Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager, with a copy to the Securities Administrator and the Master Servicer.

SECTION 7.11. Transfer of Servicing by Sponsor to a Special Servicer.

With respect to any Mortgage Loan which becomes ninety (90) or more days delinquent after the Closing Date, the Sponsor may, at its option, transfer the servicing responsibilities of Wells Fargo or GMACM under this Agreement or the Servicing Agreement, as applicable, with respect to such Mortgage Loan to a special servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac, with prior consent of the Master Servicer, which consent shall not be unreasonably withheld. No such servicing transfer shall become effective unless and until a successor to such Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to a special servicing agreement acceptable to the Depositor, the Master Servicer, the Trustee and the Rating Agencies rating the Certificates. No appointment shall be effective unless (i) such special servicer meets the Minimum Servicing Requirements and (ii) all amounts reimbursable to the related Servicer pursuant to the terms of this Agreement or the Servicing Agreement, as applicable, shall have
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been paid to such Servicer by the special servicer including without limitation, all unreimbursed P&I Advances and Servicing Advances made by the related Servicer relating to such Mortgage Loan and all out-of-pocket expenses of the related Servicer incurred in connection with the transfer of servicing to such special servicer, all accrued and unpaid Servicing Fees relating to such Mortgage Loan. The Sponsor shall provide a copy of the agreement executed by the special servicer to the Trustee and the Master Servicer. If the proposed special servicer does not meet the Minimum Servicing Requirements, the Sponsor shall be required to obtain written confirmation from the Rating Agencies that such appointment will not result in a downgrade, qualification or withdrawal of the then current rating of the Publicly Offered Certificates. The Sponsor shall notify the Credit Risk Manager of any transfer of servicing pursuant to this Section 7.11. In the event that a special servicer is appointed to service any delinquent Mortgage Loans serviced by Wells Fargo, the Sponsor shall pay Wells Fargo a termination fee in an amount set forth in a side letter between Wells Fargo and the Sponsor.

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ARTICLE VIII

DEFAULT

SECTION 8.01. Servicer Events of Default.

(a) “Servicer Event of Default,” wherever used herein, means with respect to the Servicer any one of the following events:

(i) any failure by the Servicer to remit to the Securities Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 5.03 of this Agreement) required to be made by the Servicer under the terms of the Certificates and this Agreement which continues unremedied until 12:00 p.m. New York time on the Business Day immediately following the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator, the Trustee or the Master Servicer (in which case notice shall be provided by telecopy), or to the Servicer, the Securities Administrator, the Trustee and the Master Servicer by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the material breach by the Servicer of any representation and warranty contained in Section 2.05 of this Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that in the case of a failure that cannot be cured within thirty (30) days, the cure period may be extended for an additional thirty (30) days if the Servicer can demonstrate to the reasonable satisfaction of the Trustee that the Servicer is diligently pursuing remedial action; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

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(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 or 3.19; or

(vii) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 5.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date; or

(viii) failure of the Servicer to maintain at least an “average” rating from the Rating Agencies.

A “Servicer Event of Default” whenever used herein means, with respect to GMACM, an event of default by GMACM under the Servicing Agreement.

If a Servicer Event of Default described in clauses (i) through (vi) or (viii) of this Section or a corresponding Servicer Event of Default under the Servicing Agreement shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the defaulting Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to the Master Servicer and each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer in its capacity as a Servicer under this Agreement to the extent permitted by law, and in and to the related Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof or the corresponding Servicer Event of Default under the Servicing Agreement shall occur, the Trustee shall, by notice in writing to the defaulting Servicer, the Depositor and the Master Servicer, terminate all of the rights and obligations of the defaulting Servicer in its capacity as a Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof. Subject to Section 8.02 of this Agreement, on or after the receipt by the defaulting Servicer of such written notice, all authority and power of the defaulting Servicer under this Agreement or the Servicing Agreement, as applicable, whether with respect to the Certificates (other than as a Holder of any Certificate) or the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer or, with respect to a default by Wells Fargo, the Trustee, pursuant to and under this Section, and, without limitation, the Master Servicer or the Trustee, as applicable, is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the defaulting Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise. The defaulting Servicer agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Master Servicer or the Trustee, as applicable, with all documents and records requested by it to enable it to assume such Servicer’s functions under this Agreement, and to cooperate with the Master Servicer, or with respect to Wells Fargo, the Trustee, in effecting the termination of the defaulting Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or other successor Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the defaulting Servicer to the related Collection Account held by or on behalf of such Servicer or thereafter be received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement or the Servicing Agreement, as applicable, on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.03 of this Agreement, notwithstanding any such termination, with respect to events occurring prior to such termination). Reimbursement of unreimbursed P&I Advances, Servicing Advances and accrued and unpaid Servicing Fees shall be made on a first in, first out (“FIFO”) basis no later than the defaulting Servicer Remittance Date. For purposes of this Section 8.01(a), the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Master Servicer and the Rating Agencies of the occurrence of a Servicer Event of Default of which it has knowledge as provided above.

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The Master Servicer or, with respect to a Servicer Event of Default by Wells Fargo, the Trustee, shall be entitled to be reimbursed by the defaulting Servicer (or from amounts on deposit in the Distribution Account if the defaulting Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the defaulting Servicer, including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(b) “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, or as otherwise set forth in this Agreement requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

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(ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v) failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 4.15, 4.16, 4.17 or 4.18.

If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03 of this Agreement, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01(b), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

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On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03 and the obligation to deposit amounts in respect of losses pursuant to Section 3.10) by the terms and provisions hereof including, without limitation, the Master Servicer’s obligations to make P&I Advances no later than each Distribution Date pursuant to Section 5.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 5.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder and neither the Trustee nor any other successor master servicer shall be liable for any acts or omissions of the terminated master servicer. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Mortgage Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder.

Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to continue to act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

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Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

SECTION 8.02. Master Servicer to Act; Appointment of Successor.

(a) Subject to the following paragraph, on and after the time a Servicer receives a notice of termination, the Master Servicer (or the Trustee in the event of a default by Wells Fargo) shall be the successor in all respects to such Servicer in its capacity as the Servicer under this Agreement or the Servicing Agreement, as applicable, and the transactions set forth or provided for herein or therein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by Master Servicer or the Trustee (except for any representations or warranties of the related Servicer under this Agreement or the Servicing Agreement, as applicable, the responsibilities, duties and liabilities contained in Section 2.03 of this Agreement and the obligation to deposit amounts in respect of losses pursuant to Section 3.10(b) of this Agreement) by the terms and provisions hereof including, without limitation, the related Servicer’s obligations to make P&I Advances pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement; provided that the Trustee shall be obligated to make P&I Advances in connection with the Mortgage Loans serviced by Wells Fargo in the event Wells Fargo is terminated as Servicer hereunder; provided further that if the Master Servicer or the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee or the Master Servicer shall not be obligated to make P&I Advances pursuant to Section 5.03 of this Agreement or the Servicing Agreement, as applicable; and provided further, that any failure to perform such duties or responsibilities caused by the related Servicer’s failure to provide information required by Section 8.01 of this Agreement or under the Servicing Agreement shall not be considered a default by the Trustee or other successor servicer, as successor to the Servicer hereunder; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed ninety (90) days) before the actual servicing functions can be fully transferred to the Trustee or any successor servicer appointed in accordance with the following provisions and (2) any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 8.01 of this Agreement shall not be considered a default by the Trustee or any successor servicer. As compensation therefor, the Trustee or successor servicer shall be entitled to the Servicing Fee and all funds relating to the related Mortgage Loans to which the terminated Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor to the terminated Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer under this Agreement.

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Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Servicer shall have received a notice of termination pursuant to Section 8.01 of this Agreement, the Servicer or its designee may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth below, which appointment shall be subject to the consent of the Depositor, the Sponsor and the Trustee, which consent shall not be unreasonably withheld or delayed; provided that such successor Servicer agrees to fully effect the servicing transfer within 120 days following the termination of the Servicer and to make all P&I Advances that would otherwise be made by the Master Servicer under Section 8.01 as of the date of such appointment, and to reimburse the Master Servicer for any unreimbursed P&I Advances they have made and any reimbursable expenses that they may have incurred in connection with this Section 8.02. Any proceeds received in connection with the appointment of such successor Servicer shall be the property of the Servicer or its designee. This 30-day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Servicer was terminated because of an Event of Default described in Section 8.01(a)(vii) for failing to make a required P&I Advance, and (B) the Servicer shall have failed to make (or cause to be made) such P&I Advance, or shall fail to reimburse (or cause to be reimbursed) the Master Servicer for a P&I Advance made by the Master Servicer, by the close of business on such second Business Day, or (ii) at the close of business on the second Business Day following the date (if any) during such 30-day period on which a P&I Advance is due to be made, if the Servicer shall have failed to make (or caused to be made) such P&I Advance, or the Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer for such P&I Advance, by the close of business on such second Business Day.

Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee or paid hereunder or under the Servicing Agreement and the amount necessary to induce any successor Servicer or successor Master Servicer to act as successor Servicer or successor Master Servicer under this Agreement or the Servicing Agreement and the transactions set forth or provided for herein.

Any successor Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $25,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 8.01 herein) under this Agreement as if originally named as a party to this Agreement.

(b)  (1) All servicing transfer costs (including, without limitation, servicing transfer costs of the type described in Section 8.02(a) of this Agreement and incurred by the Trustee, the Master Servicer and any successor Servicer under paragraph (b)(2) below) in connection with the termination of a Servicer shall be paid by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, the successor Servicer, the Master Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

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(2) No appointment of a successor to a Servicer under this Agreement shall be effective until the assumption by the successor of all of such Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the related Servicer as such hereunder or under the Servicing Agreement. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to a Servicer under this Agreement, the Master Servicer shall act in such capacity as hereinabove provided.

SECTION 8.03. Notification to Certificateholders.

(a) Upon any termination of the Master Servicer or the Servicer pursuant to Section 8.01(a) or (b) of this Agreement, or any appointment of a successor to the Master Servicer or the Servicer pursuant to Section 8.02 of this Agreement, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of sixty (60) days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or a Master Servicer Event of Default or five (5) days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default or Master Servicer Event of Default shall have been cured or waived.

SECTION 8.04. Waiver of Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default, Servicer Event of Default or Master Servicer Event of Default hereunder may waive such default, Servicer Event of Default or Master Servicer Event of Default; provided, however, that a Servicer Event of Default under clause (i) or (vii) of Section 8.01(a) of this Agreement may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default, Servicer Event of Default or Master Servicer Event of Default, such default, Servicer Event of Default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default, Servicer Event of Default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 9.01. Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

The Trustee and the Securities Administrator shall accept and agree to the terms set forth in the written notice provided by the Underwriter to the Trustee and the Securities Administrator appointing a Designated Entity with respect to any class of Designated Certificates.

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No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

SECTION 9.02. Certain Matters Affecting Trustee and Securities Administrator.

(a) Except as otherwise provided in Section 9.01 of this Agreement:

(i) Before taking any action hereunder, the Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

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(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii) The Trustee shall not be liable for any loss resulting from (a) the investment of funds held in the Collection Account or the Custodial Account, (b) the investment of funds held in the Distribution Account, (c) the investment of funds held in the Reserve Fund or (d) the redemption or sale of any such investment as therein authorized;

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(viii) The Trustee shall not be deemed to have notice of any default, Master Servicer Event of Default or Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement;

(ix) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x) Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator may require, prior to taking such action, that it be provided by the Depositor with reasonable further instructions; and

(xi) No provision of this Agreement shall require the Trustee (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against risk or liability is not reasonably assured to it.

(xii) The Trustee shall not have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any report delivered to the Trustee in connection with the review of the Mortgage Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c) The Trustee, not in its individual capacity but solely in its separate capacity as Supplemental Interest Trust Trustee, is hereby directed to exercise the rights, perform the obligations, and make any representations to be exercised, performed, or made by the Supplemental Interest Trust Trustee, as described herein. The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Class A Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

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The Sponsor, the Servicer, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that:

(i) the Supplemental Interest Trust Trustee shall execute and deliver the Class A Swap Agreement on behalf of Party B (as defined therein),

(ii) the Supplemental Interest Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii) the Securities Administrator shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Class A Swap Agreement.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution, as Supplemental Interest Trust Trustee, of the Class A Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Securities Administrator shall apply to the Securities Administrator’s performance of its duties and satisfaction of its obligations under the Class A Swap Agreement.

(d) None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others or the Swap Provider, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

SECTION 9.03. Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Sections 2.11 and 9.12 of this Agreement) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12 of this Agreement), the Class A Swap Agreement or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Custodial Account by the related Servicer, other than with respect to the Securities Administrator any funds held by it or on behalf of the Trustee in accordance with Sections 3.23, 3.24, and 5.07 of this Agreement.

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SECTION 9.04. Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

SECTION 9.05. Fees and Expenses of Trustee, Custodian and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder and of the Custodian under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Swap Agreement, and any and all other agreements related hereto, other than any loss, liability or expense (i) solely with respect to the Trustee, for which the Trustee is indemnified by the Master Servicer or any Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, as applicable, pursuant to Section 11.01(g) of this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator, as applicable, or by reason of reckless disregard of its obligations and duties hereunder. In no event shall the Trustee, Custodian, Master Servicer or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. In addition, the Sponsor agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01 of this Agreement, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment under this Section 9.05 made by the Master Servicer to the Trustee in respect of the Trustee’s fees or the Master Servicer’s indemnification obligation to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

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SECTION 9.06. Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07 of this Agreement.

Additionally, the Securities Administrator (i) may not be an originator, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). If no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, National Association, as Securities Administrator, ceases to be the securities administrator pursuant to this Section 9.06, then the Trustee shall petition any court of competent jurisdiction, at the expense of the Trust, for the appointment of a successor securities administrator which satisfies the eligibility criteria set forth herein. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

SECTION 9.07. Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns), to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

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If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 of this Agreement and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Any Person appointed as successor trustee pursuant to Section 9.07 shall also be required to serve as successor supplemental interest trust trustee under the Class A Swap Agreement.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

SECTION 9.08. Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 of this Agreement shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

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No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.06 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09. Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06 of this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

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In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

SECTION 9.11. Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

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SECTION 9.12. Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, Wells Fargo and the Depositor as applicable, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

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ARTICLE X

TERMINATION

SECTION 10.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a) Subject to Section 10.02 of this Agreement, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 of this Agreement and of the Servicers to make remittances to the Securities Administrator and the Securities Administrator to make payments in respect of the REMIC I Regular Interests, REMIC II Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Last Scheduled Distribution Date. The purchase by the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Master Servicer and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01), (ii) any amounts due and owing to the Swap Provider under the Class A Swap Agreement and any previous swap provider as of the termination date (including a Swap Termination Payment owed to the Swap Provider in connection with such optional termination) plus (iii) any amounts due the Servicer and the Master Servicer in respect of unpaid Servicing Fees and outstanding P&I Advances and Servicing Advances.

(b) The Master Servicer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Mortgage Loans on a servicing retained basis and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees, in connection with any termination hereunder, to assign and transfer any portion of the Termination Price in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Certificateholders.

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(c) Two (2) Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 10.01(f), (i) the Master Servicer shall, no later than 1:00 pm New York City time on such day, deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price, and (ii) if the Securities Administrator shall have determined that the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the related Determination Date is not more than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and that all other requirements of the optional termination have been met, including without limitation, the deposit required pursuant to the immediately preceding clause (i) as well as the requirements specified in Section 10.02, then the Securities Administrator shall, on the same Business Day, provide written notice to the Depositor, the Master Servicer, the Servicer, the Supplemental Interest Trust Trustee, the Trustee and the Swap Provider confirming (in accordance with the applicable provisions of the Swap Agreement) (a) its receipt of the Termination Price and (b) that all other requirements of the optional termination have been met.

(d) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.09 of this Agreement, as applicable, as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodian, the Servicer and the Swap Provider from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions pursuant to Section 10.01(e) below. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

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(e) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 5.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

SECTION 10.02. Additional Termination Requirements.

(a) In the event that the Master Servicer purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Master Servicer;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

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(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the Master Servicer (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 10.02.

(c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

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ARTICLE XI

REMIC PROVISIONS

SECTION 11.01. REMIC Administration.

(a) The Securities Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the “residual interests” in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the “residual interests” in REMIC II. The Class A Certificates and the Subordinate Certificates (exclusive of any right of the holder of such certificates to receive payments or any obligation to make payments in respect of Net WAC Rate Carryover Amounts or with respect to the Supplemental Interest Trust) and the Class IO Interest shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interests in REMIC III. The Trustee shall not permit the creation of any “interests” in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests, the Regular Certificates, the Class IO Interest and the interests represented by the Certificates.

(b) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each Trust REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

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(e) The Securities Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to the them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Securities Administrator shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

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(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article IV or under this Article XI, (iv) to Wells Fargo pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or under this Article XI, or (v) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(i) Following the Startup Day, neither the Securities Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

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SECTION 11.02. Prohibited Transactions and Activities.

None of the Depositor, Wells Fargo, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account, the Custodial Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 11.03. Indemnification.

(a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Servicers including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or a Servicer as a result of the Trustee’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

(b) Wells Fargo agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Trustee, as a result of the Servicer’s failure to perform its covenants set forth in Article III in accordance with the standard of care of the Servicer set forth in this Agreement.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, Wells Fargo and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, Wells Fargo or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article IV in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(d) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, Wells Fargo or the Trustee including any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, Wells Fargo or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in
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this Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

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ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to ensure compliance with Regulation AB or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement and that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or a Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 5.06 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment is permitted hereunder, that all conditions precedent to the execution of such amendment have been satisfied, and that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

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Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Notwithstanding any of the other provisions of this Section 12.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel (which Opinion of Counsel shall not be at the expense of the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder. and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law which shall govern.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if sent by facsimile, receipt confirmed, if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, MortgageIT Securities Corp., 33 Maiden Lane, New York, New York, 10038, Attention: Andy Occhino, Secretary (facsimile number: (212) 651-4745), with a copy to Deutsche Bank Securities, Inc., 60 Wall Street, New York, New York, Attention: Legal Department (telecopy number: (212) 797-4561), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: MortgageIT Securities Corp., 2007-2 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Servicer in writing by the Master Servicer or the Securities Administrator, (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Servicer, the Master Servicer, the Securities Administrator and the Depositor in writing by the Trustee and (d) in the case of Wells Fargo, Wells Fargo Bank, National Association, One Home Campus, Des Moines, Iowa, 50328-0001, Attention: John Brown MAC# X2303-033, Facsimile No. (515) 324-3118, with a copy to: Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa, 50328-0001, Attention: General Counsel MAC# X2401-06T, or such other address or telecopy number as may hereafter be furnished to the Trustee, the Master Servicer, the Securities Administrator and the Depositor in writing by Wells Fargo. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register; provided, that any notice required or permitted to be given to a Holder of a Designated Certificate shall also be given to the related Designated Entity, at the address of such Designated Entity specified in the notice delivered to the Securities Administrator and the Trustee (as specified in the definition of “Designated Entity”). Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder or such Designated Entity receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

191

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer has actual knowledge:

1. Any material change or amendment to this Agreement;

192

2. The occurrence of any Servicer Event of Default or Master Servicer Event of Default that has not been cured or waived;

3. The resignation or termination of a Servicer, the Master Servicer or the Trustee;

4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03 of this Agreement;

5. The final payment to the Holders of any Class of Certificates;

6. Any change in the location of the Distribution Account; and

7. Any even that would result in the inability of the Trustee as successor to the Servicer hereunder to make advances regarding delinquent Mortgage Loans.

In addition, the Securities Administrator shall promptly make available to each Rating Agency copies of each report to Certificateholders described in Section 5.02 of this Agreement.

The Servicer shall make available to each Rating Agency copies of the following:

1. Each annual statement of compliance described in Section 3.17 of this Agreement;

2. Each assessment of compliance and attestation report described in Section 3.18 of this Agreement; and

3. Any change in the location of the Collection Account.

Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007; and to DBRS, Inc., 140 Broadway, 35th Floor, New York, New York 10005, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 12.08. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.09. Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

193

SECTION 12.10. Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

SECTION 12.11. Servicing Agreement.

With respect to the Servicing Agreement, in the event of any conflicts between the provisions of this Agreement and the provisions of the Servicing Agreement, the provisions of such Servicing Agreement shall control.

SECTION 12.12. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.17, 3.18, 3.19, 4.15, 4.16, 4.17, 4.18 and 5.06 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with requests made by the Master Servicer, Securities Administrator, Sponsor or the Depositor for delivery of additional or different information as the Master Servicer, Securities Administrator, Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

194

SECTION 12.13. Indemnification.

Each of the Depositor, Master Servicer, Securities Administrator, Wells Fargo and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under hereunder, including particularly its obligations to provide any assessment of compliance, attestation report, annual statement of compliance or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any assessment of compliance, attestation report or annual statement of compliance delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Master Servicer or the Securities Administrator), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 12.14. The Swap Provider and Designated Entity as Third Party Beneficiaries.

The Swap Provider and the Designated Entity shall each be an express third-party beneficiary of this Agreement to the extent of each such entity’s express rights to receive any payments under this Agreement or any other express rights of the Swap Provider or the Designated Entity, as applicable, explicitly stated in this Agreement, and each shall have the right to enforce its rights under this Agreement as if it were a party hereto.

195

IN WITNESS WHEREOF, the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

MORTGAGEIT SECURITIES CORP., as Depositor

By:	/s/ Doug Naidus
Name: Doug Naidus
Title: President

By:	/s/ Robert Gulz
Name: Robert Gulz
Title: Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Servicer

By:	/s/ Laurie McGoogan
Name: Laurie McGoogan
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:	/s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Master Servicer and Securities Administrator

By:	/s/ Stacey M. Taylor
Name: Stacey M. Taylor
Title: Vice President

Acknowledged and Agreed for purposes of Section 9.05:

DB STRUCTURED PRODUCTS, INC.

By:	/s/ Ernest Calabrese
Name: Ernest Calabrese
Title: Director

By:	/s/ Rika Yano
Name: Rika Yano
Title: Vice President

Acknowledged and Agreed for purposes of Sections 7.08, 7.09 and 7.10:

CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ Kevin J. Kanouff
Name: Kevin J. Kanouff
Title: President

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of August 2007, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of MortgageIT Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of August 2007, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of MortgageIT Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of August 2007, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of August 2007, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of August 2007, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of HSBC Bank USA, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

EXHIBIT A-1

FORM OF CLASS A-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 6.02(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[FOR THE CLASS A-1 CERTIFICATES: [VOTING RIGHTS THAT WOULD OTHERWISE BE ALLOCABLE TO THE HOLDERS OF THIS CERTIFICATE WILL NOT BE EXERCISABLE BY SUCH HOLDERS BUT INSTEAD WILL BE EXERCISABLE ONLY BY AN ENTITY (OTHER THAN THE DEPOSITOR OR THE SPONSOR) TO BE DESIGNATED BY THE UNDERWRITER IN WRITING TO THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.  SUCH ENTITY WILL NOT HAVE ANY FUDICARY DUTIES WITH RESPECT TO THE HOLDERS OF THIS CERTIFICATE, AND MAY EXERCISE SUCH VOTING RIGHTS IN A MANNER THAT ADVERSELY AFFECTS THE YIELD OF THIS CERTIFICATE.]]

A-1-1

Series 2007-2, Class A-[1][2]	Aggregate Certificate Principal Balance of the Class A-[1][2] Certificates as of the Issue Date: $_____________

Pass-Through Rate: [Floating][Variable]	Denomination: $____________

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2007	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: September 25, 2007	Trustee: HSBC Bank USA, National Association

No. __	Issue Date: August 30, 2007

CUSIP: ________________

MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, first lien, fixed-rate mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGEIT SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGEIT SECURITIES CORP., THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-[1][2] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all of the Class A-[1][2] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among MortgageIT Securities Corp. as depositor (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A. as a servicer (“Wells Fargo” or a “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-1-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-[1][2] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-[1][2] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum [FOR CLASS A-1 CERTIFICATES][equal to the lesser of (x) the lesser of (i) One-Month LIBOR plus 0.50% and (ii) 10.50% per annum and (y) the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates for such Distribution Date] [FOR CLASS A-2 CERTIFICATES][, expressed as a percentage, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates minus the Class A-1 Formula Rate and (y) the Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date plus (B) an amount equal to the product of (x) the Net WAC Pass-Through Rate with respect to the Class A-2 Certificates for such Distribution Date and (y) the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date minus (C) the product of (x) 12 and (y) Class A-1 Interest Shortfall Amount for such Distribution Date and (II) the denominator of which is the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date].

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries in respect of the Mortgage Loans and payments received pursuant to the Class A Swap Agreement, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-1-3

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and Wells Fargo with the consent of the Swap Provider (with respect to matters affecting the Class A Swap Agreement) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Prior to the termination of the supplemental interest trust, any Person acquiring this Certificate shall be deemed to have made the representations in Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo, GMAC Mortgage LLC (a “Servicer”; together with Wells Fargo, the “Servicers”) and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or a Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicers nor any such agent shall be affected by notice to the contrary.

A-1-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-1-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

A-1-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act

TEN ENT -	as tenants by the entireties		________________ (State)

JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________________________________________________
________________________________________________________________________________________________________________________.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

A-1-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________ for the account of ______________________________ account number ______________________________________________ or, if mailed by check, to ____________________ Applicable statements should be mailed to ________________________________ ______________________________________________________________________

This information is provided by __________________________________________________________ assignee named above, or _________________________________________ its agent.

A-1-8

EXHIBIT A-2

FORM OF CLASS B-[1][2][3] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES [[,/AND] CLASS B-1 CERTIFICATES] [AND CLASS B-2 CERTIFICATES] TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

A-2-1

Series 2007-2, Class B-[1][2][3]	Aggregate Certificate Principal Balance of the Class Class B-[1][2][3] Certificates as of the Issue Date: $______________

Pass-Through Rate: Variable	Denomination: $______________

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2007	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: September 25, 2007	Trustee: HSBC Bank USA, National Association

No.___	Issue Date: August 30, 2007

CUSIP:_________________

MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, first lien, fixed-rate mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGEIT SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGEIT SECURITIES CORP., THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-[1][2][3]Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all of the Class Class B-[1][2][3] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among MortgageIT Securities Corp. as depositor (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A. as a servicer (“Wells Fargo” or a “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-2-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[1][2][3] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[1][2][3] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-[1][2][3] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the weighted average Net Mortgage Rates of the Mortgage Loans.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries in respect of the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, and Wells Fargo with the consent of the Swap Provider (with respect to matters affecting the Class A Swap Agreement) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-2-3

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Any transferee of this Certificate shall be deemed to have made the representations set forth in Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo, GMAC Mortgage LLC (a “Servicer”; together with Wells Fargo, the “Servicers”) and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or a Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicers nor any such agent shall be affected by notice to the contrary.

A-2-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-2-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2][3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

A-2-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act

TEN ENT -	as tenants by the entireties		________________ (State)

JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

 (Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ________________________________________________________________________________
____________________________.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

A-2-7

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________ for the account of ___________________________________________ account number __________________________________________ or, if mailed by check, to ____________________ Applicable statements should be mailed to _____________________________________________________________

This information is provided by __________________________________________________ assignee named above, or _______________________________________________ its agent.

A-2-8

EXHIBIT A-3

FORM OF CLASS B-[4][5][6] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES [[,/AND] CLASS B-1 CERTIFICATES [,/AND] CLASS B-2 CERTIFICATES[,/AND] CLASS B-3 CERTIFICATES [,/AND] CLASS B-4 CERTIFICATES [AND] CLASS B-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE ACT.

A-3-1

[THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE ACT. PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND (II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.]

[NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

[THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) PRIOR TO THE DATE WHICH IS THE LATER OF (I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.]

NO TRANSFER OF THIS CERTIFICATE TO A PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE, ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON USING “PLAN ASSETS” TO ACQUIRE THIS CERTIFICATE SHALL BE MADE EXCEPT IN ACCORDANCE WITH SECTION 6.02(c) OF THE AGREEMENT REFERRED TO HEREIN.

A-3-2

Series 2007-2, Class B-[4][5][6]	Aggregate Certificate Principal Balance of the Class B-[4][5][6] Certificates as of the Issue Date: $______________

Pass-Through Rate: Variable	Denomination: $______________

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2007	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: September 25, 2007	Trustee: HSBC Bank USA, National Association

No.___	Issue Date: August 30, 2007

CUSIP:_________________

MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, first lien, fixed-rate mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGEIT SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGEIT SECURITIES CORP., THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-[4][5][6] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all of the Class B-[4][5][6] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among MortgageIT Securities Corp. as depositor (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A. as a servicer (“Wells Fargo” or a “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-3-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[4][5][6] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[4][5][6] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-[4][5][6] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the weighted average Net Mortgage Rates of the Mortgage Loans.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries in respect of the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator, and Wells Fargo with the consent of the Swap Provider (with respect to matters affecting the Class A Swap Agreement) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-3-4

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Regulation S under the Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2, (iii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-3 and (iv) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A-3-5

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo, GMAC Mortgage LLC (a “Servicer”; together with Wells Fargo, the “Servicers”) and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or a Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicers nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-3-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[4][5][6] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

A-3-7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act

TEN ENT -	as tenants by the entireties		________________ (State)

JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

 (Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________
 _____________________________________________________________________________________.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

A-3-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________ for the account of ______________________________ account number ______________________________________________ or, if mailed by check, to ____________________ Applicable statements should be mailed to ______________________________________________________________________________________

This information is provided by __________________________________________________________ assignee named above, or _______________________________________ its agent.

A-3-9

EXHIBIT A-4

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE “RESIDUAL INTEREST” IN EACH “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 6.02(d) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

A-4-1

NO PERSON MAY ACQUIRE THIS CERTIFICATE DIRECTLY OR INDIRECTLY BY, ON BEHALF OF, OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, UNLESS IT HAS PROVIDED THE OPINION OF COUNSEL REFERENCED IN SECTION 6.02(c) OF THE AGREEMENT REFERRED TO HEREIN.

A-4-2

Series 2007-2, Class R	Aggregate Percentage Interest of the Class R Certificates as of the Issue Date: 100.00%

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2007	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: September 25, 2007	Trustee: HSBC Bank USA, National Association

No __	Issue Date: August 30, 2007

MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, first lien, fixed-rate mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGEIT SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGEIT SECURITIES CORP., THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _______________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all of the Class R Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among MortgageIT Securities Corp. as depositor (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A. as a servicer (“Wells Fargo” or a “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

A-4-3

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries in respect of the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, Wells Fargo and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and Wells Fargo with the consent of the Swap Provider (with respect to matters affecting the Class A Swap Agreement) and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

A-4-4

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-3, (iii) a transfer affidavit and agreement substantially in the form attached to the Agreement as Exhibit B-4 and (iv) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made except in accordance with Section 6.02 of the Agreement.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as representing the beneficial ownership of the residual interests in each of REMIC I, REMIC II and REMIC III, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

A-4-5

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 6.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

A-4-6

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-4-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

A-4-8

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto _____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:  ___________________________________________
____________________________________________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

A-4-9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________ for the account of __________________________________ account number ______________________________________________ or, if mailed by check, to ____________________ Applicable statements should be mailed to ________________________________________________________

This information is provided by __________________________________________________________ assignee named above, or _________________________________________ its agent.

A-4-10

EXHIBIT B-1
FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust MHL 2007-2

Re:	MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates Class [B-4][B-5][B-6][R] Certificates

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to ___________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of August 1, 2007, among MortgageIT Securities Corp. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as a servicer (“Wells Fargo”) and HSBC Bank USA, National Association as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

B-1-1

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:
Name:
Title:

B-1-2

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust MHL 2007-2

Re:	MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates Class [B-4][B-5][B-6][R] Certificates

Ladies and Gentlemen:

In connection with the purchase from ______________________________ (the “Transferor”) on the date hereof of the captioned mortgage pass-through certificates (the “Certificates”), (the “Transferee”) hereby certifies as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

3. The Transferee: (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101, (b) for certificates other than the Class B-4, Class B-5 or Class B-6 Certificates, has provided the Securities Administrator with an Opinion of Counsel on which the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers may rely, acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator or the Servicers to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or (c) for Class B-4, Class B-5 or Class B-6 Certificates represents that the requirements of Section 6.02(c) of the Pooling and Servicing Agreement are met.

B-1-3

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 3 above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August 1, 2007, among MortgageIT Securities Corp. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as a Servicer (“Wells Fargo”), and HSBC Bank USA, National Association as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

B-1-4

ANNEX 1 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $________________1  in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___
Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___
Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

[1]
Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

B-1-5

___	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	Investment Advisor The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___	___	Will the Transferee be purchasing the Certificates
Yes	No	only for the Transferee’s own account?

B-1-6

6. If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

Print Name of Transferee

By:
Name:
Title:

B-1-7

ANNEX 2 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

___
The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___
The Transferee is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

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5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

Print Name of Transferee or Advisor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

B-1-9

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser ______________________________________________________________________________

By: (Signature)  _________________________________________________________________________________

Name of Signatory _______________________________________________________________________________

Title __________________________________________________________________________________________

Date of this certificate _____________________________________________________________________________

Date of information provided in paragraph 3 _____________________________________________________________

B-1-10

EXHIBIT B-2

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust MHL 2007-2

Re:	MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates Class [B-4][B-5][B-6] Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of August 1, 2007, among MortgageIT Securities Corp. (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A., as a servicer, and HSBC Bank USA, National Association, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This letter relates to U.S. $[__________] Certificate Principal Balance of Class [B-4][B-5][B-6] Certificates (the “Certificates”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the “Transferee”).

In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

(a) the offer of the Certificates was not made to a person in the United States;

(b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

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(e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

(f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

(g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

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You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

B-2-3

EXHIBIT B-3

FORM OF TRANSFEROR REPRESENTATION LETTER

____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust MHL 2007-2

Re:	MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates, Class [B-4][B-5][B-6][R] Certificates

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act’), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement, dated as of August 1, 2007, among MortgageIT Securities Corp., Wells Fargo Bank, N.A., as master servicer and securities administrator, Wells Fargo Bank, N.A. as servicer and HSBC Bank USA, National Association.

Very truly yours,

(Transferor)

By:
Name:
Title:

B-3-1

FORM OF TRANSFEREE LETTER

_______________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust MHL 2007-2

Re:	MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates, Class [B-4][B-5][B-6][R] Certificates

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferee hereby certifies as follows:

1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) MortgageIT Securities Corp. (the “Depositor”)is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement, dated as of August 1, 2007, among the Depositor, as depositor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A., as a servicer (“Wells Fargo”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee’s decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

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5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Transferee: (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101 or (b)(1)for Certificates other than the Class B-4, Class B-5 and Class B-6 Certificates, has provided the Securities Administrator with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee, Wells Fargo and GMAC Mortgage, LLC (together with Wells Fargo, the “Servicers”) may rely, acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor or the Servicers to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or (2) for Class B-4, Class B-5 and Class B-6 Certificates, represents the requirements of Section 6.02(c) of the Pooling and Servicing Agreement are met.

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 6 above.

Very truly yours,

By:
Name:
Title:

B-3-3

EXHIBIT B-4

TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

___________________________ being duly sworn, deposes, represents and warrants as follows:

1.
I am a _____________________ of _______________________________ (the “Owner”) a corporation duly organized and existing under the laws of _________________________, the record owner of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates, Class R Certificates (the “Class R Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of May 1, 2007, among MortgageIT Securities Corp., Wells Fargo Bank, N.A., as master servicer and securities administrator, Wells Fargo Bank, N.A. as servicer and HSBC Bank USA, National Association, pursuant to which the Class R Certificates were issued.

2.
The Owner (i) is and will be a “Permitted Transferee” as of ____________________. ____ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.
The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after April 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

B-4-1

4.
The Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.
The Owner is aware that the Securities Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.
The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

7.	The Owner’s taxpayer identification number is ________________.

8.
The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(d) which authorize the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such Certificate in violation of Section 6.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9.	The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

10.
The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

B-4-2

11.	The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

12.	The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.
The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

14.
The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.
The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.
The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.
The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the [                  ] Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the [                  ] Certificates. This agreement shall bind and be enforceable against any successor, transferee or assignee of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

B-4-3

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

[OWNER]

By:
Name:
Title: [Vice] President

ATTEST:

By:

Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ______________ day of __________, ____.

Notary Public

County of
State of _______________________________

My Commission expires:

B-4-4

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

_________________________, being duly sworn, deposes, represents and warrants as follows:

1. I am a ____________________ of _________________________ (the “Owner”), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

2. The Owner is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3. The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4. The Owner understands that the Purchaser has delivered to the Securities Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit B-4. The Owner does not know or believe that any representation contained therein is false.

5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2007, among MortgageIT Securities Corp., Wells Fargo Bank, N.A., as master servicer and securities administrator, Wells Fargo Bank, N.A. as servicer and HSBC Bank USA, National Association.

B-4-5

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

[OWNER]

By:
Name:
Title: [Vice] President

ATTEST:

By:

Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ______ day of _____________, ____.

Notary Public

County of _____________________________

State of _______________________________

My Commission expires:

B-4-6

EXHIBIT C-1

BACK-UP CERTIFICATION

Re: __________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2007-2

I, [identify the certifying individual], certify to MortgageIT Securities Corp. (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) or Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to [the Agreement] [the Amended and Restated Servicing Agreement, dated as of January 2, 2007 (the “Amended and Restated Servicing Agreement”), between the Servicer and DB Structured Products, Inc. (“DBSP”) as amended and modified by the Assignment, Assumption and Recognition Agreement, dated as of August 30, 2007 (the “Assignment Agreement”; together with the Amended and Restated Servicing Agreement, the “Servicing Agreement”), among the Servicer, DBSP and MortgageIT Securities Corp.] (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

C-1-1

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in [the Pooling and Servicing Agreement (the “Agreement”), dated as of August 1, 2007, among MortgageIT Securities Corp. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as a Servicer and HSBC Bank USA, National Association as Trustee] [the Servicing Agreement].

Date:

[Signature]

[Title]

C-1-2

EXHIBIT C-2

FORM OF ANNUAL CERTIFICATION

Re: The [        ] agreement dated as of [           l, 200[       ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the Annual Independent Public Accountants’ Servicing Report (as defined in the Agreement), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement and the Annual Independent Public Accountants’ Servicing Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Annual Independent Public Accountants’ Servicing Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

C-2-1

Date:

By:
Name: Title:

C-2-2

EXHIBIT D

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
[Servicer]
[Servicer’s Address]

Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ________________, having its principal place of business at ____________________, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement among ___________________ (the “Depositor”), Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as a servicer (“Wells Fargo”) and the Trustee, dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), hereby constitutes and appoints [Wells Fargo][GMAC Mortgage, LLC] (the “Servicer”), by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to [the Pooling and Servicing Agreement] [the Amended and Restated Servicing Agreement, dated as of January 2, 2007, between the Servicer and DB Structured Products, Inc. (“DBSP”) as amended and modified by the Assignment, Assumption and Recognition Agreement, dated as of August 30, 2007, among the Servicer, DBSP, MortgageIT Securities Corp. and the Master Servicer (together, the “Servicing Agreement”)] for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust”, respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the [Pooling and Servicing Agreement] [Servicing Agreement].

This appointment shall apply to the following enumerated transactions only:

1.
The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2.
The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

5.
The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.	The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.
The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.
With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of a deed in lieu of foreclosure; and

f.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, ________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as servicer and the Trustee, dated as of ___________ 1, 200__ (_____________ Mortgage Pass-Through, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ____________ its duly elected and authorized Vice President this _________ day of _________, 200__.

as Trustee for _____ Mortgage Pass-Through Certificates, Series 200__-___
By:

STATE OF _____________

COUNTY OF ___________

On _______________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________, Vice President of ____________________ as Trustee for ___________ Mortgage Pass-Through, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
(SEAL)

Notary Public
My Commission Expires _________________

EXHIBIT E

SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [the Master Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Relevant Servicing Criteria”:

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [MASTER SERVICER] [NAME OF SUBSERVICER]

Date:

By:

Name:

Title:

Schedule 1122 (Pooling and Servicing Agreement)

Assessments of Compliance and Attestation Reports Servicing Criteria2

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Seller	Servicers	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(1) General Servicing Considerations

(i) monitoring performance or other triggers and events of default			X				X	X

(ii) monitoring performance of vendors of activities outsourced			X				X

(iii) maintenance of back-up servicer for pool assets

(iv) fidelity bond and E&O policies in effect			X				X

(2) Cash Collection and Administration

(i) timing of deposits to custodial account			X			X	X	X

(ii) wire transfers to investors by authorized personnel			X			X		X

(iii) advances or guarantees made, reviewed and approved as required			X				X

(iv) accounts maintained as required			X			X	X	X

(v) accounts at federally insured depository institutions			X			X	X	X

(vi) unissued checks safeguarded			X			X		X

*
The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Seller	Servicers	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(vii) monthly reconciliations of accounts			X			X	X	X

(3) Investor Remittances and Reporting

(i) investor reports			X				X	X

(ii) remittances			X			X		X

(iii) proper posting of distributions			X			X		X

(iv) reconciliation of remittances and payment statements			X			X	X	X

(4) Pool Asset Administration

(i) maintenance of pool collateral			X		X

(ii) safeguarding of pool assets/documents			X		X

(iii) additions, removals and substitutions of pool assets		X	X

(iv) posting and allocation of pool asset payments to pool assets			X

(v) reconciliation of servicer records			X

(vi) modifications or other changes to terms of pool assets			X

(vii) loss mitigation and recovery actions			X

(viii) records regarding collection efforts			X

(ix) adjustments to variable interest rates on pool assets			X

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Seller	Servicers	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(x) matters relating to funds held in trust for obligors			X

(xi) payments made on behalf of obligors (such as for taxes or insurance)			X

(xii) late payment penalties with respect to payments made on behalf of obligors			X

(xiii) records with respect to payments made on behalf of obligors			X

(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X				X

(xv) maintenance of external credit enhancement or other support								X

EXHIBIT F

MORTGAGE LOAN PURCHASE AGREEMENT

F-1

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated August 30, 2007, between DB Structured Products, Inc. (the “Seller”) and MortgageIT Securities Corp., a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter defined) and the Class A Swap Agreement (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates (the “Certificates”). The Certificates will consist of nine (9) classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, Wells Fargo Bank, N.A. as a servicer (“Wells”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and as securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates to Deutsche Bank Securities Inc. (“DBSI”), pursuant to the Underwriting Agreement, dated as of May 30, 2007, and the Terms Agreement, dated as of August 30, 2007, each between the Purchaser and DBSI. The Purchaser will sell the Class B-4, Class B-5 and Class B-6 Certificates to DBSI pursuant to the Purchase Agreement dated as of August 31, 2007. The Seller will sell the Class R Certificates to DBSI pursuant to a Bill of Sale, dated August 30, 2007. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

SECTION 1. Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on August 30, 2007 (the “Closing Date”), (a) certain conventional, one- to four-family, fixed-rate first lien, residential mortgage loans (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on August 1, 2007 (the “Cut-off Date”) of approximately $921,858,139.06 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, but excluding the rights to the servicing of the Mortgage Loans, which are owned by Wells and the Sponsor (the “Servicing Rights”) and (b) all of the Seller’s right, title and interest in and to the Class A Swap Agreement, dated as of August 30, 2007, between Deutsche Bank AG New York Branch (“DBAG”) and the Trustee as supplemental interest trust trustee of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates (the “Class A Swap Agreement”), relating to the Class A Certificates.

SECTION 2. Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3. Consideration.

(a) In consideration for the Mortgage Loans and the Class A Swap Agreement to be purchased hereunder, the Purchaser shall, as described in Section 8, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $________* and (ii) a 100% interest in the Class R Certificates. The Class R Certificates shall be in the name of “Deutsche Bank Securities Inc.”

(b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal due and collected after the Cut-Off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

(c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans and the Class A Swap Agreement, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4. Transfer of the Mortgage Loans.

(a) Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans and the Class A Swap Agreement, but excluding the Servicing Rights. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

* Please contact the Mortgage Loan Seller for this information.

(i) the original Mortgage Note, including any riders thereto, endorsed in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii) the original Mortgage or a certified copy thereof, including any riders thereto, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon;

(iii) unless such Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage executed in blank;

(iv) unless such Mortgage Loan is a MOM Loan, the original recorded Assignment or Assignments of the Mortgage, or a certified copy or copies thereof, showing a complete chain of assignment from the originator to the last Person assigning the Mortgage;

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi) the original lender’s title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor;

(vii) the original of any guarantee executed in connection with the Mortgage Note, if any; and

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

Notwithstanding anything to the contrary contained in this Section 4, with respect to a maximum of approximately 1.00% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit 1 attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser or any assignee, transferee or designee of the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser within three (3) Business Days; and if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof by or on behalf of the Seller of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

In the event that the original lender’s title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver such original title insurance policy to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller, if any.

Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within thirty (30) days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Servicer (as hereinafter defined) or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Pooling and Servicing Agreement.

(c) Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Closing Schedule.

(d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(e) Examination of Mortgage Files. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within sixty (60) days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5. Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i) The Seller is a corporation organized under the laws of the state of Delaware with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Agreement has been duly authorized, executed and delivered by the Seller. The Seller had the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver and engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement;

(ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity;

(iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance (other than any created hereby in favor of the Purchaser and its assignees) which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

(v) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof;

(vii) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(viii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(ix) There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement; and

(x) [Reserved].

SECTION 6. Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date (unless otherwise set forth herein):

(i) The information set forth in the Closing Schedule is true and correct in all material respects as of the Cut-Off Date;

(ii) No Monthly Payment required to be made under any Mortgage Loan has been contractually delinquent by one month or more at any time preceding the date such Mortgage Loan was purchased by the Seller;

(iii) To the best of the Seller’s knowledge, there are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(iv) The buildings and improvements on the Mortgaged Property are insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. To the best of the Seller’s knowledge, if the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(v) Each Mortgage Loan complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending, fair housing, or disclosure laws applicable to the origination and servicing of Mortgage Loans of a type similar to the Mortgage Loans and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(vi) Except as the Mortgage File may reflect, the Mortgage has not been satisfied, cancelled, subordinated or rescinded in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(vii) The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable first lien on the Mortgaged Property including all improvements on the Mortgaged Property;

(viii) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(ix) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(x) Each Mortgage Loan is covered by either (a) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (b) a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xi) To the best of the Seller’s knowledge, there is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xii) As of the date the Mortgage Loan was purchased by the Seller, to the best of the Seller’s knowledge, there was no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xiii) To the best of the Seller’s knowledge, the Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xiv) To the best of the Seller’s knowledge, each Mortgage Loan was originated on forms acceptable to Fannie Mae or Freddie Mac;

(xv) The Mortgaged Property is free of material damage and waste, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Closing Schedule and only to the extent of that escrow withhold;

(xvi) All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xvii) To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and to the best of the Seller’s knowledge, all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xviii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made prior to the origination of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xix) Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G 2(a);

(xx) Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (“PUD”);

(xxi) [Reserved];

(xxii) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development or any successor thereto;

(xxiii) No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered”, “abusive”, “predatory”, or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003 or any other statute or regulation providing assignee liability to holders of such mortgage loans, (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations;

(xxiv) [Reserved];

(xxv) No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(xxvi) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(xxvii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(xxviii) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(xxix) There is no Mortgage Loan that was originated or modified on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no such Mortgage Loan underlying the Certificate that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(xxx) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(xxxi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

(xxxii) Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(xxxiii) The Mortgage Loans were underwritten in accordance with the related originator’s underwriting guidelines in effect at the time the Mortgage Loans were originated (the “Applicable Underwriting Guidelines”), except with respect to certain of those Mortgage Loans which had compensating factors permitting a deviation from the Applicable Underwriting Guidelines;

(xxxiv) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xxxv) The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing similar mortgage loans originated in the same jurisdiction as the Mortgaged Property;

(xxxvi) The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) and which assumption agreement has been delivered to the Trustee;

(xxxvii) [Reserved];

(xxxviii) [Reserved];

(xxxix) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(xl) No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(xli) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 6.0 Revised, Appendix E (attached hereto as Exhibit 2)) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(xlii) The Mortgage Note, with respect to a Cooperative Loan, is not and has not been secured by any collateral except the lien of the Cooperative Shares and the Proprietary Lease; and

(xliii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as “high cost home”, “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) “high risk home” or “predatory” loan under any other federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). No Group I Mortgage Loan has an “annual percentage rate” or “total points and fees” payable by the Mortgagor (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)).

SECTION 7. Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (viii), (xxxix), and (xliii) of Section 6 above, shall be automatically deemed to affect materially and adversely the interests of the Purchaser or the Purchaser’s assignee, transferee or designee.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Custodian’s preliminary exception report, as described in the Custodial Agreement, as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within sixty (60) days of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within ninety (90) days of its discovery or receipt of notice of any such missing or materially defective documentation or within ninety (90) days of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. Notwithstanding the foregoing, if the representation made by the Seller in Section 6(xxiv) of this Agreement is breached, the Trustee shall, in accordance with the terms of the Pooling and Servicing Agreement, enforce the obligation of the Seller to repurchase such Mortgage Loan at the Purchase Price, or to provide a Qualified Substitute Mortgage Loan (plus any costs and damages incurred by the Trust Fund in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law) within ninety (90) days after the date on which the Seller was notified of such breach. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b) [Reserved].

(c) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 7(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 6.

SECTION 8. Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans and the Class A Swap Agreement shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)
All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all closing documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)
The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d)	All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 9. Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a)
An Officer’s Certificate of the Seller, dated the Closing Date, upon which the Purchaser and DBSI may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b)	An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and DBSI;

(c)
Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d)	Such further information, certificates, opinions and documents as the Purchaser or DBSI may reasonably request.

SECTION 10. Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing any Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(a), 9(b) and 9(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11. Servicing. The Mortgage Loans will be master serviced by the Master Servicer under the Pooling and Servicing Agreement, serviced by either Wells under the Pooling and Servicing Agreement or serviced by GMAC Mortgage, LLC (“GMACM”; together with Wells, each a “Servicer”), as applicable, on behalf of the Trust, pursuant to a separate servicing agreement identified in the Pooling and Servicing Agreement and assigned to the Purchaser on the Closing Date and the Seller has represented to the Purchaser that such Mortgage Loans are not subject to any other servicing agreements with third parties. It is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any other servicing agreements. Neither the Purchaser nor any affiliate of the Purchaser is servicing the Mortgage Loans under any such servicing agreement and, accordingly, neither the Purchaser nor any affiliate of the Purchaser is entitled to receive any fee for releasing the Mortgage Loans from any such servicing agreement. For so long as the applicable Servicer services the Mortgage Loans, such Servicer shall be entitled to the related Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

SECTION 12. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans (exclusive of the Servicing Rights) described on the Closing Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been satisfied and satisfaction of such condition shall not have been waived and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

SECTION 13. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at MortgageIT Securities Corp., 33 Maiden Lane, 6th Floor, New York, NY 10038, Attention: Andy Occhino, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at 60 Wall Street, New York, New York 10005, fax: (212) 250-2500, Attention: Susan Valenti, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 14. Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15. Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of them may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 16. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 18. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the Class A Swap Agreement by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans and the Class A Swap Agreement by the Seller to the Purchaser and not as a pledge of the Mortgage Loans and the Class A Swap Agreement by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and the Class A Swap Agreement are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the Class A Swap Agreement by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code, (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and the Class A Swap Agreement and all amounts payable to the holders of the Mortgage Loans and the Class A Swap Agreement in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property, (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code, and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Class A Swap Agreement, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 19. Third Party Beneficiary. The parties hereto acknowledge and agree that DBSI and each of its respective successors and assigns shall have all the rights of a third-party beneficiary in respect of Section 12 of this Agreement and shall be entitled to rely upon and directly enforce the provisions of Section 12 of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

DB STRUCTURED PRODUCTS, INC.

By:	/s/ Ernest Calabrese
Name: Ernest Calabrese
Its: Director

By:	/s/ Rika Yano
Name: Rika Yano
Its: Vice President

MORTGAGEIT SECURITIES CORP.

By:	/s/ Doug Naidus
Name: Doug Naidus
Title: President

By:	/s/ Robert Gulz
Name: Robert Gulz
Title: Treasurer

EXHIBIT 1

Loan #: _____
Borrower: _____

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of __________________ (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller’s address is:

____________________________
____________________________
____________________________

2. The Seller previously delivered to the Purchaser a signed initial certification with respect to such Mortgage and/or Assignment;

3. Such Mortgage Note and/or Assignment was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of _______, 2007;

4. Such Mortgage Note and/or Assignment is not outstanding pursuant to a request for release of Documents;

5. Aforesaid Mortgage Note and/or Assignment (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or deed of trust (strike one) which secures the Note, which Mortgage or deed of trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. [Seller] represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By:
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT 2

Appendix E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan

Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan

Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 53.5-101 et seq. Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan

Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan

District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan

Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan

HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan

Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans

Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and; High APR Consumer Loan (id. § 16a-3-308a)

Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan

Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan

Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan

New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan

Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan

Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan

West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

Revised 03/01/07

EXHIBIT G
FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.06(a)(ii).

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Distribution Date statement under Section 5.02, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information

Item 1121(a) - Distribution and Pool Performance Information

		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (monthly statement)

		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (monthly statement)

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (monthly statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (monthly statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (monthly statement)

		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (monthly statement)

		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (monthly statement)

		(4) Beginning and ending principal balances of the asset-backed securities.			X (monthly statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (monthly statement)

		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (monthly statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (monthly statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (monthly statement)			Updated pool composition information fields to be as specified by Depositor from time to time

		(9) Delinquency and loss information for the period.	X	X	X (monthly statement)

		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (monthly statement)

		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (monthly statement)

		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X				X

		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (monthly statement)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
X

		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).							X

	2	Legal Proceedings

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X

		Depositor						X

		Trustee					X

		Issuing entity						X

		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X

		Securities Administrator			X

		Originator of 20% or more of pool assets as of the Cut-off Date						X

		Custodian				X

	3	Sales of Securities and Use of Proceeds

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X

	4	Defaults Upon Senior Securities

		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X		X

	5	Submission of Matters to a Vote of Security Holders

		Information from Item 4 of Part II of Form 10-Q			X		X

	6	Significant Obligors of Pool Assets

		Item 1112(b) - Significant Obligor Financial Information*						X	X

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor
	7	Significant Enhancement Provider Information

Item 1114(b)(2) - Credit Enhancement Provider Financial Information*

		Determining applicable disclosure threshold			X

		Requesting required financial information or effecting incorporation by reference			X

Item 1115(b) - Derivative Counterparty Financial Information*

		Determining current maximum probable exposure						X

		Determining current significance percentage			X

		Requesting required financial information or effecting incorporation by reference			X

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

	8	Other Information

		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.

	9	Exhibits

		Distribution report			X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X

8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)

	1.02	Termination of a Material Definitive Agreement	X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X	X	X	X

	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statement
				X	X

	3.03	Material Modification to Rights of Security Holders

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X	X		X	X

	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

		Disclosure is required of any amendment “to the governing documents of the issuing entity”					X	X

	5.06	Change in Shell Company Status

		[Not applicable to ABS issuers]						X

	6.01	ABS Informational and Computational Material

		[Not included in reports to be filed under Section 3.18]						X

	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X		X	X

		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Depositor) is also required.	X				X	X

	6.03	Change in Credit Enhancement or Other External Support

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X		X	X

		Reg AB disclosure about any new enhancement provider is also required.						X

	6.04	Failure to Make a Required Distribution			X		X

	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X

		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X

	7.01	Regulation FD Disclosure	X	X	X		X	X	X

	8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.

10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information

		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K as indicated above.

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) - Significant Obligor Financial Information						X	X

Item 1114(b)(2) - Credit Enhancement Provider Financial Information

		Determining applicable disclosure threshold			X

		Requesting required financial information or effecting incorporation by reference			X

Item 1115(b) - Derivative Counterparty Financial Information

		Determining current maximum probable exposure						X

		Determining current significance percentage			X

		Requesting required financial information or effecting incorporation by reference			X

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X

		Depositor						X

		Trustee					X

		Issuing entity						X

		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X

		Securities Administrator			X

		Originator of 20% or more of pool assets as of the Cut-off Date						X	X

		Custodian				X

Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

		Sponsor (Seller)							X

		Depositor						X

		Trustee					X (with respect to 1119(a) affiliations only)

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X

		Securities Administrator			X

		Originator						X	X

		Custodian				X (with respect to affiliations only)
		Credit Enhancer/Support Provider						X	X

		Significant Obligor						X	X

		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X

		Item 1123 - Servicer Compliance Statement	X	X

EXHIBIT H

ADDITIONAL DISCLOSURE NOTIFICATION

**SENT VIA FAX TO [_XXX)XXX-XXXX] AND VIA EMAIL TO [_________________] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com
Attn: Corporate Trust Services - MHL 2007-2 - SEC REPORT PROCESSING

MortgageIT Securities Corp.
33 Maiden Lane
New York, New York 10038
Fax: [___________]
Attn: [__________________]

RE: ** Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of [________] [__], 2007 among [_____________], as [______], [_____________], as [______], [_____________], as [______] and [_____________], as [______], the undersigned, as [______], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [_____________], phone number: [______]; email address: [_________________].

H-1

[NAME OF PARTY],
as [role]

By:
Name:
Title:

H-2

EXHIBIT I

CLASS A SWAP AGREEMENT

I-1

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-5977 Facsimile: 212-797-8826

DATE:	August 30, 2007

TO:
HSBC Bank USA, National Association, not individually, but solely as the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates

ATTENTION:	CTLA - Structured Finance for MHL 2007-2
TELEPHONE:	212-525-1362
FACSIMILE:	212-525-1300

FROM:	Deutsche Bank AG, New York Branch
E-MAIL:	NYderivative.documentation@db.com

SUBJECT:	Interest Rate Swap

REFERENCE NUMBER:	N681806N

The purpose of this long-form confirmation (“Long-form Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and HSBC Bank USA, National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates (the “Supplemental Interest Trust”) (“Party B”) created under the Pooling and Servicing Agreement, dated as of August 1, 2007, among MortgageIT Securities Corp., as Depositor, Wells Fargo Bank, National Association, as a Servicer, Wells Fargo Bank, National Association, Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). This Long-form Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. Item 2 of this Long-form Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement (defined below); Item 3 of this Long-form Confirmation constitutes a “Schedule” as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

Item 1.
The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Long-form Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

Item 2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, the lesser of (x) the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately preceding the Distribution Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Distribution Date relating to business days) and (y) the amount set forth for such period on Schedule I attached hereto.

Trade Date:	August 28, 2007

Effective Date:	August 30, 2007

Termination Date:
The earlier of (x) the Distribution Date immediately following the first date on which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date and (y) the Distribution Date in December 2015, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2007, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one (1) Business Day preceding each Fixed Rate payer Period End Date.

Initial Upfront
Fixed Payment	USD 4,045,000.00 payable by Deutsche Bank Securities Inc. to Party A on the Closing Date.

Fixed Rate:	5.22%

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate for
initial Calculation Period:	5.5075%

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Item 3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)	“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred or (B) a DBRS Required Ratings Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such DBRS Required Ratings Downgrade Event first occurred.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b); provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred or (B) a DBRS Required Ratings Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such DBRS Required Ratings Downgrade Event first occurred.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B, provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold, the Moody’s Second Trigger Threshold, and the DBRS Approved Ratings Threshold (as shown in the most recent annual audited financial statements of such entity determined in accordance with generally accepted accounting principles).

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Pooling and Servicing Agreement, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)	Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)	The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)
Market Quotation will apply, provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(F)
In determining whether or not a Firm Offer satisfies clause (B)(y) of the definition of Replacement Transaction and whether or not a proposed transfer satisfies clause (e)(B)(y) of the definition of Permitted Transfer, Party B shall act in a commercially reasonable manner.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means USD.

(h)	Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.	Tax Matters.

(a)	Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)	Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)	Party B makes the following representation(s):

None.

(ii)	Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)	Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(B)	Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.	Agreement to Deliver Documents.

(a)	For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
An original properly completed and executed United States Internal Revenue Service Form W-8ECI or other applicable form (or any successor thereto), together with appropriate attachments, with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party A, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)	For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, each Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, each Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, each Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A	An opinion of counsel to Party A reasonably acceptable to Party B.	Upon the execution and delivery of this Agreement	No

Part 4.	Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

Address for notices or communications to Party B:

Address:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention:	CTLA - Structured Finance for MHL 2007-2
Facsimile:	212-525-1300

With a copy to:

Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Client Manager MHL 2007-2
Facsimile:	410-715-2380
Phone:	410-884-2000

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)	Credit Support Document.

Party A: The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate. “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.	Other Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

(b)	Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)
Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party (whether written or oral) regarding any Transaction hereunder, other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) each Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended (i) by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and the words “, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed”and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
Failure to Post Collateral. If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)
A Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that Part 1(f)(i)(A) applies) and which remains capable of becoming legally binding upon acceptance.

(B)	An S&P Required Ratings Downgrade Event has occurred and is continuing and at least 60 calendar days have elapsed since such S&P Required Ratings Downgrade Event first occurred.

(C)	A DBRS Required Ratings Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such DBRS Required Ratings Downgrade Event first occurred.

(iii)
Amendment of Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld, conditioned or delayed), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)	[Reserved.]

(v)	[Reserved.]

(vi)	[Reserved.]

(d)
Required Ratings Downgrade Event. If a Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee by a guarantor with credit ratings at least equal to the S&P Required Ratings Threshold, the Moody’s Second Trigger Threshold, and the DBRS Approved Ratings Threshold.

(e)	Compliance with Item 1115 of Regulation AB.

Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of August 29, 2007 (the “Item 1115 Agreement”), among DB Structured Products, Inc., as Sponsor, MortgageIT Securities Corp., as Depositor, and Deutsche Bank AG, New York Branch, as Derivative Provider, shall be incorporated by reference into this Agreement and Party B and the Securities Administrator shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

“Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P and DBRS, except that:

(a)
Party A may make a Permitted Transfer (1) pursuant to Section 6(b)(ii) or the Item 1115 Agreement, (2) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement), or (3) at any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold;

(b)	Party B may transfer its rights and obligations hereunder in connection with a transfer pursuant to Section 9.09 of the Pooling and Servicing Agreement; and

(c)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been provided prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and the Rating Agency Condition is satisfied with respect to S&P and DBRS.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”) not in its individual capacity, but solely as the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) the Supplemental Interest Trust Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as a personal representation of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) nothing herein contained shall be construed as creating any liability on HSBC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall HSBC in its individual capacity be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Depositor has appointed the Supplemental Interest Trust Trustee and the Securities Administrator as agents under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Supplemental Interest Trust Trustee and the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)	[Reserved.]

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording. Each party agrees to provide such recording to the other party upon reasonable request.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Long-form Confirmation, below.

(v)	Additional representations.

(i)
Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Supplemental Interest Trust Trustee represents to Party A on the date on which the Supplemental Interest Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Supplemental Interest Trust Trustee.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	[Reserved.]

(y)	[Reserved.]

(z)	Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Moody’s First Trigger Ratings Threshold, and the DBRS Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“DBRS” means Dominion Bond Rating Service, or any successor thereto.

“DBRS Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of “AA(low)” and a short-term unsecured and unsubordinated debt rating from DBRS of “R-1(middle)”.

“DBRS Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from DBRS at least equal to the DBRS Required Ratings Threshold.

“DBRS Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of “BBB”.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and DBRS, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding and such opinion has been delivered to Moody’s, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable), and (B) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, (II) (x) which has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, in either case if Moody’s is a Rating Agency, and (III) (x) which has credit ratings from DBRS at least equal to the applicable DBRS Approved Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from DBRS at least equal to the DBRS Approved Ratings Threshold, in either case if DBRS is a Rating Agency, and (C) that has executed an Item 1115 Agreement with Depositor.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A, pursuant to Section 6(b)(ii) or the Item 1115 Agreement, or which is described in Sections 7(a)(2) or (3) (as amended herein), to a transferee (the “Transferee”) of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) the Transferee contracts with Party B pursuant to a written instrument (the “Transfer Agreement”) (A) (i) on terms which are effective to transfer to the Transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under the Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, and (ii) each Rating Agency has been given prior written notice of such transfer, or (B) (i) on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B, and (ii) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and DBRS; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); and (g) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Rating Agencies” mean, with respect to any date of determination, each of S&P, Moody’s, and DBRS, to the extent that each such rating agency is then providing a rating for any of the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates (the “Certificates”) or any notes backed by any of the Certificates (the “Notes”).

“Relevant Entities” mean Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (A) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (B) (x) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (y) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, the Moody’s Second Trigger Ratings Threshold, and the DBRS Required Ratings Threshold.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

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Item 4.	Account Details and Settlement Information:

Payments to Party A:

A/C With:	DB Trust Co. Americas, New York
Swift Code:	BKTRUUS33 / ABA 021001033
Favour of:	Deutsche Bank AG, New York
Account Number:	01 473 969
Reference:	N681806N

Payments to Party B:	Wells Fargo Bank, NA
ABA #121000248
Account Name: SAS Clearing
Account # 3970771416
FFC to: MortgageIT MHL 2007-2, Swap Acct # 53170301

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS THE SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2, MORTGAGE PASS-THROUGH CERTIFICATES

By:	/s/ Elena Zhenga
Name: Elena Zhenga
Title: Vice President

DEUTSCHE BANK SECURITIES INC., solely with respect to the Initial Upfront Fixed Payment in Item 2 of this Agreement

By:	/s/ Ernest Calabrese
Name: Ernest Calabrese
Title: Director

By:	/s/ Rika Yano
Name: Rika Yano
Title: Vice President

Chairman of the Supervisory Board: Clemens Börsig
Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

SCHEDULE I

(All such dates subject to No Adjustment with respect to Fixed Rate Payer Period End Dates and adjustment in accordance with the Following Business Day Convention with respect to Floating Rate Payer Period End Dates)

From and including:	To but excluding:	Notional Amount (USD):
30-Aug-07	25-Sep-07	821,837,000.00
25-Sep-07	25-Oct-07	819,974,597.30
25-Oct-07	25-Nov-07	817,669,335.30
25-Nov-07	25-Dec-07	814,922,058.02
25-Dec-07	25-Jan-08	811,734,283.17
25-Jan-08	25-Feb-08	808,108,205.05
25-Feb-08	25-Mar-08	804,046,695.97
25-Mar-08	25-Apr-08	799,553,305.84
25-Apr-08	25-May-08	794,632,260.19
25-May-08	25-Jun-08	789,288,456.29
25-Jun-08	25-Jul-08	783,527,457.75
25-Jul-08	25-Aug-08	777,355,487.13
25-Aug-08	25-Sep-08	770,779,417.08
25-Sep-08	25-Oct-08	763,806,759.47
25-Oct-08	25-Nov-08	756,445,653.04
25-Nov-08	25-Dec-08	748,704,849.17
25-Dec-08	25-Jan-09	740,593,696.10
25-Jan-09	25-Feb-09	732,122,121.39
25-Feb-09	25-Mar-09	723,300,612.90
25-Mar-09	25-Apr-09	714,140,198.11
25-Apr-09	25-May-09	704,652,421.95
25-May-09	25-Jun-09	694,849,323.22
25-Jun-09	25-Jul-09	684,743,409.57
25-Jul-09	25-Aug-09	674,347,631.20
25-Aug-09	25-Sep-09	663,675,353.23
25-Sep-09	25-Oct-09	652,740,327.03
25-Oct-09	25-Nov-09	641,556,660.33
25-Nov-09	25-Dec-09	630,138,786.41
25-Dec-09	25-Jan-10	618,511,897.58
25-Jan-10	25-Feb-10	607,080,726.13
25-Feb-10	25-Mar-10	595,843,535.41
25-Mar-10	25-Apr-10	584,797,084.56
25-Apr-10	25-May-10	573,938,186.61
25-May-10	25-Jun-10	563,263,707.62
25-Jun-10	25-Jul-10	552,770,565.73
25-Jul-10	25-Aug-10	542,455,730.38
25-Aug-10	25-Sep-10	532,316,221.40
25-Sep-10	25-Oct-10	522,349,108.20
25-Oct-10	25-Nov-10	512,551,508.97
25-Nov-10	25-Dec-10	502,920,589.82
25-Dec-10	25-Jan-11	493,453,564.03
25-Jan-11	25-Feb-11	484,147,691.28
25-Feb-11	25-Mar-11	475,000,276.82
25-Mar-11	25-Apr-11	466,008,670.77
25-Apr-11	25-May-11	457,170,267.38
25-May-11	25-Jun-11	448,482,504.24

25-Jun-11	25-Jul-11	439,942,861.65
25-Jul-11	25-Aug-11	431,548,861.82
25-Aug-11	25-Sep-11	423,298,068.25
25-Sep-11	25-Oct-11	415,188,085.02
25-Oct-11	25-Nov-11	407,216,556.09
25-Nov-11	25-Dec-11	399,381,164.69
25-Dec-11	25-Jan-12	391,679,632.63
25-Jan-12	25-Feb-12	384,109,719.69
25-Feb-12	25-Mar-12	376,669,222.96
25-Mar-12	25-Apr-12	369,355,976.25
25-Apr-12	25-May-12	362,167,849.46
25-May-12	25-Jun-12	355,102,748.00
25-Jun-12	25-Jul-12	348,158,612.20
25-Jul-12	25-Aug-12	341,333,416.71
25-Aug-12	25-Sep-12	334,625,169.96
25-Sep-12	25-Oct-12	328,271,496.15
25-Oct-12	25-Nov-12	322,029,260.62
25-Nov-12	25-Dec-12	315,896,575.35
25-Dec-12	25-Jan-13	309,871,583.88
25-Jan-13	25-Feb-13	303,952,460.74
25-Feb-13	25-Mar-13	298,137,411.00
25-Mar-13	25-Apr-13	292,424,669.71
25-Apr-13	25-May-13	286,812,501.44
25-May-13	25-Jun-13	281,299,199.73
25-Jun-13	25-Jul-13	275,883,086.70
25-Jul-13	25-Aug-13	270,562,512.49
25-Aug-13	25-Sep-13	265,335,854.84
25-Sep-13	25-Oct-13	260,275,919.07
25-Oct-13	25-Nov-13	255,305,732.87
25-Nov-13	25-Dec-13	250,423,762.84
25-Dec-13	25-Jan-14	245,628,501.34
25-Jan-14	25-Feb-14	240,918,466.00
25-Feb-14	25-Mar-14	236,292,199.35
25-Mar-14	25-Apr-14	231,748,268.40
25-Apr-14	25-May-14	227,285,264.22
25-May-14	25-Jun-14	222,901,801.54
25-Jun-14	25-Jul-14	218,596,518.37
25-Jul-14	25-Aug-14	214,368,075.60
25-Aug-14	25-Sep-14	210,215,156.62
25-Sep-14	25-Oct-14	206,272,253.47
25-Oct-14	25-Nov-14	202,399,786.86
25-Nov-14	25-Dec-14	198,596,538.13
25-Dec-14	25-Jan-15	194,861,309.33
25-Jan-15	25-Feb-15	191,192,922.79
25-Feb-15	25-Mar-15	187,590,220.85
25-Mar-15	25-Apr-15	184,052,065.50
25-Apr-15	25-May-15	180,577,338.04
25-May-15	25-Jun-15	177,164,938.76
25-Jun-15	25-Jul-15	173,813,786.64
25-Jul-15	25-Aug-15	170,522,819.01
25-Aug-15	25-Sep-15	167,290,991.26

25-Sep-15	25-Oct-15	164,236,247.76
25-Oct-15	25-Nov-15	161,235,599.92
25-Nov-15	25-Dec-15	158,288,110.23

Annex A

Paragraph 13 of the Credit Support Annex

Annex B

Item 1115 Agreement

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of August 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
HSBC Bank USA, National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates (the “Supplemental Interest Trust”)
(hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated August 30, 2007, between Party A and Party B, Reference Number N681806N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”,

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(2)	the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(3)	the amount by which (a) the DBRS Credit Support Amount for such Valuation Date exceeds (b) the DBRS Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party”, and

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)	the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date,

(3)	the amount by which (a) the DBRS Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the DBRS Credit Support Amount for such Valuation Date”, and

(II)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s Credit Support Amount, or the DBRS Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Moody's First Trigger Valuation Percentage	Moody's Second Trigger Valuation Percentage	DBRS Valuation Percentage
(A) Cash	100%	80%	100%	100%	100%

(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.0%	78.4%	100%	100%	97.5%

(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.1%	100%	94%	86.3%

(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	84.6%	67.7%	100%	87%	79%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Downgrade Event has occurred and is continuing and such Moody’s First Trigger Downgrade Event has been continuing (i) for at least 30 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if an S&P Approved Ratings Downgrade Event has occurred and is continuing and such S&P Approved Ratings Downgrade Event has been continuing (i) for at least 10 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“DBRS Threshold” means, with respect to Party A and any Valuation Date, if a DBRS Approved Ratings Downgrade Event has occurred and is continuing and such DBRS Approved Ratings Downgrade Event has been continuing (i) for at least 30 calendar days or (ii) since this Annex was executed, zero; otherwise, infinity.

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)	“Valuation Date” means the first Local Business Day in each week on which any of the S&P Threshold, the Moody’s Threshold, or the DBRS Threshold is zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s Value, and DBRS Value on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral other than Cash listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

For Cash, the amount thereof multiplied, in the case of the S&P Value, by the applicable S&P Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as the Securities Administrator or (B) any entity other than the entity then serving as the Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have credit ratings from S&P at least equal to the Custodian Required Rating Threshold. If at any time the Custodian does not have credit ratings from S&P at least equal to the Custodian Required Rating Threshold, the Securities Administrator must within 60 days obtain a replacement Custodian with credit ratings from S&P at least equal to the Custodian Required Rating Threshold.

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B or its Custodian; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such Posted Collateral shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B. The last sentence of Paragraph 6(d)(ii) is hereby amended by adding the words “actually received by Party B but” after the words “Interest Amount or portion thereof”.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) (as amended herein) will apply.

(iv)	Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:

“Distributions. Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A: at the address specified pursuant to the Notices Section of this Agreement.

If to Party B: at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address specified pursuant to the Notices Section of this Agreement.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral

The Bank of New York
ABA # 021000018
Account # 8900603658
for further credit: MortgageIT MHL 2007-2, Swap Collateral Account # 53170302
Account Number: 3970771416
Account Name: Corporate Trust Clearing

Party B account details for holding collateral

Wells Fargo Bank, N.A.
ABA # 121000248
Account Name: Corporate Trust Clearing
Account # 3970771416
FFC to: MortgageIT MHL 2007-2, Swap Collateral Account # 53170302

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, DBRS Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, a Moody’s Value, and a DBRS Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and DBRS Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, or DBRS Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and DBRS Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or DBRS Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or DBRS Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s Value, or DBRS Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s Value, and DBRS Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred or (B) a DBRS Required Ratings Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such DBRS Required Ratings Downgrade Event first occurred.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in maintenance and any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	Additional Definitions. As used in this Annex:

“Custodian Required Rating Threshold” means, with respect to an entity, a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“DBRS Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from DBRS at least equal to the DBRS Approved Ratings Threshold.

“DBRS Credit Support Amount” means, for any Valuation Date:

(I)	(A)
for any Valuation Date on which (i) a DBRS Approved Ratings Downgrade Event has occurred and is continuing and at least 30 calendar days have elapsed since such DBRS Approved Ratings Downgrade Event first occurred or (ii) a DBRS Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the related DBRS Volatility Cushion for such Transaction, (ii) the Scale Factor, if any, for such Transaction or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“DBRS Valuation Percentage” means, for any Valuation Date and each item of Eligible Collateral, the corresponding percentage for such Eligible Collateral in the column headed “DBRS Valuation Percentage”.

“DBRS Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the DBRS Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“DBRS Volatility Cushion” means, for any Transaction, the related percentage set forth in the following table for DBRS.

The higher of the DBRS credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction Up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of Moody’s First Trigger Additional Amounts for all Transactions and such Valuation Date;

(B)
if the Moody’s Threshold for such Valuation Date is zero and a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for all Next Payment Dates, and (z) the sum of the Secured Party’s Exposure and the aggregate of Moody’s Second Trigger Additional Amounts for all Transactions and such Valuation Date; or

(C)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction, the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“Moody’s First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A)
if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)
if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Valuation Percentage”, or

(B)
if a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Valuation Percentage”.

“Moody’s Value” means, on any date and with respect to any Eligible Collateral the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody’s Valuation Percentage set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing the date of determination) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)
if the S&P Threshold for such Valuation Date is zero and it is the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or

(B)
if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any date and with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii) and (B) in the case of Cash, the amount thereof multiplied by the applicable S&P Valuation Percentage.

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s Value, or DBRS Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s Valuation Percentage, or DBRS Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s Value, and the related DBRS Value.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

DEUTSCHE BANK AG, NEW YORK BRANCH
HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS THE SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN TRUST, SERIES 2007-2, MORTGAGE PASS-THROUGH CERTIFICATES

By:		By:	/s/ Elena Zheng

	Name Title: Date:		Name: Elena Zheng Title: Assistant Vice President Date:

EXHIBIT J

ASSIGNMENT AGREEMENT AND SERVICING AGREEMENT

J-1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of August 30, 2007 (the “Closing Date”), among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignor”), MortgageIT Securities Inc., having an address at 33 Maiden Lane, New York, New York 10038 (the “Assignee”) and GMAC Mortgage, LLC, having an address at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034 (the “Company” or the “Servicer”) and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”).

In consideration of the mutual promises contained herein, the parties hereto agree that the residential mortgage loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) which are now or in the future serviced by the Company for the Assignor and its successors and assigns pursuant to the Amended and Restated Servicing Agreement, dated as of January 2, 2007 (the “Servicing Agreement”), between the Assignor and the Company, shall be sold by the Assignor to the Assignee pursuant to the Mortgage Loan Purchase Agreement, dated as of August 30, 2007 (the “MLPA”), between the Assignor and the Assignee and subject to the terms of this AAR Agreement. The Assignee intends to transfer all right, title and interest in and to the Assigned Loans and delegate all duties of the Assignee hereunder with respect to the Assigned Loans to HSBC Bank USA, National Association, as trustee (the “Trustee”) for the holders of MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates (the “Certificateholders”) pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the “Pooling and Servicing Agreement”) among the Assignee, as depositor, Wells Fargo Bank, National Association, as a servicer, the Master Servicer, the securities administrator and the Trustee. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Servicing Agreement other than the Assigned Loans set forth on Attachment 1, the right to transfer the servicing for any Charged-Off Loans pursuant to Section 2.15 of the Servicing Agreement, the right to receive indemnification from the Company pursuant to Section 8.01(a) of the Servicing Agreement or the obligation to indemnify the Company pursuant to Section 8.01(b) of the Servicing Agreement.

Representations, Warranties and Covenants

2. Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee under the MLPA, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans free and clear of any and all liens, claims and encumbrances, except the right to transfer the servicing for any Charged-Off Loans pursuant to Section 2.15 of the Servicing Agreement, the right to receive indemnification from the Company pursuant to Section 8.01(a) of the Servicing Agreement or the obligation to indemnify the Company pursuant to Section 8.01(b) of the Servicing Agreement;

(c)
Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)
Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

2

3. Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)
Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)
Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement with respect to the Assigned Loans, and from and after the Closing Date with respect to the Assigned Loans, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations thereunder, other than the right to transfer the servicing for any Charged-Off Loans pursuant to Section 2.15 of the Servicing Agreement, the right to receive indemnification from the Company pursuant to Section 8.01(a) of the Servicing Agreement or the obligation to indemnify the Company pursuant to Section 8.01(b) of the Servicing Agreement, but solely with respect to such Assigned Loans.

4. Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

3

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

(c)
Company has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s certificate of formation or operating agreement or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
No event has occurred as of Closing Date which would render the representations and warranties made by Company in Article X of the Servicing Agreement, including any representations and warranties referenced thereunder, to be untrue in any material respect;

(f)
From and after the Closing Date with respect to the Assigned Loans, the Company shall service the Assigned Loans in accordance with the terms and provisions of the Servicing Agreement, and the Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor, and shall remit collections received to such accounts. The Custodial Account and Escrow Account shall be entitled “GMAC Mortgage, LLC, as servicer in trust for MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2”; and

4

(g)
Company shall furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete borrower credit files to Equifax, Experian and the TransUnion Credit Information Company with respect to each Assigned Loan serviced by the Company subject to this AAR Agreement.

5. Company hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the Master Servicer for the Assigned Loans pursuant to the Pooling and Servicing Agreement. Company shall deliver any reports, certificates and other information required to be delivered under the Servicing Agreement, as modified by this AAR Agreement, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: MHL 2007-2
Telecopier No.: (410) 715-2380

Recognition of Assignee

6. From and after the Closing Date with respect to the Assigned Loans, Company shall recognize Assignee as owner of the Assigned Loans, and the Company acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee and the Master Servicer and, with respect to the servicing of the Assigned Loans, the Master Servicer. Pursuant to the Pooling and Servicing Agreement, the Assignee will assign all of its rights and delegate all of its duties under this AAR Agreement to the Trustee for the benefit of the Certificateholders.

In addition, Company hereby acknowledges that the Assigned Loans will be subject to the terms and conditions of the Pooling and Servicing Agreement pursuant to which the Master Servicer is required to monitor the performance by Company of its servicing obligations under the Servicing Agreement, as modified by this AAR Agreement, and has the right to enforce the obligations of Company under the Servicing Agreement, as modified by this AAR Agreement, with respect to the servicing of the Assigned Loans. Such right will include, without limitation, the right to terminate Company under the Servicing Agreement as provided therein, the right to receive all remittances required to be made by Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by Company under the Servicing Agreement, the right to examine the books and records of Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by Company. In connection therewith, the Company hereby agrees to make all remittances required under the Servicing Agreement with respect to the Assigned Loans to the Master Servicer in accordance with the following wire transfer instructions:

Wells Fargo Bank, N.A.
ABA #: 121000248
Account Name: SAS Clearing
Account #: 3970771416
For Further Credit to: 53170300

5

Modification of the Servicing Agreement

7. Company and Assignor hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a) The recitals to the Servicing Agreement are hereby modified by inserting the phrase “until the related Securitization Servicing Transfer Date” immediately following the phrase “subject to this Agreement” in the fourth “Whereas” clause therein.

(b) The following definitions are added to Section 1.01 of the Servicing Agreement:

Cut-off Date: August 1, 2007.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by the Servicer pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

Minimum Servicing Requirements: With respect to a successor to GMACM appointed pursuant to Section 2.24:

(i) the proposed successor Servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor Servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii) the proposed successor Servicer has a net worth of at least $25,000,000.

6

Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 3.02 of the Servicing Agreement.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Owner:  Shall mean the Depositor or the Trustee, on behalf of the Trust, as its designee.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of August 1, 2007, among the Depositor, Wells Fargo Bank, National Association as a servicer, the Master Servicer, the Securities Administrator and the Trustee.

Purchaser: Shall mean MortgageIT Securities Corp.

Report Remittance Date: Shall have the meaning assigned thereto in Section 5.01 of this Agreement.

Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

Securitization Servicing Transfer Date: September 1, 2007 or such other date as servicing of the Mortgage Loans is transferred to a successor servicer.

Servicing Fee Rate: A rate of 0.25% per annum.

Servicing Transfer Costs: All reasonable out-of-pocket or third party costs and expenses incurred by the Master Servicer in connection with the transfer of servicing from Servicer, including, without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer (or any successor to the Servicer appointed pursuant to Section 6.02) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor to the Servicer appointed pursuant to Section 6.02) to service the Mortgage Loans properly and effectively.

Trust: MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, the trust created by the Pooling Agreement, dated August 1, 2007, among Assignee, as depositor, Wells Fargo Bank, National Association, as a servicer, the Master Servicer, the securities administrator and the Trustee.

Trustee: HSBC Bank USA, National Association, or any successor thereto.

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(c) The definition of “Business Day” in Section 1.01 of the Servicing Agreement is hereby amended by inserting the phrase “Texas, Maryland and Minnesota” immediately following the word “Connecticut”.

(d) The definition of “Depositor” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Depositor: MortgageIT Securities Corp.

(e) The definition of “Determination Date” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Determination Date: With respect to each Remittance Date, the fifteenth (15th) day of the calendar month in which such Remittance Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately following such fifteenth (15th) day.

(f) The definition of “Due Period” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

(g) The definition of “Master Servicer” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Master Servicer: Wells Fargo Bank, N.A., or any successor thereto.

(h) The definition of “Principal Prepayment Period” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Principal Prepayment Period: With respect to each Remittance Date, the period beginning with the 16th day of the calendar month preceding the month in which such Remittance Date occurs and ending on the 15th day of the calendar month in which such Remittance Date occurs.

(i) The definition of “Remittance Date” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Remittance Date: The eighteenth (18th) day of each month, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

(j) The definition of “Servicing Transfer Date” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety.

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(k) Section 2.01 of the Servicing Agreement is modified by deleting the words “unless the Servicer has obtained the prior written consent of the Owner,” from the fourth paragraph thereof.

(l) Section 2.02 of the Servicing Agreement is modified by deleting the fourth paragraph of such section and replacing it with the following:

“The Servicer acknowledges and agrees that it shall take and initiate any legal actions with respect to any Mortgage Loans and REO Properties, including, without limitation, any foreclosure actions, acceptance of deeds-in-lieu of foreclosure, and any collection actions with respect to any Mortgage Loans or REO Properties on behalf of and in the name of the Trustee for the benefit of the related trust established pursuant to the Pooling and Servicing Agreement. Owner agrees to reimburse Servicer for any costs or expenses associated with assigning Mortgage Loans to Servicer or MERS as the case may be.”

(m) Section 2.04 of the Servicing Agreement is modified by deleting the word “and” after clause (vii) and adding the following clauses:

“(ix) with respect to each Principal Prepayment in full received during the portion of the Principal Prepayment Period occurring from the 16th day of the calendar month preceding the month in which the related Remittance Date occurs through and including the last day of the calendar month preceding the month in which the related Remittance Date occurs, an amount (“Prepayment Interest Shortfall”) (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in full, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer exceed the aggregate amount of the Servicer’s Servicing Fee in the calendar month in which such deposits are required; and

(x) all Monthly Advances required to be made by the Servicer pursuant to Section 3.02.

(n) Section 2.05 of the Servicing Agreement is modified by deleting the word “and” after clause (viii), changing clause (ix) to clause (xiii) and adding the following as clauses (ix), (x), (xi) and (xii):

(ix) to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this clause (ix) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees), Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, respecting which any such advance was made it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser;

(x) to reimburse the Servicer for any Monthly Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance;

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(xi) to pay to itself, to the extent set forth in Section 4.03, with respect to each Principal Prepayment in full received during the portion of the related Prepayment Period occurring from the 1st day of the calendar month in which the related Remittance Date occurs through and including the last day of the related Prepayment Period, an amount (“Prepayment Interest Excess”) equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the 1st day of the calendar month in which such Remittance Date occurs and ending on the date on which such prepayment is so applied;

(xii) to reimburse itself to the extent set forth in Sections 4.08(a) and (b); and

(o) Section 2.05 of the Servicing Agreement is modified by replacing the paragraph at the end of such Section with the following:

“The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses (ii) - (xii) above. The Servicer shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Custodial Account pursuant to clause (v) and (x) above.”

(p) The following shall be added as Section 2.23 of the Servicing Agreement:

“Notwithstanding anything in this Agreement to the contrary, the Servicer (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause the trust fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel acceptable to the Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Servicer shall not take any such action or cause the trust fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

The Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the REMIC. The Servicer shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

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Any REO Property shall be disposed of by the Servicer before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer is otherwise directed by the Assignee or such Mortgage Loan is not part of a REMIC.”

(q) The following shall be added as Section 2.24 of the Servicing Agreement:

“With respect to any Mortgage Loan which becomes 90 or more days delinquent after the Closing Date (calculated based on the OTS method), the Sponsor may, at its option, transfer the servicing responsibilities of the Servicer under this Agreement with respect to such Mortgage Loan. No such servicing transfer shall become effective unless and until a successor to such Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to a special servicing agreement acceptable to the Depositor, the Master Servicer and the Trustee. No appointment shall be effective unless (i) such special servicer meets the Minimum Servicing Requirements and (ii) all amounts reimbursable to the related Servicer pursuant to the terms of this Agreement shall have been paid to the Servicer by the special servicer including without limitation, all unreimbursed Monthly Advances and Servicing Advances made by the Servicer relating to such Mortgage Loan and all out-of-pocket expenses of the Servicer incurred in connection with the transfer of servicing to such special servicer, all accrued and unpaid Servicing Fees relating to such Mortgage Loan.”

(r) The first paragraph of Section 3.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the Owner (A) (i) all amounts credited to the related Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the related Custodial Account pursuant to Section 2.05, plus (ii) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 3.02; minus (B) (x) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period and (y) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.”

(s) Section 3.02 of the Servicing Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

Section 3.02. Monthly Advances.

(a) Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 2.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the net Mortgage Interest Rate (less the Servicing Fee), which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

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(b) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

(t) Section 4.03 of the Servicing Agreement is hereby amended by deleting the last sentence of the first paragraph.

(u) Section 4.03 of the Servicing Agreement is hereby further amended by adding the following paragraph at the end thereto:

“The Servicer shall also be entitled on each Remittance Date to the aggregate of any Prepayment Interest Excess collected during the portion of the Principal Prepayment Period commencing on the 1st day of the calendar month in which such Remittance Date occurs and ending on the date on which such prepayment is so applied, which Prepayment Interest Excess the Servicer may withdraw from the Custodial Account pursuant to Section 2.05; provided, however, any such Prepayment Interest Excess to which the Servicer is entitled shall be reduced by the amount by which the aggregate Prepayment Interest Shortfalls for such Principal Prepayment Period exceed the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.”

(v) Section 4.08(a) of the Servicing Agreement is hereby modified by deleting the phrase “Owner shall remain responsible, as between Owner and Servicer, for losses” in the first sentence therein and replacing such phrase with “the Servicer shall have the right to be reimbursed from amounts deposited in the Custodial Account, for losses, incurred by the Servicer,”.

(w) Section 4.08(a) of the Servicing Agreement is hereby further modified by deleting the phrase “Owner shall be responsible” in the second sentence therein and replacing such sentence with “the Servicer shall have the right to be reimbursed from amounts deposited in the Custodial Account”.

(x) Section 4.08(b) of the Servicing Agreement is hereby modified by deleting the phrase “Owner shall reimburse Servicer” in the first line therein and replacing such phrase with “The Servicer shall have the right to be reimbursed from amounts deposited in the Custodial Account”.

(y) Section 4.08(b) of the Servicing Agreement is hereby further modified by deleting the phrase “will be reimbursed by Owner without approval of Owner” in the second line of the second paragraph therein and replacing such phrase with “shall be reimbursable from amounts deposited in the Custodial Account”.

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(z) Section 5.01 of the Servicing Agreement is hereby deleted in its entirety and the following paragraphs are substituted in lieu thereof:

“Not later than the fifth (5th) Business Day of each month (such date, the “Report Remittance Date”) the Servicer shall furnish to the Master Servicer a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in electronic medium mutually acceptable to the Servicer and the Master Servicer, as to the preceding remittance and the period ending on the preceding Determination Date.

Not later than two (2) Business Days following the end of each Principal Prepayment Period, the Servicer shall deliver to the Master Servicer by electronic mail (or by such other means as the Servicer and the Master Servicer may agree from time to time) a prepayment report with respect to the related Remittance Date. Such prepayment report shall include (i) such information with respect to the prepayment charges as the Master Servicer may reasonably require and (ii) information that the term of the last prepayment charge has expired or such prepayment charge has been waived.”

(aa) Section 6.01(a) of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

DB Structured Products, Inc. shall have the right to transfer servicing of the Mortgage Loans for which it owns the Servicing Rights at any time after the date hereof to a successor servicer that (i) is qualified to service loans for Fannie Mae and Freddie Mac and (ii) meets Minimum Servicing Requirements. The appointment of any such successor servicer requires the consent of the Master Servicer, which consent shall not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a downgrade of the rating on any certificate created by the Pooling and Servicing Agreement.

(bb) Section 8.06 of the Servicing Agreement is hereby deleted in its entirety and the following paragraphs are substituted in lieu thereof:

Section 8.06 Merger or Consolidation of Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a limited liability company (or other entity resulting from merger, conversion or consolidation, to the extent permitted in this Section 8.06), and shall obtain and preserve its qualification to do business as a foreign limited liability company or such other entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation or other entity (including without limitation, a limited liability company) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to mortgage loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF or BIF, or which is a HUD-approved mortgagee whose primary business is in the servicing of mortgage loans, (iii) is a Fannie Mae or Freddie Mac approved seller/servicer in good standing, and (iv) having a servicer rating from each Rating Agency at least as high as the servicer rating of the Servicer as of the date hereof.

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(cc) The following shall be added as Section 13.19 of the Servicing Agreement:

Section 13.19 Third Party Beneficiary. For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

8. Reserved.

9. Indemnification. The Servicer shall indemnify the Master Servicer, the Assignor, the Assignee, the Trustee and their respective officers, directors, employees, agents and affiliates (any such person, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (i) any breach by the Servicer of its obligations under Article XIV of the Servicing Agreement, including particularly any failure by the Servicer, any Subservicer or Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under Article XIV of the Servicing Agreement, including any failure by the Servicer to identify pursuant to Section 14.06(b) of the Servicing Agreement any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; (ii) any material misstatement or omission in any written information, written data or materials provided by the Servicer, any Subservicer or Subcontractor as required under Article XIV of the Servicing Agreement, or (iii) the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer in the other in connection therewith.

Miscellaneous

10. Notwithstanding anything to the contrary herein, the Company’s obligation to deliver any reports, certificates or other documents to the Master Servicer, including, but not limited to, the reports and certificates set forth in Section 7 of this AAR Agreement, shall survive the termination or expiration of this AAR Agreement.

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11. All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a. In the case of Company,

GMAC Mortgage, LLC
1100 Virginia Drive
Fort Washington, Pennsylvania 19034
Attention: Executive Vice President, National Loan Administration

b. In the case of Assignor,

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: Susan Valenti

c. In the case of Assignee,

MortgageIT Securities Corp..
33 Maiden Lane
New York, New York 10038
Attention: Andy Occhino

d. In the case of the Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - MHL 2007-2
Telecopier: (410) 715-2380

12. The Company hereby acknowledges that the Master Servicer has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and therefor has the right to enforce all obligations of the Company under the Servicing Agreement.

13. Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

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14. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

15. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

16. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

17. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

18. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

19. In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

20. For purposes of this AAR Agreement, including, but not limited to Section 7 hereof, the Master Servicer shall be considered a third party beneficiary to this AAR Agreement entitled to all the rights and benefits accruing to the Master Servicer as if it were a direct party to this AAR Agreement.

21. To the fullest extent permitted under applicable law, each party hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this AAR Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC. Assignor

By:	/s/ Ernest Calabrese
Name: Ernest Calabrese Title: Director

By:	/s/ Rika Yano
Name: Rika Yano Title: Vice President

MORTGAGEIT SECURITIES CORP. Assignee

By:	/s/ Doug Naidus
Name: Doug Naidus Title: President

By:	/s/ Robert Gulz
Name: Robert Gulz Title: Treasurer

GMAC MORTGAGE, LLC Company

By:	/s/ Wesley B. Howland
Name: Wesley B. Howland Title: Vice President

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, N.A. Master Servicer

By:	/s/ Stacey M. Taylor
Name: Stacey M. Taylor Title: Vice President

ATTACHMENT 1

ASSIGNED LOANS

[PROVIDED UPON REQUEST]

ATTACHMENT 2

SERVICING AGREEMENT

AMENDED AND RESTATED SERVICING AGREEMENT
among

DB STRUCTURED PRODUCTS, INC.
Owner

and

GMAC MORTGAGE, LLC

Servicer

Dated as of January 2, 2007

-i-

ARTICLE IV.

GENERAL SERVICING PROCEDURES
Section 4.01 Transfers of Mortgaged Property	32
Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files	33
Section 4.03 Servicing Compensation	34
Section 4.04 Annual Statement as to Compliance	34
Section 4.05 Annual Independent Public Accountants’ Servicing Report	34
Section 4.06 Right to Examine Servicer Records	35
Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999	35
Section 4.08 Losses and Expenses	35

ARTICLE V.

SERVICER TO COOPERATE
Section 5.01 Statements to Owner	37
Section 5.02 Financial Statements; Servicing Facilities	38

ARTICLE VI.

TERMINATION
Section 6.01 Termination	38
Section 6.02 Transfer Procedures	40

ARTICLE VII.

BOOKS AND RECORDS
Section 7.01 Possession of Servicing Files Prior to the related Transfer Date	41

ARTICLE VIII.

INDEMNIFICATION AND ASSIGNMENT
Section 8.01 Indemnification	42
Section 8.02 Limitation on Liability of Servicer and Others	44
Section 8.03 Limitation on Assignment and Resignation by Servicer	45
Section 8.04 Operation of Indemnities	46
Section 8.05 Assignment by Owner	46
Section 8.06 Merger or Consolidation of the Servicer	46

-ii-

ARTICLE IX.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER
Section 9.01 Organization and Good Standing; Licensing	47
Section 9.02 Authorization; Binding Obligations	47
Section 9.03 No Consent Required	47
Section 9.04 No Violations	47
Section 9.05 Litigation	48
Section 9.06 Ownership	48
Section 9.07 Service Contracts	48
Section 9.08 Accuracy	48

ARTICLE X.

REPRESENTATIONS AND WARRANTIES OF SERVICER
Section 10.01 Due Organization and Authority	48
Section 10.02 Ordinary Course of Business	49
Section 10.03 No Violation	49
Section 10.04 Ability to Service	49
Section 10.05 Ability to Perform	49
Section 10.06 Litigation	49
Section 10.07 No Consent Required	50

ARTICLE XI.

DEFAULT
Section 11.01 Events of Default	50
Section 11.02 Waiver of Defaults	52

ARTICLE XII.

CLOSING
Section 12.01 Closing Documents	52

ARTICLE XIII.

MISCELLANEOUS PROVISIONS
Section 13.01 Notices	52
Section 13.02 Waivers	53
Section 13.03 Entire Agreement; Amendment	54
Section 13.04 Execution; Binding Effect	54

-iii-

-iv-

EXHIBITS

EXHIBIT 1	FORM OF TRIAL BALANCE
EXHIBIT 2	FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6	MORTGAGE LOAN DOCUMENTS
EXHIBIT 7	MORTGAGE LOAN SCHEDULE
EXHIBIT 8	TRANSFER INSTRUCTIONS
EXHIBIT 9A	ELIGIBILITY CRITERIA FOR ALT A FIRST LIEN MORTGAGE LOANS AND ALT A SECOND LIEN CLOSED-END MORTGAGE LOANS
EXHIBIT 9B	ELIGIBILITY CRITERIA FOR SUBPRIME SECOND LIEN MORTGAGE LOANS
EXHIBIT 10	FORM OF LIMITED POWER OF ATTORNEY
EXHIBIT 11	FORM OF OPINION OF COUNSEL TO THE SERVICER FOR RECONSTITUTION
EXHIBIT 12A	TERM SHEET FOR ALT A FIRST LIEN MORTGAGE LOANS AND ALT A SECOND LIEN CLOSED-END MORTGAGE LOANS
EXHIBIT 12B	TERM SHEET FOR SUBPRIME SECOND LIEN MORTGAGE LOANS
EXHIBIT 13	SERVICING PERFORMANCE STANDARDS AND APPROVAL MATRIX
EXHIBIT 14	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
EXHIBIT 15	FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT 16	FORM OF LIQUIDATION REPORT
EXHIBIT 17	FORM OF MONTHLY REPORTING PACKAGE
EXHIBIT 18	SERVICER RATINGS
EXHIBIT 19	FORM OF POOLING AND SERVICING AGREEMENT
EXHIBIT 20	FORM OF ANNUAL CERTIFICATION
EXHIBIT 21	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

-v-

SERVICING AGREEMENT

This Amended and Restated Servicing Agreement (“Servicing Agreement” or “Agreement”) is entered into as of August 5, 2005, as amended and restated to and including January 2, 2007, by and among GMAC MORTGAGE, LLC (formerly known as GMAC Mortgage Corporation), a Delaware limited liability company (the “Servicer”) and DB STRUCTURED PRODUCTS, INC., a Delaware corporation (the “Owner”).

WHEREAS, the Servicer and the Owner entered into that certain Servicing Agreement, dated as of August 5, 2005 (the “Original Agreement”).

WHEREAS, the Servicer and the Owner desire to enter into this Servicing Agreement in order to amend and restate the Original Agreement in its entirety.

WHEREAS, the Owner has purchased and will purchase in the future conventional, residential, first and second lien mortgage loans (the “Mortgage Loans”); and

WHEREAS, the Servicer regularly services residential mortgage loans and has agreed to service the mortgage loans that become subject to this Agreement and the parties desire to provide the terms and conditions of such servicing by the Servicer.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01  Definitions. The following terms are defined as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property, (i) the Fannie Mae Guides, (ii) to the extent not inconsistent with those mortgage servicing practices of mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, exercising the same care in performing those practices that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account (including, compliance with all applicable federal, state and local laws) and (ii) the applicable Servicing Performance Standards and Approval Matrix.

Adjustable Rate Mortgage Loan: Any Mortgage Loan with respect to which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is subject to adjustment from time to time in accordance with the terms of such Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account (to the extent permitted by applicable law), all late charges (except as set forth in Exhibit 12A), escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Appraised Value: The value of the Mortgaged Property at the time of the Mortgage Loan’s origination as used by the originating lender in underwriting such Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner.

BPO: A broker price opinion.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Iowa, Connecticut or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

Catastrophic Advance: A Servicing Advance made in good faith by the Servicer that would not be a Nonrecoverable Advance except for the later occurrence of a catastrophic event (e.g., a natural disaster) that substantially reduces the value of the Mortgaged Property.

Charged-Off Mortgage Loan: Any Mortgage Loan which is (i) one hundred and eighty (180) or more days delinquent and (ii) in connection with a foreclosure of such Mortgage Loan, there would be insufficient proceeds, determined by the Servicer in its good faith judgment in accordance with Accepted Servicing Practices, to satisfy the sum of (a) the accrued interest thereon at the Mortgage Interest Rate from the interest paid to date to the day of such foreclosure, (b) all outstanding advances, (c) all expenses (including attorneys’ fees) incurred in connection with such foreclosure and (d) $10,000.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

CPI: The Consumer Price Index for All Urban Consumers (CPI-U), United States City Average, All Items (1982-84=100) (the CPI Index), published monthly by the Bureau of Labor Statistics of the US Department of Labor.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.06.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian of the Mortgage Loan Documents as specified under the related Custodial Agreement.

Deboarding Fee: With respect to each Mortgage Loan, the deboarding fee set forth in the related Term Sheet.

Default: A Mortgage Loan shall be considered in default when one Monthly Payment is due and unpaid as of the last day of the calendar month in which the Monthly Payment was due.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The last calendar day of the month preceding the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Remittance Date, the calendar month preceding such Remittance Date.

Eligibility Criteria: The eligibility criteria for residential mortgage loans to be delivered by Owner after the date of this Agreement to be serviced by Servicer under this Agreement, as specified in Exhibit 9A and Exhibit9B, as the same may be amended from time to time with the mutual consent of both parties.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement)or payable on demand:

(i)
direct obligations of, and obligations fully guaranteed as to full and timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, provided, that such obligations are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)
federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)
Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated “AAA;

(iv)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 10% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories;

(vi)
certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts;

(vii)	any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency; and

(viii)
general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency.

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Authority, or any successor thereto.

FHLMC or Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

Fitch: Fitch, Inc., or its successor in interest.

Forbearance: Shall have the meaning set forth in Section 2.01.

Foreclosure Commencement: The delivery of the applicable file to the Servicer’s foreclosure counsel for initiation of foreclosure proceedings.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

HOEPA Loan: A Mortgage Loan subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”).

Index: With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the most recent ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan, to the lesser of (a) the Appraised Value and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the state of Delaware, or any successor thereto.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Monthly Remittance Advice: As described in Section 3.02.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, as applicable, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien, as applicable, upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to as the Mortgage File in Exhibit 6 annexed hereto to the extent received by the Servicer from the prior servicer, sub-servicer or originator, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which mortgage loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents listed on Exhibit 6 attached hereto pertaining to any Mortgage Loan.

Mortgage Loan Schedule: The schedule of Mortgage Loans, provided by the prior Servicer, setting forth, to the extent available, the following information with respect to each Mortgage Loan: (1) the loan seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Transfer Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) Loan to Value Ratio at origination; (8) with respect to First Lien Loans, the LTV at origination and with respect to second lien loans, the CLTV at origination; (9) the Mortgage Interest Rate as of the Transfer Date; (10) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the amount of the Monthly Payment as of the Transfer Date; (13) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (14) the original principal amount of the Mortgage Loan; (15) the principal balance of the Mortgage Loan as of the close of business on the Transfer Date; (16) with respect to Adjustable Rate Mortgage Loans, the first Interest Rate Adjustment Date; (17) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (18) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (19) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (21) [reserved]; (22) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (23) [reserved]; (24) a code indicating the documentation style (i.e. full, alternative or reduced); (25) [reserved]; (26) whether such Mortgage Loan provides for a Prepayment Charge; (27) the Prepayment Charge period of such Mortgage Loan, if applicable; (28) ) a description of the Prepayment Charge, if applicable; (29) the Mortgage Interest Rate as of origination; (30) the credit risk score (FICO score) at origination; (31)[reserved]; (32) [reserved]; (33)[reserved]; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e. 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan is a HOEPA Loan; (37) a code indicating whether the Mortgage Loan is assumable; (38) a code indicating whether the Mortgage Loan has been modified; (39) the one year payment history; (40) the Due Date for the first Monthly Payment; (41) the original Monthly Payment due; (42) with respect to the related Mortgagor, the debt-to-income ratio; (43) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (45)[reserved]; (46) a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (47) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO, other litigation; (48)[reserved]; and (49) Forbearance. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. This information is listed on Exhibit 7 attached hereto.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

New Loan Data File: With respect to each Mortgage Loan delivered, or caused to be delivered, after the date of this Agreement by Owner to be subserviced by Servicer under this Agreement, the data file produced by Owner or the prior servicer pursuant to the Transfer Instructions, which is used to enable Servicer to set up each Mortgage Loan on its loan servicing system.

Nonrecoverable Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise from such Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate delivered to the Owner.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or Vice President or Senior Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Servicer, reasonably acceptable to the Owner.

Originator: With respect to a Mortgage Loan, the originator of the related Mortgage Loan.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

Qualified Depository: A depository (a) the accounts of which are insured by the FDIC and (b) the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by each of the Rating Agencies.

Rating Agency: Any of Fitch or Standard & Poor’s, or their respective successors designated by the Owner.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: As defined in Section 13.14 hereof.

Reconstitution Date: As defined in Section 13.14 hereof.

Recourse Obligation: With respect to any Mortgage Loan, any obligation or liability (actual or contingent) of the Servicer or its Affiliates, as applicable (i) for loss of principal incurred in connection with the foreclosure or other disposition of, or other realization or attempt to realize upon the collateral securing such Mortgage Loan (including losses relating to loss mitigation, obtaining deeds in lieu of foreclosure, VA No-Bid Instructions, or VA partial guaranties); (ii) to repurchase such Mortgage Loan in the event that the Mortgagor of such Mortgage Loan has filed for bankruptcy protection, the Mortgaged Property is the subject of foreclosure or other litigation proceedings; or (iii) to repurchase such Mortgage Loan in the event of a delinquency or other payment default thereunder by the related Mortgagor.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2007)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 5th Business Day of the each month.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002, as amended from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer Employees: As defined in Section 2.12 hereof.

Servicer Information: As defined in Section 14.07(a).

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate)s, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (e) compliance with the obligations pursuant to the provisions of this Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the fee the Owner shall pay to the Servicer, as set forth in the related Term Sheet.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals, if provided, or copies of all documents in the Mortgage File which are not delivered to the Owner, its designee or the Custodian and copies of the Mortgage Loan Documents.

Servicing Performance Standards and Approval Matrix: The servicing standards set forth on Exhibit 13.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any Ancillary Income with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) any and all rights to and in the Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Servicing Transfer Date: The date on or dates which the physical servicing of the Mortgage Loans is transferred to the Servicer pursuant to this Agreement.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Transfer Date after giving effect to payments of principal received on or before such date minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subcontractor: Any vendor, subcontractor or other Person, except for an insurance tracking service, that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Term Sheet: The Term Sheet form attached hereto as Exhibit 12A and Exhibit 12B that correspond with Exhibit 9A and Exhibit 9B respectively.

Termination Fee: With respect to each Mortgage Loan, the termination fee set forth in the related Term Sheet.

Transfer Date: With respect to each Mortgage Loan, the date Servicer physically assumes its obligations of servicing pursuant to this Agreement.

Transfer Instructions: The transfer instructions used by the Servicer provided in connection with any given transfer of additional Mortgage Loans for servicing under this Agreement, attached as Exhibit 8.

VA: The United States Department of Veterans Affairs, or any successor thereto.

VA No-Bid Instruction: An instruction given by the VA to the effect that the VA will not accept conveyance of the REO Property related to the foreclosure of a Mortgage Loan or when the VA pays all or part of the difference between the net sale proceeds and the total indebtedness on a VA guaranteed loan following the private sale of the property where the proceeds are insufficient to fully payoff the existing Mortgage.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II.

SERVICING

Section 2.01  Servicer to Act as Servicer.

From and after the date of this Agreement, the Servicer, as an independent contractor, shall service and administer each Mortgage Loan and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement, Accepted Servicing Practices and the Fannie Mae Guides.

From and after the date of this Agreement, Servicer shall assume responsibility under this Agreement to subservice and administer additional Mortgage Loans upon the delivery, in accordance with the Transfer Instructions to the extent reasonably necessary to effect such transfer, of the related New Loan Data File and all related Mortgage Loan documentation by or on behalf of Owner (including deliveries by the applicable prior servicer pursuant to directions by Owner) provided that such new Mortgage Loans meet the Eligibility Criteria then in effect. The Servicer agrees to cooperate reasonably with the Owner and with any party designated as the prior servicer or subservicer in transferring the servicing to the Servicer. Owner shall provide or cause to be provided by the applicable prior servicer or subservicer, the New Loan Data File for each Mortgage Loan to Servicer no later than five (5) days before Servicer is expected to perform subservicing on that Mortgage Loan. Owner shall notify Servicer within two (2) Business Days, in writing, of any changes in the information contained in the New Loan Data File. Owner agrees to cause the applicable Custodian to provide Servicer, within five (5) Business Days after receipt of Servicer’s request, copies of the Mortgage Note, the Mortgage or any other documents the applicable Custodian maintains for the benefit of the Owner with respect to a Mortgage Loan that Servicer deems reasonably necessary in connection with its performance of the Servicing of said Mortgage Loan.

In servicing and administering the Mortgage Loans, the Servicer shall employ Accepted Servicing Practices except and to the extent that such practices conflict with the requirements of this Agreement. The Servicer shall retain adequate personnel to effect such servicing and administration of the Mortgage Loans.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event that any Mortgage is in Default or, in the judgment of the Servicer, such a Default is reasonably foreseeable, the Servicer, consistent with Accepted Servicing Practices, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, ), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, payment plans, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”). The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of this section shall be reflected as appropriate in the Servicer’s records.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments and documents necessary to carry out its servicing and administrative duties under this Agreement including but not limited to instruments in connection with foreclosures, satisfaction or cancellation, partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Owner shall furnish the Servicer with a limited power of attorney in the form attached hereto as Exhibit 10 appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Owner acknowledges and agrees that a fee of eighteen ($18.00) dollars will be charged to the Owner for each limited power of attorney filed by the Servicer. Owner agrees to supply Servicer with any other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicer’s computer system shall clearly reflect the ownership of each Mortgage Loan. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or at the written direction of the Owner.

With respect to the performance of any service required to be provided for Servicer hereunder, including, without limitation, the obtainment of credit report data, the provision of field or other inspections, the provision of title-related services, and the sale or management of REO properties, the Servicer may obtain such services from an Affiliate if such services are provided on a commercially reasonable basis with respect to the price and quality of such services.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge and the Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default) or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. Servicer shall notify Owner within two (2) Business Days if Servicer determines that any collection of any Prepayment Charge is limited or prohibited by applicable law. In no event shall the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account at the time of such prepayment for distribution in accordance with the terms of this Agreement.

Section 2.02  Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as is consistent with Accepted Servicing Practices. In the event that any payment due under any first lien Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located) or earlier as determined by the Servicer, the Servicer shall cause a Foreclosure Commencement in accordance with Accepted Servicing Practices. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Servicer shall charge off a second lien Mortgage Loan in accordance with the charge off policy as directed by the Owner. In the event a second lien Mortgage Loan is not charged-off, Servicer shall proceed with a Foreclosure Commencement on such Mortgage Loan. As it relates to any Charged-Off Mortgage Loan, should Servicer determine that any amounts charged-off can be recovered, Servicer shall pursue the recovery of such amounts and will be entitled to the recovery fee specified in the related Term Sheet. As it relates to any Charged-Off Mortgage Loan, Servicer will be reimbursed for all Servicing Advances six months after date on which the second lien Mortgage Loans is charged-off. Should Servicer determine that any amounts charged-off can be recovered, Servicer shall pursue recovery of such amounts and Servicer will be entitled to the recovery fee specified in the related Term Sheet, from the amounts collected.

If requested by Owner, and provided that a mutually acceptable system access agreement is executed by the parties, the Servicer shall provide the Owner with access to its online mortgage loan servicing data system (the “Data System”) during business hours (generally, Monday through Friday, between 7 a.m. and 9 p.m. EST, and Saturday between 8 a.m. and 2 p.m. EST) with respect to the Mortgage Loans. Owner shall be responsible for all costs associated with such access.

The Servicer acknowledges and agrees that it shall take and initiate any legal actions with respect to any Mortgage Loans and REO Properties, including, without limitation, any foreclosure actions, acceptance of deeds-in-lieu of foreclosure, and any collection actions with respect to any Mortgage Loans or REO Properties on behalf of the Owner, but only in the name of the Servicer and without reference to the Owner. Except as otherwise required by law or with the consent of the Owner, under no circumstances shall any such action be taken in the name of, or with any reference to, the Owner. The Servicer shall provide prior written notice to the Owner if the Servicer is required by applicable law to take any legal actions with respect to the Mortgage Loan or REO Properties in the name of, or with reference to, the Owner. Owner agrees to provide all the documentation, appropriately recorded, if applicable, necessary for Servicer to initiate legal actions in its own name. Owner agrees to reimburse Servicer for any costs or expenses associated with assigning Mortgage Loans to Servicer or MERS as the case may be.

Notwithstanding anything to the contrary contained herein, (a) all actions must be approved by the Owner relating to any Mortgaged Property that is determined to be contaminated by hazardous or toxic substances or wastes and (b) in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Servicer shall cause the Mortgaged Property to be so inspected at the Owner’s expense. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

Notwithstanding anything to the contrary contained herein, after reviewing the environmental inspection report, the Servicer shall in accordance with Accepted Servicing Practices proceed with respect to the Mortgaged Property; provided, that Servicer may determine in its sole discretion that it will not proceed with a foreclosure or acceptance of a deed in lieu of foreclosure with respect to a Mortgaged Property that has been determined to be contaminated by hazardous or toxic substances or wastes and with respect to which Servicer would be expected to take title in its own name. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof. In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

With respect to any Mortgage Loan that is collateralized by a Mortgaged Property and the Servicer is not proceeding to liquidation as a result of environmental contamination, the Servicer shall be entitled to be reimbursed for its Servicing Advances from amounts in the Custodial Account pursuant to Section 2.05 hereof.

Section 2.03  Collection of Mortgage Loan Payments.

Following the date of this Agreement until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall take reasonable care in ascertaining and estimating Escrow Payments, to the extent applicable, and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the extent that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 2.04  Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “GMAC Mortgage, LLC, in trust for DB Structured Products, Inc. re: Fixed and Adjustable Rate Residential Mortgage Loans”. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law and any amounts therein may be invested in Eligible Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Eligible Investments. The amount of any such losses shall be deposited within one (1) Business Day by the Servicer in the Custodial Account, as appropriate, out of the Servicer’s own funds, with no right to reimbursement therefor. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification or letter agreement shall be furnished to the Owner prior to the initial Transfer Date and, upon request, to any subsequent Owner.

The Servicer shall deposit in the Custodial Account no more than two (2) Business Days following receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the applicable Transfer Date:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans;

(iii)	all Liquidation Proceeds and any amount received with respect to REO Property;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in a suspense account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law);

(v)
all Condemnation Proceeds affecting any Mortgaged Property which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 2.16, 3.01, or 4.02;

(vii)	any Prepayment Charges received with respect to any Mortgage Loan; and

(viii)	any amounts required to be deposited by the Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution or any other non-interest benefits shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05 or retain such other benefits, as the case may be.

Section 2.05  Permitted Withdrawals From Custodial Account.

Subject to Section 3.01, the Servicer shall be entitled to withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Owner in the amounts and in the manner provided Section 3.01;

(ii)	to pay to itself the Servicing Fee (to the extent the Servicer has not retained the Servicing Fee);

(iii)
to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner;

(iv)
following the liquidation of a Mortgage Loan, to reimburse itself from amounts unrelated to the Mortgage Loan for any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 2.05(iii);

(v)	to reimburse itself for any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(vi)	to invest funds in Eligible Investments in accordance with Section 2.09;

(vii)	to remove funds inadvertently placed in the Custodial Account in error by the Servicer;

(viii)	to pay itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date); and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (viii) above. The Servicer shall provide written notification in the form of an Officer’s Certificate to the Owner, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

Section 2.06 Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “GMAC Mortgage, LLC, in trust for Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors”. The Escrow Account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Owner no later than the initial Transfer Date and, upon request, to any subsequent Owner.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement.

The Servicer shall deposit in a suspense account on a daily basis, and retain therein all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The suspense account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account or a suspense account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.10 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)
to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or non-appealable judicial or administrative ruling;

(iv)
for transfer to the Custodial Account in connection with an acquisition of REO Property or application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to restoration or repair of the Mortgaged Property;

(vi)	to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)	to remove funds inadvertently placed in an Escrow Account in error by the Servicer.

Section 2.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

To the extent that any Mortgage Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. With respect to each Mortgage Loan, subject to Accepted Servicing Practices, the Servicer assumes full responsibility for the timely payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and no later than to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien. Servicer will have the tight to be reimbursed from the Mortgagor for such advances of taxes and delinquency penalties paid by Servicer in connection with the Mortgaged Property. Servicer may, at Servicer’s discretion and in accordance with applicable law, establish an escrow account for any Mortgagor that fails to pay taxes on the Mortgaged property in a timely manner. Notwithstanding the foregoing, if the Servicer determines that such Servicing Advance would be a Nonrecoverable Advance, the Servicer shall have no obligation to make such Servicing Advance. If Servicer fails to make a Servicing Advance with respect to any payment prior to the date on which any late payment penalties or costs related to protecting the lien accrue, except in the case of a Nonrecoverable Advance, the Servicer shall pay any such penalties or costs which accrued.

With respect to each second lien Mortgage Loan, the Servicer shall use reasonable efforts, for the protection of the Owner’s interest, to file (or cause to be filed) of record a request for notice of any action by a known superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Servicer shall also use reasonable efforts to notify any known superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Owner. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the related Cut-off Date, then the Servicer, in its capacity as interim servicer, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i)	the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

(ii)
the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

(iii)	the loan evidencing the refinanced senior lien is not subject to negative amortization.

Section 2.09 Protection of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably. The Servicer shall notify the Owner in writing of any such transfer fifteen (15) Business Days prior to such transfer.

The Servicer shall bear any expenses, losses or damages sustained by the Owner because the Custodial Account and/or Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than one Business Day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized with no right to reimbursement. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

All suspense and clearing accounts in which funds relating to the Mortgage Loans are deposited shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

Section 2.10 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each first lien Mortgage Loan, hazard insurance in a amount required pursuant to the Fannie Mae Guides, such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guides.

If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements or required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and request from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard or New York mortgagee clauses which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable pursuant to the Fannie Mae Guides and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in conformance with Servicer’s standard practices; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies (whether forced placed or other insurance policies) are in place with the required coverage and the Servicer shall be solely liable for any losses in the event coverage is not provided.

Pursuant to Section 2.06, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account or held in a suspense account) and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with Accepted Servicing Practices shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.11 Maintenance of Blanket Hazard Insurance Coverage.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10. Notwithstanding the foregoing, the Servicer shall obtain and maintain a blanket insurance policy covering each second lien Mortgage Loan insuring against losses arising from fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guide. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Owner.

Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies that would meet the requirements of Fannie Mae, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond shall be in the form of the Mortgage Banker’s Blanket Bond and any such Fidelity Bond and Errors and Omissions Insurance Policy shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall maintain minimum coverage amounts under any such Fidelity Bond and Errors and Omissions Insurance Policy acceptable to Fannie Mae and Freddie Mac. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five (5) Business Days of receipt of notice that such Fidelity Bond and Errors and Omissions Insurance Policy will be, or has been, materially modified or terminated.

Section 2.13 Inspections.

The Servicer shall inspect the Mortgaged Property as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved; provided that, if any Mortgage Loan is more than 45 days delinquent, the Servicer shall within ten (10) days inspect the Mortgaged Property and shall conduct subsequent inspections as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices; provided further that if the Servicer determines that any Mortgage Property is vacant, the Servicer shall within five (5) days inspect the Mortgaged Property and shall conduct subsequent inspections approximately every thirty (30) days, but no more than thirty-five (35) days after the prior inspection, to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices. The Servicer shall maintain appropriate records of each such inspection.

Section 2.14 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)	the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in a suspense account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 2.15 Charged-Off Mortgage Loans.

The Owner may transfer the servicing from the Servicer without cause to a successor servicer for any Charged-Off Mortgage Loan and shall be liable for (A) all related shipping costs and expenses of transfer (including, but not limited to, costs and expenses associated with (i) preparing, delivering and/or recording assignments, or (ii) effecting beneficiary name changes on Mortgage Loans registered with MERS, each as applicable), (B) amounts due under Section 6.02(b) or (C) any other fees that are out of the ordinary in connection with such servicing transfer; provided, however, that Owner is notified of such fees and approves of fees in writing. Owner shall not be liable for the Deboarding Fee and Termination Fee of any Charged-Off Mortgage Loan transferred without cause.

Section 2.16 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such State by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

The Servicer shall notify the Owner of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 2.15. If a period longer than one year is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided herein) on such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account and shall be separately identified from all other funds deposited or to be deposited in such Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances and unpaid Servicing Fees.

The Servicer shall use its commercially reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required in Section 2.10 hereof.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Servicer shall cause to be deposited on a daily basis within two (2) Business Days of receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

Section 2.17 Permitted Withdrawals with Respect to REO Property.

The Servicer shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 2.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 2.18 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 2.19, the Servicer shall furnish to the Owner on or before the 5th Business Day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner shall reasonably request.

Section 2.19 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit, together with the statement furnished pursuant to Section 2.18, to the Owner a liquidation report with respect to such Mortgaged Property in such form substantially similar to Exhibit 16.

Section 2.20 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 2.21 Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the related Mortgage and Mortgage Note and the requirements of applicable law. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Servicer shall promptly upon written request thereof, deliver to the Owner any applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer that a prior adjustment to a Mortgage Interest Rate was not calculated properly, Servicer shall notify Owner within two (2) Business Days of such error. Upon the discovery by the Servicer or the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 2.22 Maintenance of PMI Policies.

With respect to each Mortgage Loan subject to a PMI Policy on the related Transfer Date, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80% or such PMI Policy can no longer be required by applicable law. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or LPMI Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, which shall be paid out of the interest portion of the related monthly payment or, if a monthly payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds. Any premium payments made by the Servicer from its own funds pursuant to this Section 2.22 shall be recoverable by the Servicer as a Servicing Advance.

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Owner as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Owner to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Servicer, would have been covered thereunder. The Servicer shall cooperate with the PMI insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account.

ARTICLE III.

PAYMENTS TO OWNER

Section 3.01 Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the related preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05). Notwithstanding the foregoing, in the event a Mortgage Loan, other than a Mortgage Loan included in a Reconstitution, pays off in full, Servicer shall remit the funds associated with such paid off Mortgage Loan to Owner within five (5) Business Days of its receipt thereof.

With respect to any funds deposited in the Custodial Account after the Business Day following the Business Day on which such deposit was required to be made, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two and a half (2.5) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 3.02 Advances by Servicer.

Except as otherwise provided herein, the Servicer shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan. The Servicer shall have no obligation to advance principal or interest payments not collected from Mortgagors.

ARTICLE IV.

GENERAL SERVICING PROCEDURES

Section 4.01 Transfers of Mortgaged Property.

The Servicer shall be required to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or LPMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable State law, the Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guarantee insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed and forward to the Custodian the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall follow Accepted Servicing Practices including but not limited to Servicer conducting a review of the credit and financial capacity of the individual receiving the property, and may approve the assumption if it believes the recipient is capable of assuming the mortgage obligations. If the credit of the proposed transferee does not satisfy the relevant underwriting criteria and the transfer of ownership actually occurs, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 3.02, and request the release of any Mortgage Loan Documents from the Owner in accordance with this Section 4.02 hereof. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner’s option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

If in connection with a Mortgagor’s payoff or attempted payoff of a Mortgage Loan the Servicer satisfies or releases such Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer shall deposit the amount of any shortfall thereof in the Custodial Account within one (1) Business Day of learning of such satisfaction or release.

If the Servicer (other than as set forth in the immediately preceding paragraph) satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage, and provided that the Mortgagor continues to make all required payments and Servicer is able to reasonably demonstrate that it will be able to cause the amount of the unpaid indebtedness to be reinstated and secured under the related Mortgage, the Servicer shall have thirty (30) days from learning of such satisfaction or release to cure such error before Servicer shall have to deposit such shortfall.

The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy or LPMI Policy, upon request of the Servicer and delivery to the Custodian and the Owner of a servicing receipt signed by a servicing officer, the Custodian and the Owner shall release that portion of the Mortgage Loan Documents held by the Custodian and the Owner to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian and the Owner, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a servicing officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a servicing officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

Section 4.03 Servicing Compensation.

As consideration for servicing the Mortgage Loans pursuant to this Agreement, the Servicer shall be entitled to retain the applicable Servicing Fee from payments on the Mortgage Loans or to withdraw the applicable Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof. In addition to the Servicing Fee, the Owner also agrees to pay (when applicable) the various fees and charges indicated in the Term Sheet. Notwithstanding the foregoing, the Servicer shall have the right to adjust the Monthly Loan Service Fee (as specified in the Term Sheet) as of the first day of each anniversary of the date of this Agreement, and annually thereafter, based on CPI plus one percent (1.0%).

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04 Annual Statement as to Compliance.

The Servicer shall deliver to the Owner, on or before March 15th of each year beginning March 1, 2008, and on the final Transfer Date, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

Section 4.05 Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year beginning March 1, 2008, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the Servicer’s servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement (such statement to have attached thereto a schedule setting forth the agreements covered thereby), and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

On or before March 15th of each year beginning March 1, 2008, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants which is a member of the American Institute of Certified Public Accountants to furnish its Statement of Auditing Standards (“SAS”) 70 Report (Report on the Processing of Transactions by Service Organizations) to the Owner that has been prepared by such firm for the Servicer’s mortgage operations.

Section 4.06 Right to Examine Servicer Records.

The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during normal business hours or as otherwise acceptable to the Servicer, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances.

The Servicer shall provide to the Owner and any supervisory agents or examiners representing a State or Federal governmental agency having jurisdiction over the Owner, including but not limited to the OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable Federal government agency, FDIC, OTS, or any other similar regulations.

Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999.

With respect to each Mortgage Loan and the related Mortgagor, each party shall as required comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required of the party thereunder.

Section 4.08 Losses and Expenses.

(a) Subject to Section 4.08(b) and (c) hereof (and except as may otherwise be expressly provided in this Agreement), Owner shall remain responsible, as between Owner and Servicer, for losses related to Owner’s investment in the Servicing Rights or, as applicable, the Mortgage Loans owned by Owner, as distinct from (and which shall not include) costs and expenses related to the performance of the servicing duties delegated to Servicer hereunder, for which Servicer shall be responsible. Losses of the type referred to above for which Owner shall remain responsible include, but are not limited to: investor repurchase demands, Recourse Obligations, pool insurance premiums, special hazard insurance premiums, earthquake losses, losses resulting from the absence or inadequacy of hazard insurance or flood insurance for a Mortgaged Property in accordance with Accepted Servicing Practices, foreclosure losses, REO losses, VA No-Bid Instructions, VA partial guaranties, interest shortfalls due to timing of prepayments and liquidations required under the terms of the Fannie Mae Guides, which are in excess of the amounts specified in Section 2.04(ii), Servicing Advances, Nonrecoverable Advances and Catastrophic Advances, including, without limitation, those that may be required in connection with the Servicemembers Civil Relief Act.

(b) Owner shall reimburse Servicer for the following reimbursable expenses (“Reimbursable Expenses”): (i) any out-of-pocket expense Servicer incurs with the prior approval of Owner in connection with its servicing and administrative obligations set forth in this Agreement to the extent such expense is not ordinary to the servicing function (but not including salaries, rent and other general operating expenses of Owner normally classified as overhead); (ii) expenses that Owner has expressly agreed to pay or be liable for hereunder; and (iii) expenses incurred in connection with the performance by Servicer at the request of Owner of any activity that is not specifically required to be performed by Servicer under this Agreement and is not reasonably ancillary to any specific requirements of Owner under this Agreement. Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses incurred in connection with the preparation of and performance under this Agreement, including, without limitation, its own legal fees and expenses of preparing and delivering the notices, documents, reports, accountings and any other information required of it hereunder.

Out-of-pocket collection expenses incurred by Servicer to and billed by third parties on a monthly basis that will be reimbursed by Owner without approval of Owner include Reimbursable Expenses associated with the following: appraisals (pre- and post-foreclosure), title work, attorney fees (foreclosure, bankruptcy, and other), legal filing fees, inspection fees (interviews, drive-bys, clean out inspections after vacated, professional services such as property surveys, repair inspections, Environmental Protection Agency inspections, etc.), property maintenance (utilities, lawn care, snow removal, securing costs, repairs, winterization, removal of debris, clean-up after vacated), condominium expenses (condo fees, association fees, etc.), insurance (premiums and deductibles), taxes (property, estate, assessments), photographs and, loss drafts,.

(c)	(i)	If applicable, Owner shall be solely responsible for all guaranty fees, credit enhancement fees, custodial fees (and related shipping costs), and trustee fees.

(ii)
Except as otherwise expressly set forth in this Agreement, Servicer shall be solely responsible for the direct and indirect internal and administrative costs associated with its obligations as subservicer of the Mortgage Loans hereunder, said costs to include but not be limited to: personnel, facilities; supplies; mailing and electronic data processing) system expenses, regardless of whether Servicer elects to contract with third party vendors to perform all or any portion of such internal and administrative functions. Servicer shall pay interest due to Mortgagors on amounts held in tax and insurance escrow accounts in accordance with Accepted Servicing Practices.

ARTICLE V.

SERVICER TO COOPERATE

Section 5.01 Statements to Owner.

During the term of this Agreement, the Servicer shall furnish to the Owner all reports required hereunder, including those set forth on Exhibit 17 hereto, and such other periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Owner shall pay the Servicer a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the Servicer customarily supplies the report in connection with Internal Revenue Service, OTS, FDIC or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement. Servicer shall deliver all reports in Excel format under this Section 5.01 to Owner via email to DBWholeLoanOps@List.DB.com.

Not later than each Remittance Date, the Servicer shall furnish to the Owner a Monthly Remittance Advice, as of the last day of each month, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date. Such report shall contain but not necessarily be limited to, the following:

(a)	with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(b)	the amount of servicing compensation received by the Servicer during the prior distribution period;

(c)	the aggregate Stated Principal Balance of the Mortgage Loans;

(d)
the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(e)
the status of the Custodial Account showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 2.04 and each category of withdrawal specified in Section 2.05.

In addition, not more than 90 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year (i) an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year and (ii) a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall mail, on or before the dates required by law, IRS Form No. 1099 to all parties entitled to receive interest on Escrow Accounts for all periods after the applicable Transfer Date, where applicable, as well as IRS Form No. 1098 to each Mortgagor for all periods after the applicable Transfer Date. The Servicer shall file all required reporting with the IRS, including, without limitation, IRS Form No. 1041 and IRS Form K-1 where applicable, on or before the dates required by law, for all periods after the applicable Transfer Date. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time and which is reasonably available to the Servicer.

Section 5.02 Financial Statements; Servicing Facilities.

In connection with marketing the Mortgage Loans or a proposed Reconstitution, the Owner may make available to a prospective purchaser audited financial statements of the consolidated group that includes the Servicer for the most recently completed five fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by any Consolidated Statement of Operations; provided that this requirement shall not apply for any year in which Servicer’s financial statements are consolidated into those of a corporation subject to the periodic reporting requirements of the Securities Exchange Act of 1934. The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Servicer (and are available upon request to members or stockholders of the corporate group that includes the Servicer or to the public at large). The Servicer shall furnish promptly to the Owner or a prospective purchaser copies of the statements specified above.

The Servicer shall make available to the Owner or any prospective Owner a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the corporate group that includes the Servicer, and to permit any prospective purchaser to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VI.

TERMINATION

Section 6.01 Termination.

(a)
This Agreement shall continue in full force and effect for an original term (the “Original Term”) of one (1) year, commencing on the date hereof and ending at the close of business on the eve of the first anniversary of the date hereof, unless sooner terminated either by mutual agreement or otherwise in accordance with this Agreement. The term of this Agreement automatically shall be extended for successive one (1) year terms (each an “Extension Term”) unless either Party delivers written notice of intent not to extend to the other Party not less than sixty (60) days before the end of (a) the Original Term or (b) any Extension Term.

(b)
The Owner may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause. The Owner shall use its best efforts to provide written notice of such termination to the Servicer by registered mail at least 30 days prior to the effective date of termination; provided that in no event shall the Owner provide such notice less than 20 days prior to the effective date of such termination. In the event the Owner terminates the Servicer without cause with respect to some or all of the Mortgage Loans, the Owner shall be required to pay to the Servicer the applicable Deboarding Fee and Termination Fee, all related costs and expenses of transfer (including, but not limited to, costs and expenses associated with (i) preparing, delivering and/or recording assignments, or (ii) effecting beneficiary name changes on Mortgage Loans registered with MERS, each as applicable) and amounts due under Section 6.02(b). Such obligations of the Owner to pay the Deboarding Fee and Termination Fee, all related costs and expenses of transfer (including, but not limited to, costs and expenses of transfer including, but not limited to, costs and expenses associated with (i) preparing, delivering and/or recording assignments, or (ii) effecting beneficiary name changes on Mortgage Loans registered with MERS, each as applicable) and amounts due under Section 6.02(b), upon termination without cause by Owner shall survive removal of Mortgage Loans from the coverage of this agreement as a result of Reconstitution.

(c)
The Owner may terminate the servicing of certain Mortgage Loans without cause due to a one level drop in Servicer’s service rankings or ratings from either Standard & Poors or Fitch. If Owner notifies Servicer in writing of such termination of certain Mortgage Loans pursuant to this Section 6.01(c) within 90 days of Servicer’s one level drop in rankings or ratings from those ratings listed on Exhibit 18, then Owner shall not be required to pay the Deboarding Fee and Termination Fee as listed on Exhibit 12A or Exhibit 12B, as applicable. Mortgage Loans serviced by Servicer, or scheduled to be transferred to Servicer for servicing, as of the date of such one level drop are the only loans eligible for termination under this Section 6.01(c).

(d)
Servicer may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause. Such termination shall not be become effective until the earlier of: (i) 120 days after the date on which notice of termination is provided by the Servicer in writing and delivered to the Owner by registered mail, or (ii) a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02. In the event the Servicer terminates the Agreement without cause with respect to some or all of the Mortgage Loans, the Owner shall not be required to pay to the Servicer the applicable Deboarding Fee and Termination Fee and Servicer shall pay all its costs and expenses of transfer; provided, however, that the Servicer shall be entitled to reimbursement of amounts due under Section 6.02(b) hereof.

(e)
Servicer may terminate this Agreement upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02. In the event the Servicer terminates the Agreement hereunder in the manner provided in Section 6.01(e) with respect to some or all of the Mortgage Loans, the Owner shall not be required to pay to the Servicer the applicable Deboarding Fee and Termination Fee and Servicer shall pay all its costs and expenses of transfer; provided, however, that the Servicer shall be entitled to reimbursement of amounts due under Section 6.02(b) hereof.

Section 6.02 Transfer Procedures.

In the event the Servicer is replaced pursuant to the terms of this Agreement, the Servicer agrees to cooperate reasonably with the Owner and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer. In addition, the Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990. On or before the date upon which servicing is transferred from the Servicer to any successor servicer (the “Transfer Out Date”), the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Documents in the possession of the Servicer which are necessary or appropriate to effect the transfer of servicing, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents. The Servicer shall reasonably cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder.

On the related Transfer Out Date, the Servicer shall comply with all of the provisions of this Agreement to effect a complete transfer of the servicing with respect to the related Mortgage Loans. Except as otherwise provided in this Agreement, on the related Transfer Out Date for each related Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X and Sections 4.04, 4.05, 4.07, 13.01, 13.05, 13.11, 13.13, 13.14 and 13.15, 13.16, 13.17, 13.18 which shall survive the related Transfer Out Date, shall terminate with respect to such Mortgage Loan.

(a)
Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Out Date shall not be transferred from the Servicer to the Owner or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Agreement. However, if the Owner so elects, the Owner may waive the provisions of this paragraph (a) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

(b)
Servicing Advances. The Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances and any other advances made by the Servicer pursuant to this Agreement with respect to any Mortgage Loan on the related Transfer Out Date, but only if the servicer after the related Transfer Out Date is not the Servicer or an Affiliate. In addition, the Owner shall cause the Servicer to be reimbursed for any accrued and unpaid Servicing Fees and for any trailing expenses representing Servicing Advances for which invoices are received by the Servicer after the Transfer Out Date; provided, that the Owner shall not be liable for any amounts pursuant to this paragraph unless the Servicer has requested reimbursement and delivered appropriate evidence of such reimbursable expense.

ARTICLE VII.

BOOKS AND RECORDS

Section 7.01 Possession of Servicing Files Prior to the related Transfer Date.

Prior to the related Transfer Out Date, the contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Owner. The possession of the Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Owner; provided that Servicer may keep copies of any records it deems necessary for compliance with any state or federal record retention requirements or as it deems advisable for use in defending any litigation, action or claim. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner or the assignee of the Owner, as the case may be, as the owner of the related Mortgage Loans. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans pursuant to this Agreement. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested solely in the Owner or the appropriate designee of the Owner, as the case may be.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner or its designee, and shall deliver to the Owner or its designee upon demand, evidence of compliance with this Agreement, with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13. To the extent that original documents (other than documents evidencing the Mortgage Loans) are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. With respect to any assignment or transfer made by the Owner pursuant to Section 8.05 of this Agreement, upon receipt of notice of such assignment or transfer, the Servicer shall cause its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred arising following the date of such sale or transfer. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.

ARTICLE VIII.

INDEMNIFICATION AND ASSIGNMENT

Section 8.01 Indemnification.

(a)
The Servicer shall defend and indemnify the Owner, its employees, officers, Affiliates, agents and representatives against any and all assessments, judgments, claims (brought by any Person including, without limitation, any third parties, including any governmental authorities), liabilities, losses, costs, damages or expenses whatsoever (including, without limitation, interest penalties and reasonable attorneys’ fees, expenses and disbursements in connection with any action, suit or proceeding and any such reasonable attorneys’ fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor) (each a “Liability”), sustained by Owner or any of the Persons or entities referenced above resulting from or related to the failure of the Servicer to perform its duties in strict compliance with the terms of this Agreement or the Servicer’s breach of the terms of this Agreement, including any of the Servicer’s representations, warranties, or covenants contained in this Agreement. The Servicer shall immediately notify the Owner if a claim subject to this Section 8.01(a) is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner unless such settlement includes an unconditional release of the Owner from all liability that is the subject matter of such claim.

(b)
The Owner shall defend and indemnify the Servicer, its employees, officers, affiliates, agents and representatives (the “Servicer Indemnified Parties”), against any and all Liability that the Servicer Indemnified Parties may sustain which are caused by or result from (directly or indirectly, in whole or in part):

(i)
(A) the Servicer taking any action, or refraining from taking any action, with respect to any Mortgage Loan or REO Property at or in conformity with the express written direction of the Owner or (B) the Servicer taking and initiating any legal actions with respect to any Mortgage Loans and REO Properties or taking title to any REO Properties on behalf of the Owner, in the name of the Servicer or an Affiliate thereof (in each case, unless such action or omission is taken with a standard of care in contravention of any standard of care required under the Agreement and such contravention is the proximate cause of the claim or action);

(ii)	any breach by the Owner of any term of this agreement applicable to Owner;

(iii)
the failure of the Owner or any trustee or custodian in possession of original Mortgage Loan Documents to provide to the Servicer the originals of any Mortgage Loan Documents within a reasonable amount of time after a request for such documents has been received in order to allow the Servicer sufficient time to process satisfactions, payoffs and releases;

(iv)
any act or omission to act of any servicer, sub-servicer, owner or originator of a Mortgage Loan or Mortgaged Property (or any other Person) prior to the Servicing Transfer Date, including, without limitation, any data integrity issue (and any related costs of correcting such issues); provided, however, should the Servicer have actual knowledge of any data integrity error which is likely to materially affect any Mortgage Loan, the Servicer, in consultation with the Owner and at the Owner’s expense, will take reasonable efforts to correct such error;

(v)	a prior servicer’s failure to comply with the Servicer’s Transfer Instructions;

(vi)	advances initially assumed by the Servicer that ultimately are not recoverable from the Mortgagor or other proceeds;

(vii)	a Mortgage Loan being classified as “high cost” under the Home Ownership and Equity Protection Act of 1994; or “high cost”, or “predatory” under any other applicable state, federal or local law; and

(viii)	any Environmental Liability.

The term “Environmental Liability” shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by the Servicer or Owner arising out of or resulting from the introduction of environmentally hazardous materials on any Mortgaged Property before and/or after the date of the Servicer’s knowledge thereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Mortgaged Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability caused by the Servicer that would otherwise be imposed by reason of the Servicer’s willful misfeasance or bad faith in the performance of or failure to perform its duties hereunder.

The Owner shall not be required to indemnify, or otherwise be liable to, the Servicer or those referenced above, however, for any Liability which the Servicer is required to indemnify for pursuant to Section 8.01(a) above. The foregoing indemnification obligations of the Owner shall survive termination of this Agreement or removal of some or all of the Mortgage Loans from the coverage of this Agreement, including removal due to Reconstitution.

The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02 Limitation on Liability of Servicer and Others.

(a)
Notwithstanding Section 8.01, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, for its own negligent actions, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action except when such expenses, costs and liabilities are subject to the Servicer’s indemnification under Section 8.01.

(b)
Notwithstanding Section 8.01, the Servicer shall not be required to indemnify, or otherwise be liable to, the Owner or those referenced above for any Liability which the Owner is required to indemnify for pursuant to Section 8.01(b) above.

Section 8.03 Limitation on Assignment and Resignation by Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not (a) assign this Agreement or the servicing hereunder or delegate its rights hereunder or any portion thereof without the prior written consent of the Owner, which consent shall not be unreasonably withheld; provided that the Servicer may assign this Agreement to an Affiliate controlled by GMAC LLC and capable of performing all of the Servicer’s obligations (including all mortgage loans serviced by the Servicer in addition to the Mortgage Loans subject to this Agreement) so long as (i) such Affiliate is a Fannie Mae and Freddie Mac approved servicer (ii) if it is intended that such Affiliate be spun off to the shareholders of the Servicer, such Affiliate have a GAAP net worth of at least $20,000,000 (iii) such Affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such Affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing and (iv) such Affiliate has a servicer rating from each Rating Agency at least as high as the servicer rating of the Servicer as of the date hereof.

Notwithstanding the foregoing, the Servicer may, without the consent of the Owner, retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement and that the Servicer shall remain liable to the Owner for such parties.

Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without the prior written consent of the Owner (other than to an Affiliate as permitted by this Section 8.03) or sell or otherwise dispose of all or substantially all of its property or assets without prior ninety (90) days’ written notice to the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 6.01 hereof, without any payment of any penalty or damages (including the applicable De-Boarding Fee) and without any liability whatsoever to the Servicer or any third party.

Except as provided for in Section 6.01 of this Agreement, the Servicer shall not resign from the obligations and duties hereby imposed on it.

Section 8.04 Operation of Indemnities.

If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Mortgage Loan, or the transfer or assignment by the Owner to another Person of any Mortgage Loan or REO Property or any interest in any Mortgage Loan or REO Property.

Section 8.05 Assignment by Owner.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. The Owner shall have the right, in its sole discretion, to assign its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Owner hereunder; provided that Owner and such Person execute a mutually agreeable assignment and assumption Agreement and such agreement is delivered to the Servicer.

Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans and the Owner as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption (except that Articles VI, VIII, IX and X and Sections 13.01, 13.05, 13.14, 13.15, 13.16, 13.17, and 13.18 shall survive such transfer). All references to the Owner in this Agreement shall be deemed to include its permitted assignee or designee.

Section 8.06 Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of its organization except as permitted herein, and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in servicing of mortgage loans, (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing, and (iv) have a servicer rating from each Rating Agency at least as high as the servicer rating of the Servicer as of the date hereof.

ARTICLE IX.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

As of the date of this Agreement, the Owner warrants and represents to, and covenants and agrees with, the Servicer as follows:

Section 9.01 Organization and Good Standing; Licensing.

The Owner is a corporation duly organized and validly existing and has the power and authority to own its assets and to transact the business in which it is currently engaged.

Section 9.02 Authorization; Binding Obligations.

The Owner has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

Section 9.03 No Consent Required.

The Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Owner to perform all obligations hereunder.

Section 9.04 No Violations.

The execution, delivery and performance of this Agreement by the Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Owner, except for violations that will not adversely affect the Owner’s ability to perform its obligations under this Agreement or the certificate of incorporation of the Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Owner is a party or by which the Owner may be bound.

Section 9.05 Litigation.

Except as previously disclosed to the Servicer, no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Owner threatened, against the Owner or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

Section 9.06 Ownership.

With respect to each Mortgage Loan, Owner is the owner of all right, title, and interest in and to the Mortgage Loan (and the Servicing Rights appurtenant thereto). Each Mortgage Loan is a valid and collectible obligation of the respective Mortgagor; and no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994.

Section 9.07 Service Contracts.

The Owner shall reimburse the Servicer for any costs or expenses incurred to transfer tax service contracts and flood service contracts or to obtain contracts that are not existing or transferable to the Servicer.

Section 9.08 Accuracy.

To the Owner’s knowledge, the information provided in the Mortgage Loan Schedule is, in the aggregate, true and correct in all material respects as of the Servicing Transfer Date.

ARTICLE X.

REPRESENTATIONS AND WARRANTIES OF SERVICER

As of the date of this Agreement, the Servicer warrants and represents to, and covenants and agrees with, the Owner as follows:

Section 10.01 Due Organization and Authority.

The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement. The Servicer has full power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

Section 10.02 Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

Section 10.03  No Violation.

The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer, except for violations that will not adversely affect the Servicer’s ability to perform its obligations under this Agreement, organizational documents of the Servicer, or constitute a material breach of any mortgage, indenture, contract or to any agreement or instrument to which the Servicer is a party or by which the Servicer may be bound or by which it or its assets is or are bound or may be bound, or constitute a default or result in an acceleration under any of the forgoing.

Section 10.04 Ability to Service.

The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and is a HUD approved mortgagee pursuant to Section 2.03 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae, Freddie Mac or HUD.

Section 10.05  Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

Either (i) each Mortgagor has been properly notified with a welcome letter from the Servicer with respect to the Servicer’s servicing of the related Mortgage Loan in accordance with the Cranston Gonzalez National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act or (ii) such notification is not required.

Section 10.06 Litigation.

There are no actions or proceedings pending or, to the Servicer’s knowledge, threatened with respect to the Servicer before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adverse affect the execution, delivery, validity or enforceability, or the performance by the Servicer of its obligations under, this Agreement or (D) which are reasonably likely to have a material adverse effect on the financial condition of the Servicer.

Section 10.07 No Consent Required.

The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made. No licenses or approvals obtained by the Servicer have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.

ARTICLE XI.

DEFAULT

Section 11.01 Events of Default.

The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

(a)
any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Days after written notice thereof; or

(b)
the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner (the date of delivery of such notice, the “Notice Date”); or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(d)
the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)
the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremidied for a period of thirty (30) days after receiving actual notice of such failure and such failure has a material and adverse effect on the Servicer’s ability to perform its obligations under the Agreement; or

(g)
the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date of this Agreement) as a mortgage loan servicer; or

(h)
the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(i)	the servicer rankings or ratings of Servicer are downgraded two or more levels below the levels listed on Exhibit 18 by Standard & Poors or Fitch.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Owner may have under Section 8.01(a) and at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate without compensation all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. In the event of such Event of Default by the Servicer, and Termination of this Agreement as a result thereof, no Deboarding Fee and Termination Fee shall be due from Owner and all Servicing Transfer Costs shall be paid by the Servicer upon presentation of reasonable documentation of such costs.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02. Upon written request from the Owner, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate reasonably with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Servicer shall be entitled to reimbursement of all Servicing Advances from the successor servicer and, to the extent the Servicer is not reimbursed for such Servicing Advances by such successor servicer, the Owner shall reimburse the Servicer for any reimbursable outstanding amounts with respect to such Servicing Advances thirty (30) days after the Transfer Out Date.

Section 11.02 Waiver of Defaults.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XII.

CLOSING

Section 12.01 Closing Documents.

The Closing Documents for the Mortgage Loans to be serviced hereunder shall consist of fully executed originals of the following documents:

1.	this Agreement (to be executed and delivered only as of the date of this Agreement);

2.	with respect to the date hereof a custodial account letter agreement or a custodial account certification, as applicable, as required hereunder, in the form of either Exhibit 2 or 3 hereto;

3.	with respect to the date hereof an escrow account letter agreement or an escrow account certification, as applicable, as required hereunder, in the form of either Exhibit 4 or 5 hereto; and

4.	with respect to the date hereof, fifty (50) original limited powers of attorney in the form of Exhibit 10.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.01 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)	If to Owner to:

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: Whole Loan Operations
Email: DBWholeLoanOps@List.DB.com

With a Copy to:

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: Robert Lopena
Telecopier: (212) 797-5150

(b)	If to Servicer:

GMAC Mortgage, LLC
100 Witmer Road
Horsham, PA 19044
Attention: Senior Vice President, Enterprise Servicing Group
Telecopier No: (215) 682 1300

With a Copy to:

GMAC Mortgage, LLC
3451 Hammond Ave.
Waterloo, IA 50702-5345
Attention: General Manager
Telecopier No: (319) 236-5175

With a Copy to:

GMAC Mortgage, LLC
100 Witmer Road
Horsham, PA 19044
Attention: General Counsel
Telecopier No: (215) 682-1467

Section 13.02  Waivers.

The Servicer or the Owner may, by written notice to the others:

(a)	Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b)	Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 13.03 Entire Agreement; Amendment.

This Agreement, including all documents and exhibits incorporated by reference herein, constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 13.04 Execution; Binding Effect.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective permitted successors and assigns.

Section 13.05 Confidentiality of Information.

The Servicer and the Owner each agree that any information and documents that are furnished for the purposes of performing under this Agreement or that are produced or are otherwise furnished to or come to the attention of either party are proprietary and shall be used only for the purposes of this Agreement. This information includes the terms of this Agreement, technical specifications and operating manuals, services and information concerning current, future, or proposed products and services and combinations of products and services; product and services descriptions; financial information; information related to mergers or acquisitions; passwords and security procedures; computer programs, loan servicing systems, software, and software documentation; customer and/or prospective client lists, mortgage loan files, and all other information relating in any way to the customer and/or prospective client; printouts; records; policies, practices and procedures; and any or all other information, data or materials relating to the business, trade secrets and technology of either party, its customers, clients, employees, business affairs, affiliates, subsidiaries and the affiliates of its parent organization (all of the foregoing collectively referred to as “Confidential Information”).

Each party shall maintain the Confidential Information of the other in confidence using the same care and discretion to avoid disclosure of Confidential Information as it uses to protect its own confidential information that it does not want disclosed, but in no event less than a reasonable standard of care. Each party specifically agrees that it will not use non-public personal information about the mortgagors in any manner prohibited by the Gramm-Leach-Bliley Act. Each party further agrees to (a) restrict disclosure of Confidential Information of the disclosing party solely to persons who need to know the Confidential Information to perform under this Agreement, (b) not to disclose any Confidential Information to any third party other than legal counsel, accountants and auditors without written approval of the disclosing party, and (c) inform those third parties and other persons who receive Confidential Information other than legal counsel, accountants and auditors of its confidential nature and obtain their agreement to abide by the obligations set forth herein.

The obligations imposed under this Agreement shall not apply to Confidential Information that is (a) made public by the party whose Confidential Information is disclosed, (b) generally available to the public other than by a breach of this Agreement by the receiving party, its employees or agents, or (c) rightfully received from a third person to receiving party’s knowledge having the legal right to disclose the Confidential Information free of any obligation of confidence, nor shall the section be deemed to prohibit any disclosure by a party that is necessary or appropriate in such party’s work with legal counsel, accountants, auditors, regulators or as required by applicable law or regulation. In the event that the receiving party, or any of such party’s agents or employees, becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil or criminal investigative demand or similar process) to disclose any Confidential Information of the disclosing party, such receiving party shall, if permissible, provide prompt prior notice to the disclosing party so that it may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the disclosing party waives compliance with the provisions of this section the receiving party will furnish only that portion of the Confidential Information which in the judgment of its counsel is legally required and will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded the Confidential Information.

Each party acknowledges and agrees that any breach or threatened breach of any of the provisions of this section by the other party will result in immediate and irreparable harm and that any remedies at law in such event will be inadequate. The parties agree that such breaches, whether threatened or actual, will give the disclosing party the right to obtain injunctive relief to restrain such disclosure or use. This right shall, however, be in addition to and not in lieu of any other remedies at law or in equity.

Upon termination of the Agreement, all copies of the Confidential Information will either be destroyed or returned to the disclosing party promptly upon such party’s written request. Each party agrees that it will not retain any copy, summary or extract of the Confidential Information or any related work papers on any storage medium whatsoever, except that each party may retain one copy of the Confidential Information if required for compliance or regulatory purposes. Notwithstanding anything to the contrary contained herein, Servicer shall in no event have any obligation hereunder to destroy Mortgage Loan files or any documents related thereto.

Section 13.06 Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 13.07 Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 13.08 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 13.09 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 13.10 Recordation of Assignments of Mortgage.

If assignments and mortgages are required to be recorded, such recordation shall be effected by the Owner or the Owner’s designee at its expense.

Section 13.11 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

Section 13.12 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 13.13 No Solicitation.

From and after the date hereof, the Servicer, any Affiliate of the Servicer, or any independent contractors on the Servicer’s behalf, personally, by telephone or mail, shall not solicit the Mortgagors for purposes of prepayment or refinance or modification of the Mortgage Loans, except as otherwise provided herein or provide information to any other entity to solicit the refinancing of any Mortgage Loan, in whole or in part, without the prior written consent of the Owner. Nothing in this Section 13.13 shall prohibit the Servicer from generalized advertising, including on its website, monthly account statements which are not targeted exclusively at the Mortgagors, or VRU (i.e. voice response unit) recorded communications or otherwise engaging in a program directed to the general public at large to encourage or recommend mortgage loan products and other products and services provided by the Servicer or such Affiliate or from taking applications for refinance from Mortgagors as a result therefrom.

Section 13.14 Cooperation of Servicer with a Reconstitution.

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either:

1.	one or more Whole Loan Transfers;

2.	one or more Securitization Transactions.

The Servicer and the Owner acknowledge and agree that the Owner is not obligated hereunder to offer the Servicer the opportunity to act as servicer in any Reconstitution. In connection with Securitization Transactions in which the Servicer, at the Owner’s sole discretion, shall act as the servicer in a Securitization Transaction, the Servicer shall execute an assignment, assumption and recognition agreement in the form of Exhibit 14 and an indemnification agreement in the form of Exhibit 15, or Pooling and Servicing Agreement in the form of Exhibit 19 as applicable. In connection with the sale of Mortgage Loans by the Owner in a Whole Loan Transfer, the Seller and the Owner shall enter into a side letter whereby the Servicer shall agree to make distributions and provide reports to the purchaser of such Mortgage Loans pursuant to the terms of such letter.

The Servicer shall cooperate with the Owner in connection with any Whole Loan Transfer or Securitization Transaction contemplated by the Owner pursuant to this Section 13.14, provided, however, that under no circumstances and in no event shall such cooperation include any act of the Servicer or any event affecting the Servicer which would materially increase the Servicer’s liabilities or obligations beyond those liabilities and obligations contained in this Agreement (except as otherwise set forth in this Section 13.14).

In connection with any Reconstitution in which the Servicer, at the Owner’s sole discretion, shall act as the servicer in the Reconstitution, the Owner shall deliver any agreement (the “Reconstitution Agreement”) or other document related to the Whole Loan Transfer or Pass- Through Transfer to the Servicer at least ten (10) days prior to such Whole Loan Transfer or Securitization Transaction. Such Reconstitution Agreement may, in the Owner’s discretion, contain contractual provisions not set forth in this Agreement, including, but not limited to, (i) customary certificate payment delays, (ii) servicer advance requirements for the advancing of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable), (iii) servicer obligations to pay compensating interest for prepayment interest shortfalls (to the extent of the monthly servicing fee payable to the servicer), (iv) representations and warranties (dated as of the Reconstitution Date) of the Servicer conforming in all material respects to the representations and warranties in this Agreement, and (v) such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Mortgage Loans or as may be required by one or more Rating Agencies. The Servicer shall promptly review such Reconstitution Agreement and/or related documents, and provided that such Reconstitution Agreement contains servicing provisions substantially similar to those herein or otherwise acceptable to the Servicer in its sole discretion, shall execute such Reconstitution Agreement and/or related documents. The Owner hereby agrees to pay the Servicer a one-time fee not to exceed $10,000 for reasonable expenses incurred by the Servicer that relate to reviewing and commenting on the Reconstitution Agreement for such Initial Whole Loan Transfer or Securitization Transaction. Any cooperation from the Servicer in connection with any Whole Loan Transfer or Securitization Transaction contemplated by this Section shall include delivery of a legal opinion relating to the Servicer substantially similar to that attached hereto as Exhibit 11, the furnishing of information for use in an offering document for such Securitization Transaction, conforming to market standards for Securitization Transactions of this type, relating to the Servicer and its servicing practices and portfolio (the “Servicer Information”).

In the event that the Servicer is not the master servicer, servicer or sub-servicer with respect to a Reconstitution, any and all reasonable costs, fees and expenses incurred by Servicer in connection with the foregoing shall be reimbursed by Owner after receipt of an invoice therefor.

In addition, with respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Owner, the Servicer agrees:

(a)
to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(b)
to deliver to the Owner and to any Person designated by the Owner, at the Owner’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer as shall be reasonably requested by the Owner;

(c)
to negotiate and execute one or more custodial agreements among the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(d)	to transfer the servicing rights to the Owner or its designee in the event of a termination of the Servicer pursuant to Section 6.01(b), (c), (d) or Section 11.01;

(e)
in the event that the Owner appoints a credit risk manager in connection with a Securitization Transaction, to execute a credit risk management agreement and provide reports and information reasonably required by the credit risk manager; and

(f)	to deliver to the Owner such information, reports, letters and certifications as are required pursuant to Article XIV and to indemnify the Owner and its affiliates as set forth in Article XIV.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 13.15 Force Majeure.

A Party will not be responsible for delays or failures in performance of its obligations under this Agreement resulting from acts of God, strikes, riots, acts of war, terrorism, earthquakes or other similar events. A Party excused from performance pursuant to this Section shall exercise reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either Party to settle a strike or labor dispute when it does not wish to do so.

Section 13.16 WAIVER OF TRIAL BY JURY.

THE SERVICER AND THE OWNER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.17 LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

Section 13.18 SUBMISSION TO JURISDICTION; WAIVERS.

The Servicer hereby irrevocably and unconditionally:

(a)
SUBMITS FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

ARTICLE XIV.

COMPLIANCE WITH REGULATION AB.

Section 14.01 Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that the purpose of Article XIV of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) and the Sarbanes-Oxley Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner and any Master Servicer to deliver to the Owner (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner, the Master Servicer or any Depositor to permit the Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance. In the event of any conflict between Article XIV and any other term or provision in this Agreement, the provisions of Article XIV shall control.

Notwithstanding anything to the contrary in this Agreement, the Servicer shall be under no obligation to provide information that the Owner or any Depositor deems required under Regulation AB if (i) Servicer does not believe that such information is required under Regulation AB and (ii) Servicer is not providing such information for its own securitizations unless the Owner or the related Depositor pays all reasonable costs incurred by Servicer in connection with the preparation and delivery of such information and Servicer is given reasonable time to establish the necessary systems and procedures to produce such information.

The Owner (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner’s reasonable judgment, to comply with Regulation AB.

Section 14.02 Additional Representations and Warranties of the Servicer.

(a) The Servicer hereby represents to the Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 14.03 that, except as disclosed in writing to the Owner, such Master Servicer or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Securitization Transaction for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Securitization Transaction; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b) If so requested by the Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 14.03, the Servicer shall, as soon as reasonably practicable but in no event more than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 14.03 Information to Be Provided by the Servicer.

In connection with any Securitization Transaction the Servicer shall to the extent not previously provided (i) as soon as reasonably practicable but in no event more than ten (10) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a) [reserved]

(b) [reserved]

(c) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Securitization Transactions; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Securitization Transaction for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Securitization Transaction;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) the depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(d) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Securitization Transaction, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Securitization Transaction and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Securitization Transaction by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with the Depositor’s reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding any pool asset changes (such as, additions, substitutions or repurchases) (Item 1121(a)(14) of Regulation AB).

(g) The Servicer shall provide to the Owner, any Master Servicer and any Depositor, upon request evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omissions Insurance policy, publicly available financial information and reports, and such other information reasonably related to the Servicer’s or such Subservicer’s performance hereunder.

Section 14.04 Servicer Compliance Statement.

On or before March 15th of each calendar year, commencing in 2008, the Servicer shall deliver to the Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Securitization Transaction during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Securitization Transaction in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 14.05 Report on Assessment of Compliance and Attestation.

(a) On or before March 15th of each calendar year, commencing in 2008, the Servicer shall:

(i)
deliver to the Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (which shall include any services performed by an insurance tracking service on Servicer’s behalf), as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit 21 hereto;

(ii)
deliver to the Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 14.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, an annual compliance certificate as and when provided by Section 12.04, to deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)
deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit 20.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. No certification under clause (a)(iv) above is required to be delivered unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 14.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 21 hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 14.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 14.06.

Section 14.06 Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Securitization Transaction unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Securitization Transaction unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a) It shall not be necessary for the Servicer to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 14.02, 14.03(c), (e), (f) and (g), 14.04, 14.05 and 14.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 14.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 14.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 14.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 14.05 as and when required to be delivered.

(b) The Servicer shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 14.05 and 14.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 14.05, in each case as and when required to be delivered.

Section 14.07 Indemnification; Remedies.

(a) [Reserved];

(b) (i) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIV, or any breach by the Servicer of a representation or warranty set forth in Section 14.02(a) or in a writing furnished pursuant to Section 14.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 14.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Securitization Transaction, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Securitization Transaction without payment (notwithstanding anything in this Agreement or any applicable Securitization Transaction to the contrary) of any compensation to the Servicer and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer, in accordance with the related securitization agreement, reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Securitization Transaction expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii)
Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 14.04 or 14.05, including (except as provided in the following paragraph) any failure by the Servicer to identify pursuant to Section 14.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (without regard to any cure period specified in Section 11.01 of the Agreement) shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Securitization Transaction, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Securitization Transaction without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Securitization Transaction expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect. Notwithstanding the fact that the occurrence of an event specified in this clause (ii) shall automatically constitute an Event of Default under the Agreement, the Owner, Master Servicer or any Depositor shall give notice of such termination to the Servicer; provided, that the failure to give notice immediately upon the occurrence of such Event of Default shall not constitute a waiver thereof or impair the Owner’s, any Master Servicer’s or any Depositor’s right to terminate the Servicer.

None of the Owner, any Master Servicer, nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)
The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

DB STRUCTURED PRODUCTS, INC.
(Owner)

By:
Name:
Title:

By:
Name:
Title:

GMAC MORTGAGE, LLC
(Servicer)

By:
Name:
Title:

EXHIBIT 1

TRIAL BALANCE

Field	Description	BO Field
SELLER_NAME	Name of Seller (available from "Seller Management" module under "Code" field, required field)	NA

ME_AS_OF_DATE	Cut off date of report (required field)	Data data as-of

INV_NUMBER	Investor Number	Investor Acct No - Prim

SERVICER_ID	Servicer loan number	Account Number

SELLER_LOANID	Seller loan number (required field)	Account Number Previous

LNAME	Last name of borrower	Primary Borrower Name

FNAME	First name of borrower	Primary Borrower Name

DATE_TRADE_FUND	Date of loan's funding with DBSP, i.e. date that DBSP bought the loan from the seller	NA

INTEREST_RATE	Gross interest rate on loan as of end of month being reported	Interest Rate

PRIN_INT_PYMT	P&I on loan as of end of month being reported	Payment P&I Current

LIEN	Lien of the loan	1st/2nd Product Indicator

IO_FLAG1	Optional: Y/N flag for Interest-Only loans (where applicable)	NA on MS

BEG_UPB_ACT	Beginning actual balance	Bal Prin Orig = Original Loan Balance Bal Prin Purchase = Balance at Transfer

BEG_UPB_SCH	Beginning scheduled balance	NA in BO

END_UPB_ACT	Ending actual balance	Bal Prin

END_UPB_SCH	Ending scheduled balance	NA in BO

PAID_THRU_DATE	Paid through date of the loan (required field)	Date Interest Collected To

NEXT_DUE_DATE	Next due date at end of month being reported (required field)	Date Payment Due (Next)

DAYS_DELQ	Days delinquent at end of month being reported	Days Delq

PIF_DATE	Payoff date (required field)	Date Payoff Trans Posted

PRIN_AMT_ACT	Actual collected principal remitted to DBSP	Net Principal Transactions

PRIN_AMT_SCH	Scheduled principal remitted to DBSP	NA in BO

CURTAILMENT	Curtailment remitted to DBSP (required field)	Net Curtailment Transactions

INT_AMT_ACT	Actual collected interest remitted to DBSP	Net Interest Transactions

INT_AMT_SCH	Scheduled interest remitted to DBSP	NA in BO

PREPAY_PENALTY_AMT	PPP remitted to DBSP	Net PPP Transactions

SERVICE_FEE_SCH	Service fee charged per loan for the month being reported on a scheduled pool	NA in BO

SERVICE_FEE_ACT	Service fee charged per loan for the month being reported on a actual pool	NA in BO

STATUS
Status of loan as of end of month being reported; "BKCY" =loan is in bankruptcy (chapter given by "BKCY_CHAPTER" field; "FBRE" = loan is on a forbearance plan; "FCLS" = loan 'is in foreclousre; "REO" = loan is in REO (required field)
Default Scenario 2

BKCY_CHAPTER	Bankruptcy chapter filed	Bankrupcty Code Trans to Chapter

BKCY_START_DATE	Bankruptcy start date	Date Bkr Filed

FCLS_START_DATE	Foreclosure start date	Date Fcl Frst Task Complt

REO_TRANSFER_DATE	REO transfer date	??

MISC_ADJ1	Loan level breakdown of any miscellaneous adjustment	??

COMMENT1	Comment describing nature of misc_adj1	??

NON_CASH_MISC_ADJ1	Loan level breakdown of any non cash miscellaneous adjustment	??

COMMENT1	Comment describing nature of non cash misc_adj1	??

MISC_ADJ2	Loan level breakdown of any miscellaneous adjustment	??

COMMENT2	Comment describing nature of misc_adj2	??

NON_CASH_MISC_ADJ2	Loan level breakdown of any non cash miscellaneous adjustment	??

COMMENT2	Comment describing nature of non cash misc_adj1	??

TOT_REMIT	Loan level total amount remitted to DBSP	??

Exh. 1-1

EXHIBIT 2

CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 2007

The Servicer hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.06 of the Amended and Restated Servicing Agreement, dated as of August 5, 2005, as amended and restated to and including January 2, 2007, Fixed and Adjustable Rate Mortgage Loans.

Title of Account: [__________________] in trust for “[                            ], Fixed and Adjustable Rate Residential Mortgage Loans.”

Account Number: ______________________________

Address of office or branch
of the Servicer at
which Account is maintained: ______________________________

[___________________________]
Servicer

By:
Name:
Title:
Date:

Exh. 2-1

EXHIBIT 3

CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 2007

To:	___________________________
___________________________
___________________________
(the “Depository”)

As Servicer under the Amended and Restated Servicing Agreement, dated as of [ ], 2007, Fixed and Adjustable Rate Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.06 of the Agreement, to be designated “[___________________________], as servicer, in trust for [ ]” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________________]
Servicer

By:
Name:
Title:
Date:

Exh. 3-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

Depository

By:
Name:
Title:
Date:

Exh. 3-2

EXHIBIT 4

ESCROW ACCOUNT CERTIFICATION

_________ ___, 2007

________________________ hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.08 of the Amended and Restated Servicing Agreement, dated as of August 5, 2005, as amended and restates to and including January 2, 2007, Fixed and Adjustable Rate Residential Mortgage Loans.

Title of Account: “[___________________________], in trust for Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.”

Account Number: _________________________

Address of office or branch
of the Servicer at
which Account is maintained: _________________________

[__________________________________]
Servicer

By:
Name:
Title:

Exh. 4-1

EXHIBIT 5

ESCROW ACCOUNT LETTER AGREEMENT

_______ ___, 2004

To:	_____________________________
_____________________________
_____________________________
(the “Depository”)

As Servicer under the Amended and Restated Servicing Agreement, dated as of [ ], 2007, Fixed and Adjustable Rate B/C Residential Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.08 of the Agreement, to be designated as “[___________________________], in trust for the Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________________]
Servicer

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

Depository

By:
Name:
Title:
Date:

Exh. 5-1

EXHIBIT 6

MORTGAGE LOAN DOCUMENTS

The following documents shall generally constitute the Mortgage Loan Documents with respect to each Mortgage Loan, it being understood that the Owner shall deliver copies of all such documents in its possession or under its control, and shall use all reasonable efforts to obtain and deliver to the Servicer any such documents not in its possession or under its control:

(a)
the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the loan seller that state law so allows. If the Mortgage Loan was acquired by the loan seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)	the original of any guarantee executed in connection with the Mortgage Note;

(c)
the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Transfer Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

Exh. 6-1

(d)	the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)
the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Owner as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the loan seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the loan seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)
the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)
The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

(h)
original powers of attorney, if applicable, or, if in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original power of attorney with evidence of recording thereon, if applicable, on or prior to the Transfer Date because of a delay caused by the public recording office, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such power of attorney, together with an Officer’s Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such power of attorney has been dispatched to the appropriate public recording office for recordation and that the original recorded power of attorney or a copy of such power of attorney certified by such public recording office to be a true and complete copy of the original recorded power of attorney will be promptly delivered to the Custodian upon receipt thereof by the loan seller; and

Exh. 6-2

(i)	security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

The following documents, together with the Mortgage Loan Documents, shall constitute the Mortgage File with respect to each Mortgage Loan:

(a)	The original hazard insurance policy and, if required by law, flood insurance policy.

(b)	Residential loan application.

(c)	Mortgage Loan closing statement.

(d)	Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(e)	Verification of acceptable evidence of source and amount of downpayment.

(f)	Credit report on the Mortgagor.

(g)	Residential appraisal report, if available.

(h)	Photograph of the Mortgaged Property.

(i)	Survey of the Mortgaged Property, if any.

(j)
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)	All required disclosure statements.

(l)	If available, termite report, structural engineer’s report, water potability and septic certification.

(m)	Sales contract, if applicable.

Exh. 6-3

(n)
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)	Amortization schedule, if applicable.

Exh. 6-4

EXHIBIT 7

MORTGAGE LOAN SCHEDULE

Exh. 7-1

EXHIBIT 8

TRANSFER INSTRUCTIONS

I TRANSMISSION OF DATA	4

II AUTOMATED (TAPE TO TAPE) TRANSFERS	5

III SEMI-AUTOMATED TRANSFERS- ELECTRONIC DATA FILES	7

I SEMI-AUTOMATED	8

IV GENERAL REQUIREMENTS	11

TRANSFER OF RECORDS	11
A) INFORMATION REQUIRED FOR EACH ACCOUNT	11
B) ASSIGNMENT OF GMAC MORTGAGE LOAN NUMBERS	11
C) SUSPENSE BALANCES	11
D) CORPORATE ADVANCE BALANCES	11
E) INTEREST ON ESCROW REQUIREMENTS	11
F) YEAR-END REPORTING	11
G) BUYDOWN REQUIREMENTS	12
H) GRADUATED PAYMENT	12
I) INTEREST IN ADVANCE	12
J) ACCRUED LATE CHARGE REQUIREMENTS	12
K) ODD PAYMENT DUE DATES IN SELLER LOAN NUMBER	13
L) ESCROW ANALYSIS	13
M) SECOND MORTGAGES	13
N) RETENTION OF SUPPORTING DOCUMENTATION	13
O) MULTIPLE CO-BORROWERS	13
P) SOLDIERS’ AND SAILORS’ CIVIL RELIEF ACT OF 1940 (SSCRA)	14
Q) DAILY SIMPLE INTEREST	14
R) DEFERRED INTEREST BALANCES	14
S) UNCOLLECTED INTEREST	14
T) DATE OF FIRST DELINQUENCY	14
U) BIWEEKLY LOANS	14
V) HOEPA and HIGH COST LOANS	15

Exh. 8-1

V MISCELLANEOUS	15

Mortgagor Payments	15
Check deliveries to Purchaser	15
Correspondence Received After Transfer	15

VI CUSTOMER NOTIFICATION	16

VII FILE SHIPMENT REQUIREMENTS	21

VIII MERS	22

IX INVESTOR INFORMATION	22

X TAX REQUIREMENTS	23

XI HAZARD/FLOOD INSURANCE REQUIREMENTS	26

XII LOSS DRAFTS / ESCROW HOLDBACK	28

XIII PMI/MI REQUIREMENTS	29

XIV LIFE, A&H, DISABILITY INSURANCE	31

Optional Insurance	31

XV DEFAULT REQUIREMENTS	32

A) Delinquency Reports	32
B) Collection - Contact and Collection histories	32
C) Foreclosure	32
D) Bankruptcy	33
E) Loss Mitigation	33
F) REO	34

Exh. 8-2

XVI ASSUMPTIONS, NAME CHANGES AND PARTIAL RELEASES	34

XVII PAID-IN-FULLS	35

XVIII DISHONORED AND MISAPPLIED PAYMENTS	36

XIX ARM REQUIREMENTS	37

ATTACHMENT 1 - PAYMENT ENCLOSURE SHEET	38

ATTACHMENT 2 - INFORMATION ENCLOSURE SHEET	39

ATTACHMENT 3 - PAYOFF ENCLOSURE SHEET	40

ATTACHMENT 4 ELECTRONIC DATA FILE FOR SEMI-AUTOMATED TRANSFERS	41

ATTACHMENT 5 - HAZARD CLAIM INFORMATION	42

ATTACHMENT 6 - FILE LABELS	44

ATTACHMENT 7 - DELINQUENCY INFORMATION - ELECTRONIC FORMAT	45

ATTACHMENT 8 - NEW JERSEY REQUEST FORM	46

Exh. 8-3

* if applicable

I TRANSMISSION OF DATA

To meet GLBA guidelines and provide a secure method of transferring customer information, GMAC Mortgage, LLC (”GMACM”) requires one of the following forms of data transmission. This includes the transmission of test and conversion data files (WILMA), trial balances, loan histories, and any other reports which contain customer specific data (e.g., name, address, loan number, SSN, etc.).

1.
FTP Transmission with encryption (approx. 3 weeks to implement) - GMACM requires the following information to implement this process: contact name, email address, phone number and the name or IP address of the source computer.

Delivery Notification Method: Send an email regarding the FTP transmission to: LSU_shared@gmacm.com Such notification shall include the number of loans in the transmission. Email subject line format: Transfer Date, Company Name, # of loans (e.g., 6/1/04, ABC Mortgage, 100 loans)

2.
Email with encrypted attachment (less than 1 week to implement) - GMACM recommends PGP-encryption which combines strong (128-bit) encryption and digital signatures for secure attachments. PGP Corporation offers several products for PGP encryption. ‘PGP Personal Desktop’ product is a low cost version that will work for data transmission to GMACM. The following is a web site link to that product: http://www.pgp.com/products/desktop/personal/features.html

GMACM will assist you in any way to implement this product. If you are unable to attain a license, we will supply a temporary license for you.

Delivery Method: Email files to: GMACM_Transfers@gmacm.com. Email subject line format: Transfer Date, Company Name, # of loans (e.g., 6/1/04, ABC Mortgage, 100 loans)

3.	Password protected CD-ROM delivered to GMACM. Password to be provided to GMACM via email or telephone.

Delivery Method: Ship via overnight express (e.g., FedEx) the CD-ROM to:

GMAC Mortgage, LLC
Attn: Sales & Acquisitions
3451 Hammond Avenue
Waterloo, IA 50702

Exh. 8-4

*if applicable
II AUTOMATED (TAPE TO TAPE) TRANSFERS

Conversion Test Tape(s)

Upon request, Servicer shall provide GMACM conversion tapes or cartridges in Servicer’s tape format (in Servicer’s loan number order to include only the transfer portfolio) to be received within 3 Business Days of request, and send to:

DLS Tape Unit
Attn: Fiserv
AIM Number 199-3070
701 Market Street
Philadelphia, PA  19106-7899

1.	Conversion Test Tape(s) or Cartridge(s) should include master file, pool master, security holder name and address, security holders, ARM loan information, and automatic payment information.

2.	Send completed transmittal form (provided under separate cover), trial balance and data dictionary to Fiserv within 3 Business Days of request.

3.	Fax or email a copy of the transmittal to:

Kim Jensen, Loan Set Up
319-236-4633 (fax)
kim_jensen@gmacm.com

4.	Ship the following documentation to:

Kim Jensen, Loan Set Up
GMAC Mortgage, LLC
3451 Hammond Avenue
Waterloo, IA 50702

•	Hazard Payee Listing (one numeric and one alpha) of only the payees involved in the transfer portfolio to include hazard payee number, payee name and address.

•	Tax Payee Listing (one numeric and one alpha) of only the payees involved in the transfer portfolio to include tax payee number, payee name, address and tax installment due dates.

•	PMI Payee Listing (one numeric and one alpha) of only the payees involved in the transfer portfolio to include PMI payee number, payee name, address.

•	Data Dictionary to include information on occupancy codes, property type descriptions, bankruptcy codes, foreclosure codes, etc.

Exh. 8-5

Final Conversion Tape

1.
Servicer shall provide a magnetic final conversion tape or cartridge to include all mortgage loan servicing data as of the transfer Cutoff Date no later than two (2) Business Days after the Transfer Cutoff Date (Saturday Express delivery may be required). Questions concerning conversion tape requirements should be directed to: Kim Jensen, Loan Set Up at 319/236-5421.

2.	The following documentation must be submitted two (2) business days after Transfer Cutoff Date via fax (319/236-4633 Attention: S&A Coordinator) or email as an encrypted attachment:

•
One copy of detailed trial balance for total portfolio providing total number of loans, total outstanding principal balance, total P&I, total T&I, total suspense, total A&H, total payment amount and total escrow balances, total accrued late charges, total corporate advance balances, total uncollected interest (daily simple interest loans), total deferred interest (e.g., capitalized interest), and total buydown balance.

Exh. 8-6

*if applicable

III SEMI-AUTOMATED TRANSFERS - ELECTRONIC DATA FILES

For any portfolio determined to be a semi-automated conversion process, Servicer will provide the following for each loan included in the manual transfer. See Section I Transmission of Data for delivery options.

A)	Electronic Data Files

1.
Servicer will provide a test file of the WILMA Layout (see Attachment 4 - Electronic Data File) no later than 30 days prior to the Transfer Date. Fields should be populated with value, dollar, zero or blank. Do not use NA. Within 48 hours of receipt, GMACM will review the file and advise Servicer of any problems. GMACM may request the Servicer to transmit additional information.

2.
Within 1 Business Day after the Transfer Date, Servicer shall provide a final conversion file (data as of Transfer Cutoff Date) of the WILMA Layout. Within 24 hours of receipt, GMACM will review the file and advise Servicer of any problems. GMACM may request the Servicer to transmit additional information.

a. The conversion file shall include all loans funded by the investor. Any loans which were paid in full prior to the Transfer Date should reflect a zero principal balance and the date of payoff should be noted.

b. The conversion file shall include an identifier for prime and sub-prime loans.

B)	Trial Balance

3.	The following documentation must be submitted two (2) business days after Transfer Cutoff Date via fax (319-236-4633 Attention: S&A Coordinator) or email as an encrypted attachment:

•
One copy of detailed trial balance for total portfolio providing total number of loans, total outstanding principal balance, total P&I, total T&I, total suspense, total A&H, total payment amount and total escrow balances, total accrued late charges, total corporate advance balances, total uncollected interest (daily simple interest loans), total deferred interest (e.g., capitalized interest), and total buydown balance.

Exh. 8-7

Semi-Automated Transfers (continued)

C)	Mortgage Loan Files

1.
Servicer shall deliver to GMACM all Mortgage Loan Files involved in the Semi-Automated Transfer. Files will contain, but not be limited to, the documents identified below (as applicable) which are critical for boarding the loans to GMACM’s system:

•	Legal Description (Exhibit A) / Tax Contract (copy)

•	Homeowner authorization if NY or NJ

•	Note (or copy) with riders

•	Buydown agreement/rider

•	Unrecorded Mortgage/Deed of Trust with riders (recorded if available)

•	Funding Letter/First Payment Letter

•	RESPA/Escrow Account Disclosure

•	HUD-1 Settlement Statement - final

•	Loan Application Form 1003 (initial and final signed application)

•	Appraisal/PSAR (with all attachments)

•	Certificate of Flood Zone Rating

•	Evidence of Insurance

•	Applicable Mortgage Insurance: PMI commitment, FHA MIC, VA LGC

•	PMI Disclosure statement

•	Tax Certification

•	System master file record

•	Payment history

D)	File Shipment Requirements - Refer to Section VII

I SEMI - AUTOMATED

Seller will provide the following for each loan included in the transfer:

E)	Electronic Data File Transmission

1.	To meet GLBA guidelines and provide a secure method of transferring customer information, GMACM requires one of the following forms of data file transmission:

a.
FTP Transmission with encryption (approx. 3 weeks to implement) - GMACM requires the following information to implement this process: contact name, email address, phone number and the name or IP address of the source computer.

i)	Send an email notification regarding the FTP transmission to: LSU_shared@gmacm.com Such notification shall include the number of loans in the transmission.

Exh. 8-8

b.
Email with encrypted attachment (less than 1 week to implement) - GMACM recommends PGP-encryption which combines strong (128-bit) encryption and digital signatures for secure attachments. PGP Corporation offers several products for PGP encryption. ‘PGP Personal Desktop’ product is a low cost version that will work for data transmission to GMACM. The following is a web site link to that product: http://www.pgp.com/products/desktop/personal/features.html

GMACM will assist you in any way to implement this product. If you are unable to attain a license, we will supply a temporary license for you.

i)  Email files shall be delivered to: GMACM_Transfers@gmacm.com

c.	Password protected CD-ROM delivered to GMACM via overnight express.

i)  Send the CD-ROM to the following address:

GMAC Mortgage, LLC
Attn: Doris Gilber
3451 Hammond Avenue
Waterloo, IA 50702

F)	Electronic Data Files

1.
Servicer will provide a test file of the WILMA Layout (see Attachment 9 - Electronic Data File) no later than 30 days prior to the Transfer Date. Fields should be populated with value, dollar, zero or blank. Do not use NA. Within 48 hours of receipt, GMACM will review the file and advise Servicer of any problems. GMACM may request the Servicer to transmit additional information.

2.
Within 1 business day after the Transfer Date, Servicer shall provide a final conversion file (data as of Transfer Cutoff Date) of the WILMA Layout. Within 24 hours of receipt, GMACM will review the file and advise Servicer of any problems. GMACM may request the Servicer to transmit additional information.

c.
The conversion file shall include all loans funded by the investor. Any loans which were paid in full prior to the Transfer Date should reflect a zero principal balance and the date of payoff should be noted.

Exh. 8-9

G)	Servicing Files

2.
Seller shall deliver to GMACM a servicing file for each loan in the Manual Transfer. Files will contain, but not be limited to, the documents identified below (as applicable) which are critical for boarding the loans to GMACM’s system:

•	Legal Description (Exhibit A) / Tax Contract (copy)

•	Homeowner authorization if NY or NJ

•	Copy of Note with all riders

•	Interest Only Addendum

•	Buydown agreement/rider

•	Copy of recorded Mortgage/Deed of Trust with riders (if recorded copy is not available; provide copy of unrecorded document)

•	Funding Letter/First Payment Letter

•	RESPA/Escrow Account Disclosure

•	HUD-1 Settlement Statement - final

•	Loan Application Form 1003 (initial and final signed application)

•	Appraisal/PSAR (with all attachments)

•	Certificate of Flood Zone Rating

•	Evidence of Insurance

•	Applicable Mortgage Insurance: PMI commitment, FHA MIC, VA LGC

•	PMI Disclosure statement

•	Tax Certification

•	System master file record

•	Payment history from origination to current year-to-date

2. Please refer to Section V for information on file labels and shipping.

Exh. 8-10

IV GENERAL REQUIREMENTS

TRANSFER OF RECORDS

Servicer shall deliver to GMACM all documents, files, reports, and similar items. Any documents transferred from Servicer to GMACM at any time in connection herewith shall include the Servicer loan number and be grouped based on type of material, e.g. insurance, tax, customer service.

All reports and information as detailed within these Transfer Instructions, must be received by GMACM within 3 Business Days after the Transfer Date unless otherwise designated.

A)	INFORMATION REQUIRED FOR EACH ACCOUNT

1.	One (1) copy of mortgage histories from origination to current year-to-date on CD-ROM (If CPI - please provide the Customer Account Activity Statements - Report P45C and Loan History )

a) Must include release transaction, with principal balance removed and interest on escrow posted

2.	Provide transaction code cross-reference list to interpret payment history transactions

3.	One (1) CD-ROM copy of most recent escrow analysis for each account, if applicable.

4.	On-line note activity to be provided on CD-ROM for each loan.

B)	ASSIGNMENT OF GMACM LOAN NUMBERS

1.	GMACM will assign loan numbers and provide Seller a cross-reference list for identification of mail received after the transfer date.

C)	SUSPENSE BALANCES

1.
For all loans with suspense balances, Servicer shall provide a report identifying the reason funds were placed in suspense (e.g., payment plan - ½ payment, bankruptcy, etc.). If CPI, please provide CPI-5XS report with code definitions.

D)	CORPORATE ADVANCE BALANCES

1.
For all loans with corporate advance balances, Servicer shall provide a report identifying the reason for the advance. Documentation supporting the advance shall be included in the applicable servicing file.

E)	INTEREST ON ESCROW REQUIREMENTS

1.	Servicer will be responsible for posting all accrued interest due on escrow accounts prior to the Transfer Date.

F)	YEAR-END REPORTING

1.
Servicer will report to the IRS and provide to Mortgagors all 1098 &1099 forms required reflecting interest paid by Mortgagors and interest on escrow paid to Mortgagors for the period the Servicer physically serviced the Mortgage loans.

Exh. 8-11

G)	BUYDOWN REQUIREMENTS * if applicable

1.	List of loans in the transfer with buydown subsidy to include the following:

a) Loan number

b) Original loan amount

c) First payment due date

d) Next buydown payment change due date

e) Current monthly buydown payment amount

f) Remaining buydown funds balance

g) Indicate whether Lender funded, Builder funded, or Present Value

2.	Servicer to provide a copy of each Buydown Schedule, Buydown Agreement and HUD1 in the servicing file.

3.	All Buydown balances must be fully funded and, at the time of transfer, the balance must be equal to the calculated balance of the buydown subsidy as detailed in each buydown schedule.

H)	GRADUATED PAYMENT *if applicable

1.	For all active GPM loans or GPM loans which reflect a deferred interest balance, Servicer shall provide listing in loan number order, to include, but not be limited to the following for each account:

a) Loan number

b) Current payment amount

c) Next effective payment change date

d) Payment amount effective with next change date

e) Deferred interest balance

I)	INTEREST IN ADVANCE *if applicable

1.	Listing in loan number order of all interest in advance loans involved in the transfer to include, but not be limited to the following for each account:

a) Loan number

b) Customer name

J)	ACCRUED LATE CHARGE REQUIREMENTS

1.	Listing in loan number order of all unpaid/accrued late charges for loans involved in the transfer to include the following for each account:

General Requirements (continued)

Exh. 8-12

a) Loan number

b) Customer name

c) Total unpaid/accrued late charges

K)	ODD PAYMENT DUE DATES IN SERVICER LOAN NUMBER, if applicable, detailing the following for each account:

1.	Servicer loan number

2.	Borrower name

3.	Monthly payment due date

L)	ESCROW ANALYSIS

1.	Servicer shall complete escrow analysis on all accounts being due according to Servicer’s analysis schedule.

2.
Servicer shall stop payment on any stale escrow refund checks, and deposit the funds to the customers’ escrow accounts prior to the Transfer Date. Servicer shall provide GMACM a list of these loans to include the loan number, amount of refund, and the date of deposit.

M)	SECOND MORTGAGES

1.	For each second mortgage included in the transfer, Servicer is to notify the holder of the first mortgage of the servicing transfer. Copies of such notifications are to be provided to GMACM.

2.	Servicer to provide a listing of these loans to include: name, address and phone number of the mortgage company that services the first mortgage.

N)	RETENTION OF SUPPORTING DOCUMENTATION

1.
Subsequent to the Transfer Date, Servicer will provide GMACM, upon request, payment histories, canceled checks, vouchers, bills and other pertinent documents within five business days of written request by GMACM to assist GMACM in disputes with outside agencies, other than the titleholder or attorney (e.g. taxing authorities, PMI companies, hazard insurance companies, etc.). In those situations involving attorneys or disputes with the customer, Servicer will provide requested information within 48 hours of written request.

O)	MULTIPLE CO-BORROWERS

1.	For each loan with multiple co-borrowers (more than a primary and one co-borrower) Servicer shall provide a listing, in Excel format, to contain the following information:

a) GMACM loan number

b) Servicer loan number
General Requirements (continued)

Exh. 8-13

c) Co -borrower names

d) Social Security numbers

P)	SOLDIERS’ AND SAILORS’ CIVIL RELIEF ACT OF 1940 (SSCRA)

1.	Servicer shall provide a listing of all SSCRA loans in loan number order, in Excel format on diskette, to include the following:

a)	If subsidized, provide Soldier and Sailor subsidy with subsidy start date, payment subsidy amount and full P&I amount -OR-

b)	If interest rate reduced to 6%, provide start date

b)	Copy of government work order

c)	Copies of Note and Loan Application

d)	Payment schedule showing full funding to date of shortage

2.	Servicer must file claims to the applicable agency for reimbursement of funds expensed during the time they serviced the loan.

Q)	DAILY SIMPLE INTEREST

1.	Servicer shall provide a listing of all daily simple interest loans and the interest calculation method (e.g., 360, 365).

R)	DEFERRED INTEREST BALANCES

1.
Servicer shall provide a listing of loans with deferred interest balances to include the amount of the deferred interest. Documentation supporting the deferred interest shall be included in the applicable default/servicing file

S)	UNCOLLECTED INTEREST

1.	Servicer shall provide a listing of daily simple interest loans with the interest due amount.

T)	DATE OF FIRST DELINQUENCY

1.
To comply with FACTA section 312(d) and FCRA section 623(a)5, Servicer will provide a listing of loans which have had a legal action filed as of the Transfer Date (e.g., Bankruptcy, Foreclosure, Loss Mitigation) to include the status and the first date of delinquency for each loan.

U)	BIWEEKLY LOANS

1.	Servicer shall provide a listing in Excel spreadsheet format of all biweekly loans 15 days prior to Transfer Date and 2 business days after the Transfer Date to include the following:

•	Servicer loan number

•	Customer name

•	Payment due date

•	First payment date (MM/DD/YYYY)

Exh. 8-14

•	Maturity date (MM/DD/YYYY)

•	Payment amount

V)	HOEPA and HIGH COST LOANS

1.	Servicer shall provide a listing of all HOEPA/High Cost loans.

V MISCELLANEOUS

A)
Post transfer, all customer payments, checks, correspondence, bills, documents, etc. forwarded to GMACM shall include GMACM’s loan number. GMACM shall provide a cross-reference file (Excel format) to Servicer.

B)
Mortgagor Payments Prior to the Transfer Date, all payments received by Servicer will be properly applied by Servicer to the account of the related Mortgage. Customer Payments received by Servicer subsequent to the Transfer Date should be forwarded to GMACM on a daily basis by overnight delivery for the 60 Days. Upon expiration of 60 Days, Servicer will return payments to the customers with an explanation and provide a copy to GMACM. Customer payments should indicate receipt date by Servicer, as well as Servicer’s and GMACM’s loan number on the upper portion of each check.

C)
Check deliveries to GMACM All checks shall be clearly identified with Servicer's and GMACM’s loan number, be properly endorsed to GMACM without Recourse, and handled as follows (please refer to the PAID-IN-FULL section for procedures for forwarding paid-in-full checks):

1.	Purpose of check should be identified and grouped accordingly (e.g. tax refund, payoff, loss draft, etc.)

2.	Servicer shall utilize Attachment 1 to provide detail for all payments forwarded to GMACM subsequent to Transfer Date.

3.	Checks shall be securely bundled in the same order as listed on Attachment 1.

D)	Correspondence Received After Transfer

1.
All correspondence, insurance renewals, cancellation notices, customer inquiries, etc. received by Servicer after transfer should be grouped accordingly and identified with the Servicer's and GMACM’s loan number and forwarded (by overnight delivery) on a daily basis for a period of thirty (30) Days after the Transfer Date.

2.
On expiration of the 30 Day period following the Transfer Date all correspondence described in D) 1 above is to be sent by regular mail on the next Business Day following receipt of the correspondence by Servicer, except that any such materials received by Servicer which reasonably require expedited handling to protect the security, the Investor's interest, or the reasonable needs or the obligations of GMACM as servicer, then all such materials will be sent by overnight delivery.

3.	Servicer shall utilize Attachment 2 to submit information to GMACM subsequent to Transfer Date.

Exh. 8-15

E)	Return Mail Servicer will attempt to work through all return mail and forward any corrections to GMACM (e.g. envelope with forwarding address information received on returned “Goodbye” letter).

VI CUSTOMER NOTIFICATION

A)
Servicer will notify all Mortgagors advising them of the occurrence of the transfer and when and where to make payments on and after the Transfer Date. The letter affecting such notification shall be subject to review and approval by GMACM prior to mailing to Mortgagors. Such mailing shall occur on a mutually agreeable date no later than 15 Days prior to the Transfer.

B)	To assist in an efficient conversion process, the customers, and all individuals involved should be aware of the following:

1.
GMACM will provide each Mortgagor with a new loan number and will provide a payment coupon as soon as the loans are set up on our system. Please advise customers to remit future payments to the address listed below, until they begin receiving payment coupons from GMACM:

GMAC Mortgage, LLC
Attn: Payment Processing
PO Box 780
Waterloo, IA 50704-0780

2.
GMACM will provide the customer an annual Mortgage statement reflecting interest collected and escrow disbursements made for the period of time GMACM services their loan. GMACM will also be responsible for IRS reporting for the period of time that GMACM services the loan.

3.
GMACM does not collect Condo association dues with the monthly payment. If condominiums are included in this transfer and you presently collect association fees, the Mortgagor should be advised to pay those fees directly to the association after transfer.

4.
GMACM provides the following toll-free Customer Care number for customer inquiries: 1-800-766-4622. Customer Care hours are: Monday through Friday 7 a.m. to 9 p.m. CT; and Saturday 9 a.m. to 1 p.m. CT.

5.
Servicer shall issue a Short Year Annual Escrow Account Statement to a customer with an escrow account within 60 days of the Transfer Date as stated in the Federal Register Vol. 59, No. 206 Rules and Regulations 53897.

6.
Servicer shall advise the customer whether or not their optional insurance coverage is transferable. For loans with which optional insurance coverage has been determined as not convertible, Servicer should advise customers their options to continue such coverage.

Exh. 8-16

7.
GMACM offers an automatic payment option and would like to continue providing this service to the customers without interruption. As a result, the good-bye letter will need to reflect this information to the customer.

Customers should be advised to forward written inquiries to the following address:

GMAC Mortgage, LLC
Attn: Customer Care
PO Box 4622
Waterloo, IA 50704-4622

Exh. 8-17

Sample copy of Customer Notification Letter
[Mailing Date]

[Customer Name]
[2nd Customer Name]
[Mailing Street Address]
[Mailing City State and Zip Code]

RE: ACCOUNT NUMBER  [Selling Company Account Number]
PROPERTY ADDRESS    [Property Address]
                   [Property City State and Zip Code]

DEAR [Customer Name] AND [2nd Customer Name]:

We wish to advise you the servicing rights for your mortgage account referenced above have been transferred. Effective [Transfer Date,] GMAC Mortgage, LLC (“GMACM”) will be your new servicer. The original terms and conditions of your mortgage account will remain the same and this transfer will have no effect on them.

Effective [Transfer Date], please direct payments to GMACM. Payments will be applied to your account by [Selling Company] if received prior to [Transfer Date], or forwarded to GMACM if received after [Cutoff Date].

If you have an escrow account, we will send you, within 45 days, an escrow history statement reflecting escrow deposits, disbursements and balances for the period of time we serviced your account since your last escrow analysis. The transferring escrow balance with our company as of [Cutoff Date], will be reflected on this statement. We will also provide an Annual Loan Statement at year-end reflecting all transactions for the period of time we serviced your account in [2007]. GMACM will provide their own statement for the time they serviced your account in [2007].

If you currently have automatic withdrawal from your financial institution, this service will be transferred to GMACM. If this service is unable to be transferred, you will receive a letter under separate cover providing further direction.

If you are currently making your mortgage payment through a third party entity (e.g., government allotment, biweekly, or bill-pay service), please take the necessary steps to advise them of your new account number and change the payee to GMACM. In the event of a payment change, it is your responsibility to notify the third party of the new payment amount.

If you have taken advantage of any of our optional insurance plans or optional products, this service will be transferred to GMACM. If any of these plans or products are not transferable, you will receive a letter under separate cover providing further direction.

Exh. 8-18

You should also be aware of the following information, which is set out in more detail in Section 6 of the Real Estate Settlement Procedures Act (RESPA) (12 U.S.C. 2605):

During the 60-day period following the effective date of the transfer of the account servicing, a loan payment received by your old servicer before its due date may not be treated by the new account servicer as late, and a late fee may not be imposed on you.

Section 6 of RESPA (12 U.S.C. 2605) gives you certain consumer rights. If you send a qualified written request to your account servicer concerning the servicing of your account, your servicer must provide you with a written acknowledgment within 20 business days of receipt of your request. A qualified written request is a written correspondence, other than notice on a payment coupon or other payment medium supplied by the servicer, which includes your name and account number, and your reasons for the request.

Not later than 60 business days after receiving your request, your servicer must make any appropriate corrections to your account, and must provide you with a written clarification regarding any dispute. During this 60-day period, your servicer may not provide information to a consumer reporting agency concerning any overdue payment related to such period or qualified written request. However, this does not prevent the servicer from initiating foreclosure if proper grounds exist under the mortgage documents.

A business day is a day on which the offices of the business entity are open to the public for carrying on substantially all of its business functions.

Section 6 of RESPA also provides for damages and costs for individuals or classes of individuals in circumstances where servicers are shown to have violated the requirements of that section. You should seek legal advice if you believe your rights have been violated.

GMACM will be contacting you to acknowledge this transfer and provide you with their payment coupons. If you have not received these coupons before your next payment is due, please write your [Selling Company] account number on your check and send your payment to the following address:

GMAC Mortgage, LLC
Attn: Payment Processing
PO Box 780
Waterloo IA 50704-0780

Future inquiries regarding the servicing of your account should be directed to GMACM Customer Care at 1-800-766-4622, Monday-Friday, 7:00 a.m.-9:00 p.m., CT, and Saturday, 9:00 a.m.-1:00 p.m., CT. Please utilize the following address for written inquiries: GMAC Mortgage, LLC, Attention: Customer Care, PO Box 4622, Waterloo, IA 50704-4622.

Exh. 8-19

It has been our pleasure to service your mortgage account. We wish you a successful relationship with GMACM. If you have any questions regarding the transfer, please call Customer Care at 1-800-XXX-XXXX.

Sincerely,

[Selling Company]

Exh. 8-20

VII FILE SHIPMENT REQUIREMENTS

SERVICING FILE SHIPMENT

A)
Servicer is responsible for shipping Servicing Files to GMACM’s office for receipt no later than 2 Business Days after Transfer Date. Servicer will arrange for inside delivery of files being transferred and shall perform the following for each applicable shipment:

1.	Files should be labeled as follows:

a)	Servicer shall create bar-coded labels and affix them to the files. See Attachment 6 for instructions.

2.	Servicer shall use a standard box size (15”L x 12”W x 10” H) with double wall construction and separate lids. Please ensure boxes are in good condition.

3.	Arrange files in Servicer’s loan number order.

4.	The box number should be identified on the exterior of each box, and boxes numbered 1 of 15, 2 of 15, etc.

5.	To avoid damage in transport, and to allow easy retrieval of files, boxes should be full, but not bulging. Each box should weigh between 30-35 pounds.

6.	Prepare a master listing of the contents of all boxes. Include one copy of the master listing in Box 1 of the file shipment and forward one copy via email or on diskette (in Excel format) to GMACM.

7.	Notification should be provided to GMACM of the number and arrangement of boxes being shipped, departure date, and time with a 24 hour notice prior to shipment arrival.

B)	Mortgage Loan/Legal Files should be shipped to:

Kenwood Records Management
Attn: David Waytenick, c/o GMACM
3700 J Street SW
Cedar Rapids, IA 52404
Delivery Hours: 8 am - 4 pm CT

Exh. 8-21

VIII MERS

A)	Provide GMACM with appropriate data at Transfer Date (in Electronic Data File)

1.	MERS min number

2.	Identification of a MOM (MERS as Original Mortgagee) loan

3.	MERS registered flag

4.	MERS quality review flag

B)	MERS org numbers are as follows:

1.	1000375 - GMACM should be listed as servicer.

C)	Servicer shall complete the transfer of servicing rights to GMACM.

D)	Servicer is responsible for all transfer fees associated with MERS.

IX INVESTOR INFORMATION

A)	Servicer shall provide a listing of pool insured loans with carrier identified.

B)	Servicer to forward investor information for current reporting activity as detailed below:

Report	Investor Time Frame	Details of Expectations
Loan Level Trial Balance - Transfer portfolio only	2 days after Transfer Date	Principal balance, escrow balances, PI constant, TI constant, current due date, etc.

Delinquent/Prepaid reports - sent by Diskette	5 days after Transfer Date	Loan number, Principal Balance, PI constant, Loan Rate, Pass Thru Rate, Due Date per payment

Test of Expected report - S/A, S/S - sent by Diskette	5 days after Transfer Date	Cash reconciliation in correlation to funds movement, include remittance amount due investor

Curtailments	5 days after Transfer Date	Loan number, curtailment amount, current due date.

Loans Removed (payoffs)	5 days after Transfer Date	Loan number, principal balance at loan removal (payoff), date of loan removal, interest charged to customer at loan removal.

FAX TO:    Attn: (S&A Contact), Sales and Acquisitions Dept. (319/236-4633)

EXPRESS   GMAC MORTGAGE, LLC
ADDRESS:   Attn: (S&A Contact), Sales and Acquisitions Dept.
        3451 Hammond Avenue
            Waterloo, IA 50702

C)	Cash Movement

1.	Remittance of principal and interest collections (Prepaids less delinquents) - (S/A or S/S only)

Schedule/Schedule and Schedule/Actual should be based on a test of expected (form will be provided if Seller requests). Test of expected figures should be wired according to the Agreement, less remittance due with 5 business days of transfer.

Exh. 8-22

Actual/Actual funds will not be forwarded to GMACM.

2.	Remittance drafts - Data on diskette with Test of Expected Information (S/A or S/S only)
Investor remittance due within 4 business days of transfer will be retained by Servicer for payment to investor (net from funds due Purchaser from P&I stated above).

Investor remittance due other than in the first 4 business days of transfer will be wired to the Servicer’s appropriate account 1 day prior to investor draft day provided buyer held funds since transfer.

3.	Taxes and insurance

a)	Escrow balance, suspense balance, buydown balance and loss drafts as reflected on transfer cutoff trial balance and foreclosure expenses as of transfer cutoff.

Seller shall provide notification to GMACM (via email) advising of the Federal Reserve reference number and the amount of the wire.

PI AND TI wire instructions:
GMAC MORTGAGE, LLC
Wachovia Bank
Philadelphia, PA
ABA#: 031201467
ACCT #: 2100018728719
REF: Acquisition Contract ID/Investor/Seller & Transfer Date(MM/DD/YY)

X TAX REQUIREMENTS

A)
Tax Listing, to contain, but not be limited to the following for each escrowed account, items which are due for the 30 days following the transfer date and remain unpaid (generated as of Transfer Cutoff Date and provided in Excel format):

1.	Loan number

2.	Tax type - e.g. county, school, city, special assessment, etc.

3.	Next tax due date

4.	Next tax amount due or last paid amount, whichever is applicable

5.	Indicator whether or not tax type is escrowed

6.	Tax identification number (parcel number) *where available

7.	Payee code associated with each parcel

B)
Tax listing to contain, but not be limited to, the following for each escrow and non-escrow account (sort separately) which is delinquent for payment of taxes at the time of transfer by investor (generated as of Transfer Cutoff Date):

1.	Loan number

Exh. 8-23

2.	Tax type - e.g. county, school, city, special assessment, etc.

3.	Next tax due date

4.	Next tax amount due or last paid amount, whichever is applicable

5.	Indicator whether or not tax type is escrowed

6.	Tax identification number (parcel number) *where available

7.	Payee code associated with each parcel

C)	Tax listing to contain, but not be limited to, the following for each loan in a taxing authority with late release dates:

1.	Servicer loan number

2.	GMACM loan number

3.	Payee code associated with each parcel

D)	Prior to the Transfer Cutoff Date, Servicer will perform a lien-level audit comparing the tax parcel numbers on Servicer’s system to the tax parcel number shown by the Servicer’s tax service company.

1.	Servicer agrees to correct any incorrect tax parcel numbers on their system prior to the Transfer Cutoff Date.

2.	Servicer will provide a copy of the audit report to GMACM.

E)
Servicer will handle any known tax delinquencies on non-escrowed loans prior to Transfer Date by advancing escrow funds for payment, enforcing escrow requirement (if allowable) for future taxes due and notify customer of increased payment according to applicable state guidelines. In the event Servicer is unable to complete this process by the Transfer Date, Servicer shall provide GMACM a list of outstanding tax delinquencies to include the status for each loan and all supporting documentation received from the tax service company and all correspondence sent to the homeowner.

F)
If Servicer utilizes Lereta or Fidelity for their tax service contracts, an AB38A3 tape shall be provided no later than 10 days prior to each Transfer Date. Tapes shall be directed to the following address: First American Real Estate Tax Service, Attn: Bill Huskey, 8435 Stemmons Freeway, 8th Floor, Dallas, TX 75247. Please notify Sales and Acquisitions when tapes are shipped.

If Servicer utilizes First American, please provide GMACM your customer number.

G)	Tax service type codes and tax escrow type codes (if Servicer uses a tax service company other than First American).

H)	Copy of your open tax research items report on loans in the portfolio, including any applicable system notes pertaining to the research items (generated as of Transfer Cutoff Date).

I)
Copy of the report produced by your tax service containing contracts that are suspended or cancelled due to missing or incomplete legal descriptions or due to missing homeowner authorizations (generated as of Transfer Cutoff Date). If no tax service is used, provide a report with the same information.

Exh. 8-24

J)	Accounts on Tax Service - Servicer will ensure tax contracts remain in effect through Transfer Cutoff Date.

K)	Accounts not on Tax Service - Servicer will submit to applicable taxing authorities notification of the Servicing transfer to GMACM and will provide GMACM with copies of such notification.

L)
Servicer agrees to assume responsibility for payment of property taxes and or assessments for loans with escrow accounts that are due or will become delinquent up to the transfer cutoff date as well as those due within 30 days after the Transfer Date where bills/tax amounts are available. If applicable, the Servicer will comply with state regulations governing the payment of taxes within a designated discount period.

N)
Subsequent to the Transfer Date, Servicer will forward (via overnight delivery for the first 30 days following Transfer Date) all tax information to First American Real Estate Tax Service, Attn: Angela Coughlin, 8435 Stemmons Freeway, 9th Floor, Dallas, TX, 75247. For any and all tax bills received which are due and payable within 48 hours of receipt, Servicer shall immediately telefax the information to FARETS at 214-879-4631 Attn: Angela Coughlin.

O)
Tax Receipts where available will be provided to GMACM on an as needed basis or additional information where no receipts are held. Servicer to provide such tax receipt or additional information within 5 Business Days of GMACM's request.

P)	Servicer will provide a listing in loan number order, segregated by state, of all accounts whereby servicer is remitting:

• Ground Rent Tax

• Homeowner association fees

• Sewer liens

• Miscellaneous fees - e.g. drainage, front foot assessments, etc.

Q)	Servicer shall provide a listing in loan number order, segregated by state, of loans where taxes are exempt.

R)	Servicer will provide documentation to GMACM of the pay option selected by Maryland, Michigan, New York, North Dakota, Tennessee, Texas, and Wisconsin homeowners, if applicable.

S)
Servicer will complete, or direct their tax service to complete, the ‘953’ process for all loans in the state of New York and the highlighted section of the ‘ME2’ New Jersey Request Form (Attachment 8). The form must be completed and forwarded to GMACM within 5 days after each applicable Transfer Date.

Exh. 8-25

XI HAZARD/FLOOD INSURANCE REQUIREMENTS

A)
Hazard/Flood listing to contain but not be limited to the following for each account due and payable within 60 days of Transfer Cutoff Date (generated as of Transfer Cutoff Date in expiration date order):

1.	Loan number

2.	Policy type

3.	Policy premium due date

4.	Indicator whether or not Insurance is escrowed

5.	Policy number

6.	Payee Code per policy

7.	Last premium amount paid

8.	Flood indicator required

9.	Flood zone, if available

B)	List of loans on lender placed hazard/binder coverage to include, but not limited to the following:

1.	Loan number

2.	Payee number

3.	Policy number

4.	Customer Name

5.	Property Address

6.	Status of loan (e.g.,current, bankruptcy, REO)

7.	Coverage Amount

8.	Effective Date of Coverage

9.	Expiration Date of Coverage

10.	Premium amount

C)	List of loans on lender placed flood/binder coverage to include but not limited to the following:

1.	Loan number

2.	Payee number

3.	Policy number

4.	Customer Name

5.	Property Address

6.	Status of loan (e.g., current, bankruptcy, REO)

7.	Current principal balance or the amount of prior coverage, whichever is greater

8.	Expiration date of existing lender placed binders

9.	Flood zone, if available

D)
List of condominium loans that have an escrow account for payment of hazard and/or flood insurance coverage to include loan number, customer name, and property address. Listing to be received by GMACM 10 days prior to Transfer Date.

E)
If Servicer uses First American (FAFDS f/k/a FDSI), Transamerica or Fidelity (FNFS), Servicer shall notify First American, Transamerica and/or Fidelity to transfer all life of loan flood contracts to GMACM and provide GMACM copies of such notices. Notices should include GMACM and Servicer loan number. Flood contracts with a flood service provider other than First American, Transamerica or Fidelity shall be canceled as of the Transfer Date.

Exh. 8-26

F)	Servicer will provide at transfer, via email, (or disk) by investor, any flood map revision information that has not been loaded prior to each Cutoff Date.

G)	Lender Placed Coverage

1.	Servicer will terminate lender placed coverage as of Transfer Cutoff Date. GMACM will place coverage with their lender placed carrier as of Transfer Date.

a)	Servicer will provide GMACM written confirmation the lender placed carrier was notified to terminate lender placed coverage. Confirmation is to include the date the lender placed carrier was notified.

2.	Servicer will submit, within 60 Days of the Transfer Date, any refund of lender placed coverage premium received resultant from termination, for GMACM's application to customer's escrow account.

H)	Insurance Premiums

1.	Servicer will pay, prior to Transfer Date all insurance premiums due prior to the Transfer Date and within 30 Days subsequent to Transfer Date where bills have been received prior to Transfer Date.

2.	Unpaid insurance bills as of Transfer Cutoff Date should be segregated and bound separately from hazard files and be clearly identified with Servicer's loan number.

3.
Servicer shall forward to GMACM, within twenty-four (24) hours of Servicer's receipt thereof, all insurance premium notices received by Servicer after Transfer Date. Such delivery shall be by overnight express for the thirty Days immediately following the Transfer Date; via regular mail within twenty-four (24) hours of receipt thereafter. However, any document requiring immediate attention must be forwarded to GMACM by overnight express service.

4.	For customer's protection and our mutual benefit, Servicer must submit to GMACM daily all bills, policies, flood vendor map revision information, etc., received subsequent to the Transfer Cutoff Date.

I)	Change Endorsements

1.
Prior to the Transfer Date, Servicer will prepare and submit to each hazard/flood carrier an original Notice of Change of Mortgagee Clause (Loss Payable Clause) for each loan (including condos) included in the transfer. A listing by payee, with the cover letter attached, shall be provided to GMACM of the accounts which received this notice. For all hazard insurance EDI carriers, Servicer shall provide a tape (in MBA format) to each EDI carrier to enable them to correct the mortgagee clause.

Exh. 8-27

2.	The Mortgagee clause shall read as directed by Investor Guidelines and read as follows:

GMAC Mortgage, LLC
Its successors and/or assigns
PO Box 4025
Coraopolis, PA 15108-6942

XII LOSS DRAFTS

A)	Information Required on Loss Drafts Pending

1.
Servicer shall provide GMACM with a listing of all loans with pending loss draft claims, to include amount of money on deposit for each loss draft. This listing shall include pending claims of loans in foreclosure, bankruptcy, and REO, and shall indicate the status of each loan on the listing, e.g., current, delinquent, foreclosure, bankruptcy, or REO.

2.	In addition to this listing, GMACM should receive a loss draft file for each loan which contains the following information, properly documented:

a) Completed cover sheet (Attachment 5) attached to outside of the loss draft file.

b) Date of loss

c) Cause of loss

d) Amount of loss

e) Amount of insurance proceeds received to date

f) Information received from contractors or records of conversation with contractors

g) Correspondence from and/or record of conversation with customers and insurance companies

h) Status report on repairs

i) Inspection reports, if any

j) Report on receipt of future proceeds, if expected (i.e. date expected, amount, etc.)

B)	Servicer shall wire with the escrow funds the balances of all monies in a restricted field for loss drafts.

C)
Servicer shall pay interest on loss draft funds held for all loans in the state of NY, and all Federally Declared Disaster areas (this includes any investor, any state, and for every day the funds are held). Servicer shall pay all interest directly to the customer prior to the Transfer Date.

Exh. 8-28

XIII PMI/MI REQUIREMENTS
PMI Requirements

A)
Servicer will assume responsibility for payment of all monthly premiums and annual premiums 30 days subsequent to the Transfer Date and ensure premiums are posted to the customer’s payment history prior to the Transfer Cutoff Date. Servicer shall express mail premiums to PMI companies no later than 15 days prior to Transfer Date.

B)
Servicer will prepare and submit to all applicable PMI companies notification of the sale and transfer of applicable accounts involved. Notification will be submitted no earlier than the Transfer Date on the applicable carrier notification forms or other forms acceptable to PMI carriers with all required information, including GMACM’s loan number. Servicer shall further advise the following PMI carriers not to prepare and send copies of their endorsements : GE, UG, MGIC, PMI, Radian, and RMIC. Servicer will submit copies of such notification to GMACM segregated from all other files/information and clearly identified.

Transfer notifications to PMI carriers should list GMACM’s address as follows:

GMAC Mortgage, LLC
3451 Hammond Avenue
Waterloo, IA 50702

For each PMI carrier notified not to forward endorsements to GMACM, Servicer shall provide GMACM a contact name and phone number for each carrier to confirm Servicer’s letter instruction.

C)
PMI listing to contain, but not be limited to, the following for each account due and unpaids through 60 days subsequent to the Transfer Cutoff Date (generated at Transfer Cutoff Date by investor in due date order):

1.	Loan number

2.	Mortgagor's name

3.	Next premium due date not paid by Servicer as of Transfer Cutoff Date

4.	Next premium amount due

5.	Certificate number

6.	PMI company

7.	Payee code per policy

8.	Last premium amount paid

9.	Renewal option -Level or Declining Level requires monthly amount/Declining requires renewal rate

10.	Percent of coverage

11.	Escrowed; yes or no

12.	Premium Payment Frequency - annually or monthly

D)
Servicer shall provide a listing of loans with LPMI (Lender Paid Mortgage Insurance). Listing to include Servicer’s loan number, GMACM’s loan number, Mortgagor’s name, PMI company, and last premium amount.

Exh. 8-29

PMI Requirements (continued)

E)	Cancellation and Termination Dates

1.
If Servicer does not carry the Cancellation Date and Termination Date on their system, as it relates to the Homeowner’s Protection Act of 1998, Servicer shall provide a listing on diskette (in Excel format), to include Servicer’s loan number, GMACM’s account number, Cancellation Date and Termination Date.

2.
If Servicer does carry the Cancellation Date and Termination Date on their system, Servicer shall take the steps necessary to ensure all loans which require the Cancellation Date and Termination Date are accurately populated on their system prior to the Transfer Cutoff Date.

MI Requirements

A)	For FHA and RBP premiums, it will be necessary for Servicer to manually disburse and post in accordance with the following guidelines:

1.	FHLMC transfer = post ________ premium (due HUD ________) prior to the Transfer Cutoff Date

2.	FNMA transfer = post ________ premium (due HUD ________) prior to the Transfer Cutoff Date

3.	GNMA transfer = post ________ premium (due to HUD ________) prior to the Transfer Cutoff Date

If Servicer is unable to post prior to the Transfer Cutoff Date, Servicer shall so advise and provide GMACM within 24 hours of the transfer, a modem in ASCII file format, the loan numbers and amounts (separate from the IOE modem file) to be combined with the transfer data file.

B)	The Servicer shall notify HUD of the change in servicer information within fifteen days after the Transfer Date. GMAC Mortgage, LLC's HUD ID number is 42162.

C)	Servicer will be responsible for correcting errors on the HUD 92080 Reject Report prior to the Transfer Date.

D)	Servicer will be held responsible for any outstanding MI items as of the Transfer Cutoff Date; this includes late and interest due on FHA loans, past due premiums, and disclosure issues.

Exh. 8-30

*if applicable
XIV LIFE, A&H, DISABILITY INSURANCE
(Optional Insurance)

A)
Servicer will provide GMACM, as of Transfer Cutoff Date the following optional insurance information with respect to loans with Optional insurance coverage that have been determined to be consolidated and transferred:

1.	Listing to contain, but not be limited to, the following for each Optional Carrier:

a) Servicer's loan number

b) Insured’s name

c) Mailing address

d) Policy/Certificate number

e) Insurance coverage type

f) Effective date

g) Amount of premium

h) Next premium due date

i) Insurance carrier per policy

j) Joint/single status

k) Date of scheduled premium change, if applicable.

2.	Listing in loan number order of Mortgagors receiving benefits under a policy claim.

3.	Copy of Master Policy for each coverage type per company, if not previously provided.

B)
Coverage Transferring: If the insurance/products will be retained through Servicer’s carriers/vendors, Servicer will notify their insurance carriers/vendors that the services are being transferred to GMACM. Effective with each Transfer Date, the insurance/product should be canceled in Servicer’s name and reissued in GMACM’s name. Copies of such notification to be provided to GMACM.

Coverage Canceling: If the insurance will not be retained through Servicer’s carriers/vendors, Servicer will notify their insurance carriers/vendors to cancel the coverage and remit all collected premiums to the carrier prior to each Transfer Cutoff Date. Copies of such notification to be provided to GMACM.

In each instance, it is the Servicer’s responsibility to notify the Mortgagor regarding any effect the transfer may have on the terms or continued availability of optional insurance products and any action the customer must take to maintain coverage.

Exh. 8-31

XV DEFAULT REQUIREMENTS

A)	Delinquency Reports

1.	Electronic Delinquency Information to be provided in Excel format - see attachment 7

3.	Provide inspection results from the last known occupancy up to the transfer date.

This should include the first time vacancy date and the date of loss.

B)	Collection - Contact and Collection histories

1.	Provide a copy of the memos for all loans for the last 90 days and collection notes for the last 12 months. Please provide in electronic format if possible.

2.	Copies of all current breach letters.

C)	Foreclosure

1.	Please advise your foreclosure attorneys to proceed with the foreclosure process. A foreclosure should not be put on hold without the prior written approval of Truman Capital.

2.
Provide a list of loans in foreclosure, copy of the demand/breach letter for all loans in foreclosure, the date referred to the attorney, attorney name and phone number, foreclosures status, and any sale dates scheduled within 60 days of transfer. Bid instructions for any loans with a sale date occurring with 15 days after the Transfer Date must be provided upon transfer.

3.	Foreclosure files shall contain the following:

a)	Trustee/attorney names and contact information

b)	Breach letter

c)	NOD/Complaint

d)	Foreclosure title report

e)	Foreclosure bid worksheet (if available)

f)	Actual/projected foreclosure sale date

g)	Foreclosure review committee packet (not referred to attorney but recommended for foreclosure).

h)	Bankruptcy information prior to foreclosure action (if applicable)

i)	Mark the outside of the file for any exception loans (e.g., SEIZED, DEMOLITION; MOBILE HOMES AND MANUFACTURED HOUSING)

4.
Loan files for loans scheduled for sale within two (2) weeks after the transfer date are to be received on the transfer date. These files are to contain a payoff statement good through cutoff date (or a total amount due statement), and the recent BPO/Appraisal.

Exh. 8-32

Default Requirements (continued)

D)	Bankruptcy

1.	Provide a listing of loans in Bankruptcy to include:

a) Filing date

b) Case number

c) District

d) Chapter

e) Post-petition due date

f) Attorney name and phone number

g) Bankruptcy status

2.	Provide a list of any cramdowns.

3.	Bankruptcy file to contain the following:

a) Any pending relief of stay hearings within 60 days of the transfer

b) Servicer’s attorney and contact information

c) Debtor’s attorney and contact information

d) Bankruptcy petition

e) Proof of claim

•	If arrearages included in proof of claim, please provide breakdown

f) Reorganization plan

g) Copies of stipulation/agreed orders (details of payment plan)

h) Foreclosure information prior to bankruptcy filing (if applicable)

i) Information of prior bankruptcy filings (multi-filers)

j) APO or RFS order

k) RFS motion

l) Dismissal/discharge order and/or a list of loans that have been dismissed/discharged

E)	Loss Mitigation

1.	List of all loans with an active repayment plan or pending workout/loss mitigation. Please include the workout file or loss mitigation file and all pertinent details.

2.	Provide a list of any loans currently in a deed-in-lieu process.

3.	Loss Mitigation/Workout/Forbearance Files should contain the following:

Copies of any pending or proposed loan workout plan, including, but not limited to:

•	Repay plans

•	Forbearance proposals

•	Modifications

•	Deed-in-lieu proposals

•	Assumption proposals

•	Short sale proposals

a) Copies of all borrower correspondence

b) If loan was a prior foreclosure loan, provide prior foreclosure information

Exh. 8-33

Default Requirements (continued)

F)	REO

1.	REO files shall contain the following:

a) Copy of the foreclosure deed

b) Foreclosure bid worksheet with supporting BPOs or APOs attached

c) Copies of any property inspection reports

d) Copies of any listing agreements

e) Copies of any listing activity reports

f) Copies of any offers received

g) Copies of any rehabilitation work orders and/or contractor invoices

XVI ASSUMPTIONS, NAME CHANGES AND PARTIAL RELEASES

A)	Assumption files in process (including origination file and any applicable document/custodial files) shall be shipped to:
GMAC Mortgage, LLC
Attention: Sales & Acquisition Dept.
3451 Hammond Avenue
Waterloo, IA 50702

B)	Assumptions Pending as of Transfer Cutoff Date

1.	Servicer shall provide GMACM with a listing in Servicer loan number order of all accounts pending assumption as of Transfer Cutoff Date.

2.	Servicer shall provide GMACM with a current status report on each pending assumption that indicates the stages of completion. A status can be included in each assumption file.

3.
Servicer shall forward to GMACM the applicable transfer fee, along with all required documents for each loan(s) on which the assumption processing has not been completed (i.e. name change not affected).

C)	Information Required on Pending Assumption Statements

1.	Servicer shall provide GMACM with copies of all Assumption Statements issued up to Transfer Cutoff Date for which no assumption papers have been received.

2.	A copy of the assumption statement should be included in the assumption file.

D)	Information Required on Completed Assumptions

1.	Servicer shall provide a report (Excel format) of the following information for each loan having a completed assumption:

a) Loan Number

b) Previous Titleholder Name(s)

c) Released from Liability (Yes/No)

d) Effective date of the assumption

Exh. 8-34

e) Assumption Type (purchase, release of co-borrower, etc)

E)	For each private investor, Servicer shall provide a spreadsheet detailing the following information:

1.	What special investor requirements exist for assumptions (e.g. fees, underwriting release of liability, etc.).

F)	Information Required on Name Changes

1.	Servicer shall provide a listing of all pending legal name changes along with the appropriate documentation, (Quit Claims, Death Certificates, Divorce Decrees, etc.).

G)	Information Required on Pending Partial Releases (if Applicable)

1.	Servicer shall provide GMACM with a listing of all loans on which a partial release is pending, along with an explanation for each case, and all documentation received to date.

2.	Servicer shall provide GMACM with copies of all correspondence forwarded to the Investor for their approval, if applicable.

3.	Servicer shall forward to GMACM the applicable transfer fee, along with all required documents for each loan(s) on which the partial release processing has not been completed.

XVII PAID-IN-FULLS

PAID-IN-FULLS

A)	Information required on pending payoff requests

1.
Servicer shall provide a report, in Excel format, listing all loans for which payoff statements have been issued within 30 days prior to Transfer Date and the loans have not paid off. This report shall include the Servicer’s loan number, property state and date of issue of payoff statement. Such report to be provided on diskette within three (3) business days after Transfer Date.

2.	On a case-by-case basis, Servicer will provide GMACM with copies of payoff statements issued prior to the Transfer Date.

B)	Information required on pending Paid In Fulls

1.
Paid in full checks received, but not applied as of Transfer Cutoff Date, shall be identified with the Servicer’s loan number, be properly endorsed and forwarded to GMACM. Servicer shall utilize Attachment 3 (Servicing Transfer Information Enclosure Sheet) when forwarding payoff checks. Please forward these via overnight delivery to:

Exh. 8-35

GMAC Mortgage, LLC
3451 Hammond Avenue
Waterloo, IA 50702
Attn: Darcia Meier/Payoff Processing

2.	Servicer shall forward payoff checks received within 48 hours of receipt.

3.
Servicer shall be held financially responsible for any interest accrual incurred as a result of not following instructions contained within this section relative to the forwarding of payoff checks and associated information. Servicer will forward a check in the appropriate amount upon receipt of a properly documented request.

XVIII DISHONORED AND MISAPPLIED PAYMENTS

A)
Dishonored: Servicer will ensure the returned check has been presented twice to the bank for good funds prior to requesting reimbursement from GMACM. Servicer will submit the following applicable documentation related to dishonored payment which was not reversed by Servicer prior to Transfer Cutoff Date:

1.
Original returned or dishonored payment should be provided and clearly reflect the reason the payment was dishonored (e.g. NSF, stop payment, etc.). In the case of a dishonored draft, adequate proof should be provided indicating the bank rejected the draft.

2.	Payment history from point of the dishonored payment to the Transfer Cutoff Date

3.	GMACM shall reimburse Servicer the dishonored payment funds within twenty (20) days of receipt of applicable documentation.

B)
Misapplied Payments: “Misapplied payment” shall mean a Mortgagor payment for which funds have been deposited in an incorrect Escrow Account or applied to an incorrect Mortgagor’s account. The existence of a canceled Mortgagor payment bearing the endorsement of Servicer, for which funds have not been allocated to the proper Escrow Accounts, shall be considered conclusive evidence of a misapplied payment. Misapplied payments shall be processed as follows:

1.
Both parties shall cooperate in correcting misapplication errors by providing the payment history from point of error to the Transfer Cutoff Date and a copy of the canceled check bearing the endorsement of the servicer responsible for the posting of the missing funds.

2.	The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party.

3.
If a misapplied payment cannot be identified by either party and said misapplied payment has resulted in a shortage in a Mortgage account, Servicer shall be liable for the amount of such shortage. Servicer shall reimburse GMACM for the amount of such shortage within twenty (20) days after receipt of written demand from GMACM.

4.
Any check issued under the provisions of this paragraph shall be accompanied by a statement indicating the purpose of the check, the mortgagor and property address involved, and the corresponding Servicer and/or GMACM account number.

Exh. 8-36

XIX ARM REQUIREMENTS

A)	ARM/Special Loan Information

1.	All applicable ARM Specifications and Rate and Payment Change Histories should be provided electronically.

2.	A listing of your ARM ‘Plan’ Codes and ARM Index Code Definitions and Descriptions is also requested.

3.	If you keep separate ARM files, please include these files when shipping the servicing files.

If you have any special products, such as loans with conversion options, Balloon loans, Balloon/Reset loans, GPM loans, HUD235 loans, etc. please immediately notify us. A list of these loans and ALL available information/fields will be required on these loans.

Exh. 8-37

ATTACHMENT 1
**For use in forwarding payments, loss drafts, refunds.

SERVICING TRANSFER
INFORMATION ENCLOSURE SHEET

DATE: ______________________________	TRANSFER DATE: ___________________________

TO: GMAC Mortgage, LLC Payment Processing 3451 Hammond Avenue Waterloo, IA 50702	SERVICER: _______________

Loan Number	Last Name	Check Amount	Check Number	Purpose of check (e.g., payment, additional principal, refund, loss draft)

Exh. 8-38

ATTACHMENT 2
**For use in forwarding correspondence, bills, renewals, etc.

SERVICING TRANSFER
INFORMATION ENCLOSURE SHEET

DATE: ______________________________	TRANSFER DATE: ___________________________

TO: GMAC Mortgage, LLC Sales & Acquisitions 3451 Hammond Avenue Waterloo, IA 50702	SERVICER: _________________

Loan Number	Last Name	Tax Info	Ins. Info	Other (please detail)

Exh. 8-39

ATTACHMENT 3
**For use in forwarding payoff checks only.

SERVICING TRANSFER
INFORMATION ENCLOSURE SHEET

DATE: ______________________________	TRANSFER DATE: ___________________________

TO: GMAC Mortgage, LLC Payoff Processing 3451 Hammond Avenue Waterloo, IA 50702	SERVICER: _____________________

Loan Number	Last Name	Check Number	Check Amount	Date of Receipt

Exh. 8-40

ATTACHMENT 4 Electronic Data File for Semi-Automated Transfers

See separate attachment

Exh. 8-41

ATTACHMENT 5
HAZARD CLAIM INFORMATION

DATE __________ LOAN NUMBER ______________ DOL _______________ DMG TYPE ______________

INVESTOR _____________ INVESTOR# ___________ NEAR/TOTAL ___ REPORTED TO INVESTOR ____

MORTGAGOR ______________________________________________________________________________________
LAST NAME FIRST NAME

CO-MORTGAGOR _______________________________________________________________________________________________
LAST NAME FIRST NAME

PROPERTY ADDRESS____________________________________________________________________________________________

________________________________________________________________________________
CITY STATE ZIPCODE

TELEPHONE #’S  HOME ____________________ MR WORK ____________________

OTHER ___________________ MRS WORK ___________________

**************************************************************************************

SELLING COMPANY CONTACT NAME AND TELEPHONE # ________________________________

CONTRACTOR _____________________________________________________________________________

ADDRESS __________________________________________________________________________________

TELEPHONE # _____________________________________________________________________________

PUBLIC ADJUSTER _________________________________________________________________________

ADDRESS __________________________________________________________________________________

TELEPHONE # _______________________________________________________________________________

**************************************************************************************

CHECK AMOUNT ____________________ INS CO ____________________ DEPOSITED ___________________

DISBURSEMENTS:

• DATE _______________ CK AMT _____________ CK# _____________ BALANCE ______________

PAYABLE TO _____________________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

• DATE _______________ CK AMT _______________ CK# _______________ BALANCE ______________

PAYABLE TO _____________________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

• DATE _____________ CK AMT _____________ CK# _______________ BALANCE ______________

Exh. 8-42

PAYABLE TO _____________________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

• DATE _____________ CK AMT _____________ CK# _______________ BALANCE ______________

PAYABLE TO _____________________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

INSPECTIONS:  ____% COMPLETE AS OF ________ _____% COMPLETE AS OF __________

______% COMPLETE AS OF __________ _____% COMPLETE AS OF __________
**************************************************************************************
COMMENTS ______________________________________________________________________________________

Exh. 8-43

ATTACHMENT 6 - FILE LABELS

This following Word document contains instructions for creating file labels.

Label data should be inserted into the following Excel file. Save the spreadsheet as a DBSP F spreadsheet in order to import this into the access database. (As defined in the Word document)

The following Access database is used to create the labels.

The following font will need to be applied so the bar codes print on each label.

Exh. 8-44

ATTACHMENT 7 - Delinquency Information - Electronic Format

Exh. 8-45

ATTACHMENT 8

ME-2 NEW JERSEY REQUEST FORM

Requestor: Caryl Borcherding ASC #19	Date: ____________

Requestor Phone Number: _319-236-5557_____

Type of Transaction(select one)	Acquisition:_XXX__	Change:___________

Parameter (select one)

Contract # Range	From: ______________________	To: ______________________
Issue Date	______________________
Cancellation Date:	______________________
Change Date:	______________________
Loan Number Range:	______________________

The Following Fields Must Be Filled In Completely:

Current Mortgagee:	______________________	Contact:___________________
(Name and Address)		Phone # __________________

NJBank Code:_____________

Current Mortgagee	______________________	Contact:___________________
Tax Processor: _	______________________	Phone # __________________
Tax Processor NJ	______________________
Bank Code:

New Mortgagee:	GMAC Mortgage, LLC___
(Name & Address)	_P O BOX 780_________
	_Waterloo, IA 50704___	Customer #: __5319____________
	______________________	NJ Bank Code: _06763_________

New Mortgagee	_First American Tax___	Contact: ___Amy Kotsch_________
Tax Processor:	_3445 Winston Pl______	Phone #: __716-427-7540 ext 224
(Name & Address)	_Suite 219________________
_Rochester, NY 14623_____

Tax Processor NJ
Bank Code	0660

Signature Stamp Provided?	YES( Stamp for Susan Meier Provided)
Send Completed Forms to Authorities	GMACM____ NAR_____ BRANCH__Taxing

Exh. 8-46

Send ME2 Request Forms to:  (Rochester ASC 031- Attn; NJ Team)

Exh. 8-47

EXHIBIT 9A

ELIGIBILITY CRITERIA FOR ALT-A FIRST LIEN MORTGAGE LOANS AND ALT-A SECOND LIEN CLOSED-END MORTGAGE LOANS

Servicer agrees to subservice Mortgage Loans possessing the following characteristics:

Newly Originated Alt-A, Residential, Fixed and Adjustable Rate First Lien Mortgage Loans.
Newly Originated Alt-A Residential, Fixed Adjustable Rate Closed-End Second Lien Residential Mortgage Loans.

Exh. 9-A-1

EXHIBIT 9B

ELIGIBILITY CRITERIA FOR SUBPRIME SECOND LIEN CLOSED-END MORTGAGE LOANS

Servicer agrees to subservice Mortgage Loans possessing the following characteristics:

Newly Originated Subprime Residential, Fixed Adjustable Rate Closed-End Second Lien Residential Mortgage Loans

Exh. 9-B-1

EXHIBIT 10

FORM OF LIMITED POWERS OF ATTORNEY

Prepared by and Return To:
GMAC Mortgage, LLC
100 Witmer Road
Horsham, Pennsylvania 19044

ARTICLE XV. Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that _____________________ (“____________”), a ____________, having its principal place of business at _________________________________, hereby constitutes and appoints GMAC Mortgage, LLC (“GMACM”), a Pennsylvania corporation, having offices at 100 Witmer Road, Horsham, Pennsylvania 19044, by and through its officers, its true and lawful Attorney-in-Fact, in its name, place and stead and for its benefit, in connection with mortgage loans serviced by GMACM on behalf of _____________ pursuant to that certain Amended and Restated Servicing Agreement, dated as of August 5, 2005 as amended and restated to and including January 2, 2007 between GMACM and _________________ (the “Servicing Agreement”) for the purpose of performing all acts and executing all documents in the name of _________________ necessary and incidental to the servicing of said loans, including but not limited to:

(1)
Foreclosing delinquent loans or discontinuing such foreclosure proceedings, including, but not limited to, the execution of notices of default, notices of sale, assignments of bids, and assignments of deficiency judgments, and appearing in the prosecuting bankruptcy proceedings;

(2)	Selling, transferring or otherwise disposing of real property acquired through foreclosure or otherwise, including, but not limited to, executing all contracts, agreements, deeds, assignments or other instruments necessary to effect such sale, transfer or disposition, and receiving proceeds and endorsing checks made payable to the order of ____________ from such proceedings;

(3)
Preparing, executing, and delivering satisfactions, cancellations, discharges, list note instruments, or full or partial releases of lien, subordination agreements, modification agreements, assumption agreements, substitutions of trustees under deeds of trust, and UCC-3 Continuation Statements;

(4)
Endorsing promissory notes and executing assignments of mortgages, deeds of trust, deeds to secure debt, and other security instruments securing said promissory notes in connection with loans for which GMACM has received full payment of all outstanding amounts due on behalf of _____________;

(5)	Endorsing insurance proceeds checks and mortgage payment checks to the order of _________________;

(6)	Any and all such other acts of any kind and nature whatsoever that are necessary and prudent to service the loans.

_____________ further grants to GMACM full power and authority to do and perform all acts necessary for GMACM to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as _____________ might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for, and hereby ratifies and confirms all that GMACM shall lawfully do by virtue of the powers and authority granted and contemplated hereby. This Limited Power or Attorney shall remain in full force and effect until ________ unless sooner revoked or terminated by __________________.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney has not been revoked by ________________.

Witnesses:
__________________
By: ___________________
Name: ________________
Title: _________________

By: ___________________	By: ___________________
Name: ________________	Name: ________________
Title: _________________	Title: _________________
ATTEST: __________________
Name: ________________
Title: _________________

STATE OF _____________
COUNTY OF _______________

On this ______ day of _______________, before me, the undersigned, a Notary Public in and for said county and state, personally appeared____________ and ____________, personally known to me to be the persons who executed the within instrument as [Vice President] and [Assistant Secretary], respectively, on the behalf of the corporation therein named, and they duly severally acknowledged that said instrument is the act and deed of said corporation, and that they, being authorized to do so, executed and delivered said instrument and affixed the corporate seal thereto for the purposes therein contained.

Witness by hand and official seal.
___________________________
Notary Public

EXHIBIT 11

FORM OF OPINION OF COUNSEL TO THE SERVICER FOR RECONSTITUTION

[Date]

[                         ]
[                         ]
[                         ]

Ladies and Gentlemen:

You have requested my opinion, as [Associate] [General Counsel] to GMAC Mortgage, LLC (the “Company”), with respect to certain matters in connection with that certain Agreement, dated as of [Date], by and among the Company and (the “Agreement”).

I have examined, or caused to be examined, originals, or copies certified to my satisfaction, of the [__________________] (collectively, the “Agreements”) and such other documents, certificates and instruments which I have deemed necessary or appropriate in connection with this opinion. As to matters of fact, I have examined and relied upon representations, warranties and covenants of parties to the above documents contained therein and, where I have deemed appropriate, representations or certifications of officers of parties to the Agreements or public officials. In rendering this opinion letter, I have assumed (i) the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies, (ii) with respect to parties other than the Company, the due authorization, execution and delivery of such documents, and the necessary entity power with respect thereto, and the enforceability of such documents, (iii) the conformity of the Mortgage Loans to the requirements of the Agreements and (iv) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the Agreements.

In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the State of Delaware and the federal law of the United States, and I do not express any opinion concerning the application of the “doing business” laws. To the extent that any of the matters upon which I am opining herein are governed by laws (“Other Laws”) other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the State of Delaware and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

My opinions set forth below are subject to the qualification that enforceability of each of the respective obligations of the parties under the Agreements is subject to (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) the availability of equitable remedies, (iii) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (iv) implied or express covenants of good faith, and (v) limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder. My opinions are subject to the further qualification that enforceability of each of the parties' respective obligations under the Agreements is subject to the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of the remedies of specific performance and self-help, and I express no opinion herein with regard to any lien or security interests created by the agreements.

Exh. 11-1

Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Agreements.

Based upon the foregoing, but subject to the assumptions, exceptions, qualifications and limitations herein expressed, I am of the opinion that:

1.
The Company is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power to own its properties, to conduct its business as presently conducted by it and to enter into and perform its obligations under the respective Agreements to which it is a party.

2.	Each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Company.

The opinions set forth herein are intended solely for the benefit of the addressees hereof in connection with the transactions contemplated herein and shall not be relied upon by any other person or for any other purpose without my prior written consent. Except for reproductions for inclusion in transcripts of the documentation relating to the transactions contemplated herein, this opinion may not be copied or otherwise reproduced or quoted from, in whole or in part, without my prior written consent.

Very truly yours,

By:

Title:

Exh. 11-2

EXHIBIT 12A

TERM SHEET FOR ALT-A FIRST LIEN MORTGAGE LOANS AND ALT-A SECOND LIEN CLOSED-END MORTGAGE LOANS

[To be mutually agreed by Owner and Servicer]

Exh. 12-1

EXHIBIT 12B

TERM SHEET FOR SUBPRIME SECOND LIEN MORTGAGE LOANS

[To be mutually agreed by Owner and Servicer]

Exh. 12-B-1

EXHIBIT 13

SERVICING PERFORMANCE STANDARDS AND APPROVAL MATRIX

[To be mutually agreed by Owner and Servicer]

Exh. 13-1

EXHIBIT 14

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of [CLOSING DATE] (the “Closing Date”), among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignor”), [DEPOSITOR], having an address at [ADDRESS] (the “Assignee”), and GMAC Mortgage, LLC, having an address at 100 Witmer Road, Horsham, Pennsylvania 19044 (the “Company”).

WHEREAS, the Assignor purchased the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto from various third party sellers on a servicing released basis pursuant to certain mortgage loan purchase and interim servicing agreements.

WHEREAS, the Assignor and the Company entered into that certain Amended and Restated Servicing Agreement, dated as of January 2, 2007 between the Assignor and the Company (the “Agreement”) pursuant to which the Company agreed to service the Assigned Loans on behalf of the Assignor.

In consideration of the mutual promises contained herein, the parties hereto agree that the Assigned Loans, which are now serviced by the Company for the Assignor and its successors and assigns pursuant to the Agreement shall, from and after the Closing Date be serviced by the Company in accordance with the provisions of the Agreement, as modified by this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

Assignment and Assumption

ARTICLE I. ASSIGNOR HEREBY GRANTS, TRANSFERS AND ASSIGNS TO ASSIGNEE ALL OF THE RIGHT, TITLE AND INTEREST OF ASSIGNOR IN, TO AND UNDER THE AGREEMENT AS IT RELATES TO THE ASSIGNED LOANS. ASSIGNOR SPECIFICALLY RESERVES AND DOES NOT ASSIGN TO ASSIGNEE ANY RIGHT, TITLE AND INTEREST IN, TO OR UNDER ANY MORTGAGE LOANS SUBJECT TO THE AGREEMENT OTHER THAN THE ASSIGNED LOANS SET FORTH ON ATTACHMENT 1.

Representations, Warranties and Covenants

ARTICLE II. ASSIGNOR WARRANTS AND REPRESENTS TO ASSIGNEE AND COMPANY AS OF THE CLOSING DATE:

Section 2.01 Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Exh. 14-1

Section 2.02 Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

Section 2.03 Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

Section 2.04 Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

Section 2.05 No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

ARTICLE III. ASSIGNEE WARRANTS AND REPRESENTS TO, AND COVENANTS WITH, ASSIGNOR AND COMPANY AS OF THE CLOSING DATE:

Section 3.01 Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

Section 3.02 Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

Exh. 14-2

Section 3.03 No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

Section 3.04 Assignee agrees to be bound by all of the terms, covenants and conditions of the Agreement with respect to the Assigned Loans, and from and after the Closing Date, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations thereunder but solely with respect to such Assigned Loans.

ARTICLE IV. COMPANY WARRANTS AND REPRESENTS TO, AND COVENANT WITH, ASSIGNOR AND ASSIGNEE AS OF THE CLOSING DATE:

Section 4.01 Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which Agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Section 4.02 Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreement;

Section 4.03 Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s certificate of formation or operating agreement or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

Exh. 14-3

Section 4.04 No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

Section 4.05 No event has occurred as of Closing Date which would render the representations and warranties made by Company in Section 9.01 the Agreement, including any representations and warranties referenced thereunder, to be untrue in any material respect;

Section 4.06 From and after the Closing Date the Company shall service the Assigned Loans in accordance with the terms and provisions of the Agreement, as modified by this AAR Agreement, and Company shall establish a Custodial Account and an Escrow Account under the Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Agreement in favor of Assignor, and shall remit collections received to such accounts. The Custodial Account and Escrow Account shall be entitled “GMAC Mortgage, LLC, as servicer in trust for [TRUST NAME]”; and

Section 4.07 Company shall furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete borrower credit files to Equifax, Experian and the TransUnion Credit Information Company with respect to each Assigned Loan serviced by the Company subject to this AAR Agreement.

ARTICLE V. COMPANY HEREBY ACKNOWLEDGES THAT [MASTER SERVICER] HAS BEEN APPOINTED AS THE MASTER SERVICER (THE “MASTER SERVICER”) FOR THE ASSIGNED LOANS PURSUANT TO THE POOLING AND SERVICING AGREEMENT, DATED AS OF [DATE] (THE “POOLING AND SERVICING AGREEMENT”) AMONG THE ASSIGNEE, AS DEPOSITOR, [TRUSTEE], AS TRUSTEE (THE “TRUSTEE”) AND THE MASTER SERVICER, AS MASTER SERVICER AND SECURITIES ADMINISTRATOR. COMPANY SHALL DELIVER ANY REPORTS REQUIRED TO BE DELIVERED UNDER THE AGREEMENT TO: [MASTER SERVICER] [ADDRESS], ATTENTION: [________________].

Recognition of Assignee

ARTICLE VI. FROM AND AFTER THE CLOSING DATE, COMPANY SHALL RECOGNIZE ASSIGNEE AS OWNER OF THE ASSIGNED LOANS, AND ACKNOWLEDGES THAT THE ASSIGNED LOANS WILL BE PART OF A REMIC, AND WILL SERVICE THE ASSIGNED LOANS IN ACCORDANCE WITH THE AGREEMENT, AS MODIFIED BY THIS AAR AGREEMENT, BUT IN NO EVENT IN A MANNER THAT WOULD (I) CAUSE ANY REMIC TO FAIL TO QUALIFY AS A REMIC OR (II) RESULT IN THE IMPOSITION OF A TAX UPON ANY REMIC (INCLUDING BUT NOT LIMITED TO THE TAX ON PROHIBITED TRANSACTIONS AS DEFINED IN SECTION 860F(A)(2) OF THE CODE AND THE TAX ON CONTRIBUTIONS TO A REMIC SET FORTH IN SECTION 860G(D) OF THE CODE). IT IS THE INTENTION OF ASSIGNOR, COMPANY AND ASSIGNEE THAT THIS AAR AGREEMENT SHALL BE BINDING UPON AND FOR THE BENEFIT OF THE RESPECTIVE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO. NEITHER COMPANY NOR ASSIGNOR SHALL AMEND OR AGREE TO AMEND, MODIFY, WAIVE, OR OTHERWISE ALTER ANY OF THE TERMS OR PROVISIONS OF THE AGREEMENT WHICH AMENDMENT, MODIFICATION, WAIVER OR OTHER ALTERATION WOULD IN ANY WAY AFFECT THE ASSIGNED LOANS WITHOUT THE PRIOR WRITTEN CONSENT OF THE TRUSTEE AND THE MASTER SERVICER. PURSUANT TO THE POOLING AND SERVICING AGREEMENT, THE ASSIGNEE WILL ASSIGN ALL OF ITS RIGHTS UNDER THIS AAR AGREEMENT TO THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

Exh. 14-4

In addition, Company hereby acknowledges that from and after the Closing Date, the Assigned Loans will be subject to the terms and conditions of the Pooling and Servicing Agreement pursuant to which the Master Servicer is required to monitor the performance by Company of its servicing obligations under the Agreement, as modified by this AAR Agreement, and has the right to enforce the obligations of Company under the Agreement, as modified by this AAR Agreement, with respect to the servicing of the Assigned Loans. Such right will include, without limitation, the right to terminate Company under the Agreement as provided therein, the right to receive all remittances required to be made by Company under the Agreement, the right to receive all monthly reports and other data required to be delivered by Company under the Agreement, the right to examine the books and records of Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by Company. In connection therewith, Company hereby agrees to make all remittances required under the Agreement with respect to the Assigned Loans to the Master Servicer in accordance with the following wire transfer instructions:

[MASTER SERVICER]

ABA #: [____________]

Account Name: [___________]

Account #: [________________]

For Further Credit to: [_________________]

Modification of the Agreement

ARTICLE VII. COMPANY AND ASSIGNOR HEREBY AMEND THE AGREEMENT WITH RESPECT TO THE ASSIGNED LOANS AS FOLLOWS:

Section 7.01 The following definitions are added to Section 1.01 of the Agreement:

Annual Independent Public Accountant’s Servicing Report: shall have the meaning assigned thereto in Section 4.05 of this Agreement.

Exh. 14-5

Annual Statement of Compliance: shall have the meaning assigned thereto in Section 4.04 of this Agreement.

Depositor: [DEPOSITOR].

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by the Servicer pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

Master Servicer: [MASTER SERVICER], or any successor thereto.

Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 3.04 of the Agreement.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, an amount which is equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Report Remittance Date: Shall have the meaning assigned thereto in Section 3.02 of this Agreement.

Securities Administrator: [SECURITIES ADMINISTRATOR], or any successor thereto.”

Servicing Fee Rate: ___% per annum.

Trustee: [TRUSTEE], or any successor thereto.

Section 7.02 The definition of “Determination Date” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

Determination Date: With respect to each Remittance Date, the fifteenth (15th) day of the calendar month in which such Remittance Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately following such fifteenth (15th) day.

Section 7.03 The definition of “Due Period” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date

Exh. 14-6

Section 7.04 The definition of “Principal Prepayment Period” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

Principal Prepayment Period: With respect to each Remittance Date, the period beginning with the 16th day of the calendar month preceding the month in which such Remittance Date occurs and ending on the 15th day of the calendar month in which such Remittance Date occurs.

Section 7.05 The definition of “Remittance Date” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

Remittance Date: The eighteenth (18th) day of each month, commencing, for any Mortgage Loan Package on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Section 7.06 The definition of “Servicing Fee” is hereby in Section 1.01 of the Agreement is deleted in its entirety and replaced by the following:

“With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed.”

Section 7.07  Section 2.04 of the Agreement is modified by adding deleting the word “and” after clause (vii) and adding the following clauses:

“(ix) with respect to each Principal Prepayment in full received during the portion of the Principal Prepayment Period occurring from the 16th day of the calendar month preceding the month in which the related Remittance Date occurs through and including the last day of the calendar month preceding the month in which the related Remittance Date occurs, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in full, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer exceed the aggregate amount of the Servicer’s Servicing Fee in the calendar month in which such deposits are required; and

(x) all Monthly Advances required to be made by the Servicer pursuant to Section 3.04.

Exh. 14-7

Section 7.08 Section 2.05 of the Agreement is modified by deleting the word “and” after clause (viii), changing clause (ix) to clause (xi) and adding the following as clauses (ix) and (x):

(ix) to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this clause (ix) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser;

(x) to reimburse the Servicer for any Monthly Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance; and

Section 7.09 Section 2.05 of the Agreement is modified by replacing the paragraph at the end of such Section to the following:

“The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses (ii) - (x) above. The Servicer shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Custodial Account pursuant to clause (v) and (x) above.”

Section 7.10 The following shall be added as Section 2.22 of the Agreement:

“Notwithstanding anything in this Agreement to the contrary, the Servicer (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause the trust fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel acceptable to the Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Servicer shall not take any such action or cause the trust fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

The Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the REMIC. The Servicer shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

Exh. 14-8

Any REO Property shall be disposed of by the Servicer before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer is otherwise directed by the Assignee or such Mortgage Loan is not part of a REMIC.

Section 7.11 The first paragraph of Section 3.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the Owner (A) (i) all amounts credited to the related Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the related Custodial Account pursuant to Section 2.05, plus (ii) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 3.04; minus (B) (x) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period and (y) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.”

Section 7.12 Section 3.02 of the Agreement is modified by replacing the first sentence of the first paragraph with the following:

“Not later than the fifth Business Day of each month (such date, the “Report Remittance Date”) the Servicer shall furnish to the Master Servicer a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in electronic medium mutually acceptable to the Servicer and the Master Servicer, as to the preceding remittance and the period ending on the preceding Determination Date.”

Section 7.13 The following paragraph is added to the end of Section 3.02 of the Agreement:

“On each Report Remittance Date, the Servicer shall deliver to the Master Servicer by electronic mail (or by such other means as the Servicer and the Master Servicer may agree from time to time) a prepayment report with respect to the related Remittance Date. Such prepayment report shall include (i) such information with respect to the prepayment charges as the Master Servicer may reasonably require and (ii) information that the term of the last prepayment charge has expired or such prepayment charge has been waived.”

Section 7.14 Section 3.03 of the Agreement is modified by deleting the last sentence of such Section.

Exh. 14-9

Section 7.15 The following is hereby added as Section 3.04 of the Agreement:

Section 3.04. Monthly Advances.

(a) Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 2.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the net Mortgage Interest Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 7.16 Section 4.03 of the Agreement is hereby amended by deleting the last sentence of the first paragraph.
Section 7.17 Section 4.04 of the Agreement is hereby inapplicable in its entirety.

Section 7.18 Section 4.05 of the Agreement is hereby inapplicable in its entirety.

Section 7.20 The following shall be added as Section 13.19 of the Agreement:

Section 13.19 Third Party Beneficiary. For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Section 7.21 Exhibit 1 of the Agreement is hereby deleted in its entirety and replaced with Attachment 3 annexed hereto.

Miscellaneous

ARTICLE VIII. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE COMPANY’S OBLIGATION TO DELIVER ANY REPORTS, CERTIFICATES OR OTHER DOCUMENTS TO THE MASTER SERVICER, INCLUDING, BUT NOT LIMITED TO, THE REPORTS AND CERTIFICATES SET FORTH IN SECTION 7 OF THIS AAR AGREEMENT, SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AAR AGREEMENT.

Exh. 14-10

ARTICLE IX. ALL DEMANDS, NOTICES AND COMMUNICATIONS RELATED TO THE ASSIGNED LOANS, THE AGREEMENT AND THIS AAR AGREEMENT SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN DULY GIVEN IF PERSONALLY DELIVERED AT OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, AS FOLLOWS:

A. IN THE CASE OF COMPANY,
GMAC Mortgage, LLC
100 Witmer Road
Horsham, Pennsylvania 19044
Attention: [______________]

B. IN THE CASE OF ASSIGNOR,
DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: [______________]

C. IN THE CASE OF ASSIGNEE,
[DEPOSITOR]
[ADDRESS]
Attention: [______________]

ARTICLE X. EACH PARTY WILL PAY ANY COMMISSIONS, FEES AND EXPENSES, INCLUDING ATTORNEY’S FEES, IT HAS INCURRED AND THE ASSIGNOR SHALL PAY THE FEES OF ITS ATTORNEYS AND THE REASONABLE FEES OF THE ATTORNEYS OF THE ASSIGNEE IN CONNECTION WITH THE NEGOTIATIONS FOR, DOCUMENTING OF AND CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THIS AAR AGREEMENT.

ARTICLE XI. THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ARTICLE XII. NO TERM OR PROVISION OF THIS AAR AGREEMENT MAY BE WAIVED OR MODIFIED UNLESS SUCH WAIVER OR MODIFICATION IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM SUCH WAIVER OR MODIFICATION IS SOUGHT TO BE ENFORCED.

ARTICLE XIII. THIS AAR AGREEMENT SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO. ANY ENTITY INTO WHICH ASSIGNOR, ASSIGNEE OR COMPANY MAY BE MERGED OR CONSOLIDATED SHALL, WITHOUT THE REQUIREMENT FOR ANY FURTHER WRITING, BE DEEMED ASSIGNOR, ASSIGNEE OR COMPANY, RESPECTIVELY, HEREUNDER.

Exh. 14-11

ARTICLE XIV. THIS AAR AGREEMENT SHALL SURVIVE THE CONVEYANCE OF THE ASSIGNED LOANS, THE ASSIGNMENT OF THE AGREEMENT TO THE EXTENT OF THE ASSIGNED LOANS BY ASSIGNOR TO ASSIGNEE AND THE TERMINATION OF THE AGREEMENT.

ARTICLE XV. THIS AAR AGREEMENT MAY BE EXECUTED SIMULTANEOUSLY IN ANY NUMBER OF COUNTERPARTS. EACH COUNTERPART SHALL BE DEEMED TO BE AN ORIGINAL AND ALL SUCH COUNTERPARTS SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

ARTICLE XVI. IN THE EVENT THAT ANY PROVISION OF THIS AAR AGREEMENT CONFLICTS WITH ANY PROVISION OF THE AGREEMENT WITH RESPECT TO THE ASSIGNED LOANS, THE TERMS OF THIS AAR AGREEMENT SHALL CONTROL.

ARTICLE XVII. FOR PURPOSES OF THIS AAR AGREEMENT, INCLUDING, BUT NOT LIMITED TO SECTION 7 HEREOF, THE MASTER SERVICER SHALL BE CONSIDERED A THIRD PARTY BENEFICIARY TO THIS AAR AGREEMENT ENTITLED TO ALL THE RIGHTS AND BENEFITS ACCRUING TO THE MASTER SERVICER AS IF IT WERE A DIRECT PARTY TO THIS AAR AGREEMENT.

ARTICLE XVIII. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AAR AGREEMENT.

Exh. 14-12

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC. Assignor

By:
Name:
Title:

By:
Name: Title:

[DEPOSITOR] Assignee

By:
Name:
Title:

By:
Name:
Title:

[SERVICER] Company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO: [MASTER SERVICER] Master Servicer

By:
Name: Title:

ATTACHMENT I
ASSIGNED LOAN SCHEDULE

Exh. 14-14

ATTACHMENT 2
SERVICING AGREEMENT

Exh. 14-15

ATTACHMENT 3
EXHIBIT 1
STANDARD FILE LAYOUT- SCHEDULED/SCHEDULED

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Servicer_ID	Servicer idenitifier	nvarchar(4)

As_Of_Date	Effective date of the file	datetime	Date Data as-of

Loan_Number_Investor	Loan identifier of Investor	nvarchar(30)	Investor Acct No - Prim

Loan_Number_Prior_Servicer	Loan identifier of the prior servicer	nvarchar(30)	Account Number Previous

Loan_Number_Seller	Loan identifier of the seller	nvarchar(30)	NA

Loan_Number_Servicer	Loan identifier of the current servicer	nvarchar(30)	Account Number

Accrued_Interest	Amount of delinquent interest	money	NA

ARM_Flag	Indicates if the loan is an adjustable rate mortgage (-1 = Yes / 0 = No)	integer	Arm Flag

ARM_Index	Index used to determine the adjustment to the interest rate	nvarchar(50)	Index Number

ARM_Initial_Interest_Rate_Change_Date	Date of the first interest rate adjustment	datetime	Date Rate Change First

ARM_Initial_Interest_Rate_Change_Increment	Number of months until the first interest rate change date	integer	Rate Change First

ARM_Initial_Max_Interest_Rate_Decrease	Maximum initial interest rate decrease from the original interest rate	integer	Interest Rate Chg Pd Max Dec

ARM_Initial_Max_Interest_Rate_Increase	Maximum initial interest rate increase from the original interest rate	integer	Interest Rate Chg Pd Max Inc

ARM_Initial_Payment_Change_Date	Date of the first payment adjustment	datetime	Date Payment Change First

ARM_Initial_Payment_Change_Increment	Number of months from the first payment until the first payment change date	integer	Payment change Freq First

ARM_Life_Max_Interest_Rate	Lifetime maximum interest rate or orig rate plus life cap	float	Arm Interest Rate Ceiling

ARM_Life_Max_Interest_Rate_Decrease	Lifetime maximum interest rate decrease from the original interest rate	float	Rate Change Lf Dec

ARM_Life_Max_Interest_Rate_Increase	Lifetime maximum interest rate increase from the original interest rate. (maximum interest rate - original interest rate)	float	Rate Change Lf Inc

Exh. 14-16

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
ARM_Life_Min_Interest_Rate	Lifetime minimum interest rate. In most cases the min rate or margin	float	Arm Interest Rate Floor

ARM_Lookback_Days	Number of days before the next interest change date on which the index value is determined	nvarchar(30)	NA

ARM_Margin	Margin (increase) over the index percentage	float	Interest Rate Var

ARM_Negative_Amortization_First_Recast_Date	Date of the first adjustment to minimum monthly payment to fully amortize the loan over the remaining term	datetime	NA

ARM_Negative_Amortization_Flag	Indicates if the loan is negative amortizing (-1 = Yes / 0 = No)	integer	Negative Amort Code

ARM_Negative_Amortization_Limit	Maximum percentage increase to the original principal balance allowable through negative amortization	float	Negative Amort Parameter Max

ARM_Negative_Amortization_Next_Recast_Date	Date of the next adjustment to minimum monthly payment to fully amortize the loan over the remaining term	datetime	NA

ARM_Negative_Amortization_Payment_Cap	Percentage that the minimum monthly payment can change at each adjustment	float	NA

ARM_Negative_Amortization_Recast_Frequency	Number of months between adjustments to minimum monthly payment to fully amortize the loan over the remaining term	integer	NA

ARM_Next_Interest_Rate_Change_Date	Date of the next interest rate adjustment	datetime	Date P&I Change Effective

ARM_Next_Payment_Change_Date	Date of the next payment adjustment	datetime	NA

ARM_Periodic_Interest_Rate_Change_Frequency	Number of months between interest rate adjustments (after the first adjustment)	integer	Rate Change Freq Next

ARM_Periodic_Max_Interest_Rate_Decrease	Maximum interest rate decrease from one adjustment to the next	float	Rate Change Pd Max Dec Sqt

ARM_Periodic_Max_Interest_Rate_Increase	Maximum subsequent interest rate increase from one adjustment to the next	float	Rate Change Pd Max Inc Sqt

ARM_Periodic_Max_Payment_Increase	Maximum subsequent payment increase from one adjustment to the next	float	Payment Incr Max Pct

Exh. 14-17

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
ARM_Periodic_Payment_Change_Frequency	Number of months between payment adjustments (after the first adjustment)	integer	Payment Calc Freq Code

ARM_Rounding_Code	Direction of rounding used	nvarchar(10)	Rate Round Change Code

ARM_Rounding_Factor	Factor of rounding used	float	Rate Round Index Factor

Balloon_Current_Flag	Indicates if the loan is a balloon mortgage (-1 = Yes / 0 = No)	integer	Balloon Flag

BK_Affirmation_Date	Date of bankruptcy affirmation date	datetime	Date Bkr Reaffirmation Agree

BK_Autostay_Lift_Flag	Indicates if the automatic stay on a bankruptcy loan has been lifted (-1 = Yes / 0 = No)	integer	NA

BK_Case_Number	Bankruptcy case number	nvarchar(20)	Bkr Legal Case Number

BK_Chapter	Bankruptcy chapter	integer	Bankruptcy Code

BK_Confirmation_Hearing_Date	Date of the bankruptcy confirmation hearing	datetime	Date Bkr Plan Confirmed

BK_Consent_Order_Granted_Date	Date bankruptcy consent order granted	datetime	NA

BK_Cram_Down_Flag	Indicates if a cramdown has occurred on a bankruptcy loan (-1 = Yes / 0 = No)	integer	NA

BK_Discharge_Date	Date bankruptcy is discharged	datetime	Date Bkr Discharged

BK_Dismissal_Date	Date bankruptcy is dismissed	datetime	Date Bkr Dismissed

BK_End_Date	Date bankruptcy ends	datetime	NA

BK_Filing_Date	Date bankruptcy is filed	datetime	Date Bkr Filed -- Most Recent

BK_Flag	Indicates if a loan is currently in bankruptcy (-1 = Yes / 0 = No)	integer	BKR flag

BK_Motion_For_Relief_Filed_Date	Date motion for relief of stay is filed	datetime	Date Bkr Motion for Relief

BK_Motion_For_Relief_Granted_Date	Date motion for relief of stay is granted	datetime	Date Bkr Relief Granted

BK_Motion_For_Relief_Hearing_Date	Date of the hearing for the motion for relief of stay	datetime	Date Motion Hearing

Exh. 14-18

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
BK_Motion_For_Relief_Referred_Date	Date motion for relief of stay is referred	datetime	Date Bkr Refer Atty

BK_Motion_For_Relief_Release_Date	Date motion for relief of stay is released	datetime	NA

BK_Number_Of_Filings	Number of Bankruptcy Filings	integer	NA

BK_Paid_By	Indicates whether the borrower of trustee paid for the bankruptcy	nvarchar(30)	Src Of Funds Pmt Postpt Code

BK_Payment_Required_Under_Plan_Flag	Indicates if a bankruptcy plan requires payment (-1 = Yes / 0 = No)	integer	NA

BK_Plan_Confirmed_Date	Date bankruptcy plan is confirmed	datetime	Date Bkr Plan Confirmed

BK_Plan_Confirmed_Flag	Indicates if a bankruptcy plan has been confirmed (-1 = Yes / 0 = No)	integer

BK_Post_Petition_Payment_Amount	Amount of the post petition payment amount	money	Payment Postpt Amt

BK_Post_Petition_Payment_First_Due_Date	First due date following the petition of bankruptcy	datetime	Date Rpy PostPt Pmt Due Frst

BK_Post_Petition_Payment_Next_Due_Date	Next post-petition due date	datetime	Date Rpy PostPt Pmt Due Next

BK_Pre_Petition_Payment_Due_Date	Due date prior to the bankruptcy petition filing date	datetime	Date Rpy Prept Pmt Due Next

BK_Proof_Of_Claim_Filed_Date	Date proof of claim filed	datetime	Date POC Claim Filed

BK_Sub_Status	Detailed status of the bankruptcy	nvarchar(30)	NA

BK_Sub_Status_Date	Date of the detailed status of the bankruptcy	datetime	NA

Boarded_At_Servicer_Date	Date loan boarded at the current servicer	datetime	Date Servicing Started

Borrower_Co_First_Name	First Name of the co-borrower	nvarchar(25)	NA

Borrower_Co_Last_Name	Last Name of the co-borrower	nvarchar(50)	Name Secondary Borrower

Borrower_Current_Credit_Score	Latest credit score	integer	FICO Score Current

Borrower_Current_Credit_Score_Date	Date of the latest credit score	datetime	FICO Score Current -- Date Last

Borrower_Debt_To_Income_Back	Total monthly debt payments (including car payments, credit cards, student loans, etc.) dicvided by total gross income	float	NA

Exh. 14-19

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Borrower_First_Name	First name of the borrower	nvarchar(25)	NA

Borrower_Last_Name	Last name of the borrower	nvarchar(50)	Name Primary Borrower

Borrower_Original_Credit_Score	Original credit score of the borrower	integer	FICO Score Original

Borrower_Original_Credit_Score_Date	Date of the original credit score of the borrower	datetime	FICO Score Original -- Date Last

Borrower_Self_Employment_Flag	Indicates if the borrower is self-employed (-1 = Yes / 0 = No)	integer	NA

Borrower_Social_Security_Number	Social Security Number of the borrower	nvarchar(11)	Tax Id Primary Borrower

CashFlow_From_Borrower_Current_Month	Amount received from the borrower in the most recent month	money	NA

Current_Corporate_Advance_Balance	Current corporate advance balance	money	Expense Advance Fee Amt

Delinquency_Days_Delinquent_MBA	Number of days delinquent using the MBA delinquency method	integer	Days Delq
Delinquency_Days_Delinquent_OTS	Number of days delinquent using the OTS delinquency method	integer	OTS Chng Delq Days

Delinquency_Times_30_12_Months	Number of times loan between 30 and 59 days delinquent (OTS) in the last 12 months	integer	Delq Cnt 30 Day Ytd

Delinquency_Times_60_12_Months	Number of times loan between 60 and 89 days delinquent (OTS) in the last 12 months	integer	Delq Cnt 60 Day Ytd

Delinquency_Times_90_12_Months	Number of times loan between 60+ days delinquent (OTS) in the last 12 months	integer	Delq Cnt 90 Day Ytd

Documentation_Type	Documentation level	nvarchar(30)	NA

Escrow_Current_Balance	Current escrow balance (negative amount = advance balance)	money	Escrow Bal

FB_Stip_End_Date	Date the forbearance/stip plan ends	datetime	Date Pymt Plan Due First + Repay Plan Term Months

FB_Stip_First_Payment_Due_Date	Date of the first payment due for a forbearance/stipulation plan	datetime	Date Pymt Plan Due First

Exh. 14-20

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
FB_Stip_Flag	Indicates if a loan is currently on a forbearance/stipulation plan (-1 = Yes / 0 = No)	integer	Warning Code

FB_Stip_Last_Payment_Due_Date	Date of the last payment due for a forbearance/stipulation plan	datetime	NA

FB_Stip_Next_Payment_Due_Date	Date of the next payment due for a forbearance/stipulation plan	datetime	Date Pymt Plan Due Next

FB_Stip_Payment_Amount	Payment amount for a forbearance/stipulation plan	money	Pymt Plan Amt Due Next

FB_Stip_Payment_Frequency	Payment frequency of a forbearance/stipulation plan	integer	Pymt Plan Pymt Freq Code

FB_Stip_Plan_Agreement_Type	Type of forbearance/stipulation plan	nvarchar(50)	Repay Plan Type Code

FB_Stip_Plan_Demand_Expires_Date	Date a forbearance/stipulation demand expires	datetime	NA

FB_Stip_Plan_Demand_Sent_Date	Date a forbearance/stipulation demand is sent	datetime	NA

FB_Stip_Start_Date	Date the forbearance/stip plan starts	datetime	Date Lsmit Forbearance

FB_Stip_Total_Plan_Amount	Total amount of a forbearance/stipulation plan	money	Pymt Plan Amt Total

FC_Contested_Flag	Indicates if a foreclosure has been contested by the borrower (-1 = Yes / 0 = No)	integer	Fcl Contested Ind

FC_Current_Activity	Current activity of the foreclosure	nvarchar(70)	NA

FC_Delay_Code	Foreclosure delay code	nvarchar(15)	NA

FC_End_Date	Date the foreclosure completed	datetime	NA

FC_Estimated_Sale_Date	Estimated date of the foreclosure sale	datetime	Date Fcl Sale Sched For

FC_First_Legal_Date	First legal date of the foreclosure	datetime	Date Fcl Frst Task Complt

FC_Flag	Indicates if the loan is currently in foreclosure (-1 = Yes / 0 = No)	integer	Foreclosure Flag

FC_Sale_Date	Date of the foreclosure sale	datetime	Date Fcl Sale Held -- Ever

FC_Start_Date	Date foreclosure is filed	datetime	Date Fcl Refrd Atty -- Ever

Exh. 14-21

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
FC_Sub_Status	Detailed status of the foreclosure	nvarchar(50)	NA

FC_Sub_Status_Date	Date of the detailed status of the foreclosure	datetime	NA

Hazard_Insurance_Claim_Flag	Indicates if a loan has a hazard insurance claim pending (-1 = Yes / 0 = No)	integer	Claim Rpt Status Code Last

Interest_Collection_Type	Indentifies interest collection method	nvarchar(15)	Interest Accrual Ind

Interest_Only_Flag	Indicates if the loan has a specified period when then borrower pays only the interest portion due (-1 = Yes / 0 = No)	integer	Interest Only Flag

Interest_Only_Term	Number of months where borrower pays only the interest portion due	integer	NA

Interest_Paid_Thru_Date	Date the through which the interest is paid	datetime	Date Interest Coll To

Interest_Rate_Current	Current interest rate	float	Interest Rate

Interest_Rate_Original	Original interest rate	float	Interest Rate Original

Investor_Code	Investor code	nvarchar(10)	Investor Number

Investor_Name	Name of the investor		Investor Name Full

Lien_Position	Lien position of the loan	integer	1st/2nd Product Indicator

Loan_Purpose	Purpose of the loan	nvarchar(50)	Purpose Code Description

Loan_Status_Servicer	Status of the loan	nvarchar(50)	Scenario2 -- Loan Status/Collection

Loan_to_Value_Combined_Current	Current combined loan-to-value ratio (includes senior liens)	float	NA

Loan_to_Value_Combined_Original	Original combined loan-to-value ratio (includes senior liens)	float	NA

Loan_to_Value_Current	Current loan-to-value ratio	float	Current LTV

Loan_to_Value_Original	Original loan-to-value ratio	float	LTV Ratio1

Loss_Mitigation_Flag	Indicates if a loan is in loss mitigation (-1 = Yes / 0 = No)	integer	Loss Mit Flag

Loss_Mitigation_Sub_Status	Detailed status of the loss mitigation	nvarchar(50)	NA

Loss_Mitigation_Sub_Status_Date	Date of the detailed status of the loss mitigation	datetime	NA

Maturity_Date_Current	Current maturity date	datetime	Date Maturity

Exh. 14-22

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
MERS_MIN	Mortgage Electronic Registration System Mortgage Identification Number	nvarchar(20)	MIN Number

MI_Certificate_Number	Mortgage insurance certificate number	nvarchar(25)	Escrow Item Policy Number

MI_Claim_Filed_Date	Date mortgage insurance claim filed	datetime	Date Conveyed/Initial Claim Filed

MI_Company	Mortgage insurance company	nvarchar(50)	MI Company Short Name

MI_Coverage_Percentage	Mortgage insurance coverage percentage	float	Loan Percent Insured

MI_Flag	Indicates if a loan has mortgage insurance (-1 = Yes / 0 = No)	integer	Escrow Indicator Description

MI_Lender_Paid_Fee	Amount of lender paid mortgage insurance fee	money	NA

MI_Proceeds_Received_Amount	Amount of proceeds received from the mortgage insurance claim	money	Claim Init Settlement Pymt

MI_Proceeds_Received_Date	Date mortgage insuramce proceeds received	datetime	Date Init Claim Settle Recvd

Modification_Flag	Indicates if the loan has been modified (-1 = Yes / 0 = No)	integer	Date Mod Effective

Modification_Initial_Principal_Balance	Initial principal balance following the latest modification	money	Bal Prin Amt Modified

Modification_Last_Date	Date of the latest modification	datetime	Modification Effective Date

Modification_New_Interest_Rate	New interest rate following the latest modification	float	Interest Rate Modified

Modification_New_Maturity_Date	New maturity date following the latest modification	datetime	NA

Modification_New_PI_Payment_Amount	New principal and interest payment amount following the latest modification	money	P&I Payment Amt Modified

Modification_Payment_First_Due_Date	Date of the first payment following the latest modification of the loan	datetime	Date First Pmt after Mod

Number_Of_Units	Number of units	integer	# Family Units

Occupancy_Type_Current	Current occupancy type	nvarchar(50)	Ocuupancy Desc

Occupancy_Type_Original	Original occupancy type	nvarchar(50)	NA

Origination_Date	Origination date of the loan	datetime	Date Originated/Closing

Originator	Originator of the loan	nvarchar(30)	NA

Exh. 14-23

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Payment_Actual_Received	Actual payment amount received in the most recent month	money	NA

Payment_First_Due_Date	First payment due date of the loan	datetime	Date Payment Due First

Payment_Frequency	Number of times a payment is due within a year	integer	Payment Frequency Code Schd

Payment_History_Counter	Alltel Counter. Leftmost spot represents January right represents December.	nvarchar(12)	NA

Payment_Last_Received_Date	Date the last payment was received	datetime	Date Payment Last

Payment_Next_Due_Date	Next payment due date of the loan	datetime	Date Payment Due (Next)

Payment_PI_Current	Current principal and interest payment	money	Payment P&I Amt

Payment_PI_Original	Original principal and interest payment	money	Arm Payment Original P&I

Payment_TI_Current	Current taxes and insurance payment	money	Escrow Payment

Payment_Total_Current	Current total payment (PITI)	money	Payment P&I + Escrow

PI_Arrearage	Principal and interest in arrears	money	NA

Pool_Number	Identifies the pool to which the loan belongs	nvarchar(15)	Investor Block Description

Prepayment_Penalty_Calculation	Prepayment penalty calculation	nvarchar(30)	PrePayPen Plan Desc

Prepayment_Penalty_Collected_Amount	Amount of prepayment penalty collected	money	NA

Prepayment_Penalty_Current_Flag	Indicates if a loan has an active prepayment penalty (-1 = Yes / 0 = No)	integer	Auto Payoff Penalty Ind or Manual Payoff Penalty Ind

Prepayment_Penalty_Original_Flag	Indicates if a loan had a prepayment penalty at origination (-1 = Yes / 0 = No)	integer	NA

Prepayment_Penalty_Original_Term	Original term of the prepayment penalty in months	integer	Perm of Prepayment Penalty (months)

Prepayment_Penalty_Remaining_Term	Remaining term of the prepayment penalty in months	integer	NA

Prepayment_Penalty_Waived_Amount	Amount of prepayment penalty collected	money	NA

Principal_Balance_Current_Actual	Actual current principal balance	money	Bal Prin

Principal_Balance_Current_Scheduled	Scheduled current principal balance	money	NA

Exh. 14-24

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Principal_Balance_Junior	Principal balance of all loans junior to this lien position	money	NA

Principal_Balance_Original	Original principal balance	money	Bal Prin Orig

Principal_Balance_Senior	Principal balance of all loans senior to this lien position	money	NA

Property_Address	Property address	nvarchar(50)	Property Address Line 1

Property_City	Property city	nvarchar(70)	Property City

Property_Condition_Code	Property condition code	nvarchar(15)	Property Condition Code

Property_State	Property state	nvarchar(4)	Property State

Property_Type	Property type	nvarchar(15)	Property Type Name

Property_Zip	Property zip code	nvarchar(10)	Property Address Zip 5digit

Purchase_Price	Purchase price of the property	money	Sale Amt

REO_Anticipated_Sale_Date	Date of the anticipated REO sale	datetime	NA

REO_Anticipated_Sale_Price	Anticipated sale price of the REO asset	money	Market Value Amt

REO_As_Is_Value	As is value of the REO asset	money	NA

REO_Closing_Date	Actual closing date of the REO asset	datetime	Date REO Legal Closing

REO_Contract_Price	Contract price of the REO asset	money	Contract Amt - Current

REO_Current_List_Date	Date of the most recent listing of the REO asset	datetime	Date Reo Cur Listed

REO_Current_List_Price	Current listing price of the REO asset	money	List Price Amt - Current

REO_Estimated_Closing_Date	Estimated closing date of the REO asset	datetime	Date Close Estimate - Current

REO_Estimated_Eviction_Date	Estimated eviction completion date of the REO asset	datetime	NA

REO_Estimated_Net_Proceeds	Estimated net proceeds of the REO asset	money	Proceeds Estimate Amt - Current

REO_Eviction_End_Date	Actual eviction completion date of the REO asset	datetime	Date Eviction Completed - FCL or REO

REO_Eviction_Flag	Indicates if an REO asset is currently in eviction (-1 = Yes / 0 = No)	integer	Eviction Pending Ind

REO_Eviction_Start_Date	Beginning date of the eviction of the REO asset	datetime	Date Eviction Started - FCL or REO

Exh. 14-25

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
REO_Flag	Indicates if a loan is an REO asset (-1 = Yes / 0 = No)	integer	Reo Flag

REO_Net_Proceeds	Net proceeds from the sale of the REO asset	money	Proceeds Apprv Net Amt - Current

REO_Offer_Amount	Offer amount for the REO asset	money	NA

REO_Offer_Date	Date the offer amount was made for the REO asset	datetime	Date REO Offer Accept - Current

REO_Offer_Status	Status of the offer for the REO asset	nvarchar(30)	NA

REO_Original_List_Date	Date of the original listing of the REO asset	datetime	Date Reo Orig Listing

REO_Original_List_Price	Original listing price of the REO asset	money	Reo Orig Listing Amt

REO_Repaired_Value	Repaired value of the REO asset	money	NA

REO_Sale_Date	Sale date of the REO asset	datetime	Date Reo Sale - active drm only

REO_Sales_Price	Sales price of the REO asset	money	Sales Price Aprv Amt - Current

REO_Start_Date	Date the loan became an REO asset	datetime	Date Start

REO_Sub_Status	Detailed status of the REO asset	nvarchar(50)	Reo Status Ind

REO_Sub_Status_Date	Date of the detailed status of the REO asset	datetime	Date Reo Status Changed - Current

Resolution_Accrued_Interest	Accrued interest at resolution	money	NA

Resolution_Date	Date of the resolution	datetime	Date Closed

Resolution_Escrow_Advances	Escrow advances at resolution	money	NA

Resolution_Eviction_Costs	Eviction costs at resolution	money	NA

Resolution_Hazard_Insurance_Proceeds	Hazard insurance proceeds	money	NA

Resolution_Legal_Fees_Balance	Legal fees balance at resolution	money	NA

Resolution_Miscellaneous_Costs	Miscellaneous costs at resolution	money	NA

Resolution_Miscellaneous_Proceeds	Miscellaneous proceeds from resolution	money	NA

Resolution_Principal_Balance_at_Resolution	Principal balance at resolution	money	Payoff Trans Prin Amt Serv Rel Bal Prin NA

Resolution_Property_Preservation_Costs	Property preservation costs at resolution	money	NA

Resolution_Property_Valuations_Costs	Property valuation costs at resolution	money	NA

Exh. 14-26

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Resolution_Realized_Loss_Gain	Realized gain/(loss)	money	NA

Resolution_Sales_Proceeds	Amount of sales proceeds	money	NA

Resolution_Type	Resolution Type	nvarchar(50)

Seasoning	Number of months since the first payment due date of the loan up to cutoff	integer	Date Payment Due Current - Date Payment Due First

Section_32_Flag	Indicates if a loan is a Section 32 mortgage (-1 = Yes / 0 = No)	integer	HIGH COST (Y/N)

Seller_Name	Seller name	nvarchar(30)	Seller Id

Service_Fee_Rate	Rate charged by the servicer to service the loan	float	Investor Service Fee Percent

Servicer_Transfer_Date	Date of service transfer	datetime	Date Servicing Started

Silent_Second_Flag	Indicates if the loan has a second mortgage originated at the same time as the first mortgage to avoid PMI (-1 = Yes / 0 = No)	integer	Mortgage Second Code?

SP_Appraisal_Type	Appraisal type per S&P guidelines	nvarchar(4)	NA

SP_Documentation_Type	Documentation type per S&P guidelines	nvarchar(4)	NA

SP_Down_Payment_Verification_Flag	Indicates if the verification of the down payment was used to secure the loan for S&P (-1 = Yes / 0 = No)	integer	NA

Suspense_Current_Balance	Current suspense balance	money	Bal Unapplied -- 1+2+3+4+5

Taxes_Delinquent	Amount of delinquent taxes	money	NA

Taxes_Search_Date	Date of tax search	datetime	NA

Term_Original	Original term of the loan in months	integer	Term

Term_Original_Amortization	Original amortization term of the loan in months	integer	Arm Rate Term

Term_Remaining	Number of months remaining in the loan from cutoff	integer	Months Remaining

Valuation_Acquisition_Reconciled_Date	Date of acquisition reconciled valuation	datetime	NA

Valuation_Acquisition_Reconciled_Value	Value of acquisition reconciled valuation	money	NA

Valuation_Appraisal_Original_Date	Date of the original appraisal	datetime

Exh. 14-27

MS Field Name	MS Field Description	Data Type	Bus Obj Object Name
Valuation_Appraisal_Original_Value	Value of the original appraisal	money	LTV Ratio Orig1

Valuation_Current_Reconciled_Value	Value of latest reconciled valuation	money	Est As-is Amt (Last)

Valuation_Current_Reconciled_Value_Date	Date of latest reconciled valuation	datetime	Date Added (Last)

Valuation_Order_Type	Type of valuation performed	nvarchar(50)	Appraisal Type Code

Exh. 14-28

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption

•	BAP-	Borrower Assistance Program

•	CO-	Charge Off

•	DIL-	Deed-in-Lieu

•	FFA-	Formal Forbearance Agreement

•	MOD-	Loan Modification

•	PRE-	Pre-Sale

•	SS-	Short Sale

•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: [________________________] will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply [_____________] with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exh. 14-29

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exh. 14-30

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exh. 14-31

Exhibit 3: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

(i)

(ii)	The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

Exh. 14-32

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

(iii) Credits:

14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exh. 14-33

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: ________________

Phone: ______________________  Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

[____________________] Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown		Yes	No

If “Yes”, provide deficiency or cramdown amount ___________________________________________________________

Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$	________________	(1)
(2) Interest accrued at Net Rate		________________	(2)
(3) Accrued Servicing Fees		________________	(3)
(4) Attorney's Fees		________________	(4)
(5) Taxes (see page 2)		________________	(5)
(6) Property Maintenance		________________	(6)
(7) MI/Hazard Insurance Premiums (see page 2)		________________	(7)
(8) Utility Expenses		________________	(8)
(9) Appraisal/BPO		________________	(9)
(10) Property Inspections		________________	(10)
(11) FC Costs/Other Legal Expenses		________________	(11)
(12) Other (itemize)		________________	(12)
Cash for Keys__________________________		________________	(12)
HOA/Condo Fees_______________________		________________	(12)
______________________________________		________________	(12)

Total Expenses	$	________________	(13)
Credits:
(14) Escrow Balance	$	________________	(14)
(15) HIP Refund		________________	(15)
(16) Rental Receipts		________________	(16)
(17) Hazard Loss Proceeds		________________	(17)
(18) Primary Mortgage Insurance / Gov’t Insurance		________________	(18a)
HUD Part A HUD Part B		________________	(18b)
(19) Pool Insurance Proceeds		________________	(19)
(20) Proceeds from Sale of Acquired Property		________________	(20)
(21) Other (itemize)		________________	(21)
_________________________________________		________________	(21)

Total Credits	$	________________	(22)
Total Realized Loss (or Amount of Gain)	$	________________	(23)

Exh. 14-34

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exh. 14-35

EXHIBIT 15

INDEMNIFICATION AGREEMENT

[DEPOSITOR]
[______________], Series [_____]

[Asset][Mortgage] Backed Pass-Through Certificates], Series [_____]

[DATE]

Reference is made to the Prospectus Supplement (the “Prospectus Supplement”), dated [______], relating to [DEPOSITOR], [________], Series [_______], [Asset Backed Pass-Through Certificates], Series [______] (the “Certificates”).

GMAC Mortgage, LLC (“GMACM”) hereby agrees to indemnify and hold harmless [________________] (the “Depositor”), Deutsche Bank Securities Inc. (“DBSI”) and DB Structured Products, Inc. (“DBSP”), their respective officers and directors and each person, if any, who controls the Depositor, DBSI or DBSP within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, DBSI or DBSP, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, but only insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the statements set forth under the subheading “Servicing - GMAC Mortgage, LLC” (including the tables contained in such section) in the Prospectus Supplement and any other Regulation AB related disclosure information required to be provided by GMACM and set forth in Exhibit A to this Indemnification Agreement (the “GMACM Information”). GMACM hereby represents and warrants, as of the date of the Prospectus Supplement and the date hereof, that such GMACM Information is true and correct in all material respects. GMACM will reimburse the Depositor, DBSI and DBSP, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which GMACM may otherwise have.

Exh. 15-1

Each of the Depositor and DBSP hereby agrees to indemnify and hold harmless GMACM and its officers and directors and each person, if any, who controls GMACM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which GMACM or its officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material contained in the Prospectus Supplement other than with respect to the GMACM Information, or the omission or the alleged omission to state in the Prospectus Supplement or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than with respect to the GMACM Information. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have. The parties hereto acknowledge and agree that DBSI and each of its respective successors and assigns shall have all the rights of a third-party beneficiary in respect of the preceding paragraph and shall be entitled to rely upon and directly enforce the provisions of such paragraph. DBSP and the Depositor will reimburse GMACM and its officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that such indemnifying party may have to any indemnified party under this Agreement except to the extent that such indemnifying party has been materially prejudiced by such failure; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability that such indemnifying party may have to any indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that such indemnifying party may wish, to assume (at its own expense) the defense thereof, with counsel satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party hereunder, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to the continuing participation of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the opinion of such counsel, be inappropriate due to the actual or potential differing interests between them. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which will not be unreasonably withheld or delayed or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

Exh. 15-2

If recovery is not available under the foregoing indemnification provisions for any reason other than as specified therein, each indemnified party shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. The amount of such contribution by the parties shall be paid in such proportion as is appropriate to reflect the relative benefits received by the parties resulting from the offering of the Certificates; provided, that, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in the paragraph above, such contribution shall be paid in such proportion as is appropriate to reflect not only the relative benefits referred to above, but also the relative fault of the parties in connection with the statements or omissions that resulted in such liabilities and expenses. The relative fault of the parties shall be determined by reference to, among other things, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission, and any other equitable considerations appropriate under the circumstances.

GMACM hereby represents and warrants that as of the date of the Prospectus Supplement and the date hereof, except as has been otherwise disclosed to the indemnified parties: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of GMACM; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by GMACM; (3) GMACM has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to GMACM’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of GMACM’s financial condition that could have a material adverse impact on the performance by GMACM of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against GMACM that could be material to investors in the securities issued; and (7) there are no affiliations, relationships or transactions relating to GMACM of a type that are described under Item 1119 of Regulation AB.

The agreements, indemnities and representations of the parties contained herein or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Certificates.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles other than Section 5-104 of the New York General Obligations Law which shall govern. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assignees and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exh. 15-3

Executed as of the day and year first above written.

GMAC MORTGAGE, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

[DEPOSITOR]	DEUTSCHE BANK SECURITIES INC.

By:	By:
Name:		Name:
Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

DB STRUCTURED PRODUCTS, INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

SERVICER DISCLOSURE (ITEM 1108)

Servicer Information

Complete	Task
	1.	A description of the servicer’s form of organization.

	2.	A description of how long the servicer has been servicing residential mortgage loans.

3.
A general discussion of the servicer’s experience in servicing assets of any type as well as a more detailed discussion of the servicer’s experience in, and procedures for the servicing function it will perform under the relevant servicing agreement and any securitization transactions.

4.
 Provide information regarding the size, composition and growth of the servicer’s portfolio of mortgage loans of the type similar to the mortgage loans.

NOTE: Group assets by loan type. Show all of servicer’s loan types.

5.
Provide information on factors related to the servicer that may be material to any analysis of the servicing of the mortgage loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the servicer, and the extent of outsourcing the servicer uses.

NOTE: Refer to trigger events related to servicer performance.

6.
A description of any material changes to the servicer’s policies or procedures in the servicing function it will perform under the related servicing agreement and any securitization transactions for mortgage loans of the type similar to the mortgage loans being securitized during the past three years.

7.
Provide information regarding the servicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Securitization Transaction, or on servicing of mortgage loans of the same asset type as the mortgage loans being securitized.

Exh. 15-5

8.
Describe to the extent material the manner in which collections on the assets will be maintained and the extent of commingling of funds that occurs or may occur from the assets with other funds, serviced assets or other assets of the servicer.

NOTE: May be included either in servicer disclosure or operating document disclosure.

9.
Describe any special or unique factors involved in servicing loans of the same type as the mortgage loans being securitized, and the servicer’s processes and procedures designed to address such factors.

10.
Provide statistical information regarding principal and interest advances made by the servicer on the mortgage loans being securitized and the servicer’s overall servicing portfolio for the past three years.

NOTE: A statement that servicer has complied with all advancing obligations over the past three years is sufficient.

11.
Describe the servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the mortgage loans or workouts.

NOTE: May be included either in servicer disclosure or operating document disclosure.

12.
Describe any legal proceedings pending against the servicer or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued.

NOTE: Per Item 1117.

13.	See also Item 1119.

Exh. 15-6

EXHIBIT 16

FORM OF LIQUIDATION REPORT

Exh. 16-1

EXHIBIT 17

FORM OF MONTHLY REPORTING PACKAGE

Collections	$622,992.10

Loan Set Up Fee	$(88.00)

Base Servicing Fee
Per Loan Fee	$(44.00)
Arm Loans	$(3.00)

Delinquent Servicing Fee
> 30 Days	$(300.00)
Bankruptcy	$-
Foreclosure	$-

Transfer Out Fee
10	$-
11 to 200	$-
>200	$-

Other Adjustments
Net (Advances)/Recovery	$(4,000.00)

Total Due To (From) Client	$618,557.10

Exh. 17-1

GMAC Mortgage, LLC	Monthly Default Reporting: Delinquency		RUN DATE:
9/28/2004 5:41:03 PM
Default Systems Support	LOAN STATUS AS OF:	August 2004 End of month
3451 Hammond Avenue
Waterloo, IA 50702

DSU Mailing

Investor ID #: xxxxx	Investor Name: Oak Street	Mailing Code:

Investor Ln #	Payment Due	Payment	Current Principal
GMAC Ln #	Customer Information		Date / Loan Type	Amount Balance

	D30	# of Lns this stage of delq:	3	Delinquency UPB 1,197,210.97

xxxxxxxxx	Customer Name 8/1/2004		2,839.38	473,447.79 RESN DELNQCY Payment Adjustment

xxxxxxxxxx	Property Street Address		BREACH LETTER	5/17/2004
Conv
	Property City	LAST INSPECTION DATE
	Property State	Property Zip	OCCUPANCY STATUS	Owner Occupied

Delinquency Category Key:

D30 = Loans 30 to 59 Days Delinquent based on MBA calculation

D60 = Loans 60 to 89 Days Delinquent based on MBA calculation

D90 = Loans 90 or more Days Delinquent based on MBA calculation

GMAC Mortgage, LLC	Monthly Default Reporting: Foreclosure	RUN DATE:

Default Systems Support	LOAN STATUS AS OF:
3451 Hammond Avenue
Waterloo, IA 50702

DSU Mailing Code:

Investor: xxxxx	Investor Name:

Investor Ln #	Loan	Payment Due	Principal
GMAC Ln #	Customer Information		Type	Date

xxxxxxxxxx	Customer Name	FHA	4/1/2004	48,014.81	Default other

xxxxxxxxxx	Property Address	FC Atty Referral	8/5/2004		5/17/2004
	Property City	First Legal Date
	Property State	Property Zip	FC Restart Date
FC Scheduled Date
FC Sale Held
FC Judgement Date
Post Sale Redemption Expired Date

Exh. 17-2

GMAC Mortgage, LLC	Monthly Default Reporting: Bankruptcy		RUN DATE:

Default Systems Support	LOAN STATUS AS OF:
3451 Hammond Avenue
Waterloo, IA 50702
DSU Mailing

Investor ID : xxxxx	Investor Name:	Mailing Code:

Investor Ln #	Customer Information	Loan Type	Payment		Current
	Due Date	Principal	BK
GMAC Ln #	Balance	BK Case Data	Chap #

xxxxxxxxxx	Customer Name	FHA	4/1/2004	81,339.32	BK Case # 000000 07

xxxxxxxxxx	Customer Property Address		BK Filed Date		7/16/2004
	Property City	BK Post Petition Due Date	4/1/2004
	Property State	Property Zip	BK Atty Referral		7/22/2004
BK Stipulation
Last Inspection Date: 8/12/2004

Exh. 17-3

EXHIBIT 18

SERVICER RATINGS

Servicer Ratings from Standard & Poors

Residential	Strong
Alternative	Strong
Subprime	Above Average
Special	Above Average

Servicer Ratings from Fitch

Prime	RPS1
Subprime	RPS1
Home Equity	RPS1
HLTV	RPS1
Alt-A	RPS1
Special Servicing	RSS1

Exh. 18-1

EXHIBIT 19

FORM OF POOLING AND SERVICING AGREEMENT

Exh. 19-1

EXHIBIT 20

FORM OF ANNUAL CERTIFICATION

Re: The [_____________] agreement dated as of [_____], 200[_] (the “Agreement”), among [IDENTIFY PARTIES]

I am, ________________________________, the _______________________ of [NAME OF SERVICER] and, in such capacity, the officer in charge of the Servicer’s responsibility on Exhibit [ ] to the Agreement. I hereby certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and information relating to the performance of the Servicer under the terms of the Agreement during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the reports and information comprising the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by or the date of such reports or information or the date of this certification;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

GMAC MORTGAGE, LLC
(Servicer)

By:
Name:
Title: Date:

Exh. 20-1

EXHIBIT 21

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Exh. 21-1

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Exh. 21-2

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exh. 21-3

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

[PROVIDED UPON REQUEST]

SCHEDULE 2

[RESERVED]

SCHEDULE 3

[RESERVED]

SCHEDULE 4

STANDARD FILE LAYOUT - DELINQUENCY REPORTING AND REALIZED LOSSES AND GAINS

Exhibit : Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

* The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY

FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)

FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA

REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)

BPO_DATE	The date the BPO was done.

CURRENT_FICO	The current FICO score

HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY

HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)

HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY

HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)

ACTION_CODE	Indicates loan status		Number

NOD_DATE			MM/DD/YYYY

NOI_DATE			MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE			MM/DD/YYYY

REO_SALES_PRICE			Number

REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption

•	BAP-	Borrower Assistance Program

•	CO-	Charge Off

•	DIL-	Deed-in-Lieu

•	FFA-	Formal Forbearance Agreement

•	MOD-	Loan Modification

•	PRE-	Pre-Sale

•	SS-	Short Sale

•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor

002	FNMA-Illness of principal mortgagor

003	FNMA-Illness of mortgagor’s family member

004	FNMA-Death of mortgagor’s family member

005	FNMA-Marital difficulties

006	FNMA-Curtailment of income

007	FNMA-Excessive Obligation

008	FNMA-Abandonment of property

009	FNMA-Distant employee transfer

011	FNMA-Property problem

012	FNMA-Inability to sell property

013	FNMA-Inability to rent property

014	FNMA-Military Service

015	FNMA-Other

016	FNMA-Unemployment

017	FNMA-Business failure

019	FNMA-Casualty loss

022	FNMA-Energy environment costs

023	FNMA-Servicing problems

026	FNMA-Payment adjustment

027	FNMA-Payment dispute

029	FNMA-Transfer of ownership pending

030	FNMA-Fraud

031	FNMA-Unable to contact borrower

INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance

17	Pre-foreclosure Sale Closing Plan Accepted

24	Government Seizure

26	Refinance

27	Assumption

28	Modification

29	Charge-Off

30	Third Party Sale

31	Probate

32	Military Indulgence

43	Foreclosure Started

44	Deed-in-Lieu Started

49	Assignment Completed

61	Second Lien Considerations

62	Veteran’s Affairs-No Bid

63	Veteran’s Affairs-Refund

64	Veteran’s Affairs-Buydown

65	Chapter 7 Bankruptcy

66	Chapter 11 Bankruptcy

67	Chapter 13 Bankruptcy

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________

Phone: ______________________  Email Address: _____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale        Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown     Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)

(2)	Interest accrued at Net Rate	________________	(2)

(3)	Accrued Servicing Fees	________________	(3)

(4)	Attorney's Fees	________________	(4)

(5)	Taxes (see page 2)	________________	(5)

(6)	Property Maintenance	________________	(6)

(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)

(8)	Utility Expenses	________________	(8)

(9)	Appraisal/BPO	________________	(9)

(10)	Property Inspections	________________	(10)

(11)	FC Costs/Other Legal Expenses	________________	(11)

(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)

(15)	HIP Refund	________________	(15)

(16)	Rental Receipts	________________	(16)

(17)	Hazard Loss Proceeds	________________	(17)

(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)

HUD Part A
		_________________	(18b)

HUD Part B
(19)	Pool Insurance Proceeds	________________	(19)

(20)	Proceeds from Sale of Acquired Property	________________	(20)

(21)	Other (itemize)	________________	(21)

	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

SCHEDULE 5

STANDARD FILE LAYOUT- MASTER SERVICING

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20

LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10

BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11

NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6

ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11

ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11

BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11

LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11

SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10

MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30

DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

SCHEDULE 6

DATA REQUIREMENTS OF SERVICING ADVANCES INCURRED PRIOR TO CUT-OFF DATE

[LOAN NUMBER]	[PRE-CUT-OFF DATE ADVANCE AMOUNT]

[PROVIDED UPON REQUEST]